As filed with the Securities and Exchange Commission on December 20, 2023

Registration No. 333-273364

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tidal Commodities Trust I
(Registrant)

Delaware
(State or other jurisdiction of incorporation or organization)

6799
(Primary Standard Industrial Classification Code Number)

92-6468665
(I.R.S. Employer Identification No.)

c/o Tidal Investments LLC
(f/k/a Toroso Investments, LLC)
234 West Florida Street, Suite 203
Milwaukee, WI 53204
Phone: (844) 986-7700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Guillermo Trias
Chief Executive Officer
Tidal Investments LLC
234 West Florida Street
Suite 203
Milwaukee, WI 53204
Phone: (844) 986-7700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael Pellegrino
Tidal Investments LLC
234 West Florida Street,
Suite 203
Milwaukee, WI 53204
(844) 986-7700

Peter J. Shea
K&L Gates, LLP
599 Lexington Avenue
New York, NY 10022

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated December [   ], 2023

Hashdex Bitcoin Futures ETF

Hashdex Bitcoin Futures ETF (the “Fund” or “DEFI”) is designed to provide investors with a means to gain price exposure to the bitcoin market. The Fund issues shares (“Shares”) that trade on NYSE Arca stock exchange (“NYSE Arca”) under the symbol “DEFI.” Shares can be purchased and sold by investors through their broker-dealer. Under its current investment objective, the Fund will not hold, purchase, or otherwise own any bitcoin. Purchasing Shares of the Fund is subject to the risks of bitcoin as well as the additional risks of investing in the Fund.

The Fund’s investment objective is for changes in the Shares’ net asset value (“NAV”) to reflect the daily changes of the price of the Hashdex U.S. Bitcoin Futures Fund Benchmark (the “Benchmark”), less expenses from the Fund’s operations. The Benchmark is currently the average of the closing settlement prices for the first to expire and second to expire bitcoin futures contracts (“Bitcoin Futures Contracts”) listed on the Chicago Mercantile Exchange Inc. (“CME”). The Bitcoin Futures Contracts that at any given time make up the Benchmark are referred to hereinafter as the “Benchmark Component Futures Contracts.” Under normal market conditions, the Fund invests in Benchmark Component Futures Contracts and cash and cash equivalents. Because the Fund’s investment objective is to track the price of the Benchmark by investing in Benchmark Futures Contracts rather than bitcoin, changes in the price of the Shares will vary from changes in the spot price of bitcoin.

An investment in the Fund is subject to the risks of an investment in futures contracts, which are complex instruments that are often subject to a high degree of price variability. Because the price of Bitcoin Futures Contracts is linked to the price of bitcoin, an investment in the Fund may be riskier than other exchange-traded products that do not hold financial instruments related to bitcoin and may not be suitable for all investors. In addition, Bitcoin Futures Contracts may experience pronounced and swift price changes. Accordingly, there is a potential for movement in the price of Shares between the time an investor places an order to purchase or sell with its broker-dealer and the time of the actual purchase or sale resulting from the price volatility of Bitcoin Futures Contracts.

Investing in the Fund involves significant risks. See “What Are the Risk Factors Involved with an Investment in the Fund?” beginning on page 9. The Fund is not a mutual fund registered under the Investment Company Act of 1940, and Fund Shareholders will not be afforded the protections associated with ownership of shares in a registered investment company. See “The Fund is not a registered investment company, so you do not have the protections of the Investment Company Act of 1940” on page 15.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Fund is a series of the Tidal Commodities Trust I (the “Trust”). Shareholders have no voting rights with respect to the Trust or the Fund except as expressly provided in the Trust’s First Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”). The sponsor of the Fund is Tidal Investments LLC (f/k/a Toroso Investments, LLC, hereinafter the “Sponsor”), which receives a management fee. The principal office address and telephone number of both the Fund and the Sponsor is 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204 and (844)-986-7700. Tidal ETF Services LLC (“Tidal” or the “Administrator”) provides administrative services to the Fund and has also engaged the Fund’s Sub-Administrator (as defined below). Tidal assists the Fund and the Sponsor with certain functions and duties relating to marketing, which include the following: marketing, sales strategy, and related services. Hashdex Asset Management Ltd. (“Hashdex”) will serve as the Fund’s digital asset adviser and will assist the Sponsor and Administrator with research and investment analysis regarding bitcoin and bitcoin markets for use in the marketing of the Fund. Hashdex will also provide the Fund with branding, marketing services including, but not limited to, the issuance of press releases, preparation of website data content, holding promotional webinars and engaging in promotional activities through social media outlets. Hashdex has no role in maintaining, calculating or publishing the Benchmark. Hashdex also has no responsibility for the investment or management of the Fund’s investment portfolio or for the overall performance or operation of the Fund.

The Sponsor, Administrator, Digital Asset Adviser, and Teucrium Trading, LLC (“Prior Sponsor”) have entered into an agreement, as amended (the “Support Agreement”) that sets forth the terms and conditions applicable to the launch, marketing, promotion, development, and ongoing operation of the Fund, as well the respective rights in profits and obligations for expenses. Specifically, Hashdex and the Sponsor have experience in the digital asset and exchange-traded fund industry, and seek to offer a bitcoin futures based fund as part of their long-term business goals. Additionally, the parties to the Support Agreement (“Parties”) agreed that, in furtherance of their long-term business goals, the Fund will be the successor and surviving entity from the merger (the “Merger”) into the Fund of Hashdex Bitcoin Futures ETF (the “Predecessor Fund”) that is a series of the Teucrium Commodity Trust (the “Predecessor Trust”) sponsored by Prior Sponsor. The Merger did not materially modify the rights of Fund shareholders. The Fund and the Predecessor Fund have filed current reports on Form 8-K including a press release notifying shareholders that the Merger has been consummated.

While investors will purchase and sell Shares through their broker-dealer, the Fund continuously offers creation baskets consisting of 10,000 Shares (“Creation Baskets”) at their NAV to certain parties who have entered into an agreement with the Sponsor (“Authorized Purchasers”). The initial Shares will be offered and sold, in creation basket aggregation at an offering price of $ per Share, which is the same per Share price used in the Merger closing. Thereafter, Shares will be sold at the next determined NAV per Share. Authorized Purchasers, in turn, may sell such Shares, which are listed on NYSE Arca, to the public at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on NYSE Arca, the NAV of the Fund at the time the Authorized Purchaser purchased the Creation Baskets and the NAV at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the markets for Bitcoin Futures Contracts in which the Fund invests. A list of the Fund’s Authorized Purchasers as of the date of this Prospectus can be found under “Plan of Distribution – Marketing Agent and Authorized Purchasers,” on page 57. The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on NYSE Arca at the time of sale. The Fund’s Shares may trade in the secondary market on NYSE Arca at prices that are lower or higher than their NAV per Share.

This is a best efforts offering; the Marketing Agent, Foreside Fund Services, LLC, a wholly-owned subsidiary of Foreside Financial Group, LLC (d/b/a ACA Group) (the “Marketing Agent”) is not required to sell any specific number or dollar amount of Shares but will use its best efforts to sell Shares. The Merger closed on January 3, 2024. The share price used for the delivery of shares of the Predecessor Fund was the net asset value per share of the Predecessor Fund determined after the close of business of NYSE Arca on January 2, 2024. Consequently, the Merger resulted in a one for one exchange of shares between the Predecessor Fund and the Fund. Prior to the Merger, the Fund had no operations, received $100 in cash from the Sponsor for four Shares to complete the pre-operational formation of the Fund and had no liabilities. This is intended to be a continuous offering that will terminate on January 1, 2027 unless suspended or terminated at any earlier time for certain reasons specified in this prospectus or unless extended as permitted under the rules of the Securities Act of 1933. See “Prospectus Summary – The Shares” and “Creation and Redemption of Shares – Rejection of Purchase Orders” below.

The Fund is a commodity pool and the Sponsor is a commodity pool operator subject to regulation by the Commodity Futures Trading Commission and the National Futures Association under the Commodity Exchange Act (“CEA”).

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

The date of this prospectus is          , 2023.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 55 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 6.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 4 AND THE “RISK FACTORS” SECTION BEGINNING ON PAGE 9.

TABLE OF CONTENTS

PAGE
Prospectus Summary	1
Principal Offices of the Fund and the Sponsor	1
Breakeven Point	1
Fund’s Current Net Assets and Year to Date Performance	1
The Fund’s Investment Objective	1
The Fund’s Investment Strategies	2
Voting Rights	4
Principal Investment Risks of an Investment in the Fund	4
Determination of NAV	6
Defined Terms	6
Breakeven Analysis	6
The Offering	7
What are the Risk Factors involved with an Investment in the Fund?	9
Futures Commission Merchant Risks	13
Risks Associated With the Fund’s Investment In Cash and Cash Equivalents	13
Risk Related To Lack of Liquidity	13
Hedging Risk	13
The Market for Bitcoin Futures-Based ETFs May Reach Saturation	18
The Offering	23
The Fund in General	23
Market Price of Shares	23
Prior Performance of the Fund	23
Discussion of Fund Performance	24
Management’s Discussion and Analysis of Financial Condition and Results of Operations for the period from commencement of operations (September 15, 2022) through December 31, 2022	24
Quantitative and Qualitative Disclosures about Market Risks for the period from commencement of operations (September 15, 2022) through December 31, 2022	30
Management’s Discussion and Analysis of Financial Condition and Results of Operations for the period January 1, 2023 to September 30, 2023	32
Quantitative and Qualitative Disclosures About Market Risk for the period January 1, 2023 to September 30, 2023	45
The Sponsor	46
The Trustee	48
Operation of the Fund	48
Futures Contracts	49
The Fund’s Investments in Cash and Cash Equivalents	51
Other Trading Policies of the Fund	51
Benchmark Performance	52
The Bitcoin Industry	52
The Fund’s Service Providers	52
Litigation disclosure for StoneX	54
Litigation disclosure for Phillip Capital	55
Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers	55
Other Non-Contractual Payments by the Fund	56
Form of Shares	56
Transfer of Shares	56
Inter-Series Limitation on Liability	56
Plan of Distribution	57
Calculating NAV	57
Creation and Redemption of Shares	58
Secondary Market Transactions	60
Use of Proceeds	61
The Trust Agreement	61
The Sponsor Has Conflicts of Interest	63
Ownership or Beneficial Interest in the Fund	63
Interests of Named Experts and Counsel	63
Provisions of Federal and State Securities Laws	63
Books and Records	64
Statements, Filings, and Reports to Shareholders	64
Fiscal Year	64
Governing Law	64
Legal Matters	65
Privacy Policy	65
U.S. Federal Income Tax Considerations	65
Investment by ERISA Accounts	72
General Pool Disclosure	74
Performance of the Other Commodity Pools operated by the Commodity Pool Operator	74
Incorporation by Reference of Certain Information	76
Information You Should Know	76
Where You Can Find More Information	76
Index to Financial Statements	1
Appendix A Glossary of Defined Terms	A-1
Statement of Additional Information	1

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Fund and its Shares, it does not contain or summarize all of the information about the Fund and the Shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “What Are the Risk Factors Involved with an Investment in the Fund?” beginning on page 10, before making an investment decision about the Shares. In addition, this prospectus includes a statement of additional information that follows and is bound together with the primary disclosure document. Both the primary disclosure document and the statement of additional information contain important information.

Principal Offices of the Fund and the Sponsor

The Fund is a series of the Trust. The principal offices of the Sponsor, the Trust and the Fund are located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204. The telephone number is (844)-986-7700.

Breakeven Point

The amount of trading income required for the redemption value of a Share at the end of one year to equal the selling price of the Share, assuming an initial price of $30.04, is $0.27 or 0.90% of the selling price. For more information, see “Breakeven Analysis” below.

Fund’s Current Net Assets and Year to Date Performance

As of October 31, 2023, the Fund’s total net assets were $2,132,526. As of October 31, 2023, the Fund’s year-to-date net asset value (“NAV”) per share of the Fund’s performance from January 1, 2023 through October 31, 2023 was 99.25%. For a further discussion of the Fund’s performance, see “OFFERING - Market Price of Shares and Prior Performance of Shares” below.

The Fund’s Investment Objective

The Fund is a commodity pool that issues Shares that may be purchased and sold on NYSE Arca. The Fund’s investment objective is for changes in the Shares’ NAV to reflect the daily changes of the price of the Benchmark, less expenses from the Fund’s operations. Under normal market conditions, the Fund invests in Benchmark Component Futures Contracts and cash and cash equivalents. Because the Fund’s investment objective is to track the price of the Benchmark by investing in Benchmark Futures Contracts rather than bitcoin, changes in the price of the Shares will vary from changes in the spot price of bitcoin. NYSE Arca rule under which the Shares will be listed and traded prevents the Fund from utilizing leverage. ICE Data Indices, LLC calculates an approximate net asset value every 15 seconds throughout each day that the Fund’s Shares are traded on NYSE Arca for as long as the CME’s main pricing mechanism is open.

Bitcoin is a digital asset or cryptocurrency that is a unit of account on the “Bitcoin Network,” an open source, decentralized peer-to-peer computer network. The ownership and operation of bitcoin is determined by purchasers in the Bitcoin Network. The Bitcoin Network connects computers that run publicly accessible, or open source, software that follows the rules and procedures governing the Bitcoin Network. This is commonly referred to as the Bitcoin Protocol. Bitcoin may be held, may be used to purchase goods and services or may be exchanged for fiat currency. No single entity owns or operates the Bitcoin Network, and the value of bitcoin is not backed by any government, corporation or other entity. Instead the value of bitcoin is determined in part by the supply and demand in markets created to facilitate the trading of bitcoin. Public key cryptography protects the ownership and transaction records for bitcoin. Because the source code for the Bitcoin Network is open source, anyone can contribute to its development. At this time, the ultimate supply of bitcoin is finite and limited to 21 million “coins” with the number of bitcoin available increasing gradually as new bitcoin supplies are mined until the 21 million current protocol cap is reached. The following factors, among others, may affect the price and market for bitcoin: The Fund does not invest directly in bitcoin.

●	How widely bitcoin is adopted, including the use of bitcoin as a payment.
●	The regulatory environment for cryptocurrencies, which continues to evolve in the U.S., and which may delay, impede, or restrict the adoption or use of bitcoin.
●	Speculative activity in the market for bitcoin, including by holders of large amounts of bitcoin, which may increase volatility.
●	Cyberattacks, including the risk that malicious actors will exploit flaws in the code or structure of bitcoin, control the blockchain, steal information or cause disruptions to the internet.
●	Rewards for mining bitcoin are designed to decline over time, which may lessen the incentive for miners to process and confirm transactions on the Bitcoin Network.
●	The open-source nature of the Bitcoin Network may result in forks, or changes to the underlying code of bitcoin that result in the creation of new, separate digital assets.
●	Fraud, manipulation, security failure or operational problems at bitcoin exchanges that result in a decline in adoption or acceptance of bitcoin.
●	Scalability as the use of bitcoin expands to a greater number of users.

The Fund is organized as a series of the Trust, a Delaware statutory trust organized on February 10, 2023. The Trust and the Fund operate pursuant to the Trust Agreement, dated February 10, 2023. The Trust Agreement may be found on the SEC’s EDGAR filing database at https://www.sec.gov/Archives/edgar/data/1985840/000138713123008542/ex3-1.htm. The Fund was formed and is managed and controlled by the Sponsor, a limited liability company formed in Delaware on March 14, 2012. The Sponsor is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”). The Fund intends to be treated as a partnership for U.S. federal income tax purposes.

The Benchmark currently is the average of the closing settlement prices for the first to expire and second to expire bitcoin futures contracts (“Bitcoin Futures Contracts”) listed on the CME. These futures contracts are the Benchmark Component Futures Contracts. The CME currently offers two Bitcoin Futures Contracts, one contract representing 5 bitcoin (“BTC Contracts”) and another contract representing 0.10 bitcoin (“MBT Contracts”). The Fund will invest in BTC Contracts and MBT Contracts to the extent necessary to achieve maximum exposure to the bitcoin futures market. Because the Fund’s investment objective is to track the price of the Benchmark by investing in Benchmark Futures Contracts rather than bitcoin, changes in the price of the Shares will vary from changes in the spot price of bitcoin. The Fund will purchase MBT Contracts only if the Fund has proceeds remaining from the sale of a Creation Basket that are less than the price of a BTC contract. BTC and MBT will count toward an aggregate position limit.

BTC Contracts began trading on the CME Globex trading platform on December 15, 2017 under the CME ClearPort ticker symbol “BTC” and are cash settled in U.S. dollars. MBT Contracts began trading on the CME Globex trading platform on May 3, 2021 under the CME ClearPort ticker symbol “MBT” and are also cash settled in U.S. dollars. The daily settlement prices for MBT Contracts are derived directly from the settlements in the BTC Contracts. BTC Contracts and MBT Contracts each trade six consecutive monthly contracts plus two additional December contract months (if the 6 consecutive months include December, only one additional December contract month is listed).

Because BTC Contracts and MBT Contracts are exchange-listed, they allow investors to gain price exposure to bitcoin without having to hold the underlying cryptocurrency. Like a futures contract on a commodity or stock index, BTC Contracts and MBT Contracts provide a means for investors to hedge investment positions or speculate on the future price of the bitcoin market.

CME Bitcoin Futures Contracts are cash-settled and based on the CME CF Bitcoin Reference Rate (BRR) and CME CF Bitcoin Real-Time Index (BRTI). The BRR is a daily reference rate of the U.S. dollar price of one bitcoin calculated daily as of 4:00 p.m. London time. It is calculated based on the bitcoin trading activity on specified constituent bitcoin exchanges during a calculation window between 3:00 p.m. and 4:00 p.m. London time, which currently include Bitstamp, Coinbase, Gemini, itBit Kraken and LMAX Digital. BRTI is a real time index of the U.S. dollar price of one bitcoin, published once per second, 24 hours per day, 7 days per week, and 365 days per year. The CME launched the BRR and BRTI on November 14, 2016.

The CME selects constituent exchanges for the BRR on the basis of the following criteria, which each exchange must demonstrate that it continues to fulfill on an ongoing basis:

●	The exchange has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.

●	The exchange does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.

●	The exchange complies with applicable law and regulation, including, but not limited to capital markets regulations, money transmission regulations, client money custody regulations, know-your-client (KYC) regulations and anti-money-laundering (AML) regulations.

●	The exchange cooperates with inquiries and investigations of regulators and the administrator upon request and has to execute data sharing agreements with the CME.

Should the average daily contribution of a constituent exchange fall below 3%, then the continued inclusion of the venue as a constituent exchange is assessed.

Qualifying transactions from the constituent exchanges that take place during the one-hour calculation window are added to a list, with the trade price and size for each transaction recorded. The one-hour calculation is partitioned into twelve intervals of five minutes each, and for each partition, the volume-weighted median trade price is calculated from the trade prices and sizes of relevant transactions. (A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.) The BRR is the equally-weighted average of the volume-weighted medians of all twelve partitions.

The Fund’s Investment Strategies

The Fund seeks to achieve its investment objective by investing in Benchmark Component Futures Contracts. Under normal market conditions, the Fund expects that the Fund’s assets will be invested in Benchmark Component Futures Contracts and in cash and cash equivalents, such as short-term Treasury bills, money market funds, and demand deposit accounts. The term “normal market conditions” includes, but is not limited to, the absence of: trading halts in the applicable financial markets generally; operational issues (e.g., systems failure) causing dissemination of inaccurate market information; or force majeure type events such as natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance.

The Sponsor owns and maintains the Benchmark and ICE Data Indices, LLC will publish the Benchmark. ICE Data Indices, LLC disseminates the intraday indicative value (also referred to in this prospectus as “approximate net asset value”) of the Fund’s Shares through the facilities of Consolidated Tape Association’s Consolidated Quotation High Speed Lines (also known as the “CTA/QC High Speed Lines”). ICE Data Indices, LLC will make the Benchmark information available through online information services, such as Yahoo Finance, Bloomberg and Reuters. The Benchmark will only include BTC Contracts.

The Fund’s futures contract positions will be rolled on a monthly basis by closing out the first to expire contracts prior to their final settlement date and then entering into the third to expire contracts which will become the new second to expire - maintaining an equal weight of 50% first to expire and 50% second to expire. A first to expire contract is the contract with the nearest expiration date. A second to expire contract follows the first - it is the contract that will expire second in line after the first contract has expired. For example, when a first to expire contract expires, the second to expire contract becomes the first to expire contract.

Futures contract rolling will take place on the market business day preceding the last trading day of the first to expire contract. The last trading day of the first to expire contact is currently defined as the last business Friday of each month. By way of example, as of the date of this prospectus the Fund’s futures contract positions will be entered and exited according to the roll schedule below. For example, on April 27, 2023, if the fund held 100 futures contracts, 50 would be expiring in April 2023 and 50 contracts would be expiring in May 2023.

Hashdex Bitcoin Futures ETF (DEFI) – Roll Schedule Jan 2023 – Dec 2023

Roll Date	Contract Expiring	New Contract	First to Expire Contract	Second to Expire Contract
	(Exiting Position)	(Entering Position)	(Resulting Position)	(Resulting Position)
1/26/2023	January (BTCF3)	March (BTCF3)	February (BTCG3)	March (BTCH3)
2/23/2023	February (BTCG3)	April (BTCJ3)	March (BTCH3)	April (BTCJ3)
3/30/2023	March (BTCH3)	May (BTCK3)	April (BTCJ3)	May (BTCK3)
4/27/2023	April (BTCJ3)	June (BTCM3)	May (BTCK3)	June (BTCM3)
5/25/2023	May (BTCK3)	July (BTCN3)	June (BTCM3)	July (BTCN3)
6/29/2023	June (BTCM3)	August (BTCQ3)	July (BTCN3)	August (BTCQ3)
7/27/2023	July (BTCN3)	September (BTCU3)	August (BTCQ3)	September (BTCU3)
8/24/2023	August (BTCQ3)	October (BTCV3)	September (BTCU3)	October (BTCV3)
9/28/2023	September (BTCU3)	November (BTCX3)	October (BTCV3)	November (BTCX3)
10/26/2023	October (BTCV3)	December (BTCZ3)	November (BTCX3)	December (BTCZ3)
11/23/2023	November (BTCX3)	January (BTCF4)	December (BTCZ3)	January (BTCF4)
12/28/2023	December (BTCZ3)	February (BTCG4)	January (BTCF4)	February (BTCG4)

One factor determining the total return from investing in futures contracts is the price relationship between soon to expire contracts and later to expire contracts. The design of the Fund’s Benchmark is such that the Benchmark Component Futures Contracts will change on a monthly basis, with the contracts with the shortest maturity being replaced with contracts with a longer maturity. Sometimes the Fund will have to pay more for longer maturity contracts to replace existing shorter maturity contracts about to expire. This situation is known as “contango” in the futures markets. In the event of a prolonged period of contango, and absent the impact of rising or falling bitcoin prices, this could have a negative impact on the Fund’s NAV and total return, which in turn may have a negative impact on your investment in the Fund. By way of example, during the period from 6/30/2020 to 6/30/2023, the market for Bitcoin Component Futures Contracts were in contango approximately 87% of the time, which resulted in an average annual negative roll yield of approximately 4.5%. If the futures market is in a state of backwardation (i.e., when the price of bitcoin in the future is to be less than the current price), the Fund will buy later to expire contracts for a lower price than the soon to expire contracts that it sells.

Consistent with applicable provisions of the Trust Agreement and Delaware law, the Fund has broad authority to make changes to the Fund’s operations. The Fund may change its investment objective, Benchmark, or investment strategies and Shareholders of the Fund will not have any rights with respect to these changes. The Fund has no current intention to make any such change, and any change is subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of NYSE Arca.

The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. However, by way of example, the Fund may change the term structure or underlying components of the Benchmark in furtherance of the Fund’s investment objective of tracking the price of the Benchmark Component Futures Contracts if, due to market conditions, a potential or actual imposition of position limits by the CFTC or futures exchange rules, or the imposition of risk mitigation measures by a futures commission merchant, restricts the ability of the Fund to invest in the current Benchmark Component Futures Contracts. The Fund would, among other things, file a current report on Form 8-K and a prospectus supplement to describe any such change and the effective date of the change. Shareholders may modify their holdings of the Fund’s Shares in response to any change by purchasing or selling Fund Shares through their broker-dealer.

The Fund invests in Benchmark Component Futures Contracts to the fullest extent possible without being leveraged or unable to satisfy its expected current or potential margin or collateral obligations with respect to its investments in Benchmark Component Futures Contracts. After fulfilling such margin and collateral requirements, the Fund invests the remainder of its proceeds from the sale of baskets in short term financial instruments of the type commonly known as “cash and cash equivalents.”

The Sponsor employs a “neutral” investment strategy intended to track the changes in the Benchmark regardless of whether the Benchmark goes up or goes down. The Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in the bitcoin market in a cost-effective manner. The Sponsor endeavors to place the Fund’s trades in Benchmark Component Futures Contracts and otherwise manage the Fund’s investments so that the Fund’s average daily tracking error against the Benchmark will be less than 10 percent over any period of 30 trading days. However, the Fund incurs certain expenses in connection with its operations, which cause imperfect correlation between changes in the Fund’s NAV and changes in the Benchmark because the Benchmark does not reflect expenses or income. As a result, investors may incur a partial or complete loss of their investment even when the performance of the Benchmark is positive.

Investors may purchase and sell Shares through their broker-dealers. However, the Fund creates and redeems Shares only in blocks called Creation Baskets and Redemption Baskets, respectively, and only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create. Baskets are generally created when there is a demand for Shares, including, but not limited to, when the market price per Share is at (or perceived to be at) a premium to the NAV per Share. Similarly, baskets are generally redeemed when the market price per Share is at (or perceived to be at) a discount to the NAV per Share. Retail investors seeking to purchase or sell Shares on any day are expected to affect such transactions in the secondary market, on NYSE Arca, at the market price per Share, rather than in connection with the creation or redemption of baskets.

The Sponsor believes that by investing in Benchmark Component Futures Contracts, the Fund’s NAV will closely track the Benchmark. The Sponsor also believes that because of market arbitrage opportunities, the market price at which investors will purchase and sell Shares through their broker-dealer will closely track the Fund’s NAV. The Sponsor believes that the net effect of these relationships is that the Fund’s market price on NYSE Arca at which investors purchase and sell Shares will closely track the bitcoin market, as measured by the Benchmark.

The CFTC and U.S. designated contract markets, such as the CME, have established position limits and accountability levels on the maximum net long or net short Bitcoin Futures Contracts that the Fund may hold, own or control. The current CME established position limit level for investments in BTC Contracts for the spot month is 4,000 contracts. A position accountability level of 5,000 contracts will be applied to positions in single months outside the spot month and in all months combined. The MBT Contracts have a spot month limit of 200,000 contracts and a position accountability level of 250,000 contracts. Open positions in MBT Contracts will count as 1/50 of a BTC Contract for the purposes of determining the aggregate position limit. Accountability levels are not fixed ceilings but rather thresholds above which the exchange may exercise greater scrutiny and control over an investor, including limiting the Fund to holding no more Bitcoin Futures Contracts than the amount established by the accountability levels. The potential for the Fund to reach position or accountability limits will depend on if and how quickly the Fund’s net assets increase.

In addition to position limits and accountability limits, the CME and other exchanges have set dynamic price fluctuation limits on Bitcoin Futures Contracts. The dynamic price limit functionality under the special price fluctuation limits mechanism assigns a price limit variant which equals a percentage of the prior trading day’s settlement price, or a price deemed appropriate. During the trading day, the dynamic variant is utilized in continuous rolling 60-minute look-back periods to establish dynamic upper and lower price fluctuation limits. Once the dynamic price fluctuation limit has been reached in a particular Bitcoin Futures Contract, no trades may be made at a price beyond that limit. The CME has adopted daily dynamic price fluctuation limit functionality effective March 11, 2019, specifically, Rule 589 which is found in the following link: https://www.cmegroup.com/content/dam/cmegroup/notices/ser/2019/03/SER-8351.pdf. When a Bitcoin Futures Contract has closed at its daily price fluctuation limit, that limit price will be the daily settlement price that the CME publishes. The Fund will use the published settlement price to price its Shares on that day. If the CME halted trading in Bitcoin Futures Contracts for other reasons, including if trading were halted for an entire trading day or several trading days, the Fund would value its Bitcoin Futures Contracts by using the settlement price that the CME publishes.

Position limits, accountability limits and dynamic price fluctuation limits may limit the Fund’s ability to invest the proceeds of Creation Baskets in Bitcoin Futures Contracts. As a result, when the Fund offers to sell Creation Baskets it may be limited in its ability to invest in Bitcoin Futures Contracts, including the Benchmark Component Futures Contracts. The Fund may hold larger amounts of cash and cash equivalents, which will impair the Fund’s ability to meet its investment objective of tracking the Benchmark.

There is a minimum number of baskets and associated Shares specified for the Fund. If the Fund experiences redemptions that cause the number of Shares outstanding to decrease to the minimum level of Shares required to be outstanding, until the minimum number of Shares is again exceeded through the purchase of a new Creation Basket, there can be no more redemptions by an Authorized Purchaser. In such case, market makers may be less willing to purchase Shares from investors in the secondary market, which may in turn limit the ability of Shareholders of the Fund to sell their Shares in the secondary market. These minimum levels for the Fund are 50,000 Shares, representing five baskets. The minimum level of Shares specified for the Fund is subject to change.

The Sponsor maintains a public website on behalf of the Fund, http://hashdex-etfs.com/, which contains information about the Trust, the Fund, and the Shares.

Note to Secondary Market Investors: Except when aggregated in Redemption Baskets, Shares are not individually redeemable. Shares can be directly purchased from the Fund only in Creation Baskets, and only by Authorized Purchasers. Each Creation Basket consists of 10,000 Shares and therefore requires a significant financial commitment to purchase. The initial Shares will be offered and sold, in creation basket aggregation at an offering price of $ per Share, which is the same per Share price used in the Merger closing. Thereafter, Shares will be sold at the next determined NAV per Share. Accordingly, investors who do not have such resources or who are not Authorized Purchasers should be aware that some of the information contained in this prospectus, including information about purchases and redemptions of Shares directly with the Fund, is only relevant to Authorized Purchasers. There is no guarantee that Shares will trade at prices that are at or near the per-Share NAV. When buying or selling Shares on the secondary market through a broker, most investors incur customary brokerage commissions and charges.

As noted, the Fund invests in Bitcoin Futures Contracts traded on the CME. The Fund expressly disclaims any association with the CME or endorsement of the Fund by such exchange and acknowledges that “CME” is a registered trademark of such exchange.

Voting Rights

As interests in separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring shareholder oppression and derivative actions). In addition, the Shares have limited voting and distribution rights (for example, shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Fund).

Shareholders have no voting rights with respect to the Trust or the Fund except as expressly provided in the Trust Agreement. The Trust Agreement provides that Shareholders representing at least a majority (over 50%) of the outstanding Shares of the Trust, voting together as a single class (excluding Shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series), may vote to (i) continue the Trust by electing a successor Sponsor as described above, and (ii) approve amendments to the Trust Agreement that impair the right to surrender Redemption Baskets for redemption. In addition, Fund shareholders holding Shares representing seventy-five percent (75%) of the outstanding Shares of the Trust, voting together as a single class (excluding Shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to dissolve the Trust upon not less than ninety (90) days’ notice to the Sponsor.

Principal Investment Risks of an Investment in the Fund

An investment in the Fund involves a degree of risk and you could incur a partial or total loss of your investment in the Fund. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears in the “What Are the Risk Factors Involved with an Investment in the Fund?” section, beginning on page 10.

●	The Fund was formed as the survivor to the Merger with the Predecessor Fund, which commenced operations on September 15, 2022. The Fund has the limited performance history of the Predecessor Fund to serve as a basis for you to evaluate an investment in the Fund. In addition, the Fund may not be successful in implementing its investment objective or may fail to attract sufficient assets.

●	Bitcoin and Bitcoin Futures Contracts are a relatively new asset class and bitcoin is subject to rapid changes, uncertainty and regulation that may adversely affect the value of the bitcoin futures or the nature of an investment in the Fund and may adversely affect the ability of the Fund to buy and sell Bitcoin Futures Contracts or achieve its investment objective.

●	Historically, bitcoin and Bitcoin Futures Contracts have been subject to significant price volatility. The price of Bitcoin Futures Contracts may differ significantly from the spot price of bitcoin.

●	The market for Bitcoin Futures Contracts is less developed than older, more established futures markets (such as corn or wheat futures) and may be more volatile and less liquid.

●	Unlike mutual funds, commodity pools and other investment pools that manage their investments so as to realize income and gains for distribution to their investors, the Fund generally does not distribute dividends to Shareholders. You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for other purposes.

●	Investors may choose to use the Fund as a means of investing indirectly in bitcoin, and there are risks involved in this investment strategy. The risks and hazards that are inherent in the market for bitcoin may cause the price of bitcoin and Bitcoin Futures Contracts to fluctuate widely.

●	Only an Authorized Purchaser may engage in creation or redemption transactions with the Fund. The Fund has a limited number of institutions that act as Authorized Purchasers. To the extent these institutions exit the business or are unable or unwilling to proceed with creation and/or redemption orders with respect to the Fund, Fund Shares may, particularly in times of market stress, trade at a discount to the NAV per Share and possibly face trading halts and/or delisting.

●	In some cases, the near month Bitcoin Futures Contract’s price will be lower than the next month’s contract prices (a situation known as “contango” in the futures markets). In the event of a prolonged period of contango, and absent the impact of rising or falling bitcoin prices, this could have a significant negative impact on the Fund’s NAV and total return, and you could incur a partial or total loss of your investment in the Fund. By way of example, during the period from 6/30/2020 to 6/30/2023, the market for Bitcoin Component Futures Contracts were in contango approximately 87% of the time, which resulted in an average annual negative roll yield of approximately 4.5%.

●	You will have no rights to participate in the management of the Fund and will have to rely on the duties and judgment of the Sponsor to manage the Fund.

●	The Fund seeks to have changes in its Shares’ NAV track changes in the Benchmark, rather than profit from speculative trading of Bitcoin Futures Contracts or from the use of leverage (i.e., the Sponsor manages the Fund so that the aggregate value of the Fund’s exposure to losses from its investments in Benchmark Component Futures Contracts at any time will not exceed the value of the Fund’s assets).

●	Bitcoin and other cryptocurrencies are a new and developing asset class subject to both developmental and regulatory uncertainty. Future U.S. or foreign regulatory changes may alter the nature of an investment in the Fund, or the ability of the Fund to continue to implement its investment strategy.

●	Failures or breaches of the electronic systems of the Fund, the Sponsor, or third parties or other events such as the recent COVID-19 pandemic have the ability to cause disruptions and negatively impact the Fund’s business operations, potentially resulting in financial losses to the Fund and its Shareholders.

●	The Fund is subject to position limits, accountability limits and dynamic price fluctuation limits that could limit the Fund’s ability to invest the proceeds of Creation Baskets in Bitcoin Futures Contracts. Position limits, accountability limits and dynamic price fluctuation limits may cause tracking error or may impair the Fund’s ability to meet its investment objective of tracking the Benchmark.

●	War and other geopolitical events in Eastern Europe, including but not limited to Russia and Ukraine, and Asia, including but not limited to actions by China and North Korea, may cause volatility in bitcoin prices. These events are unpredictable and may lead to extended periods of price volatility.

●	The Fund currently has two futures commission merchants (“FCMs”) through which it buys and sells futures contracts. Volatility in the bitcoin futures market may lead one or both of the Fund’s FCMs to impose risk mitigation procedures that could limit the Fund’s investment in Bitcoin Futures Contracts beyond the accountability and position limits imposed by the CME futures contract exchange as discussed herein. An FCM could impose a financial ceiling on initial margin that could change and become more or less restrictive on the Fund’s activities depending upon a variety of conditions beyond the Sponsor’s control. If the Fund’s other current FCM were to impose position limits, or if any other FCM with which the Fund establishes a relationship in the future were to impose position limits, the Fund’s ability to meet its investment objective could be negatively impacted. The Fund continues to monitor and manage its existing relationships with its FCMs and will continue to seek additional relationships with FCMs as needed.

●	The occurrence of a severe weather event, natural disaster, terrorist attack, geopolitical event, outbreak or public health emergency as declared by the World Health Organization, the continuation or expansion of war or other hostilities, or a prolonged government shutdown may have significant adverse effects on the Fund and its investments and alter current assumptions and expectations. For example, in late February 2022, Russia invaded Ukraine, significantly amplifying already existing geopolitical tensions among Russia and other countries in the region and in the West. The responses of countries and political bodies to Russia’s actions, the larger overarching tensions, and Ukraine’s military response and the potential for wider conflict may increase financial market volatility generally, have severe adverse effects on regional and global economic markets, and cause volatility in the price of bitcoin, bitcoin futures and the Share price of the Fund.

●	The ability of Authorized Purchasers to create or redeem Shares may be suspended for several reasons, including but not limited to the Fund voluntarily imposing such restrictions. A suspension in the ability of Authorized Purchasers to create or redeem Shares would have no impact on the Fund’s investment objective – the Fund would continue to seek to track its benchmark. However, with respect to the impact of a suspension on the price of Fund Shares in the secondary market, investors may have to pay a higher price to buy Shares and receive a lower price when they sell their Shares. This “spread” may continue to widen the longer the suspension lasts.

●	Market fraud and/or manipulation and other fraudulent trading practices such as the intentional dissemination of false or misleading information (e.g., false rumors) can, among other things, lead to a disruption of the orderly functioning of bitcoin and Bitcoin Futures Contract markets, significant market volatility, and cause the value of Bitcoin Futures Contracts to fluctuate quickly and without warning. Depending on the timing of an investor’s purchases and sales of the Fund’s Shares, these pricing anomalies could cause the investor to incur losses.

●	The Sponsor, Hashdex, the Administrator and Prior Sponsor have entered into a Support Agreement that, among other things, caused the Merger of the Predecessor Fund into the Fund contemporaneously with the commencement of the trading of the Shares on NYSE Arca. There can be no assurance that the Fund will achieve its investment objective due to position limits, accountability levels, dynamic price fluctuation limits and other limitations on the Fund’s investing in Benchmark Component Futures Contracts that may be imposed following the Merger.

For additional risks, see “What Are the Risk Factors Involved with an Investment in the Fund?”

Determination of NAV

The Fund’s NAV is determined as of the earlier of the close of trading on NYSE Arca or 4:00 p.m. (ET) on each day that NYSE Arca is open for trading.

Defined Terms

For a glossary of defined terms, see Appendix A.

Breakeven Analysis

The breakeven analysis set forth below is a hypothetical illustration of the approximate dollar returns and percentage returns for the redemption value of a single Share to equal the amount invested twelve months after the investment is made. For purposes of this breakeven analysis, an initial selling price of $30.04 per Share, is assumed. The breakeven analysis is an approximation only and assumes a constant month-end Net Asset Value. In order for a hypothetical investment in Shares to breakeven over the next 12 months, assuming a selling price of $30.04 per Share, the investment would have to generate a 0.90% or $0.27 return. The numbers in the chart below have been rounded to the nearest 0.01.

Per Share

Assumed initial selling price per Share (1)	30.04
Management Fee (0.94%) (2)	$0.28
Estimated Brokerage Commissions and Fees (3)	$0.37
Other Fund Fees and Expenses (4)	$0.00
Interest and Other Income (2.50%) (5)	$(0.38)
Amount of trading income (loss) required for the redemption value at the end of one year to equal the selling price of the Share	$0.27
Percentage of initial selling price per Share (6)	0.90%

(1)	In order to show how a hypothetical investment in Shares would break even over the next 12 months, this breakeven analysis uses an assumed initial selling price of $30.04 per Share, which is based on the Predecessor Fund NAV per share as of February 28, 2023. Investors should note that, because the Fund’s NAV will change on a daily basis, the breakeven amount on any given day could be higher or lower than the amount reflected here.

(2)	From the Management Fee, the Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Sub-Administrator, Custodian, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. These fees and expenses are not included in the breakeven table because they are paid for by the Sponsor through the proceeds from the Management Fee.

(3)	Reflects estimated brokerage commissions and fees for Bitcoin Futures Contract purchase or sale and reflected on a per trade basis. The estimated fee is based on the actual brokerage commissions and trading fees annualized for the Predecessor Fund year ending December 31, 2022. The actual amount of brokerage commissions and trading fees to be incurred will vary based upon the trading frequency of the Fund. The Sponsor may elect to pay or waive a portion of these fees. The Fund may elect to waive fees in order to reduce the Fund’s expenses.

(4)

The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

(5)	The Fund seeks to earn interest and other income in high credit quality, short-duration instruments or deposits associated with the pool’s cash management strategy that may be used to offset expenses. These investments may include, but are not limited to, short-term Treasury Securities, demand deposits, and money market funds. Considering various uncertain factors in the US and commodity markets, management has estimated a blended interest rate of 2.50%. It’s important to note that the actual rate may vary and not all assets within the Fund will necessarily earn interest. The actual rate may vary and not all assets of the Fund will earn interest.

(6)	This represents the estimated approximate percentage for the redemption value of a hypothetical initial investment in a single Share to equal the amount invested twelve months after the investment was made. The estimated approximate percentage of selling price is 0.90% or $0.27 per Share.

THE OFFERING

Offering	The Fund’s Shares are listed on NYSE Arca and investors may purchase and sell Shares through their broker-dealer. The Fund only offers Creation Baskets consisting of 10,000 Shares through the Marketing Agent to Authorized Purchasers. Authorized Purchasers may purchase Creation Baskets consisting of 10,000 Shares at the Fund’s NAV. Thereafter, Shares will be sold at the next determined NAV per Share.

Merger	The Fund is the successor and surviving entity from the merger (the “Merger”) into the Fund of Hashdex Bitcoin Futures ETF (the “Predecessor Fund”) that is a series of the Teucrium Commodity Trust (the “Predecessor Trust”) sponsored by Teucrium Trading, LLC (“Prior Sponsor”). The Merger closed on January 3, 2024. The share price used for the delivery of shares of the Predecessor Fund was the net asset value per share of the Predecessor Fund determined after the close of business of NYSE Arca on January 2, 2024. Consequently, the Merger resulted in a one for one exchange of shares between the Predecessor Fund and the Fund. Prior to the Merger, the Fund had no operations, received $100 in cash from the Sponsor for four Shares to complete the pre-operational formation of the Fund and had no liabilities.

Use of Proceeds	The Sponsor applies substantially all of the Fund’s assets toward investing in Benchmark Component Futures Contracts, cash, and cash equivalents. The Sponsor deposits a portion of the Fund’s net assets with its FCM or other financial institutions to be used to meet its current or potential margin or collateral requirements in connection with its investment in Benchmark Component Futures Contracts. The Fund uses only cash and cash equivalents to satisfy these requirements. The Sponsor expects that all entities that will hold or trade the Fund’s assets will be based in the United States and will be subject to United States regulations. The Sponsor believes that approximately 32% of the Fund’s assets will normally be committed as margin for Benchmark Component Futures Contracts. However, from time to time, the percentage of assets committed as margin/collateral may be substantially more, or less, than such range due to, among others, price volatility caused by changes in the fundamentals of the underlying bitcoin cryptocurrency markets resulting in increased margin requirements by the exchange. The remaining portion of the Fund’s assets is held in cash or cash equivalents. All interest or other income earned on these investments is retained for the Fund’s benefit.

NYSE Arca Symbol	“DEFI”

Creation and Redemption	Authorized Purchasers pay a $300 fee per order to create Creation Baskets, and a $300 fee per order for Redemption Baskets, which is paid to the Custodian. Authorized Purchasers are not required to sell any specific number or dollar amount of Shares. The per Share price of Shares offered in Creation Baskets is the total NAV of the Fund calculated as of the close of NYSE Arca on that day divided by the number of issued and outstanding Shares.

Inter-Series Limitation on Liability	While the Fund will be a separate single series of the Trust, additional series may be created in the future. The Trust has been formed and will be operated with the goal that the Fund and any other series of the Trust will be liable only for obligations of such series, and a series will not be responsible for or affected by any liabilities or losses of or claims against any other series. If any creditor or shareholder in any particular series (such as the Fund) were to successfully assert against a series a claim with respect to its indebtedness or shares, the creditor or shareholder could recover only from that particular series and its assets. Accordingly, the debts and other obligations incurred, contracted for or otherwise existing solely with respect to a particular series would be enforceable only against the assets of that series, and not against any other series or the Trust generally or any of their respective assets. The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of shares in a series.

Registration Clearance and Settlement	Individual certificates are not issued for the Shares. Instead, Shares will be represented by one or more global certificates, which are deposited by the transfer agent with the Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Beneficial interests in Shares are held through DTC’s book-entry system, which means that Shareholders are limited to: (1) purchasers in DTC such as banks, brokers, dealers and trust companies, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC purchaser, and (3) those who hold interests in the Shares through DTC purchasers or indirect purchasers, in each case who satisfy the requirements for transfers of Shares. DTC purchasers acting on behalf of investors holding Shares through such DTC purchasers’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC purchasers’ securities accounts following confirmation of receipt of payment.

Net Asset Value	The NAV is calculated by taking the current market value of the Fund’s total assets and subtracting any liabilities and dividing the balance by the number of Shares. Under the Fund’s current operational procedures, U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Global Fund Services”), the Fund’s “Sub-Administrator” calculates the NAV of the Fund’s Shares as of the earlier of 4:00 p.m. (ET) or the close of trading of NYSE Arca each day. ICE Data Indices, LLC calculates and disseminates an approximate net asset value every 15 seconds throughout each day that the Fund’s Shares are traded on NYSE Arca for as long as the CME’s main pricing mechanism is open.

Fund Expenses

The Fund pays the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.94% per annum of the daily NAV of the Fund. The Management Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs, including the provision of commodity futures trading advisory services. The Fund pays all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, and other transaction related fees and expenses charged in connection with trading activities for the Fund’s investments in CFTC regulated investments. The Fund bears other transaction costs related to the FCM capital requirements on a monthly basis. The Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Sub-Administrator, Custodian, Marketing Agent Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses. The estimated amount of fees and expenses that are anticipated to be incurred in a single Share during the first twelve (12) months of ownership is $0.27 or 0.90% of the selling price. The total estimated fees and expenses are expressed as a percentage of an estimated $1,500,000 million in assets.

The Sponsor, Tidal and Digital Asset Adviser will bear the costs and expenses related to the initial offer and sale of Shares, including registration fees paid or to be paid to the SEC, Financial Industry Regulatory Authority (“FINRA”) or any other regulatory body or self-regulatory organization. None of the costs and expenses related to the initial offer and sale of Shares, which are expected to total approximately $270,000, are chargeable to the Fund, and the Sponsor, Tidal, and Digital Asset Adviser may not recover any of these costs and expenses from the Fund. Total fees to be paid by the Fund are currently estimated to be approximately 0.90% of the daily net assets of the Fund for the twelve-month period after issuance, though this amount may change in future years.

General expenses of the Trust will be allocated among the Fund and any future series of the Trust as determined by the Sponsor in its discretion. The Trust may be required to indemnify the Sponsor, and the Trust and/or the Sponsor may be required to indemnify the Trustee, Marketing Agent or Administrator, under certain circumstances.

Termination Events	The Trust and the Fund shall continue in existence from the date of their formation in perpetuity, unless the Trust or the Fund, as the case may be, is sooner terminated upon the occurrence of certain events specified in the Trust Agreement, including the following: (1) the filing of a certificate of dissolution or cancellation of the Sponsor or revocation of the Sponsor’s charter or the withdrawal of the Sponsor, unless Shareholders holding a majority of the outstanding Shares of the Trust, voting together as a single class, elect within ninety (90) days after such event to continue the business of the Trust and appoint a successor Sponsor; (2) the occurrence of any event which would make the existence of the Trust or the Fund unlawful; (3) the suspension, revocation, or termination of the Sponsor’s registration as a CPO with the CFTC or membership with the NFA; (4) the insolvency or bankruptcy of the Trust or the Fund; (5) a vote by the Shareholders holding at least seventy-five percent (75%) of the outstanding Shares of the Trust, voting together as a single class, to dissolve the Trust subject to certain conditions; (6) the determination by the Sponsor to dissolve the Trust or the Fund, subject to certain conditions; (7) the Trust is required to be registered as an investment company under the Investment Company Act of 1940; and (8) DTC is unable or unwilling to continue to perform its functions and a comparable replacement is unavailable. Upon termination of the Fund, the affairs of the Fund shall be wound up and all of its debts and liabilities discharged or otherwise provided for in the order of priority as provided by law. The fair market value of the remaining assets of the Fund shall then be determined by the Sponsor. Thereupon, the assets of the Fund shall be distributed pro rata to the Shareholders in accordance with their Shares.

Authorized Purchasers	A list of the Fund’s Authorized Purchasers as of the date of this prospectus can be found under “Plan of Distribution – Marketing Agent and Authorized Purchasers,” on page 57. Authorized Purchasers must be (1) registered broker-dealers or other securities market purchasers, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (2) DTC purchasers. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor.

Conflicts of Interest	There are present and potential future conflicts of interest related to the Trust’s structure and operation that you should consider before you purchase Shares. These include, among others, conflicts related to the Sponsor serving as the sponsor to the other funds and to commodity pools other than the Fund in the future. A description of such conflicts of interest can be found under “The Sponsor Has Conflicts of Interest” on page 63.

WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUND?

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, and the Fund’s and the Trust’s financial statements and the related notes incorporated by reference herein. See “Incorporation by Reference of Certain Information.”

Risks Associated with Investing in Bitcoin

Further development and acceptance of Bitcoin and the Bitcoin Network is uncertain.

The further development and acceptance of the Bitcoin Network, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. The slowing, stopping or reversing of the development or acceptance of the Bitcoin Network may adversely affect the price of bitcoin and therefore cause the Fund to suffer losses. Regulatory changes or actions may alter the nature of an investment in bitcoin or restrict the use of bitcoin or the operations of the Bitcoin Network or venues on which bitcoin trades in a manner that adversely affects the price of bitcoin and, therefore, the Fund’s Bitcoin Futures Contracts. Bitcoin generally operates without central authority (such as a bank) and is not backed by any government. Bitcoin is not legal tender and federal, state and/or foreign governments may restrict the use and exchange of bitcoin, and regulation in the United States is still developing. For example, it may become difficult or illegal to acquire, hold, sell or use bitcoin in one or more countries, which could adversely impact the price of bitcoin, and therefore the value of the Fund’s Bitcoin Futures Contracts.

“Forks” in Bitcoin Network could have adverse effects.

From time to time, developers of the bitcoin network suggest changes to the bitcoin software. If a sufficient number of users and miners elect not to adopt the changes, a new digital asset, operating on the earlier version of the bitcoin software, may be created. This is often referred to as a “fork.”

In August 2017, bitcoin “forked” into bitcoin and a new digital asset, bitcoin cash, as a result of a several-year dispute over how to increase the rate of transactions that the Bitcoin network can process. Since then, bitcoin has been forked numerous times to launch new digital assets, such as bitcoin gold, bitcoin silver and bitcoin diamond. Additional hard forks of the Bitcoin blockchain could adversely affect the market for Bitcoin Futures in which the Fund invests and, therefore, an investment in the Fund. A substantial giveaway of bitcoin (sometimes referred to as an “air drop”) may also result in significant and unexpected declines in the value of bitcoin, Bitcoin Futures Contracts, and the Fund.

Rewards for mining Bitcoin are designed to decline over time, which may lessen the incentive for miners to process and confirm transactions on the Bitcoin Network.

Transactions in bitcoin are processed by miners who are primarily compensated by receiving newly issued bitcoin as a reward for successfully solving cryptological puzzles according to a payment schedule that declines over time (in some instances, miners are also compensated through voluntary fees paid by Bitcoin Network participants). If this compensation is not sufficient to incentivize miners to process transactions, the confirmation process for transactions, which acts as security for the Bitcoin Network, may become slower and the Bitcoin Network may become more vulnerable. These and similar events may have a significant adverse effect on the price and liquidity of bitcoin and the value of an investment in the Fund.

The Bitcoin Network may face scalability challenges as it expands to a greater number of users.

As with other digital asset networks, the Bitcoin Network faces significant scaling challenges because public blockchains generally face a tradeoff between security and scalability. A decentralized network is less susceptible to manipulation or capture if more participants, or “nodes,” are involved in the processing and maintenance of such network. However, a greater number of nodes decreases the network’s efficiency in processing transactions and may result in increased settlement times. Increased settlement times could discourage certain uses for bitcoin (for example, micropayments), and could reduce demand for and price of bitcoin, which could adversely impact the value of an investment in the Fund.

Bitcoin Markets are susceptible to extreme price fluctuations, theft, loss and destruction.

The market price of bitcoin has been subject to extreme fluctuations. If bitcoin markets continue to be subject to sharp fluctuations, the Fund’s Shareholders may experience losses. Similar to fiat currencies (i.e., a currency that is backed by a central bank or a national, supra-national or quasi-national organization), bitcoin is susceptible to theft, loss and destruction. Accordingly, the Fund’s Bitcoin Futures are also susceptible to these risks. Cybersecurity risks of the Bitcoin Protocol and of entities that custody or facilitate the transfers or trading of bitcoin could result in a loss of public confidence in bitcoin, a decline in the value of bitcoin and, as a result, adversely impact the Fund’s Bitcoin Futures Contracts.

Bitcoin ownership is concentrated in a small number of holders referred to as ‘Whales.’

A significant portion of bitcoin is held by a small number of holders who have the ability to affect the price of bitcoin and who are sometimes referred to as “whales.” Because bitcoin is lightly regulated, bitcoin whales have the ability, alone or in coordination, to manipulate the price of bitcoin by restricting or expanding the supply of bitcoin. Activities of bitcoin whales that reduce user confidence in bitcoin, the Bitcoin Network or the fairness of bitcoin trading venues, or that affect the price of bitcoin, could have a negative impact on the value of an investment in the Fund.

Bitcoin exchanges are unregulated and may be more exposed to fraud and failure.

Bitcoin exchanges and other trading venues on which bitcoin trades are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for securities, derivatives and other currencies. The Fund’s indirect investment in bitcoin remains subject to volatility experienced by the bitcoin exchanges and other bitcoin trading venues. Such volatility can adversely affect an investment in the Fund. Bitcoin exchanges have in the past stopped and may in the future stop operating or permanently shut down due to fraud, cybersecurity issues, manipulation, technical glitches, hackers or malware, which may also affect the price of bitcoin and thus the Fund’s indirect investment in bitcoin. Fraud and failure related to such bitcoin exchanges could result in a loss of public confidence in bitcoin and a decline in the value of bitcoin, which could adversely impact the adoption of bitcoin or acceptance of bitcoin and cause a decline in value of the Fund’s Bitcoin Futures Contracts.

The recent bankruptcy of the crypto exchange FTX has underscored the potential for fraud and manipulation in crypto exchanges generally. The financial distress experienced by crypto asset market participants as a result of the FTX bankruptcy has already led to the spread of a general contagion among some market participants, and may lead to additional regulation of the crypto markets.

Networked systems are vulnerable to attacks.

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Bitcoin network contains certain flaws. For example, the Bitcoin network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the “hash” rate, or the amount of computing and process power being contributed to the network through mining, a malicious actor would be able to gain full control of the network and the ability to manipulate the blockchain. A significant portion of bitcoin is held by a small number of holders sometimes referred to as “whales.” These holders have the ability to manipulate the price of bitcoin.

Cybersecurity risk.

As a digital asset, bitcoin is subject to cybersecurity risks, including the risk that malicious actors will exploit flaws in its code or structure that will allow them to, among other things, steal bitcoin held by others, control the blockchain, steal personally identifying information, or issue significant amounts of bitcoin in contravention of the Bitcoin Protocols. The occurrence of any of these events is likely to have a significant adverse impact on the price and liquidity of bitcoin and Bitcoin Futures Contracts and therefore the value of an investment in the Fund. Additionally, the Bitcoin network’s functionality relies on the Internet. A significant disruption of Internet connectivity affecting large numbers of users or geographic areas could impede the functionality of the Bitcoin network. Any technical disruptions or regulatory limitations that affect Internet access may have an adverse effect on the Bitcoin Network, the price of bitcoin and Bitcoin Futures Contracts, and the value of an investment in the Fund.

Limited adoption and ability to use bitcoin to purchase goods.

Currently, there is relatively limited use of bitcoin in the retail and commercial marketplace in comparison to relatively extensive use as a store of value, thus contributing to price volatility that could adversely affect the Fund’s Bitcoin Futures Contracts. Bitcoin is not currently a form of legal tender in the United States and has only recently become selectively accepted as a means of payment for goods and services by some retail and commercial outlets, and the use of bitcoin by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for bitcoin transactions; process wire transfers to or from bitcoin trading venues, bitcoin-related companies or service providers; or maintain accounts for persons or entities transacting in bitcoin or providing bitcoin-related services. In addition, some taxing jurisdictions, including the U.S., treat the use of bitcoin as a medium of exchange for goods and services to be a taxable sale of bitcoin, which could discourage the use of bitcoin as a medium of exchange, especially for a holder of bitcoin that has appreciated in value.

Risks to Bitcoin from other parts of the digital assets market.

The price of bitcoin and the bitcoin market generally may be adversely impacted by developments in other parts of the digital assets market including, but not limited to, industry wide. The acceptance of bitcoin and digital assets generally depends on a number of factors, including adverse developments in the digital assets market that could impact investor confidence. For example, “stablecoins” have been developed to enhance the value of cryptocurrency to be used like fiat currency in transactions in goods and services. Adverse developments such as the recent “depegging” of the TerraUSD stablecoin and the FTX bankruptcy may undermine confidence in the cryptocurrency markets generally and cause decreases in the price of digital assets such as bitcoin.

Hacking risk of theft of private keys.

Due to the nature of private keys, bitcoin transactions are irrevocable and incorrectly transferred or stolen bitcoin may be irretrievable, and as a result, any incorrectly executed bitcoin transactions could adversely affect the price and liquidity of bitcoin, which may indirectly affect the price and liquidity of the Bitcoin Futures Contracts.

Environmental risks from Bitcoin mining.

Bitcoin mining currently requires computing hardware that consumes large amounts of electricity. By way of electrical power generation, many bitcoin miners rely on fossil fuels to power their operations. Public perception of the impact of bitcoin mining on climate change may reduce demand for bitcoin and increase the likelihood of regulation that limits bitcoin mining or restricts energy usage by bitcoin miners. Such events could have an impact on the price of bitcoin, bitcoin futures, and the performance of the Fund.

Risks Associated with Investing in Bitcoin Futures Contracts

Investing in Bitcoin futures contracts subjects the Fund to the risks of the Bitcoin market.

The Fund is subject to the risks and hazards of the bitcoin market because it invests in Bitcoin Futures Contracts listed on the CME. The risks and hazards that are inherent in the bitcoin market may cause the price of bitcoin and the Fund’s Shares to fluctuate widely and you could incur a partial or total loss of your investment in the Fund. The prices of bitcoin and bitcoin futures contracts have historically been highly volatile. The value of the Fund’s investments in bitcoin futures – and therefore the value of an investment in the Fund – could decline significantly and without warning, including to zero. If you are not prepared to accept significant and unexpected changes in the value of the Fund and the possibility that you could lose your entire investment in the Fund you should not invest in the Fund.

The Bitcoin futures contracts listed on the CME are a relatively new type of futures contract that may be less developed than other, more established futures markets.

The Bitcoin Futures Contracts listed on the CME are a relatively new type of futures contract that may be less developed than more established futures markets (such as the futures markets for corn or wheat). Accordingly, although BTC Contracts have traded on the CME since December 2017 and MBT Contracts have traded on the CME since May 2021 and the market for exchange listed Bitcoin Futures Contracts has grown since inception, the market for Bitcoin Futures Contracts may be riskier, less liquid, more volatile and more vulnerable to economic, market, industry, regulatory and other changes than more established futures contracts. The liquidity of the market for BTC Contracts and MBT Contracts will depend on, among other things, the supply and demand for Bitcoin Futures Contracts, speculative interest in the market for Bitcoin Futures Contracts and the potential ability to hedge against the price of bitcoin with Bitcoin Futures Contracts.

An investment in the Fund is subject to the risks of an investment in futures contracts.

An investment in the Fund is subject to the risks of an investment in futures contracts, which are complex instruments that are often subject to a high degree of price variability. Because the price of Bitcoin Futures Contracts is linked to the price of bitcoin, an investment in the Fund may be riskier than other exchange-traded products that do not hold financial instruments related to bitcoin and may not be suitable for all investors.

Futures contracts are subject to inherent leverage risk because they are typically secured by margin deposits representing a small percentage of a futures contract’s entire market value.

Commodity pools’ trading positions in futures contracts are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s entire market value. This feature creates the potential for commodity pools to “leverage” their assets by purchasing or selling futures contracts with an aggregate notional amount in excess of the commodity pool’s assets. While futures contracts are generally subject to leverage risk, NYSE Arca rule under which the Fund’s Shares will be listed and traded prevents the Fund from utilizing leverage.

Pricing anomalies in the bitcoin futures market could cause losses.

Market fraud and/or manipulation and other fraudulent trading practices such as the intentional dissemination of false or misleading information (e.g., false rumors) can, among other things, lead to a disruption of the orderly functioning of markets, significant market volatility, and cause the value of bitcoin futures to fluctuate quickly and without warning. Depending on the timing of an investor’s purchases and sales of the Fund’s Shares, these pricing anomalies could cause the investor to incur losses.

Risks of government regulation.

The Financial Industry Regulatory Authority (“FINRA”) issued a notice on March 8, 2022 seeking comment on measures that could prevent or restrict investors from buying a broad range of public securities and products designated as “complex products” – which could include each Exchange Traded Product offered by the Sponsor. The ultimate impact, if any, of these measures remain unclear. However, if regulations are adopted, they could, among other things, prevent or restrict investors’ ability to buy the Fund.

Correlation Risk

The Benchmark is not designed to correlate with the spot price of bitcoin, and this could cause the changes in the price of the Shares to substantially vary from the changes in the spot price of bitcoin. Therefore, you may not be able to effectively use the Fund to hedge against bitcoin related losses or to indirectly invest in bitcoin.

The correlation between changes in such Bitcoin Futures Contracts and the spot price of bitcoin will be only approximate. Weak correlation between the Benchmark and the spot price of bitcoin may result from the factors discussed above. Imperfect correlation may also result from speculation in Benchmark Component Futures Contracts, and/or technical or other factors that may influence the trading of Benchmark Component Futures Contracts. If there is a weak correlation between the Benchmark and the spot price of bitcoin, then the price of Shares may not accurately track the spot price of bitcoin and you may not be able to effectively use the Fund as a way to hedge the risk of losses in your bitcoin related transactions or as a way to indirectly invest in bitcoin.

Moreover, while there is a spot bitcoin index calculated by the CME that is based on price feeds from certain designated bitcoin spot market exchanges, the Fund will generally not directly price off of this index. This is because the Fund will roll its futures holdings prior to settlement of the expiring contract and intends to never carry futures positions all the way to cash settlement (the only date that the BTC Contracts and MBT Contracts settle to the CME spot price index). The Fund will only price off of Bitcoin Futures Contracts volume-weighted average price (VWAP) daily settlement price, which might cause the Fund’s NAV to differ from spot bitcoin prices.

Changes in the Fund’s NAV may not correlate well with changes in the price of the Benchmark. If this were to occur, you may not be able to effectively use the Fund as a way to hedge against bitcoin related losses or as a way to indirectly invest in bitcoin.

The Sponsor endeavors to invest the Fund’s assets as fully as possible in Benchmark Component Futures Contracts so that the changes in the NAV closely correlate with the changes in the Benchmark. However, changes in the Fund’s NAV may not correlate with the changes in the Benchmark for various reasons, including those set forth below.

The Fund incurs certain expenses in connection with its operations and holds most of its assets in income producing, short-term financial instruments for margin and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. To the extent these expenses are not covered by the Management Fee, and income from short-term financial instruments may cause imperfect correlation between changes in the Fund’s NAV and changes in the Benchmark. Differences between returns based on the price of bitcoin and an investment in the Fund may also be attributable to additional costs related to futures investing and other fund expenses.

The Sponsor may not be able to invest the Fund’s assets in Benchmark Component Futures Contracts having an aggregate notional amount exactly equal to the Fund’s NAV. As a standardized contract, a single BTC Contract is for a specified amount of bitcoin, and the Fund’s NAV and the proceeds from the sale of a Creation Basket is unlikely to be an exact multiple of that amount. In such case, the Fund might not invest the entire proceeds from the purchase of the Creation Basket in such futures contracts. (As an example, assume that a Creation Basket is sold by the Fund, and that the Fund’s closing NAV per Share is $25.00. In that case, the Fund would receive $250,000 in proceeds from the sale of the Creation Basket ($25.00 NAV per Share multiplied by 10,000 Shares and ignoring the Creation Basket fee of $300). If one were to assume further that the Sponsor wants to invest the entire proceeds from the Creation Basket in the Benchmark Component Futures Contracts and that the market value of each such Benchmark Component Futures Contracts is $188,175 (or otherwise not a round number), the Fund would be unable to buy an exact number of BTC Contracts with an aggregate market value equal to $250,000. In this case, the Fund would be able to purchase 1 BTC Contract with an aggregate market value of approximately $188,175 and 16 MBT Contracts at $3,750 with an aggregate market value of approximately $60,000, bringing the aggregate value of proceeds to $248,175.) Any amounts not invested in Benchmark Component Futures Contracts are held in cash and cash equivalents.

The Benchmark Component Futures Contracts reflect the price of bitcoin for future delivery, not the current spot price of bitcoin, so at best the correlation between changes in such Bitcoin Futures Contracts and the spot price of bitcoin will be only approximate. Weak correlation between the Benchmark and the spot price of bitcoin may result from fluctuations in bitcoin prices discussed above. Imperfect correlation may also result from speculation in Benchmark Component Futures Contracts, technical factors in the trading of Benchmark Component Futures Contracts, and expected inflation in the economy as a whole. If there is a weak correlation between the Benchmark and the spot price of bitcoin, then the price of Shares may not accurately track the spot price of bitcoin and you may not be able to effectively use the Fund as a way to hedge the risk of losses in your bitcoin related transactions or as a way to indirectly invest in bitcoin.

As Fund assets increase, there may be more or less correlation. On the one hand, as the Fund grows it should be able to invest in Benchmark Component Futures Contracts with a notional amount that is closer on a percentage basis to the Fund’s NAV. For example, if the Fund’s NAV is equal to 4.9 times the value of a single futures contract, it can purchase only four futures contracts, which would cause only 81.6% of the Fund’s assets to be exposed to the bitcoin market. On the other hand, if the Fund’s NAV is equal to 100.9 times the value of a single Bitcoin Futures Contract, it can purchase 100 such contracts, resulting in 99.1% exposure.

There may be significant volatility in the market for Bitcoin Futures Contracts. This volatility, in turn, may make it more difficult for Authorized Purchasers and other market purchasers to be able to identify a reliable price for Bitcoin Futures Contracts. Without reliable prices, Authorized Purchasers and other market purchasers may reduce their role in the market arbitrage process or “step away” from these activities. This, in turn, might inhibit the effectiveness of the arbitrage process in maintaining the relationship between the underlying value of the Fund’s Bitcoin Futures Contracts and the Fund’s market price. This reduced effectiveness could result in Fund Shares trading at a price which differs materially from NAV and also in greater than normal intraday bid/ask spreads for Fund Shares.

Position limits, accountability levels and dynamic price fluctuation limits set by the CFTC and the exchanges have the potential to cause tracking error, which could cause the price of Shares to substantially vary from the Benchmark and prevent you from being able to effectively use the Fund as a way to hedge against bitcoin related losses or as a way to indirectly invest in bitcoin.

The CFTC and U.S. designated contract markets, such as the CME, have established position limits and accountability levels on the maximum net long or net short BTC Contracts that the Fund may hold, own or control. Spot position limits are set at 4,000 contracts. A position accountability level of 5,000 contracts will be applied to positions in single months outside the spot month and in all months combined. The MBT Contracts have a spot month limit of 200,000 contracts and a position accountability level of 250,000 contracts. Accountability levels are not fixed ceilings but rather thresholds above which the exchange may exercise greater scrutiny and control over an investor, including limiting the Fund to holding no more Bitcoin Futures Contracts than the amount established by the accountability level. The potential for the Fund to reach position or accountability limits will depend on if and how quickly the Fund’s net assets increase.

In addition to position limits and accountability limits, the CME places daily price fluctuation limits on Bitcoin Futures Contracts that represent the maximum daily price range permitted for a contract. Once a price fluctuation limit has been reached, no trades may be made at a price beyond that limit. Under the price fluctuation mechanism that was initially put into place when Bitcoin Futures Contracts were launched on the CME in December 2017, price fluctuation limits were triggered 116 times. In March 2019, the CME adopted a dynamic price fluctuation mechanism. This mechanism assigns an initial opening price fluctuation limit equal to a percentage of the prior trading day’s settlement price (or a different price if deemed more appropriate), which then moves with the market throughout the day. Since dynamic price fluctuation limits were introduced, price limits have been triggered 89 times and there has been one “hard limit move.” A hard limit move is when the price of Bitcoin Futures Contracts exceeds a price limit that defines the minimum/maximum price to which such Bitcoin Futures Contracts can move for the given trade date. If the hard limit is reached, trade matching will not occur at prices above the maximum price or below the minimum price.

Position limits, accountability limits and dynamic price fluctuation limits may limit the Fund’s ability to invest the proceeds of Creation Baskets in Bitcoin Futures Contracts. As result, when the Fund sells Creation Baskets it may be limited in its ability to invest in Bitcoin Futures Contracts, including the Benchmark Component Futures Contracts. In such case, the Fund may hold larger amounts of cash and cash equivalents, which will impair the Fund’s ability to meet its investment objective of tracking the Benchmark.

Price fluctuation limits may contribute to a lack of liquidity and have a negative impact on Fund performance. During periods of market illiquidity, including periods of market disruption and volatility, it may be difficult or impossible for the Fund to buy or sell futures at desired prices or at all.

An investment in the Fund may provide you with little or no diversification benefits. Thus, in a declining market, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other asset classes.

It cannot be predicted to what extent the performance of Benchmark Component Futures Contracts will or will not correlate to the performance of other broader asset classes such as stocks and bonds. If the Fund’s performance were to move more directly with the financial markets, you will obtain little or no diversification benefits from an investment in the Shares. In such a case, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other investments.

Variables such as cost of electricity, regulation, market disruptions, cyber-attacks and political events may have a larger impact on bitcoin and bitcoin interest prices than on traditional securities and broader financial markets. These additional variables may create additional investment risks that subject the Fund’s investments to greater volatility than investments in traditional securities.

Lower correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historic evidence that the spot price of bitcoin and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

If changes in the Fund’s NAV do not correlate with changes in the Benchmark, then investing in the Fund may not be an effective way to hedge against bitcoin related losses or indirectly invest in bitcoin.

Futures Commission Merchant Risks

The Fund has two futures commission merchants.

The Fund currently has two futures commission merchants (“FCMs”) through which it buys and sells futures contracts. Volatility in the bitcoin futures market may lead one or both of the Fund’s FCMs to impose risk mitigation procedures that could limit the Fund’s investment in Bitcoin Futures Contracts beyond the accountability and position limits imposed by the CME futures contract exchange as discussed herein. An FCM could impose a financial ceiling on initial margin that could change and become more or less restrictive on the Fund’s activities depending upon a variety of conditions beyond the Sponsor’s control. If the Fund’s FCMs were to impose position limits, or if any other FCM with which the Fund establishes a relationship in the future were to impose position limits, the Fund’s ability to meet its investment objective could be negatively impacted. The Fund continues to monitor and manage its existing relationships with its FCMs and will continue to seek additional relationships with FCMs as needed.

Risks Associated With the Fund’s Investment In Cash and Cash Equivalents

The Fund may experience a loss if it is required to sell cash equivalents at a price lower than the price at which they were acquired.

If the Fund is required to sell its cash equivalents at a price lower than the price at which they were acquired, the Fund will experience a loss. This loss may adversely impact the price of the Shares and may decrease the correlation between the price of the Shares, the Benchmark, and the spot price of bitcoin. The value of cash equivalents held by the Fund generally moves inversely with movements in interest rates. The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates. While the short-term nature of the Fund’s investments in cash equivalents should minimize the interest rate risk to which the Fund is subject, it is possible that the cash equivalents held by the Fund will decline in value.

Risk Related To Lack of Liquidity

Certain of the Fund’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

If the Fund’s ability to obtain exposure to Bitcoin Futures Contracts in accordance with its investment objective is disrupted for any reason including, because of limited liquidity in the bitcoin futures market, a disruption to the bitcoin futures market, or as a result of margin requirements or position limits imposed by the Fund’s futures commission merchants, the CME, or the CFTC, the Fund may not be able to achieve its investment objective and may experience significant losses. Any disruption in the Fund’s ability to obtain exposure to Bitcoin Futures Contracts will cause the Fund’s performance to deviate from the performance of Bitcoin Futures Contracts. In addition, the Fund might grow to a size where a lack of liquidity in the futures market meant that the Fund could not sell enough futures contracts to honor redemption requests. For further information regarding the impact if suspending redemptions, see “Suspension or Rejection of Redemption Orders” on page 60.

A market disruption, such as a government taking regulatory or other actions that disrupt the market in bitcoin, can also make it difficult to liquidate a position. Unexpected market illiquidity may cause major losses to investors at any time or from time to time. In addition, the Fund does not intend at this time to establish a credit facility, which would provide an additional source of liquidity, but instead will rely only on the cash and cash equivalents that it holds to meet its liquidity needs. The anticipated value of the positions in Benchmark Component Futures Contracts that the Sponsor will acquire or enter into for the Fund increases the risk of illiquidity. Because Benchmark Component Futures Contracts may be illiquid, the Fund’s holdings may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

The Fund and other funds with similar investment strategies may try to exit positions at the same time.

If the Fund and other funds with similar investment strategies try to exit their Bitcoin Futures Contract positions at the same time, such a mass exit could have detrimental effect on price and liquidity, and you could incur losses in your investment in Shares of the Fund.

Hedging Risk

If the nature of the purchasers in the futures market shifts such that bitcoin purchasers are the predominant hedgers in the market, the Fund might have to reinvest at higher futures prices or choose other bitcoin interests.

The changing nature of the purchasers in the bitcoin market will influence whether bitcoin futures prices are above or below the expected future spot price. Holders of bitcoin will typically seek to hedge against falling bitcoin prices by selling Bitcoin Futures Contracts. Therefore, if holders of bitcoin become the predominant hedgers in the futures market, prices of Bitcoin Futures Contracts will typically be below expected future spot prices. Conversely, if the predominant hedgers in the futures market are the holders of bitcoin who purchase Bitcoin Futures Contracts to hedge against a rise in prices, prices of Bitcoin Futures Contracts will likely be higher than expected future spot prices. This can have significant implications for the Fund when it is time to sell a Bitcoin Futures Contract that is no longer a Benchmark Component Futures Contract and purchase a new Bitcoin Futures Contract or to sell a Bitcoin Futures Contract to meet redemption requests.

The price relationship between the Benchmark Component Futures Contracts at any point in time and the Bitcoin Futures Contracts that will become Benchmark Component Futures Contracts on the next roll date will vary and may impact both the Fund’s total return and the degree to which its total return tracks that of bitcoin price indices.

The design of the Fund’s Benchmark is such that the Benchmark Component Futures Contracts will change on a monthly basis, and the Fund’s investments may be rolled periodically to reflect the changing composition of the Benchmark. In the event of a bitcoin futures market where near to expire contracts trade at a higher price than longer to expire contracts, a situation referred to as “backwardation,” then absent the impact of the overall movement in bitcoin prices the value of the Benchmark Component Futures Contracts would tend to rise as they approach expiration. As a result, the Fund may benefit because it may be selling more expensive contracts and buying less expensive ones on an ongoing basis. Conversely, in the event of a bitcoin futures market where near to expire contracts trade at a lower price than longer to expire contracts, a situation referred to as “contango,” then absent the impact of the overall movement in bitcoin prices the value of the Benchmark Component Futures Contracts would tend to decline as they approach expiration. As a result, the Fund’s total return may be lower than might otherwise be the case because it may be selling less expensive contracts and buying more expensive ones. The impact of backwardation and contango may lead the total return of the Fund to vary significantly from the total return of other price references, such as the spot price of bitcoin. In the event of a prolonged period of contango, and absent the impact of rising or falling bitcoin prices, this could have a significant negative impact on the Fund’s NAV and total return, and you could incur a partial or total loss of your investment in the Fund.

The design of the Fund’s Benchmark is such that the Benchmark Component Futures Contracts will change on a monthly basis, with the contracts with the shortest maturity being replaced with contracts with a longer maturity. Sometimes the Fund will have to pay more for longer maturity contracts to replace existing shorter maturity contracts about to expire. This situation is known as “contango” in the futures markets. In the event of a prolonged period of contango, and absent the impact of rising or falling bitcoin prices, this could have a negative impact on the Fund’s NAV and total return, which in turn may have a negative impact on your investment in the Fund. By way of example, during the period from 6/30/2020 to 6/30/2023, the market for Bitcoin Component Futures Contracts were in contango approximately 87% of the time, which resulted in an average annual negative roll yield of approximately 4.5%.

If the futures market is in contango (i.e., when the price of bitcoin in the future is to be more than the current price), the Fund will buy later to expire contracts for a higher price than the soon to expire contracts that it sells. All other things being equal, a situation involving prolonged periods of contango may adversely impact the returns of the Fund.

Regulatory Risk

Lack of regulation of the Bitcoin market.

Bitcoin, the Bitcoin Network and the bitcoin trading venues are relatively new and, in most cases, largely unregulated. As a result of this lack of regulation, individuals, or groups may engage in insider trading, fraud or market manipulation with respect to bitcoin. Such manipulation could cause investors in bitcoin to lose money, possibly the entire value of their investments. Over the past several years, a number of bitcoin trading venues have been closed due to fraud, failure or security breaches. The nature of the assets held at bitcoin trading venues make them appealing targets for hackers and a number of bitcoin trading venues have been victims of cybercrimes and other fraudulent activity. These activities have caused significant, in some cases total, losses for bitcoin investors. Investors in bitcoin may have little or no recourse should such theft, fraud or manipulation occur. There is no central registry showing which individuals or entities own bitcoin or the quantity of bitcoin that is owned by any particular person or entity. There are no regulations in place that would prevent a large holder of bitcoin or a group of holders from selling their bitcoins, which could depress the price of bitcoin, or otherwise attempting to manipulate the price of bitcoin or the Bitcoin Network. Events that reduce user confidence in bitcoin, the Bitcoin Network and the fairness of bitcoin trading venues could have a negative impact on the price of bitcoin and the value of an investment in the Fund.

Risk of illicit activities.

As bitcoins have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including the Financial Crimes Enforcement Network of the U.S. Department of the Treasury (“FinCEN”), SEC, CFTC, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, and state financial institution regulators) have been examining the Bitcoin Network, bitcoin users and the Bitcoin Exchange Market, with particular focus on the extent to which bitcoins can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service providers that hold bitcoins for users. The imposition of stricter governmental regulation of the bitcoin market may adversely impact the activities of the Fund, for example, by reducing the liquidity of the bitcoin markets.

Regulation of futures markets, futures contracts and futures exchanges is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Fund. This risk is especially heightened for cryptocurrency derivatives and cryptocurrencies.

The regulation of futures markets, futures contracts and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency including, for example, the retroactive implementation of speculative position limits, increased margin requirements, the establishment of dynamic price limits and the suspension of trading on an exchange or trading facility.

The regulation of bitcoin interest and crypto derivatives transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Congress enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) in 2010. As the Dodd-Frank Act continues to be implemented by the CFTC and the SEC, there is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Fund, or the ability for the Fund to continue to implement its investment strategy. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities and crypto derivatives markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict but could be substantial and adverse.

The regulation of cryptocurrency derivatives and cryptocurrencies continues to evolve. Inconsistent, changing and sometimes conflicting regulations may make it more difficult for Bitcoin businesses to provide services, which may slow the adoption of the Bitcoin economy and may impede consumer adoption of Bitcoin. Future regulatory changes may materially alter the ability to buy and sell Bitcoin and Bitcoin futures or could impact the ability of the Fund to achieve its investment objective. This may alter the nature of an investment in the Fund or the ability of the Fund to continue to operate as planned.

The Fund’s Operating Risks

The Fund may change its investment objective, Benchmark or investment strategies at any time without Shareholder approval or advance notice.

Consistent with applicable provisions of the Trust Agreement and Delaware law, the Fund has broad authority to make changes to the Fund’s operations. The Fund may change its investment objective, Benchmark, or investment strategies and Shareholders of the Fund will not have any rights with respect to these changes. Changes are subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of NYSE Arca. The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. By way of example, the Fund may change the term structure or underlying components of the Benchmark in furtherance of the Fund’s investment objective if, due to market conditions, a potential or actual imposition of position limits by the CFTC or futures exchange rules, or the imposition of risk mitigation measures by a futures commission merchant restricts the ability of the Fund to invest in the current Benchmark Futures Contracts. Shareholders may experience losses on their investments in the Fund as a result of such changes.

The Fund is not a registered investment company, so you do not have the protections of the Investment Company Act of 1940.

The Fund is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections expressly provided by that statute, including: provisions preventing Fund insiders from managing the Fund to their benefit and to the detriment of Fund Shareholders; provisions preventing the Fund from issuing securities having inequitable or discriminatory provisions; provisions preventing Fund management by irresponsible persons; provisions preventing the use of unsound or misleading methods of computing Fund earnings and asset value; provisions prohibiting suspension of redemptions (except under limited circumstances); provisions limiting fund leverage; provisions imposing a fiduciary duty on fund managers with respect to receipt of compensation for services; and provisions preventing changes in the Fund’s character without the consent of Fund Shareholders.

The Sponsor relies on key personnel to oversee commodity pool activities.

In overseeing the day to day activities of the Commodity Pool, the Sponsor relies on a single Series 3-registered individual, Mr. Gavin Filmore. If Mr. Filmore were to leave or be unable to carry out his present responsibilities, it will have an adverse effect on the management of the Fund. To the extent that the Sponsor establishes additional commodity pools, even greater demands will be placed on this individual. There is no guarantee that the Sponsor will be able to retain this individual.

There are technical and fundamental risks inherent in the trading system the Sponsor intends to employ.

The Sponsor’s trading system is quantitative in nature, and it is possible that the Sponsor may make errors. Any errors or imperfections in the Sponsor’s trading system’s quantitative models, or in the data on which they are based, could adversely affect the Sponsor’s effective use of such trading systems. It is not possible or practicable for the Sponsor’s trading system to factor all relevant, available data into quantitative systems and/or trading decision. There is no guarantee that the Sponsor will use any specific data or type of data in making trading decisions on behalf of the Fund, nor is there any guarantee that the data actually utilized in making trading decisions on behalf of the Fund will be the most accurate data or free from errors. In addition, it is possible that a computer or software program may malfunction and cause an error in computation

You cannot be assured of the Sponsor’s continued services, and discontinuance may be detrimental to the Fund.

You cannot be assured that the Sponsor will be willing or able to continue to service the Fund for any length of time. If the Sponsor discontinues its activities on behalf of the Fund, the Fund may be adversely affected. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services to the Fund.

The Fund could terminate at any time and cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

The Fund may terminate at any time, regardless of whether the Fund has incurred losses, subject to the terms of the Trust Agreement. For example, the dissolution or resignation of the Sponsor would cause the Trust to terminate unless Shareholders holding a majority of the outstanding Shares of the Trust, voting together as a single class, elect within 90 days of the event to continue the Trust and appoint a successor Sponsor. In addition, the Sponsor may terminate the Fund if it determines that the Fund’s aggregate net assets in relation to its operating expenses make the continued operation of the Fund unreasonable or imprudent. As of the date of this prospectus, the Sponsor pays the fees, costs, and expenses of the Fund. If the Sponsor and the Fund are unable to raise sufficient funds so that the expenses are reasonable in relation to the Fund’s NAV, the Fund may be forced to terminate, and investors may lose all or part of their investment. Any expenses related to the operation of the Fund would need to be paid by the Sponsor at the time of termination.

However, no level of losses will require the Sponsor to terminate the Fund. The Fund’s termination would result in the liquidation of its investments and the distribution of its remaining assets to the Shareholders on a pro rata basis in accordance with their Shares, and the Fund could incur losses in liquidating its investments in connection with a termination. Termination could also negatively affect the overall maturity and timing of your investment portfolio.

The Sponsor may manage a large number of assets, and this could affect the Fund’s ability to trade profitably.

Increases in assets under management may affect trading decisions. While the Fund’s assets are currently at manageable levels, the Sponsor does not intend to limit the amount of Fund assets. The more assets the Sponsor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions.

The liability of the Sponsor and the Trustee are limited, and the value of the Shares will be adversely affected if the Fund is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or Sponsor, as the case may be. That means the Sponsor may require the assets of the Fund to be sold in order to cover losses or liability suffered by the Sponsor or by the Trustee. Any sale of that kind would reduce the NAV of the Fund and the value of its Shares.

The Fund may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The arrangements between clearing brokers and counterparties on the one hand and the Fund on the other generally are terminable by the clearing brokers or counterparty upon notice to the Fund. In addition, the agreements between the Fund and its third-party service providers, such as the Marketing Agent and the Custodian, are generally terminable at specified intervals. Upon termination, the Sponsor may be required to renegotiate or make other arrangements for obtaining similar services if the Fund intends to continue to operate. Comparable services from another party may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated arrangements.

The Fund may experience a higher breakeven if interest rates decline.

The Fund seeks to earn interest on cash balances available for investment. If actual interest rates earned were lower than the current rate estimated, the breakeven estimated by the Fund in this prospectus could be higher.

The Fund is not actively managed.

The Fund is not actively managed and is designed to track a benchmark, regardless of whether the price of the Benchmark Component Futures Contracts is flat, declining or rising. As a result, the Fund may sustain losses that may have been avoidable if the Fund was actively managed.

The Net Asset Value calculation of the Fund may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of net asset value calculation.

The Fund’s NAV includes, in part, any unrealized profits or losses on open positions. Under normal circumstances, the NAV reflects the quoted CME settlement price of open futures contracts on the date when the NAV is being calculated. In instances when the quoted settlement price of futures contracts traded on an exchange may not be reflective of fair value based on market condition, generally due to the operation of daily limits or other rules of the exchange or otherwise, the NAV may not reflect the fair value of open futures contracts on such date. For purposes of financial statements and reports, when a bitcoin futures contract has closed at its price fluctuation limit the Fund will use the daily CME settlement price for the determination of NAV.

Purchases or redemptions of creation units in cash may cause the Fund to incur certain costs or recognize gains or losses.

Purchases and redemptions of creation units will be transacted in cash rather than ‘in-kind’ where creation units are purchased and redeemed in exchange for underlying constituent securities. Purchases of creation baskets with cash may cause the Fund to incur certain costs including brokerage commissions and redemptions of creation baskets with cash may result in the recognition of gains or losses that the Fund might not have incurred if it had made redemptions in-kind.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV of the Fund.

If a substantial number of requests for redemption of Redemption Baskets are received by the Fund during a relatively short period of time, the Fund may not be able to satisfy the requests from the Fund’s assets not committed to trading. As a consequence, it could be necessary to liquidate the Fund’s trading positions before the time that its trading strategies would otherwise call for liquidation, which may result in losses.

Fund assets may be depleted if investment performance does not exceed fees.

In addition to certain fees paid to the Fund’s service providers, the Fund pays the Sponsor a fee of 0.94% of assets under management per annum, regardless of Fund performance. Over time, the Fund’s assets could be depleted if investment performance does not exceed such fees.

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Purchasers, market makers, or other significant secondary-market purchasers which could adversely affect the market price of the Shares.

Only an Authorized Purchaser may engage in creation or redemption transactions directly with the Fund. The Fund has a limited number of institutions that act as Authorized Purchasers. To the extent that these institutions exit the business or are unable to proceed with creation and/or redemption orders with respect to the Fund and no other Authorized Purchaser is able to step forward to create or redeem creation units, Fund Shares may trade at a discount to NAV and possibly face trading halts and/or delisting. In addition, a decision by a market maker, lead market maker, or other large investor to cease activities for the Fund or a decision by a secondary market purchaser to sell a significant number of the Fund’s Shares could adversely affect liquidity, the spread between the bid and ask quotes, and potentially the price of the Shares. The Sponsor can make no guarantees that participation by Authorized Purchasers or market makers will continue.

If a minimum number of Shares is outstanding, market makers may be less willing to purchase Shares in the secondary market which may limit your ability to sell Shares.

There is a minimum number of baskets and associated Shares specified for the Fund. If the Fund experienced redemptions that caused the number of Shares outstanding to decrease to the minimum level of Shares required to be outstanding, until the minimum number of Shares is again exceeded through the purchase of a new Creation Basket, there can be no more redemptions by an Authorized Purchaser. In such case, market makers may be less willing to purchase Shares from investors in the secondary market, which may in turn limit the ability of Shareholders of the Fund to sell their Shares in the secondary market. These minimum levels for the Fund are 50,000 Shares representing five baskets. The minimum level of Shares specified for the Fund is subject to change. (The current number of Shares outstanding will be posted daily on our website, http://hashdex-etfs.com/.)

The postponement, suspension or rejection of purchase or redemption orders could adversely affect a Shareholder redeeming their Shares in the Fund.

The postponement, suspension or rejection of creation or redemption orders may adversely affect an investment in the Shares of the Fund. To the extent orders are suspended or rejected, the arbitrage mechanism resulting from the process through which Authorized Purchasers create and redeem Shares directly with the Fund may fail to closely link the price of the Shares to the value of the underlying Bitcoin Futures Contracts, as measured using the Benchmark. If this is the case, the liquidity of the Shares may decline, and the price of the Shares may fluctuate independently of the Benchmark and may fall.

There are no limitations on the Sponsor’s discretion to postpone, suspend or reject purchase or redemption orders under the Securities Act or SEC listing orders permitting the listing and trading of the Fund’s Shares on NYSE Arca. In addition, Shareholders of the Fund will not have the protections provided in this regard that are applicable to funds regulated under the Investment Company Act of 1940.

Investors may not be able to buy or sell Shares of the Fund through their current brokerages.

Because of volatility and other risks associated with bitcoin-related investments, brokerage firms may limit or not permit trading in such investments. Because of current or future brokerage policies regarding bitcoin-linked securities, investors could have difficulty selling Shares through their brokerage and potentially face restrictions when or how they could trade their Shares.

The failure or bankruptcy of a clearing broker could result in substantial losses for the Fund; the clearing broker could be subject to proceedings that impair its ability to execute the Fund’s trades.

Under CFTC regulations, a clearing broker with respect to the Fund’s exchange-traded bitcoin interests must maintain customers’ assets in a bulk segregated account. If a clearing broker fails to do so or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as the Fund, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. The Fund also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which bitcoin interests are traded.

From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear the Fund’s trades.

The failure or insolvency of the Fund’s Custodian or other financial institution in which the Fund has deposits could result in a substantial loss of the Fund’s assets.

As noted above, the vast majority of the Fund’s assets are held in cash and cash equivalents with the Custodian and other financial institutions, if applicable. The insolvency of the Custodian and any financial institution in which the Fund holds cash and cash equivalents could result in a complete loss of the Fund’s assets.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs, litigation, and diverted attention of Sponsor’s management.

Third parties may assert that the Sponsor has infringed or otherwise violated their intellectual property rights. Third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor and claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Sponsor may have to litigate in the future to determine the validity and scope of other parties’ proprietary rights or defend itself against claims that it has infringed or otherwise violated other parties’ rights. Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert resources from the Fund, or require the Sponsor to change its proprietary software and other technology or enter into royalty or licensing agreements.

The Fund may experience substantial losses on transactions if the computer or communications system fails.

The Fund’s trading activities depend on the integrity and performance of the computer and communications systems supporting them. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster, cyber-attack or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that the Sponsor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Sponsor’s and Fund’s reputations, increased operational expenses and diversion of technical resources.

If the computer and communications systems are not upgraded when necessary, the Fund’s financial condition could be harmed.

The development of complex computer and communications systems and new technologies may render the existing computer and communications systems supporting the Fund’s trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers. As a result, if these third parties upgrade their systems, the Sponsor will need to make corresponding upgrades to effectively continue its trading activities. The Sponsor may have limited financial resources for these upgrades or other technological changes. The Fund’s future success may depend on the Sponsor’s ability to respond to changing technologies on a timely and cost-effective basis.

The Fund depends on the reliable performance of the computer and communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

The Fund depends on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the Sponsor uses to conduct trading activities. Failure or inadequate performance of any of these systems could adversely affect the Sponsor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on cryptocurrency derivative transactions. This could have a material adverse effect on revenues and materially reduce the Fund’s available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for the Sponsor to conduct trading activities so that the Fund will closely track the Benchmark. Unavailability of records from brokerage firms may make it difficult or impossible for the Sponsor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the Sponsor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

An investment in a Fund faces numerous risks from its Shares being traded in the secondary market, any of which may lead to the Fund’s Shares trading at a premium or discount to NAV.

Although the Fund’s Shares are listed for trading on NYSE Arca, there can be no assurance that an active trading market for such Shares will develop or be maintained. Trading in the Fund’s Shares may be halted due to market conditions or for reasons that, in the view of NYSE Arca, make trading in Shares inadvisable. There can be no assurance that the requirements of NYSE Arca necessary to maintain the listing of the Fund will continue to be met or will remain unchanged or that the Shares will trade with any volume, or at all. The NAV of the Fund’s Shares will generally fluctuate with changes in the market value of the Fund’s portfolio holdings. The market prices of Shares will generally fluctuate in accordance with changes in the Fund’s NAV and supply and demand of Shares on NYSE Arca. It cannot be predicted whether the Fund’s Shares will trade below at or above their NAV. Investors who buy the Fund’s Shares at a market price that is a premium to NAV face a risk of loss if the market price of their Shares subsequently converges with NAV per Share. Investors buying or selling Fund Shares in the secondary market will pay brokerage commissions or other charges imposed by brokers as determined by that broker. Brokerage commissions are often a fixed amount and may be a significant proportional cost for investors seeking to buy or sell relatively small amounts of Shares.

NYSE Arca may halt trading in the Shares which would adversely impact your ability to sell Shares.

Trading in Shares of the Fund may be halted by NYSE Arca due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in view of NYSE Arca, make trading in Shares inadvisable. Such market conditions or other reasons may include when there is significant news directly related to the Fund that, in NYSE Arca’s view or per existing NYSE Arca rules, requires a trading halt, such as when the Sponsor announces news relating to changes/disruptions in the Fund’s create/redeem process during market trading hours. In addition, market conditions that would result in trading halts may also include extraordinary market volatility that trigger rules requiring trading to be halted for a specified period based on a specified market decline. NYSE Arca might also halt trading if there is insufficient trading in BTC or MBT Contracts. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund will be terminated if its Shares are delisted.

A Pause in Bitcoin Futures Contracts May lead To Gaps Between Prices in Spot and Futures Markets.

On May 19, 2021, the CME Group temporarily paused trading of bitcoin futures after the bitcoin futures market opened to a large price gap between the derivatives and the underlying crypto asset that triggered CME circuit breakers. Due to the misaligned trading periods between spot and futures markets, such gaps, which can be positive or negative, have the potential to frequently exist and, when CME circuit breakers limit the trading in bitcoin futures markets, bid/ask spreads in Shares of the Fund trading on NYSE Arca may be significantly wider than when bitcoin futures markets are trading without restrictions, which may adversely impact your ability to buy or sell Shares in the Fund at a particular price.

The lack of active trading markets for the Shares of the Fund may result in losses on your investment in the Fund at the time of disposition of your Shares.

Although the Shares of the Fund will be listed and traded on NYSE Arca, there can be no guarantee that an active trading market for the Shares of the Fund will be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than what you would receive if an active market did exist.

The Fund is newly formed by virtue of the Merger with Predecessor Fund and may not be successful in implementing its investment objective or attracting sufficient assets.

The Fund is the survivor of the Merger with the Predecessor Fund and has a limited operating history and a small asset base. There can be no assurance that the Fund will grow to or maintain a viable size. Due to the Fund’s small asset base, the Fund’s portfolio transaction costs and any costs that are not paid by the Sponsor pursuant to the Management Fee, may be relatively higher than those of a fund with a larger asset base. To the extent that the Fund does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some Shareholders. In this regard, as of the date of this prospectus there are at least seven bitcoin futures contracts, not including the Predecessor Fund. In this regard, as of the date of this prospectus there are three bitcoin futures-based ETFs. The first fund launched has obtained significantly more assets than the other two. To the extent that this “first mover” advantage continues to favor the first fund launched, this might constrain the Fund’s growth.

Sponsoring the Fund will be the Sponsor’s first experience in operating an exchange traded product that invests in crypto-currency futures.

There are risks related to the Sponsor’s lack of experience in operating an exchange traded product that invests in crypto-currency futures, particularly with respect to marketing the Fund. To address this risk, the Sponsor has entered into the Support Agreement discussed above, under which Hashdex will provide crypto asset related marketing services. To the extent that the Fund does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some Shareholders.

Existing or future bitcoin futures based ETFs may have significantly lower management fees, which may impede the growth of the Fund.

Existing and future bitcoin futures based ETFs may have fees that are significantly lower than the Fund’s. To the extent that the Fund has relatively higher fees than other such funds, this could impede growth of the Fund, possibly result in a lower NAV per Share, and otherwise pose a material risk to investors.

The Market for Bitcoin Futures-Based ETFs May Reach Saturation

The market for bitcoin futures-based ETFs like the Fund may reach a point where there is little or no additional investor demand. If this happens, there can be no assurance that the Fund will grow to or maintain a viable size. Due to the Fund’s small asset base, certain of the Fund’s expenses and its portfolio transaction costs may be higher than those of a fund with a larger asset base. To the extent that the Fund does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some Shareholders.

Potential Conflicts of Interest

The Fund and the Sponsor may have conflicts of interest, which may cause them to favor their own interests to your detriment.

The Fund and the Sponsor may have inherent conflicts to the extent the Sponsor attempts to maintain the Fund’s asset size in order to preserve its fee income and this may not always be consistent with the Fund’s objective of having the value of its Shares’ NAV track changes in the Benchmark. The Sponsor’s officers and employees do not devote their time exclusively to the Fund. These persons may be directors, trustees, officers or employees of other entities. They could have a conflict between their responsibilities to the Fund and to those other entities.

The Sponsor’s principals, officers or employees may trade securities and futures and related contracts for their own accounts.

In addition, the Sponsor’s principals, officers or employees may trade securities and futures and related contracts for their own accounts. A conflict of interest may exist if their trades are in the same markets and occur at the same time as the Fund trades using the clearing broker to be used by the Fund. A potential conflict also may occur if the Sponsor’s principals, officers or employees trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Fund.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests and in conflict with your best interests, including the authority of the Sponsor to allocate expenses to and between the funds of the Trust. Shareholders have very limited voting rights, which will limit the ability to influence matters such as amendment of the Trust Agreement, changes in the Fund’s basic investment policies, dissolution of the Fund, or the sale or distribution of the Fund’s assets.

Shareholder Voting Rights and Liability

Shareholders have only very limited voting rights and generally will not have the power to replace the Sponsor. Shareholders will not participate in the management of the Fund and do not control the Sponsor so they will not have influence over basic matters that affect the Fund.

Shareholders will have very limited voting rights with respect to the Fund’s affairs. Shareholders may elect a replacement sponsor only if the current Sponsor resigns voluntarily or loses its corporate charter. Shareholders will not be permitted to participate in the management or control of the Fund or the conduct of its business. Shareholders must therefore rely upon the duties and judgment of the Sponsor to manage the Fund’s affairs.

Although the Shares of the Fund are limited liability investments, certain circumstances such as bankruptcy could increase a Shareholder’s liability.

The Shares of the Fund are limited liability investments. Shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or that was made in violation of its Trust Agreement.

As a Shareholder, you will not have the rights enjoyed by investors in certain other types of entities.

As interests in separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring Shareholder oppression and derivative actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Fund). The Fund is also not subject to certain investor protection provisions of the Sarbanes Oxley Act of 2002 and NYSE Arca governance rules (for example, audit committee requirements).

A court could potentially conclude that the assets and liabilities of the Fund are not segregated from those of another series of the Trust, thereby potentially exposing assets in the Fund to the liabilities of another series.

The Fund is a series of a Delaware statutory trust and not itself a legal entity separate from the other series. The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof. Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof is enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted this inter-series limitation on liability or provided any guidance as to what is required for compliance. The Sponsor intends to maintain separate and distinct records for the Fund and account for the Fund separately from any other Trust series, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in the Fund to the liabilities of one or more of the Funds and/or any other Trust series created in the future.

The Fund does not expect to make cash distributions.

The Sponsor intends to re-invest any income and realized gains of the Fund in additional Benchmark Component Futures Contracts or cash and cash equivalents rather than distributing cash to Shareholders. Therefore, unlike mutual funds, commodity pools or other investment pools that generally distribute income and gains to their investors, the Fund generally will not distribute cash to Shareholders. You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your Share of income and gains of the Fund, if any, or for any other reason. Although the Fund does not intend to make cash distributions, it reserves the right to do so in the Sponsor’s sole discretion, in certain situations, including for example, if the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in Benchmark Component Futures Contracts and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. Cash distributions may be made in these and similar instances.

Event Risk

The occurrence of a severe weather event, natural disaster, terrorist attack, outbreak or public health emergency as declared by the World Health Organization, the continuation or expansion of war or other hostilities, or a prolonged government shutdown may have significant adverse effects on the Fund and its investments and alter current assumptions and expectations.

The operations of the Fund, the exchanges, brokers and counterparties with which the Fund does business, and the markets in which the Fund does business could be severely disrupted in the event of a severe weather event, natural disaster, major terrorist attack, cyber-attack, data breach, outbreak or public health emergency as declared by the World Health Organization (such as the recent pandemic spread of the novel coronavirus known as COVID-19), or the continuation or expansion of war or other hostilities. Global terrorist attacks, anti-terrorism initiatives, war and other geopolitical events and political unrest, as well as the adverse impact the COVID-19 pandemic will have on the global and U.S. markets and economy, continue to fuel this concern. For example, events in Eastern Europe, the Middle East, and Asia, including but not limited to the war in Ukraine, the armed conflict between Israel and Hamas, or actions by China and North Korea, may cause volatility in bitcoin markets or the COVID-19 pandemic may adversely impact the level of services currently provided by the U.S. government, could weaken the U.S. economy, interfere with the commodities markets that rely upon data published by U.S. federal government agencies, and prevent the Fund from receiving necessary regulatory review or approvals. The types of events discussed above, including the COVID-19 pandemic, are highly disruptive to economies and markets and have recently led, and may continue to lead, to increased market volatility and significant market losses.

More generally, a climate of uncertainty and panic, including the contagion of the COVID-19 virus and other infectious viruses or diseases, may adversely affect global, regional, and local economies and reduce the availability of potential investment opportunities, and increases the difficulty of performing due diligence and modeling market conditions, potentially reducing the accuracy of financial projections. Under these circumstances, the Fund may have difficulty achieving its investment objective which may adversely impact performance. Further, such events can be highly disruptive to economies and markets, significantly disrupt the operations of individual companies (including, but not limited to, the Fund’s Sponsor and third party service providers), sectors, industries, markets, securities and commodity exchanges, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Fund’s investments. These factors could cause substantial market volatility, exchange trading suspensions and closures that could impact the ability of the Fund to complete redemptions and otherwise affect Fund performance and Fund trading in the secondary market. A widespread crisis may also affect the global economy in ways that cannot necessarily be foreseen at the current time. How long such events will last and whether they will continue or recur cannot be predicted. Impacts from these events could have significant impact on the Fund’s performance, resulting in losses to your investment. The past, current and future global economic impact may cause the underlying assumptions and expectations of the Fund to become outdated quickly or inaccurate, resulting in significant losses.

Failures or breaches of electronic systems could disrupt the Fund’s trading activity and materially affect the Fund’s profitability.

Failures or breaches of the electronic systems of the Fund, the Sponsor, the Custodian or other financial institutions in which the Fund invests, or the Fund’s other service providers, market makers, Authorized Purchasers, NYSE Arca, exchanges on which Bitcoin Futures Contracts or other bitcoin interests are traded or cleared, or counterparties have the ability to cause disruptions and negatively impact the Fund’s business operations, potentially resulting in financial losses to the Fund and its Shareholders. Such failures or breaches may include intentional cyber-attacks that may result in an unauthorized party gaining access to electronic systems in order to misappropriate the Fund’s assets or sensitive information. While the Fund has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Fund cannot control the cyber security plans and systems of the Custodian or other financial institutions in which the Fund invests, or the Fund’s other service providers, market makers, Authorized Purchasers, NYSE Arca, exchanges on which bitcoin Futures Contracts or other bitcoin interests are traded or cleared, or counterparties.

Risk of Volatility

The price of bitcoin can be volatile which could cause large fluctuations in the price of Shares.

As discussed in more detail above, price movements for bitcoin are influenced by, among other things, the environment, natural or man-made disasters, governmental oversight and regulation, demographics, economic conditions, infrastructure limitations, existing and future technological developments, and a variety of other factors now known and unknown, any and all of which can have an impact on the supply, demand, and price fluctuations in the bitcoin markets. More generally, cryptocurrency prices may be influenced by economic and monetary events such as changes in interest rates, changes in balances of payments and trade, U.S. and international inflation rates, currency valuations and devaluations, U.S. and international economic events, and changes in the philosophies and emotions of market purchasers. Because the Fund invests in futures contracts in a single cryptocurrency, it is not a diversified investment vehicle, and therefore may be subject to greater volatility than a diversified portfolio of stocks or bonds or a more diversified commodity or cryptocurrency pool.

Volatility is a statistical measure of the dispersion of returns for a given security or market index. Volatility represents how large an asset’s prices swing around the mean price—it is a statistical measure of its dispersion of returns.

According to Bloomberg from 6/30/2022 to 11/30/2023 front month Bitcoin Futures Contracts exhibited an average implied 30-Day volatility of 55.47. The highest volatility during that period was 92.86 on 7/12/22 and the lowest was 27.58 on 10/24/2022.

Bitcoin can be highly volatile, for example, after a 774% price increase from 1/1/2020 prices peaked in May 2021 and front month Bitcoin Futures Contracts began to decline with a peak to trough retracement of 47.06% by 7/20/2021. Prices then rose from that low until 11/9/2021, a new all time high, resulting in a price increase of 127.58%. Front month Bitcoin Futures Contracts prices peaked on 11/9/2021, began to decline with a peak to trough retracement of 76.91% by 11/09/2022 and rose from that level by 145% as of 11/30/2023.

The table below includes significant single day price declines since inception of the Bitcoin Futures Contracts in December 2017 for both bitcoin (as measured by the BRR) and for Bitcoin Futures Contracts (as measured by the front month Bitcoin Futures Contract), including the single day price decline that occurred on September 7, 2021, followed by a brief narrative disclosure describing the significant declines:

Date	BTC1 Daily % Change	BRR Daily % Change	Notes
3/12/2020	-23.49%	-21.89%	The selloff in Bitcoin futures coincided with broader financial market duress at the onset of the COVID pandemic.
6/27/2019	-21.82%	-9.31%	Potentially signals near term profit taking as the front month contract gained, after gaining approximately 22% in the prior session.
6/13/2022	-20.09%	-15.45%	Selling picked up after failing to hold the $30,000 level, filling the gap created on the way up during December 2020.
1/16/2018	-19.97%	-13.50%	Bitcoin futures were relatively new and there was significant selling interest early on that carried through December 2018.
2/5/2018	-15.43%	-14.16%	Bitcoin futures were relatively new and there was significant selling interest early on that carried through December 2018.
5/9/2022	-13.90%	-4.85%	After failing to close back above $40,000 on May 4th, selling accelerated as market participants zeroed in on $30,000 as the next potential area of price support.
11/8/2022	-13.63%	-6.38%	Bitcoin sold off as Binance was considering pulling out of a deal to purchase FTX.
11/9/2022	-13.26%	-10.02%	Bitcoin faced continued pressure from sellers as concerns surrounding the FTX news weighted heavy on the market.
1/21/2022	-10.53%	-10.75%	The downtrend that began in November of 2021 showed signs of accelerating as prices traded at their lowest levels since July of 2021.
11/11/2022	-9.73%	-4.22%	After rallying over 15% the day prior, the selling resumed as the market continued to digest the news around FTX.
03/09/2023	-9.27%	-1.79%	Bitcoin experienced a decline following the announcement of the voluntary liquidation of Silvergate, a U.S. crypto-focused bank. The performance difference was reduced the following day, with the Bitcoin Reference Rate (BRR) showing a decrease of -8.33%.
5/5/2022	-9.10%	-0.65%	After failing to close back above $40,000 on May 4th, selling accelerated as market participants appear to be testing ~$35,000 for potential support.
8/19/2022	-9.02%	-8.70%	Bitcoin futures had been trending higher for much of the summer as market participants assumed a “risk on” posture that was reflected in stock market during the same period. However, sentiment changed to “Risk off” as market participants began to re-think the Fed’s tightening cycle, and potential for prolonged/deeper economic slowdown.
12/6/2021	-8.56%	0.56%	The previous session saw front-month Bitcoin futures get rejected after testing the 50-day moving average and reversing lower. Prices gapped lower on 12/06.
05/08/2023	-8.06%	-4.83%	Bitcoin witnessed a decline following a temporary halt of withdrawals by Binance, which lasted for several hours.
9/20/2021	-7.81%	-7.61%	After advancing nearly 70% since July 20th prices began to retrace on September 7th. Yet it wasn’t until 09/20 that prices tested both the 50- and 100-day moving averages at the technical point where the 50-day was about to cross back above the 100-day. Suggests that this selling was technical in nature.
9/7/2021	-7.75%	-3.35%	The selling may have been the result of profit taking as Bitcoin futures closed over $50,000 for the first time in the prior session.

Tax Risk

Please refer to “U.S. Federal Income Tax Considerations” for information regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

The Fund could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of your Shares.

The Trust has received an opinion of counsel that, under current U.S. federal income tax laws, the Fund more likely than not will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that, among other things, (i) at least 90 percent of the Fund’s annual gross income consists of “qualifying income” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the Fund is organized and operated in accordance with its governing agreements and applicable law, and (iii) the Fund does not elect to be taxed as a corporation for U.S. federal income tax purposes. Opinions of counsel are not binding on the Internal Revenue Service (the “IRS”) and no assurance can be given that the IRS or a court will agree with counsel’s opinion. Although the Sponsor anticipates that the Fund will satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured. There is very limited authority on the U.S. federal income tax treatment of bitcoin and no direct authority on bitcoin derivatives. The Fund has not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for U.S. federal income tax purposes. If the IRS were to successfully assert that the Fund is taxable as a corporation for U.S. federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to Shareholders, the Fund would be subject to tax on its net income for the year at corporate tax rates. In addition, although the Sponsor does not currently intend to make distributions with respect to Shares, any such distributions would be taxable to Shareholders as dividend income to the extent of the Fund’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of the Shareholder’s basis in the Shares (and will reduce the basis), and, to the extent they exceeds a Shareholder’s basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets. Taxation of the Fund as a corporation could materially reduce the after-tax return on an investment in Shares and could substantially reduce the value of your Shares.

Your tax liability from holding Shares may exceed the amount of distributions, if any, on your Shares.

Cash or property will be distributed by the Fund at the sole discretion of the Sponsor, and the Sponsor currently does not intend to make cash or other distributions with respect to Shares. Assuming the Fund qualifies to be taxed as a partnership for U.S. federal income tax purposes, you will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on your allocable share of the Fund’s taxable income, without regard to whether you receive distributions or the amount of any distributions. Therefore, the tax liability resulting from your ownership of Shares may exceed the amount of cash or value of property (if any) distributed.

Your allocable share of income or loss for U.S. federal income tax purposes may differ from your economic income or loss on your Shares.

Due to the application of the assumptions and conventions applied by the Fund in making allocations for U.S. federal income tax purposes and other factors, your allocable share of the Fund’s income, gain, deduction or loss may be different than your economic profit or loss from your Shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in your being taxed on amounts in excess of your economic income.

Items of income, gain, deduction, loss and credit with respect to Shares could be reallocated and the Fund itself could be liable for U.S. federal income tax along with any interest or penalties if the IRS does not accept the assumptions and conventions applied by the Fund in allocating those items, with potential adverse consequences for you.

The Fund intends to be treated as a partnership for U.S. federal income tax purposes. The U.S. tax rules pertaining to entities taxed as partnerships are complex and their application to publicly traded partnerships such as the Fund, is in many respects uncertain. The Fund will apply certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects Shareholders’ economic gains and losses. These assumptions and conventions may not fully comply with all aspects of the Code, and applicable Treasury Regulations, however, and it is possible that the IRS will successfully challenge our allocation methods and require us to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects you.

The Fund may be liable for U.S. federal income tax on any “imputed underpayment” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed underpayment generally includes increases in allocations of items of income or gains to any investor and decreases in allocations of items of deduction, loss, or credit to any investor without any offset for any corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any investor. If the Fund is required to pay any U.S. federal income tax on any imputed underpayment, the resulting tax liability would reduce the net assets of the Fund and would likely have an adverse impact on the value of the Shares. In such a case, the tax liability would in effect be borne by Shareholders that own Shares at the time of such assessment, which may be different persons, or persons with different ownership percentages, than persons owning Shares for the tax year under audit. Under certain circumstances, the Fund may be eligible to make an election to cause Shareholders to take into account the amount of any imputed underpayment, including any interest and penalties. The ability of a publicly traded partnership such as the Fund to make this election is uncertain. If the election is made, the Fund would be required to provide Shareholders who owned beneficial interests in the Shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. For an additional discussion please see “U.S. Federal Income Tax Considerations – Other Tax Matters.”

If the Fund is required to withhold tax with respect to any Non-U.S. Shareholders, all Shareholders may bear the cost of such withholding.

Under certain circumstances, the Fund may be required to pay withholding tax with respect to allocations to Non-U.S. Shareholders. Although the Trust Agreement provides that any such withholding will be treated as being distributed to the Non-U.S. Shareholder, the Fund may not be able to cause the economic cost of such withholding to be borne by the Non-U.S. Shareholder on whose behalf such amounts were withheld since the Fund does not intend to make any distributions. Under such circumstances, all Shareholders may bear the economic cost of the withholding, not just the Shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of your Shares.

Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

The partner information tax returns on Schedule K-1, which the Fund will distribute to Shareholders, will contain information regarding the income items and expense items of the Fund. If you have not received Schedule K-1s from other investments, you may find that preparing your income tax returns may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your returns.

Shareholders of the Fund may recognize significant amounts of ordinary income and short-term capital gain.

Due to the investment strategy of the Fund, the Fund may realize and pass through to Shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains. Ordinary income and short-term capital gains are generally taxed at higher U.S. federal income tax rates than the preferential U.S. federal income rates applicable to long-term capital gains.

Tax legislation that has been or could be enacted may affect you with respect to your investment in the Fund.

Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect the Fund and its Shareholders. Please consult a tax advisor regarding the implications of an investment in Shares of the Fund, including without limitation the federal, state, local and foreign tax consequences.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN SHARES; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

THE OFFERING

The Fund in General

The Fund seeks to provide investors with a way to gain price exposure to the bitcoin market. In furtherance of this goal, the Fund’s investment objective is for changes in the Shares’ NAV to reflect the daily changes of the price of the Benchmark, less expenses from the Fund’s operations. The Sponsor developed the Benchmark as a representation of the bitcoin market. As of October 31, 2023, the Fund’s total net assets were $2,132,526. The Fund does not invest directly in bitcoin.

Under normal market conditions, the Fund will invest in the Benchmark Component Futures Contracts and cash and cash equivalents. The Sponsor believes that by investing in Benchmark Component Futures Contracts, the Fund’s NAV will closely track the Benchmark. The Sponsor also believes that because of market arbitrage opportunities, the market price at which investors will purchase and sell Shares through their broker-dealer will closely track the Fund’s NAV. The Sponsor believes that the net effect of these relationships is that the Fund’s market price on NYSE Arca at which investors purchase and sell Shares will closely track the bitcoin market, as measured by the Benchmark. However, the Fund may not be successful in implementing its investment objective because the Fund is newly formed and because the BTC Contracts and MBT Contracts listed on the CME are a relatively new type of futures contract that may be less developed than more established futures markets (such as the futures markets for corn or wheat). The Fund will purchase MBT contracts only if the Fund has proceeds remaining from the sale of a Creation Basket that are less than the price of a BTC contract. BTC and MBT will count toward an aggregate position limit.

Consistent with applicable provisions of the Trust Agreement and Delaware law, the Fund has broad authority to make changes to the Fund’s operations. The Fund may change its investment objective, Benchmark, or investment strategies and Shareholders of the Fund will not have any rights with respect to these changes. The Fund has no current intention to make any such change, and any change is subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of NYSE Arca.

The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. However, by way of example, the Fund may change the term structure or underlying components of the Benchmark in furtherance of the Fund’s investment objective of tracking the price of the Benchmark Component Futures Contracts if, due to market conditions, a potential or actual imposition of position limits by the CFTC or futures exchange rules, or the imposition of risk mitigation measures by a futures commission merchant restricts the ability of the Fund to invest in the current Benchmark Futures Contracts. The Fund would file a current report on Form 8-K and a prospectus supplement to describe any such change and the effective date of the change. Shareholders may modify their holdings of the Fund’s Shares in response to any change by purchasing or selling Fund Shares through their broker-dealer.

The Fund is organized as a series of the Tidal Commodities Trust I, a statutory trust organized under the laws of the State of Delaware on February 10, 2023. Currently, the Fund is the sole series of the Trust and it operates as a separate commodity pool. Additional series of the Trust may be created in the future at the Sponsor’s discretion. The Fund maintains its main business office at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204. The Fund is a commodity pool. It operates pursuant to the terms of the Trust Agreement, which is dated as of February 10, 2023 and grants full management control to the Sponsor.

Market Price of Shares

The Fund’s Shares have traded on NYSE Arca under the symbol “DEFI” since September 15, 2022. The following table sets forth the range of reported high and low sales prices of the Shares as reported on NYSE Arca for the periods indicated below.

Fiscal Year Ended December 31, 2022	High	Low
Quarter Ended
September 30, 2022	$24.78	$23.77
December 31, 2022	$26.66	$19.77
Fiscal Period Ended September 30, 2023
Quarter Ended
March 31, 2023	$36.80	$21.48
June 30, 2023	$39.83	$32.37
September 30, 2023	$40.49	$31.15

As of June 30, 2023, the Fund had approximately 60 Shareholders.

Prior Performance of the Fund

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Hashdex Bitcoin Futures ETF Fund commenced trading and investment operations on September 15, 2022. The Hashdex Bitcoin Futures ETF Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2). or (iii) a principal protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until October 31, 2023)	110,000
Aggregate gross sale price for units issued	$2,829,029
Pool NAV as of October 31, 2023	$2,132,526
NAV per Share as of October 31, 2023	$42.65
Worst monthly percentage drawdown*	-14.91%/Nov 2022
Worst peak to valley drawdown**	-16.89%/Oct 2022 -Dec 2022

* A drawdown is a loss experienced by the fund over a specified period. Drawdowns are measured on the basis of monthly returns only and do not reflect intra-month figures. The worst monthly percentage drawdown reflects the largest single month loss sustained over the most recent five calendar years and the current year to date.

** The worst peak to valley drawdown is the largest percentage decline in the NAV per unit over the most recent five calendar years and the current year to date. This need not be a continuous decline but can be a series of positive and negative returns. Worst peak to valley drawdown represents the greatest percentage decline from any month end NAV per unit that occurs without such month end NAV per unit being equaled or exceeded as of a subsequent month end. For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak to valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the drawdown would have ended as of the end of February at the $2 level.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rates of Return*
Month	2018	2019	2020	2021	2022	2023
January	—%	—%	—%	—%	—%	40.38%
February	—%	—%	—%	—%	—%	(0.01)%
March	—%	—%	—%	—%	—%	22.39%
April	—%	—%	—%	—%	—%	1.90%
May	—%	—%	—%	—%	—%	-8.25%
June	—%	—%	—%	—%	—%	12.80%
July	—%	—%	—%	—%	—%	-5.21%
August	—%	—%	—%	—%	—%	-11.31%
September	—%	—%	—%	—%	(1.57)%	2.59%
October	—%	—%	—%	—%	4.64%	27.53%
November	—%	—%	—%	—%	(14.91)%	—%
December	—%	—%	—%	—%	(2.30)%	—%
Annual Rate of Return	—%	—%	—%	—%	(14.39)%	99.25%**

* The monthly rate of return is calculated by dividing the ending NAV for a given month by the ending NAV for the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

** Not annualized.

For performance information of the Sponsor’s other commodity pools, see “General Pool Disclosure - Performance of Other Commodity Pools Operated by the Commodity Pool Operator” on page 74.

Discussion of Fund Performance

The Fund’s year-to-date net asset value per share of the Fund’s performance from January 1, 2023 through October 31, 2023 was 99.25%. The Sponsor believes the Fund’s year to date performance can be attributed to a combination of technical factors and macro events. First, bitcoin started the year with highly depressed prices, following the November and December 2022 plunge (-19.0%, as per the Nasdaq Bitcoin Reference Price Index) in the wake of the bankruptcy of the crypto exchange FTX, which, together with other major adverse developments such as the “depegging” of Terra stablecoin, the distress involving the crypto hedge fund Three Arrows Capital and the crypto lending platform Celsius filing for bankruptcy, contributed to bitcoin’s 63.8% correction in 2022 and to its 75.3% downward move from the late 2021 all-time-high.

On the back of these depressed prices, in early 2023 the market sentiment shifted toward a risk-on mode as Consumer Price Index figures indicated that U.S. inflation had been cooling off for six consecutive months, suggesting a reduced pace of U.S. federal reserve rate hikes throughout 2023. We believe these factors led the Fund to an upswing of 40.4% in the first month of 2023, following bitcoin’s best January in ten years.

After a tame February performance of the Fund’s Shares, March’s performance shifted drastically as U.S. regional banks started crumbling due to the current high interest rate environment. As the fallout of the Silicon Valley Bank unfolded, the Fund’s Shares responded very positively (+22.4% in March) due to a confluence of (i) the anticipation of more liquidity flowing into the system as the Federal Reserve’s newly created Bank Term Funding Program started rescuing distressed banks, and (ii) the recognition of bitcoin as a possible safe-haven through its emerging digital store of value characteristics, a bearer asset with no counterparty risk that provides investors with an alternative to potential vulnerabilities inherent in our traditional financial system. April and May were months of predominantly lateral price movements, with no significant news directly impacting bitcoin’s price.

In June, the SEC pressed charges against the exchanges Coinbase and Binance, triggering a decline in crypto prices. However, the last month of June 2023 ended on a highly positive trajectory after the news of applications for spot bitcoin ETFs in the United States. This initiated another rally in bitcoin, resulting in the Fund’s performance concluding the month with a 12.8% upswing (+81.2% in June 2023)

Management’s Discussion and Analysis of Financial Condition and Results of Operations for the period from commencement of operations (September 15, 2022) through December 31, 2022

The following discussion should be read in conjunction with the financial statements and the notes thereto of the Teucrium Commodity Trust (the “Predecessor Trust”) and of the Hashdex Bitcoin Futures ETF (the “Predecessor Fund”) which is a series of the Predecessor Trust included elsewhere in this Information Statement and Prospectus.

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contains forward looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this filing that address activities, events or developments that will or may occur in the future, including such matters as movements in the commodities markets and indexes that track such movements, operations of the Predecessor Fund, Teucrium Trading LLC’s (“Prior Sponsor”) plans and references to the future success of the Predecessor Fund and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially.

These statements are based upon certain assumptions and analyses the Prior Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Prior Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward looking statements made in this filing are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Prior Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the operations of the Predecessor Fund or the value of the Shares of the Predecessor Fund.

Predecessor Trust Overview

The Predecessor Trust’s critical accounting policies for the Predecessor Fund is as follows:

1.	Preparation of the financial statements and related disclosures in conformity with U.S. generally-accepted accounting principles (“GAAP”) requires the application of appropriate accounting rules and guidance, as well as the use of estimates, and requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue and expense and related disclosure of contingent assets and liabilities during the reporting period of the combined financial statements and accompanying notes. The Predecessor Trust’s application of these policies involves judgments and actual results may differ from the estimates used.
2.	The Prior Sponsor has determined that the valuation of commodity interests that are not traded on a U.S. or internationally recognized futures exchange (such as swaps and other over the counter contracts) involves a critical accounting policy. The values which are used by the Predecessor Fund for futures contracts will be provided by the commodity broker who will use market prices when available, while over the counter contracts will be valued based on the present value of estimated future cash flows that would be received from or paid to a third party in settlement of these derivative contracts prior to their delivery date. Values will be determined on a daily basis.
3.	Commodity futures contracts held by the Predecessor Fund are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized appreciation or depreciation on commodity futures contracts are reflected in the statement of assets and liabilities as the difference between the original contract amount and the fair market value as of the last business day of the year or as of the last date of the financial statements. Changes in the appreciation or depreciation between periods are reflected in the statement of operations. Interest on cash equivalents and deposits are recognized on the accrual basis. The Predecessor Fund seeks to earn interest on funds held at the custodian or other financial institutions at prevailing market rates for such investments.
4.	Cash and cash equivalents are cash held at financial institutions in demand-deposit accounts or highly liquid investments with original maturity dates of three months or less at inception. The Predecessor Fund reports cash equivalents in the statements of assets and liabilities at market value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturities. The Predecessor Fund has a substantial portion of assets on deposit with banks. Assets deposited with financial institutions may, at times, exceed federally insured limits.
5.

The use of fair value to measure financial instruments, with related unrealized gains or losses recognized in earnings in each period is fundamental to the Predecessor Trust’s financial statements. In accordance with GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Predecessor Trust uses various valuation approaches. In accordance with GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Predecessor Trust. Unobservable inputs reflect the Predecessor Trust’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels: a) Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Predecessor Trust has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 - securities and financial instruments. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities and financial instruments does not entail a significant degree of judgment, b) Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly, and c) Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement. See the notes within the financial statements for further information.

The Predecessor Fund and the Predecessor Trust record their derivative activities at fair value. Gains and losses from derivative contracts are included in the statement of operations. Derivative contracts include futures contracts related to commodity prices. Futures, which are listed on a national securities exchange, such as the CBOT or ICE, or reported on another national market, are generally categorized in Level 1 of the fair value hierarchy. OTC derivatives contracts (such as forward and swap contracts) which may be valued using models, depending on whether significant inputs are observable or unobservable, are categorized in Levels 2 or 3 of the fair value hierarchy.

6.	The Predecessor Fund recognizes brokerage commissions on a per-trade basis.
7.

Margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. A margin deposit acts to assure the trader’s performance of the futures contracts purchased or sold. Futures contracts are customarily bought and sold on initial margin that represents a very small percentage of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than those in other forms of investment or speculation. As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin. In addition, the amount of margin required in connection with a particular futures contract may be modified from time to time by the exchange during the term of the contract. Brokerage firms, such as the Predecessor Fund’s clearing brokers, carrying accounts for traders in commodity interest contracts generally require higher amounts of margin as a matter of policy to further protect themselves. Over the counter trading generally involves the extension of credit between counterparties, so the counterparties may agree to require the posting of collateral by one or both parties to address credit exposure.

When a trader purchases an option, there is no margin requirement; however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out of the money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

Ongoing or “maintenance” margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open futures contract changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to the Predecessor Fund’s trading, the Predecessor Fund (and not its shareholders personally) is subject to margin calls.

Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated, and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

8.	Due from/to broker for investments in financial instruments are securities transactions pending settlement. The management of the Predecessor Trust and the Predecessor Fund monitor the financial condition of such brokers and does not anticipate any losses from these counterparties.
9.

The Prior Sponsor is responsible for investing the assets of the Predecessor Fund in accordance with the objectives and policies of the Predecessor Fund.

The Predecessor Fund is contractually obligated to pay a monthly management fee to the Prior Sponsor, based on average daily net assets, at a rate equal to 0.94% per annum. From the Management Fee, the Prior Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Predecessor Fund, generally as determined by the Prior Sponsor, including but not limited to, fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. These fees and expenses are not included in the breakeven table because they are paid for by the Prior Sponsor through the proceeds from the Management Fee. The Predecessor Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Prior Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Predecessor Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

10.	For U.S. federal income tax purposes, the Predecessor Fund intends to be treated as partnerships. Therefore, the Predecessor Fund does not record a provision for income taxes because the partners report their share of the Predecessor Fund’s income or loss on their income tax returns. The financial statements reflect the Predecessor Fund’s transactions without adjustment, if any, required for income tax purposes.
11.	For commercial paper, the Predecessor Fund uses the effective interest method for calculating the actual interest rate in a period based on the amount of a financial instrument’s book value at the beginning of the accounting period. Accretion on these investments are recognized using the effective interest method in U.S. dollars and recognized in cash equivalents. All discounts on purchase prices of debt securities are accreted over the life of the respective security.

Results of Operations

The discussion below addresses the material changes in the results of operations for the year ended December 31, 2022. The Predecessor Fund commenced operations on September 16, 2022.

Total expenses for the current and comparative periods are presented both gross and net of any expenses waived or paid by the Prior Sponsor that would have been incurred by the Predecessor Fund (“expenses waived by the Prior Sponsor”). For all expenses waived in 2022, the Prior Sponsor has determined that no reimbursement will be sought in future periods. “Total expenses, net,” which is after the impact of any expenses waived by or reimbursed to the Prior Sponsor, are presented in the same manner as previously reported. There is, therefore, no impact to or change in the net gain or net loss in any period for the Predecessor Trust and the Predecessor Fund as a result of this change in presentation.

The Prior Sponsor is responsible for investing the assets of the Predecessor Fund in accordance with the objectives and policies of the Predecessor Fund. In addition, the Prior Sponsor arranges for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the Predecessor Fund, including services directly attributable to the Predecessor Fund such as accounting, financial reporting, regulatory compliance and trading activities, which the Prior Sponsor elected not to outsource.

The Predecessor Fund is contractually obligated to pay a monthly management fee to the Prior Sponsor, based on average daily net assets, at a rate equal to 0.94% per annum. From the Management Fee, the Prior Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Predecessor Fund, generally as determined by the Prior Sponsor, including but not limited to, fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent, licensors, accounting and audit fees expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. These fees and expenses are not included in the breakeven table because they are paid for by the Prior Sponsor through the proceeds from the Management Fee. The Predecessor Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Prior Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Predecessor Fund. Routine operational, administrative, and other ordinary expenses are not deemed extraordinary expenses.

The Prior Sponsor has the ability to elect to pay certain expenses on behalf of the Predecessor Fund or waive the management fee. This election is subject to change by the Prior Sponsor, at its discretion. Expenses paid by the Prior Sponsor and Management fees waived by the Prior Sponsor are, if applicable, presented as waived expenses in the statements of operations for the Predecessor Fund.

The Predecessor Fund commenced investment operations on September 15, 2022. The investment objective of the Predecessor Fund is to have the daily changes in the NAV of the Predecessor Fund’s Shares reflect the daily changes in the price of the Benchmark, less expenses from the Predecessor Fund’s operations. The Benchmark is the average of the closing settlement prices for the first to expire and second to expire bitcoin futures contracts listed on the CME. These contracts are the Benchmark Component Futures Contracts.

On December 31, 2022, the Predecessor Fund held a total of CME bitcoin futures contracts with a notional value of $1,071,625. The contracts had an asset fair value of $29,152. The weighting of the notional value of the contracts was weighted as follows: (1) 46% to JAN23 CME contracts, (2) 54% to FEB23 CME contracts.

As of December 31, 2022

December 31, 2022
Total Net Assets	$1,070,263
Shares Outstanding	50,004
Net Asset Value per share	$21.40
Closing Price	$21.39

From the commencement of operations (September 15, 2022) through December 31, 2022

From the commencement
of operations (September 15, 2022)
through December 31, 2022
Average daily total net assets	$1,541,903
Net realized and unrealized loss on futures contracts	$(394,642)
Interest income earned on cash equivalents	$12,854
Annualized interest yield based on average daily total net assets	0.83%
Net Loss	$(386,037)
Weighted average share outstanding	66,359
Management Fees	$4,249
Total gross fees and other expenses excluding management fees	$75,291
Brokerage Commissions	$2,218
Expenses waived by the Prior Sponsor	$(75,291)
Total gross expense ratio (annualized)	17.60%
Total expense ratio net of expenses waived by the Prior Sponsor (annualized)	0.94%
Net investment income (annualized)	-1.90%
Creation of Shares	100,004
Redemption of Shares	50,000

Realized gain or loss on trading of cryptocurrency futures contracts is a function of: 1) the change in the price of the particular contracts sold as part of a “roll” in contracts as the nearest to expire contracts are exchanged for the appropriate contract given the investment objective of the fund, 2) the change in the price of particular contracts sold in relation to redemption of shares, 3) the gain or loss associated with rebalancing trades which are made to ensure conformance to the benchmark, 4) the number of contracts held and then sold for either circumstance aforementioned. The Predecessor Fund recognizes the expense for brokerage commissions for futures contract trades on a per trade basis. Unrealized gain or loss on trading of cryptocurrency futures contracts is a function of the change in the price of contracts held on the final date of the period versus the purchase price for each contract and the number of contracts held in each contract month. The Prior Sponsor has a static benchmark as described above and trades futures contracts to adhere to that benchmark and to adjust for the creation or redemption of shares.

The Predecessor Fund seeks to earn interest and other income in investment grade, short-duration instruments or deposits associated with the pool’s cash management strategy that may be used to offset expenses. These investments may include, but are not limited to, short-term Treasury Securities, demand deposits, money market funds and investments in commercial paper. These interest rate levels may be lower or higher than the projected interest rates stated in the prospectuses and thus will impact your breakeven point.

The Predecessor Fund is contractually obligated to pay a monthly management fee to the Prior Sponsor, based on average daily net assets, at a rate equal to 0.94% per annum. From the Management Fee, the Prior Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Prior Sponsor, generally as determined by the Prior Sponsor, including but not limited to, fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent, licensors, accounting and audit fees expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. These fees and expenses are not included in the breakeven table because they are paid for by the Prior Sponsor through the proceeds from the Management Fee. The Predecessor Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Prior Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Predecessor Fund. Routine operational, administrative, and other ordinary expenses are not deemed extraordinary expenses.

The graph below shows the actual shares outstanding, total net assets (or AUM) and net asset value per share (NAV per share) for the Predecessor Fund from inception to December 31, 2022 and serves to illustrate the relative changes of these components.

Benchmark Performance

Investing in Commodity Interests subjects the Predecessor Fund to the risks of the underlying commodity market, and this could result in substantial fluctuations in the price of the Predecessor Fund’s Shares. Unlike mutual funds, the Predecessor Fund currently is not expected to distribute dividends to Shareholders. Although this could change if interest rates continue to rise, and the assets of the Predecessor Fund increase. Investors may choose to use the Predecessor Fund as a means of investing indirectly in the underlying commodity, and there are risks involved in such investments. Investors may choose to use the Predecessor Fund as a vehicle to hedge against the risk of loss, and there are risks involved in hedging activities.

During the period from January 1, 2022 through December 31, 2022, the average daily change in the NAV of the Predecessor Fund was within plus/minus 10 percent of the average daily change in the Benchmark of the Predecessor Fund, as stated in the prospectus for the Predecessor Fund.

Frequency Distribution of Premiums and Discounts

Description

The frequency distribution charts below present information about the difference between the daily market price for Shares of the Predecessor Fund and the Predecessor Fund’s reported Net Asset Value per share. The amount that the Predecessor Fund’s market price is above the reported NAV is called the premium. The amount that the Predecessor Fund’s market price is below the reported NAV is called the discount. The market price is determined using the midpoint between the highest bid and the lowest offer on the listing exchange, as of the time that the Predecessor Fund’s NAV is calculated (usually 4:00 p.m., (ET)). The chart shows the number of trading days in which the Predecessor Fund traded within the premium/discount range indicated. The charts are also available on the website for the Predecessor Fund on a quarterly basis.

*A unit that is equal to 1/100th of 1% and is used to denote the change in a financial instrument.

NEITHER THE PAST PERFORMANCE OF THE PREDECESSOR FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE PREDECESSOR FUND’S FUTURE PERFORMANCE

PREDECESSOR FUND	Q1	Q2	Q3	Q4	Total 2022

Days at premium			3	27	30

Days at NAV			4	5	9

Days at discount			7	31	38

The performance data above for the Predecessor Fund represents past performance. Past performance is not a guarantee of future results. Investment return and value of the Predecessor Fund’s Shares will fluctuate so that an investor’s Shares, when sold, may be worth more or less than their original cost. Performance may be lower or higher than performance data quoted.

Off Balance Sheet Financing

As of December 31, 2022, neither the Predecessor Trust nor any of the Predecessor Fund has any loan guarantees, credit support or other off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions relating to certain risks service providers undertake in performing services which are in the best interests of the Predecessor Fund. While the exposure of the Predecessor Fund under these indemnification provisions cannot be estimated, they are not expected to have a material impact on the financial positions of the Predecessor Fund.

Liquidity and Capital Resources

The Predecessor Fund does not anticipate making use of borrowings or other lines of credit to meet their obligations. The Predecessor Fund meets its liquidity needs in the normal course of business from the proceeds of the sale of their investments from the cash and cash equivalents that they intend to hold, and/or from the fee waivers provided by the Prior Sponsor. The Predecessor Fund’s liquidity needs include redeeming their shares, providing margin deposits for existing Futures Contracts or the purchase of additional Futures Contracts, posting collateral for over-the-counter Commodity Interests, and paying expenses.

The Predecessor Fund generates cash primarily from (i) the sale of Creation Baskets and (ii) interest earned on cash and cash equivalents. Generally, all of the net assets of the Predecessor Fund are allocated to trading in Commodity or Cryptocurrency Interests. Most of the assets of the Predecessor Fund are held in cash and/or cash equivalents. The percentage that such assets bear to the total net assets will vary from period to period as the market values of the Commodity or Cryptocurrency Interests change. Interest earned on interest-bearing assets of the Predecessor Fund are paid to the Predecessor Fund. During times of extreme market volatility and economic uncertainty, the Predecessor Fund may experience a significant change in interest rates, and as such the Predecessor Fund may experience a change in the breakeven point.

The investments of the Predecessor Fund in Commodity or Cryptocurrency Interests are subject to periods of illiquidity because of market conditions, regulatory considerations, and other reasons. For example, U.S. futures exchanges limit the fluctuations in the prices of certain Futures Contracts during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of such a Futures Contract has increased or decreased by an amount equal to the daily limit, positions in the contracts can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Such market conditions could prevent the Predecessor Fund from promptly liquidating a position in Futures Contracts.

War and other geopolitical events in eastern Europe, including but not limited to Russia and Ukraine, may cause volatility in commodity prices including energy and grain prices, due to the region’s importance to these markets, potential impacts to global transportation and shipping, and other supply chain disruptions. These events are unpredictable and may lead to extended periods of price volatility.

More generally, a climate of uncertainty and panic, including the contagion of the COVID-19 virus and other infectious viruses or diseases, may adversely affect global, regional, and local economies and reduce the availability of potential investment opportunities, and increases the difficulty of performing due diligence and modeling market conditions, potentially reducing the accuracy of financial projections. Under these circumstances, the Predecessor Fund may have difficulty achieving their investment objectives which may adversely impact performance. Further, such events can be highly disruptive to economies and markets, significantly disrupt the operations of individual companies (including, but not limited to, the Prior Sponsor and third-party service providers), sectors, industries, markets, securities and commodity exchanges, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Predecessor Fund’s investments. These factors could cause substantial market volatility, exchange trading suspensions and closures that could impact the ability of the Predecessor Fund to complete redemptions and otherwise affect the Predecessor Fund performance and Predecessor Fund trading in the secondary market. A widespread crisis may also affect the global economy in ways that cannot necessarily be foreseen at the current time. How long such events will last and whether they will continue or recur cannot be predicted. Impacts from these events could have significant impact on the Predecessor Fund’s performance, resulting in losses to your investment. The global economic shocks being experienced as of the date hereof may cause the underlying assumptions and expectations of the Predecessor Fund to become outdated quickly or inaccurate, resulting in significant losses.

Market Risk

Trading in Commodity or Cryptocurrency Interests such as Futures Contracts will involve the Predecessor Fund entering into contractual commitments to purchase or sell specific amounts of commodities or cryptocurrencies at a specified date in the future. The gross or face amount of the contracts is expected to significantly exceed the future cash requirements of the Predecessor Fund as the Predecessor Fund intends to close out any open positions prior to the contractual expiration date. As a result, the Predecessor Fund’s market risk is the risk of loss arising from the decline in value of the contracts, not from the need to make delivery under the contracts. The Predecessor Fund considers the “fair value” of derivative instruments to be the unrealized gain or loss on the contracts. The market risk associated with the commitment by the Predecessor Fund to purchase a specific commodity will be limited to the aggregate face amount of the contacts held.

The exposure of the Predecessor Fund to market risk will depend on a number of factors including the markets for the specific commodity or cryptocurrency, the volatility of interest rates and foreign exchange rates, the liquidity of the Commodity or Cryptocurrency Specific Interests markets and the relationships among the contracts held by the Predecessor Fund.

Credit Risk

When any of the Predecessor Fund enters into Commodity or Cryptocurrency Interests, it will be exposed to the credit risk that the counterparty will not be able to meet its obligations. For purposes of credit risk, the counterparty for the Futures Contracts traded on the CBOT, ICE and CME is the clearinghouse associated with those exchanges. In general, clearinghouses are backed by their members who may be required to share in the financial burden resulting from the nonperformance of one of their members, which should significantly reduce credit risk. Some foreign exchanges are not backed by their clearinghouse members but may be backed by a consortium of banks or other financial institutions. Unlike in the case of exchange traded futures contracts, the counterparty to an over the counter Commodity Interest contract is generally a single bank or other financial institution. As a result, there will be greater counterparty credit risk in over the counter transactions. There can be no assurance that any counterparty, clearinghouse, or their financial backers will satisfy their obligations to any of the Predecessor Fund.

The Commodity Funds may engage in off exchange transactions broadly called an “exchange for risk” transaction, also referred to as an “exchange for swap.” For purposes of the Dodd-Frank Act and related CFTC rules, an “exchange for risk” transaction is treated as a “swap.” An “exchange for risk” transaction, sometimes referred to as an “exchange for swap” or “exchange of futures for risk,” is a privately negotiated and simultaneous exchange of a futures contract position for a swap or other over the counter instrument on the corresponding commodity. An exchange for risk transaction can be used by the Commodity Funds as a technique to avoid taking physical delivery of a commodity futures contract, corn for example, in that a counterparty will take a fund’s position in a Corn Futures Contract into its own account in exchange for a swap that does not by its terms call for physical delivery. The Predecessor Fund will become subject to the credit risk of a counterparty when it acquires an over the counter position in an exchange for risk transaction. The Predecessor Fund may use an “exchange for risk” transaction in connection with the creation and redemption of shares. These transactions must be carried out only in accordance with the rules of the applicable exchange where the futures contracts trade.

The Prior Sponsor will attempt to manage the credit risk of the Predecessor Fund by following certain trading limitations and policies. In particular, the Predecessor Fund intends to post margin and collateral and/or hold liquid assets that will be equal to approximately the face amount of the Interests it holds. The Prior Sponsor will implement procedures that will include, but will not be limited to, executing and clearing trades and entering into over the counter transactions only with parties it deems creditworthy and/or requiring the posting of collateral by such parties for the benefit of the Predecessor Fund to limit its credit exposure.

The CEA requires all FCMs, such as the Predecessor Fund’s clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by FCMs and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

On November 14, 2013, the CFTC published final regulations that require enhanced customer protections, risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures and auditing and examination programs for FCMs. The rules are intended to afford greater assurances to market participants that customer segregated funds and secured amounts are protected, customers are provided with appropriate notice of the risks of futures trading and of the FCMs with which they may choose to do business, FCMs are monitoring and managing risks in a robust manner, the capital and liquidity of FCMs are strengthened to safeguard the continued operations and the auditing and examination programs of the CFTC and the SROs are monitoring the activities of FCMs in a thorough manner.

StoneX and Phillip Capital serve as the Predecessor Fund’s clearing brokers to execute futures contracts and provide other brokerage-related services.

The Predecessor Fund will retain approximately 70%; this balance represents the total net assets less the initial margin requirements held by the FCM. These cash assets are either: 1) deposited by the Prior Sponsor in demand deposit accounts of financial institutions which are deemed by the Prior Sponsor to be of investment level quality, 2) held in a money-market fund which is deemed to be a cash equivalent under the most recent SEC definition, or 3) held in a cash equivalent with a maturity of 90 days or less that is deemed by the Prior Sponsor to be of investment level quality.

Quantitative and Qualitative Disclosures about Market Risks for the period from commencement of operations (September 15, 2022) through December 31, 2022

The discussion and analysis which follows may contain trend analysis and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which reflect our current views with respect to future events and financial results. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “outlook” and “estimate,” as well as similar words and phrases, signify forward-looking statements. The Predecessor Trust’s forward-looking statements are not guarantees of future results and conditions, and important factors, risks and uncertainties may cause our actual results to differ materially from those expressed in our forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the Federal securities laws, the Prior Sponsor undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Report, as a result of new information, future events or changed circumstances or for any other reason after the date of this Report.

Trading in Commodity or Cryptocurrency Interests such as Futures Contracts will involve the Acquired Fund entering into contractual commitments to purchase or sell specific amounts of commodities or cryptocurrencies at a specified date in the future. The gross or face amount of the contracts is expected to significantly exceed the future cash requirements of the Acquired Fund as the Acquired Fund intends to close out any open positions prior to the contractual expiration date. As a result, the Acquired Fund’s market risk is the risk of loss arising from the decline in value of the contracts, not from the need to make delivery under the contracts. The Acquired Fund considers the “fair value” of derivative instruments to be the unrealized gain or loss on the contracts. The market risk associated with the commitment by the Acquired Fund to purchase a specific commodity will be limited to the aggregate face amount of the contacts held.

The exposure of the Acquired Fund to market risk will depend primarily on the market price of the specific commodities or cryptocurrency held by the Acquired Fund. The market price of the commodities or cryptocurrency depends in part on the volatility of interest rates and foreign exchange rates and the liquidity of the commodity or cryptocurrency specific markets.

The table below presents a quantitative analysis of hypothetical impact of price decreases and increases in each of the commodity or cryptocurrency futures contracts held by Acquired Fund, on the actual holdings and NAV per share as of December 31, 2022. For purposes of this analysis, all futures contracts held by the Acquired Fund is assumed to change by the same percentage. In addition, the cash held by the Acquired Fund and any management fees paid to the Prior Sponsor is assumed to remain constant and not impact the NAV per share. There may be very slight and immaterial differences, due to rounding, in the tables presented below.

Quantitative Risk Analysis

PREDECESSOR FUND:

	December 31, 2022 as Reported			10% Decrease	15% Decrease	20% Decrease	10% Increase	15% Increase	20% Increase
Holdings as of December 31, 2022	Number of Contracts Held	Closing Price	Notional Amount	Notional Amount	Notional Amount	Notional Amount	Notional Amount	Notional Amount	Notional Amount
CME Bitcoin Futures JAN23	6	$165.3500	$496,050	$446,445	$421,643	$396,840	$545,655	$570,458	$595,260
CME Bitcoin Futures FEB23	7	$164.4500	$575,575	$518,018	$489,239	$460,460	$633,133	$661,911	$690,690
Total CME Bitcoin Futures			$1,071,625	$964,463	$910,882	$857,300	$1,178,788	$1,232,369	$1,285,950

Shares outstanding			50,004	50,004	50,004	50,004	50,004	50,004	50,004

Net Asset Value per Share attributable directly to CME Bitcoin Futures			$21.43	$19.29	$18.22	$17.14	$23.57	$24.65	$25.72
Total Net Asset Value per Share as reported			$21.40
Change in the Net Asset Value per Share				$(2.14)	$(3.21)	$(4.29)	$2.14	$3.21	$4.29

Percent Change in the Net Asset Value per Share				-10.01%	-15.02%	-20.03%	10.01%	15.02%	20.03%

Qualitative Risk Analysis

Margin is the minimum amount of funds that must be deposited by a commodity or cryptocurrency interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. A margin deposit acts to assure the trader’s performance of the futures contracts purchased or sold. Futures contracts are customarily bought and sold on initial margin that represents a very small percentage of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin. In addition, the amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms, such as the Acquired Fund’s clearing brokers, carrying accounts for traders in commodity or cryptocurrency interest contracts generally require higher amounts of margin as a matter of policy to further protect themselves. Over the counter trading generally involves the extension of credit between counterparties, so the counterparties may agree to require the posting of collateral by one or both parties to address credit exposure.

When a trader purchases an option, there is no margin requirement; however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

Ongoing or “maintenance” margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open futures contract changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to the Acquired Fund’s trading, the Acquired Fund (and not its shareholders personally) are subject to margin calls.

Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated, and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

The Dodd-Frank Act requires the CFTC, the SEC and the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Farm Credit System and the Federal Housing Finance Agency (collectively, the “Prudential Regulators”) to establish “both initial and variation margin requirements on all swaps that are not cleared by a registered clearing organization” (i.e., uncleared or over the counter swaps). The proposed rules would require swap dealers and major swap participants to collect both variation and initial margin from counterparties known as “financial end-users” such as the Acquired Fund and in certain circumstances require these swap dealers or major swap participants to post variation margin or initial margin to the Acquired Fund. The CFTC and the Prudential Regulators finalized these rules in 2016 and compliance became necessary in September 2016.

An “exchange for related position” (“EFRP”) can be used by the Acquired Fund as a technique to facilitate the exchanging of a futures hedge position against a creation or redemption order, and thus the Acquired Fund may use an EFRP transaction in connection with the creation and redemption of shares. The market specialist/market maker that is the ultimate purchaser or seller of shares in connection with the creation or redemption basket, respectively, agrees to sell or purchase a corresponding offsetting futures position which is then settled on the same business day as a cleared futures transaction by the FCMs. The Acquired Fund will become subject to the credit risk of the market specialist/market maker until the EFRP is settled within the business day, which is typically 7 hours or less. The Acquired Fund reports all activity related to EFRP transactions under the procedures and guidelines of the CFTC and the exchanges on which the futures are traded.

The Acquired Fund will generally retain cash positions of approximately 70% of total net assets. These cash assets are either: 1) deposited by the Prior Sponsor in demand deposit accounts of financial institutions which are deemed by the Prior Sponsor to be of investment level quality, 2) held in a money-market fund which is deemed to be a cash equivalent under the most recent SEC definition, or 3) held in a cash equivalent with a maturity of 90 days or less that is deemed by the Prior Sponsor to be of investment level quality.

Management’s Discussion and Analysis of Financial Condition and Results of Operations for the period January 1, 2023 to September 30, 2023

This information should be read in conjunction with the financial statements and notes included in this Information Statement. The discussion and analysis which follows may contain trend analysis and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which reflect our current views with respect to future events and financial results. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “outlook” and “estimate,” as well as similar words and phrases, signify forward-looking statements. Predecessor Trust forward-looking statements are not a guarantee of future results and conditions, and important factors, risks and uncertainties may cause our actual results to differ materially from those expressed in our forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the Federal securities laws, Prior Sponsor undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this section, as a result of new information, future events or changed circumstances or for any other reason.

The Predecessor Trust, a Delaware statutory trust organized on September 11, 2009, is a series trust consisting of six series. Effective as of April 26, 2019, the Predecessor Trust and the Predecessor Fund, a series of the Predecessor Trust, operate pursuant to the Predecessor Trust’s Fifth Amended and Restated Declaration of Trust and Trust Agreement.

On September 14, 2022, the Form S-1 for Predecessor Fund was declared effective by the SEC. On September 15, 2022, five Creation Baskets for the Predecessor Fund were issued representing 50,000 shares and $1,250,000. The Predecessor Fund began trading on the NYSE Arca on September 16, 2022. The registration statement for the Predecessor Fund registered an indeterminate number of shares.

A climate of uncertainty and panic, including the contagion of the COVID-19 virus and other infectious viruses or diseases, may adversely affect global, regional, and local economies and reduce the availability of potential investment opportunities, and increases the difficulty of performing due diligence and modeling market conditions, potentially reducing the accuracy of financial projections. Under these circumstances, the Predecessor Fund may have difficulty achieving their investment objectives which may adversely impact performance. Further, such events can be highly disruptive to economies and markets, significantly disrupt the operations of individual companies (including, but not limited to, the Prior Sponsor and third-party service providers), sectors, industries, markets, securities and commodity exchanges, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Predecessor Fund’s investments. These factors could cause substantial market volatility, exchange trading suspensions and closures that could impact the ability of the Predecessor Fund to complete redemptions and otherwise affect Predecessor Fund performance and Predecessor Fund trading in the secondary market. A widespread crisis may also affect the global economy in ways that cannot necessarily be foreseen at the current time. How long such events will last and whether they will continue or recur cannot be predicted. Impacts from these events could have significant impact on the Predecessor Fund’s performance, resulting in losses to your investment. The global economic shocks being experienced as of the date hereof may cause the underlying assumptions and expectations of the Predecessor Fund to become outdated quickly or inaccurate, resulting in significant losses.

In addition, the Predecessor Fund is subject to the risks associated with bitcoin. Bitcoin is a digital asset or cryptocurrency that is a unit of account on the “Bitcoin Network,” an open source, decentralized peer-to-peer computer network. The ownership and operation of bitcoin is determined by purchasers in the Bitcoin Network. The Bitcoin Network connects computers that run publicly accessible, or open source, software that follows the rules and procedures governing the Bitcoin Network. This is commonly referred to as the Bitcoin Protocol. Bitcoin may be held, may be used to purchase goods and services or may be exchanged for fiat currency. No single entity owns or operates the Bitcoin Network, and the value of bitcoin is not backed by any government, corporation, or other entity. Instead, the value of bitcoin is determined in part by the supply and demand in markets created to facilitate the trading of bitcoin. Public key cryptography protects the ownership and transaction records for bitcoin. Because the source code for the Bitcoin Network is open source, anyone can contribute to its development. At this time, the ultimate supply of bitcoin is finite and limited to 21 million “coins” with the number of bitcoin available increasing gradually as new bitcoin supplies are mined until the 21 million current protocol cap is reached. The following factors, among others, may affect the price and market for bitcoin: Predecessor Fund does not invest directly in bitcoin.

●	How widely bitcoin is adopted, including the use of bitcoin as a payment.
●	The regulatory environment for cryptocurrencies, which continues to evolve in the U.S., and which may delay, impede, or restrict the adoption or use of bitcoin.
●	Speculative activity in the market for bitcoin, including by holders of large amounts of bitcoin, which may increase volatility.

●	Cyberattacks, including the risk that malicious actors will exploit flaws in the code or structure of bitcoin, control the blockchain, steal information or cause disruptions to the internet.
●	Rewards for mining bitcoin are designed to decline over time, which may lessen the incentive for miners to process and confirm transactions on the Bitcoin Network.
●	The open-source nature of the Bitcoin Network may result in forks, or changes to the underlying code of bitcoin that result in the creation of new, separate digital assets.
●	Fraud, manipulation, security failure or operational problems at bitcoin exchanges that result in a decline in adoption or acceptance of bitcoin.
●	Scalability as the use of bitcoin expands to a greater number of users.

The Investment Objective of the Predecessor Fund

The investment objective of the Predecessor Fund is to have the daily changes in the NAV of the Predecessor Fund’s shares reflect the daily changes of the price of the Benchmark, less expenses from the Predecessor Fund’s operations. The Benchmark is currently the average of the closing settlement prices for the Bitcoin Futures Contracts listed on the CME.

CME Bitcoin Futures Contracts	Weighting
First to expire	50%
Second to expire	50%

The notional amount of each Benchmark Component Futures Contract included in the Benchmark is intended to reflect the changes in market value of each such Benchmark Component Futures Contract within the Benchmark. The closing level of the Benchmark is calculated on each business day by the Sub-Administrator based on the closing price of the futures contracts for each of the underlying Benchmark Component Futures Contracts and the notional amounts of such Benchmark Component Futures Contracts.

The Benchmark is rebalanced periodically to ensure that each of the Benchmark Component Futures Contracts is weighted in the same proportion as in the investment objective for the Predecessor Fund. The following chart reflects the September 30, 2023, Benchmark Component Futures Contracts weights for each of the Predecessor Fund, the contract held is identified by the generally accepted nomenclature of contract month and year, which may differ from the month in which the contract expires:

Predecessor Fund Benchmark Component Futures Contracts	Notional Value	Weight (%)
CME Bitcoin Futures (6 contracts, OCT23)	$813,000	50%
CME Bitcoin Futures (6 contracts, NOV23)	818,250	50

Total at September 30, 2023	$1,631,250	100%

The price relationship between the near month Futures Contract to expire and the Benchmark Component Futures Contracts will vary and may impact both the total return of the Predecessor Fund over time and the degree to which such total return tracks the total return of the price indices related to the commodity of Predecessor Fund. In cases in which the near month contract’s price is lower than later expiring contracts’ prices (a situation known as “contango” in the futures markets), then absent the impact of the overall movement in commodity prices the value of the Benchmark Component Futures Contracts would tend to decline as they approach expiration. In cases in which the near month contract’s price is higher than later expiring contracts’ prices (a situation known as “backwardation” in the futures markets), then absent the impact of the overall movement in the Predecessor Fund’s prices the value of the Benchmark Component Futures Contracts would tend to rise as they approach expiration, all other things being equal.

The total portfolio composition for Predecessor Fund is disclosed each business day that the NYSE Arca is open for trading on the Prior Sponsor’s website. The website for the Predecessor Fund is www.hashdex-etfs.com. The website(s) are accessible at no charge. The website disclosure of portfolio holdings is made daily and includes, as applicable, the name and value of each Futures Contract, other commodity or cryptocurrency interests and the amount of cash and cash equivalents held in the Predecessor Fund’s portfolio. The specific types of other commodity interests held (if any, which may include options on futures contracts and derivative contracts such as swaps) collectively, “Other Commodity Interests,” and together with Futures Contracts, “Commodity Interests” or “Interests” in addition to futures contracts, options on futures contracts and derivative contracts that are tied to various commodities are entered into outside of public exchanges. These “over the counter” contracts are entered into between two parties in private contracts, or on a recently formed swap execution facility (“SEF”) for standardized swaps. For example, unlike Futures Contracts, which are guaranteed by a clearing organization, each party to an over the counter derivative contract bears the credit risk of the other party (unless such over the counter swap is cleared through a derivatives clearing organization (“DCO”), i.e., the risk that the other party will not be able to perform its obligations under its contract, and characteristics of such Other Commodity Interests.

Consistent with achieving the Predecessor Fund’s investment objective of closely tracking the Benchmark, the Prior Sponsor may for certain reasons cause Predecessor Fund to enter into or hold Futures Contracts other than the Benchmark Component Futures Contracts and/or Other Commodity or Cryptocurrency Interests. Other Commodity or Cryptocurrency Interests that do not have standardized terms and are not exchange traded, referred to as “over the counter” Commodity or Cryptocurrency Interests, can generally be structured as the parties to the Commodity or Cryptocurrency Interest contract desire. Therefore, Predecessor Fund might enter into multiple and/or over the counter Interests intended to replicate the performance of each of the Benchmark Component Futures Contracts for Predecessor Fund, or a single over the counter Interest designed to replicate the performance of the Benchmark as a whole. Assuming that there is no default by a counterparty to an over the counter Interest, the performance of the Interest will necessarily correlate with the performance of the Benchmark or the applicable Benchmark Component Futures Contract. The Predecessor Fund might also enter into or hold Interests other than Benchmark Component Futures Contracts to facilitate effective trading, consistent with the discussion of the Predecessor Fund’s “roll” strategy. In addition, the Predecessor Fund might enter into or hold Interests that would be expected to alleviate overall deviation between the Predecessor Fund’s performance and that of the Benchmark that may result from certain market and trading inefficiencies or other reasons. By utilizing certain or all of the investments described above, the Prior Sponsor will endeavor to cause the Predecessor Fund’s performance to closely track that of the Benchmark of the Predecessor Fund.

The Predecessor Fund seeks to earn interest and other income (“interest income”) from cash equivalents that it purchases and, on the cash it holds through the Custodian or other financial institutions. The Prior Sponsor anticipates that the interest income will increase the NAV of the Predecessor Fund. The Predecessor Fund applies the interest income to the acquisition of additional investments or use it to pay its expenses. If the Predecessor Fund reinvests the earned interest income, it makes investments that are consistent with its investment objectives as disclosed. Any cash equivalent invested by the Predecessor Fund will have original maturity dates of three and nine months or less at inception. Any cash equivalent invested by the Predecessor Fund will be deemed by the Prior Sponsor to be of investment grade quality. As of September 30, 2023, available cash balances in the Predecessor Fund were invested in the First American Government Obligations Fund – Class X, Goldman Sachs Financial Square Government Fund, in demand deposits at Capital One, and in commercial paper with maturities of ninety days or less. Additionally, the Predecessor Fund may invest a portion of the amount of funds required to be deposited with the FCM as initial margin in U.S. Treasury obligations with time to maturity of 90 days or less. The obligations are purchased and held in the Predecessor Fund’s accounts through the FCM.

In managing the assets of the Predecessor Fund, the Prior Sponsor does not use a technical trading system that automatically issues buy and sell orders. Instead, the Prior Sponsor will purchase or sell the specific underlying Cryptocurrency Interests with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of shares.

The Prior Sponsor anticipates managing the Predecessor Fund in a way that tracks the stated benchmark. The Prior Sponsor will close out existing positions, for instance, in response to ordinary scheduled changes in the Benchmark or, if at the Prior Sponsor’s sole discretion, it otherwise determines it would be appropriate to do so, will reinvest the proceeds in new Cryptocurrency Interests. Positions may also be closed out to meet redemption orders, in which case the proceeds from closing the positions are not reinvested. The Predecessor Fund does hold spot month futures, but the Predecessor Fund will trade or roll these contracts on the exchange before delivery or receipt of the underlying cryptocurrency is required.

The Prior Sponsor employs a “neutral” investment strategy intended to track the changes in the Benchmark of the Predecessor Fund regardless of whether the Benchmark goes up or goes down. The Predecessor Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell the Predecessor Fund’s shares for the purpose of investing indirectly in the commodity specific market in a cost-effective manner. Such investors may include participants in the specific industry and other industries seeking to hedge the risk of losses in their commodity specific related transactions, as well as investors seeking exposure to that commodity market. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the cryptocurrency specific market and/or the risks involved in hedging may exist. In addition, an investment in the Predecessor Fund involves the risk that the changes in the price of the Predecessor Fund’s shares will not accurately track the changes in the Benchmark, and that changes in the Benchmark will not closely correlate with changes in the price of the cryptocurrency on the spot market. The Prior Sponsor does not intend to operate the Predecessor Fund in a fashion such that its per share NAV equals, in dollar terms, the spot price of the commodity or the price of any particular cryptocurrency specific Futures Contract.

The Predecessor Fund’s Sponsor

The Prior Sponsor is the sponsor of the Predecessor Trust and each of the series of the Predecessor Trust. The Prior Sponsor is a Delaware limited liability company, formed on July 28, 2009. The principal office is located at Three Main Street, Suite 215, Burlington, Vermont 05401. The Prior Sponsor is registered as a CPO and a CTA with the CFTC and is a member of the NFA. Teucrium Investment Advisors, LLC, a wholly owned subsidiary of the Prior Sponsor, is a Delaware limited liability company, which was formed on January 4, 2022. Teucrium Investment Advisors, LLC is a U.S. SEC registered investment advisor. Teucrium Investment Advisors, LLC was registered with the CFTC as a CPO on May 2, 2022, a CTA on May 2, 2022, and a Swap Firm on May 9, 2022. Teucrium Investment Advisors, LLC became a member of the NFA on May 9, 2022. The Prior Sponsor became a listed principal of Teucrium Investment Advisors, LLC on May 20, 2022.

The Predecessor Trust and the Predecessor Fund operate pursuant to the Predecessor Trust Agreement. Under the Predecessor Trust Agreement, the Prior Sponsor is solely responsible for management and conducts or directs the conduct of the business of the Predecessor Trust, the Predecessor Fund, and any series of the Predecessor Trust that may from time to time be established and designated by the Prior Sponsor. The Prior Sponsor is required to oversee the purchase and sale of shares by Authorized Purchasers and to manage the Predecessor Fund’s investments, including to evaluate the credit risk of FCMs and swap counterparties and to review daily positions and margin/collateral requirements. The Prior Sponsor has the power to enter into agreements as may be necessary or appropriate for the offer and sale of the Predecessor Fund’s shares and the oversight of the Predecessor Trust’s activities. Accordingly, the Prior Sponsor is responsible for selecting the Trustee, Administrator, Distributor, the independent registered public accounting firm of the Predecessor Trust, and any legal counsel employed by the Predecessor Trust. The Prior Sponsor is also responsible for preparing and filing periodic reports on behalf of the Predecessor Trust with the SEC and will provide any required certification for such reports. No person other than the Prior Sponsor and its principals was involved in the organization of the Predecessor Trust or the Predecessor Fund.

The Prior Sponsor designs the Predecessor Fund to offer liquidity, transparency, and capacity in single-commodity investing for a variety of investors, including institutions and individuals, in an exchange-traded product format. The Predecessor Fund has also been designed to mitigate the impacts of contango and backwardation, situations that can occur in the course of commodity trading which can affect the potential returns to investors. Backwardation is defined as a market condition in which a futures price of a commodity is lower in the distant delivery months than in the near delivery months, while contango, the opposite of backwardation, is defined as a condition in which distant delivery prices for futures exceed spot prices, often due to the costs of storing and insuring the underlying commodity.

The Prior Sponsor has a patent on certain business methods and procedures used with respect to the Predecessor Fund.

Performance Summary

This report covers the periods from January 1 to September 30, 2023 for the Predecessor Fund. Total expenses are presented both gross and net of any expenses waived or paid by the Prior Sponsor that would have been incurred by the Predecessor Fund (“expenses waived by the Prior Sponsor”).

Predecessor Fund Per Share Operation Performance
Net asset value at beginning of period	$21.40
Income from investment operations:
Investment income	1.06
Net realized and unrealized gain on cryptocurrency futures contracts	11.21
Total expenses	(0.23)
Net increase in net asset value	12.04
Net asset value at end of period	$33.44
Total Return	56.23%
Ratios to Average Net Assets (Annualized)
Total expenses	17.69%
Total expenses, net	0.94%
Net investment income	3.28%

Results of Operations

The following includes a section for the Predecessor Fund of the Predecessor Trust.

The discussion below addresses the material changes in the results of operations for the three and nine months ended September 30, 2023 compared to the same period in 2022. For the Predecessor Fund, the commencement of operations was September 15, 2022 and will not have a comparative third quarter in 2022.

Total expenses for the current and comparative periods are presented both gross and net of any expenses waived or paid by the Prior Sponsor that would have been incurred by the Predecessor Fund (“expenses waived by the Prior Sponsor”). For all expenses waived in 2022 and 2023, the Prior Sponsor has determined that no reimbursement will be sought in future periods. “Total expenses, net” is after the impact of any expenses waived by the Prior Sponsor, are presented in the same manner as previously reported. There is, therefore, no impact to or change in the Net gain or Net loss in any period for the Predecessor Trust and the Predecessor Fund as a result of this change in presentation.

The Prior Sponsor is responsible for investing the assets of the Predecessor Fund in accordance with the objectives and policies of the Predecessor Fund. In addition, the Prior Sponsor arranges for one or more third parties to provide administrative, custodial, accounting, transfer agency, compliance, and other necessary services to the Predecessor Fund, including services directly attributable to the Predecessor Fund such as accounting, financial reporting, regulatory compliance, and trading activities. In some cases, at its discretion, the Prior Sponsor may elect not to outsource certain of these expenses.

The Predecessor Fund is contractually obligated to pay a monthly management fee to the Prior Sponsor, based on average daily net assets, at a rate equal to 0.94% per annum. From the Management Fee, the Prior Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Predecessor Fund, generally as determined by the Prior Sponsor, including but not limited to, fees and expenses of the Predecessor Trust’s Administrator, Custodian, Distributor, Transfer Agent, licensors, accounting and audit fees expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. These fees and expenses are not included in the breakeven table because they are paid for by the Prior Sponsor through the proceeds from the management fee. The Predecessor Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Prior Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Predecessor Fund. Routine operational, administrative, and other ordinary expenses are not deemed extraordinary expenses.

The Prior Sponsor has the ability to elect to pay certain expenses on behalf of the Predecessor Fund or waive the management fee. This election is subject to change by the Prior Sponsor, at its discretion. Expenses paid by the Prior Sponsor, and management fees waived by the Prior Sponsor are, if applicable, presented as waived expenses in the statements of operations for the Predecessor Fund.

Predecessor Fund

The Predecessor Fund commenced investment operations on September 15, 2022. The investment objective of the Predecessor Fund is to have the daily changes in percentage terms of the shares’ net asset value reflect the daily changes in percentage terms of a weighted average of the closing settlement prices for Bitcoin Futures Contracts that are traded on the CME, specifically: (1) the first to expire CME Bitcoin Futures Contract, weighted 50%, (2) the second to expire CME Bitcoin Futures Contract, weighted 50%.

On September 30, 2023, the Predecessor Fund held a total of 12 CME bitcoin futures contracts with a notional value of 1,631,250. The contracts had an asset fair value of $19,483. The weighting of the notional value contracts is as follows: (1) 50% to OCT23 CME Bitcoin Futures contracts, (2) 50% to NOV23 CME Bitcoin Futures contracts.

For the three months ended September 30, 2023 compared to the commencement of operations (September 15, 2022) through September 30, 2022

	Quarter Ending September 30, 2023	From the commencement of operations (September 15, 2022) through September 30, 2022
Average daily total net assets	$1,774,450	$975,029
Net realized and unrealized loss on futures contracts	$(283,797)	$(20,314)
Interest income earned on cash equivalents	$21,202	$1,073
Annualized interest yield based on average daily total net assets	1.19%	0.11%
Net Loss	$(266,799)	$(19,618)
Weighted average share outstanding	50,004	40,003
Management Fees	$4,204	$377
Total gross fees and other expenses excluding management fees	$91,023	$550
Brokerage Commissions	$593	$949
Expenses waived by the Sponsor	$(91,023)	$(550)
Total gross expense ratio	21.29%	2.31%
Total expense ratio net of expenses waived by the Sponsor	0.94%	0.94%
Net investment gain	3.80%	1.74%
Creation of Shares	—	50,004
Redemption of Shares	—	—

For the nine months ended September 30, 2023 compared to the commencement of operations (September 15, 2022) through September 30, 2022

	Nine Months Ending September 30, 2023	From the commencement of operations (September 15, 2022) through September 30, 2022
Average daily total net assets	$1,776,779	$975,029
Net realized and unrealized gain (loss) on futures contracts	$514,510	$(20,314)
Interest income earned on cash equivalents	$56,099	$1,073
Annualized interest yield based on average daily total net assets	3.16%	0.11%
Net Income (Loss)	$558,118	$(19,618)
Weighted average share outstanding	52,825	40,003
Management Fees	$12,491	$377
Total gross fees and other expenses excluding management fees	$222,642	$550
Brokerage Commissions	$1,970	$949
Expenses waived by the Sponsor	$(222,642)	$(550)
Total gross expense ratio	17.69%	2.31%
Total expense ratio net of expenses waived by the Sponsor	0.94%	0.94%
Net investment gain	3.28%	1.74%
Creation of Shares	10,000	50,004
Redemption of Shares	10,000	—

Realized gain or loss on trading of cryptocurrency futures contracts is a function of: 1) the change in the price of the particular contracts sold as part of a “roll” in contracts as the nearest to expire contracts are exchanged for the appropriate contract given the investment objective of the fund, 2) the change in the price of particular contracts sold in relation to redemption of shares, 3) the gain or loss associated with rebalancing trades which are made to ensure conformance to the benchmark, 4) the number of contracts held and then sold for either circumstance aforementioned. The Predecessor Fund recognizes the expense for brokerage commissions for futures contract trades on a per trade basis. Unrealized gain or loss on trading of cryptocurrency futures contracts is a function of the change in the price of contracts held on the final date of the period versus the purchase price for each contract and the number of contracts held in each contract month. The Prior Sponsor has a static benchmark as described above and trades futures contracts to adhere to that benchmark and to adjust for the creation or redemption of shares.

The Predecessor Fund seeks to earn interest and other income in investment grade, short-duration instruments or deposits associated with the pool’s cash management strategy that may be used to offset expenses. These investments may include, but are not limited to, short-term Treasury Securities, demand deposits, money market funds and investments in commercial paper. These interest rate levels may be lower or higher than the projected interest rates stated in the prospectuses and thus will impact your breakeven point.

The Predecessor Fund is contractually obligated to pay a monthly management fee to the Prior Sponsor, based on average daily net assets, at a rate equal to 0.94% per annum. From the Management Fee, the Prior Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Prior Sponsor, including but not limited to, fees and expenses of the Predecessor Trust’s Administrator, Custodian, Distributor, Transfer Agent, licensors, accounting and audit fees expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. These fees and expenses are not included in the breakeven table because they are paid for by the Prior Sponsor through the proceeds from the Management Fee. The Predecessor Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Prior Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Predecessor Fund. Routine operational, administrative, and other ordinary expenses are not deemed extraordinary expenses.

The graph below shows the actual shares outstanding, total net assets (or AUM) and net asset value per share (NAV per share) for the Predecessor Fund from inception to September 30, 2023 and serves to illustrate the relative changes of these components.

Other than the management fee to the Prior Sponsor and the brokerage commissions, most of the expenses incurred by the Predecessor Fund are associated with the day-to-day operation of the Predecessor Fund and the necessary functions related to regulatory compliance. These are generally based on contracts, which extend for some period of time and up to one year, or commitments regardless of the level of assets under management. The structure of the Predecessor Fund and the nature of the expenses are such that as total net assets grow, there is a scalability of expenses that may allow the total expense ratio to be reduced. However, if total net assets for the Predecessor Fund fall, the total expense ratio of the Predecessor Fund will increase unless additional reductions are made by the Prior Sponsor to the daily expense accruals. The Prior Sponsor can elect to adjust the daily expense accruals at its discretion based on market conditions and other Predecessor Fund considerations.

Market Outlook

The Bitcoin Industry

Bitcoin

Bitcoin is a digital asset that serves as the unit of account on an open-source, decentralized, peer-to-peer computer network. Bitcoin may be used to pay for goods and services, stored for future use, or converted to a fiat currency. As of the date of this update, the adoption of bitcoin for these purposes has been limited. The value of bitcoin is not backed by any government, corporation, or other identified body.

The value of bitcoin is determined in part by the supply of (which is limited), and demand for, bitcoin in the markets for exchange that have been organized to facilitate the trading of bitcoin. By design, the supply of bitcoin is limited to 21 million bitcoins. As of the date of this update, there are approximately 19 million bitcoins in circulation.

Bitcoin is maintained on the decentralized, open source, peer-to-peer computer network (the “Bitcoin Network”). No single entity owns or operates the Bitcoin Network. The Bitcoin Network is accessed through software and governs bitcoin’s creation and movement. The source code for the Bitcoin Network, often referred to as the Bitcoin Protocol, is open-source, and anyone can contribute to its development.

Price movements for bitcoin are influenced by, among other things, the environment, natural or man-made disasters, governmental oversight and regulation, demographics, economic conditions, infrastructure limitations, existing and future technological developments, and a variety of other factors now known and unknown, any and all of which can have an impact on the supply, demand, and price fluctuations in the bitcoin markets. More generally, cryptocurrency prices may be influenced by economic and monetary events such as changes in interest rates, changes in balances of payments and trade, U.S. and international inflation rates, currency valuations and devaluations, U.S. and international economic events, and changes in the philosophies and emotions of market purchasers. Because the Predecessor Fund invests in futures contracts in a single cryptocurrency, it is not a diversified investment vehicle, and therefore may be subject to greater volatility than a diversified portfolio of stocks or bonds or a more diversified commodity or cryptocurrency pool.

The Bitcoin Network

The infrastructure of the Bitcoin Network is collectively maintained by participants in the Bitcoin Network, which include miners, developers, and users. Miners validate transactions and are currently compensated for that service in bitcoin. Developers maintain and contribute updates to the Bitcoin Network’s source code, often referred to as the Bitcoin Protocol. Users access the Bitcoin Network using open-source software. Anyone can be a user, developer, or miner.

Bitcoin is “stored” on a digital transaction ledger commonly known as a “blockchain.” A blockchain is a type of shared and continually reconciled database, stored in a decentralized manner on the computers of certain users of the digital asset and is protected by cryptography. The Bitcoin Blockchain contains a record and history for each bitcoin transaction.

New bitcoin is created by “mining.” Miners use specialized computer software and hardware to solve a highly complex mathematical problem presented by the Bitcoin Protocol. The first miner to successfully solve the problem is permitted to add a block of transactions to the Bitcoin Blockchain. The new block is then confirmed through acceptance by a majority of users who maintain versions of the blockchain on their individual computers. Miners that successfully add a block to the Bitcoin Blockchain are automatically rewarded with a fixed amount of bitcoin for their effort plus any transaction fees paid by transferors whose transactions are recorded in the block. This reward system is the means by which new bitcoin enter circulation and is the mechanism by which versions of the blockchain held by users on a decentralized network are kept in consensus.

The Bitcoin Protocol

The Bitcoin Protocol is an open source project with no official company or group in control. Anyone can review the underlying code and suggest changes. There are, however, a number of individual developers that regularly contribute to a specific distribution of bitcoin software known as the “Bitcoin Core.” Developers of the Bitcoin Core loosely oversee the development of the source code. There are many other compatible versions of the bitcoin software, but Bitcoin Core is the most widely adopted and currently provides the de facto standard for the Bitcoin Protocol. The core developers are able to access, and can alter, the Bitcoin Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin Network’s source code.

However, because bitcoin has no central authority, the release of updates to the Bitcoin Network’s source code by the core developers does not guarantee that the updates will be automatically adopted by the other purchasers. Users and miners must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those bitcoin users and miners who choose to download it. As a practical matter, a modification to the source code becomes part of the Bitcoin Network only if it is accepted by participants that collectively have a majority of the processing power on the Bitcoin Network. If a modification is accepted by only a percentage of users and miners, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.”

Calculating the Net Asset Value of the Predecessor Fund

The NAV of the Predecessor Fund is calculated by:

The Predecessor Trust’s Administrator calculates the NAV of the Predecessor Fund once each trading day. It calculates NAV as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. (ET). The NAV for a particular trading day is released after 4:15 p.m. (ET).

In determining the value of the Futures Contracts for the Predecessor Fund, the Sub-Administrator uses the closing price on the exchange on which the commodity or cryptocurrency is traded, commonly referred to as the settlement price. The time of settlement for each exchange is determined by that exchange and may change from time to time. The current settlement time for each exchange can be found at the website for the CME https://www.cmegroup.com/trading-hours.html.

The Predecessor Trust’s Administrator determines the value of all other investments for the Predecessor Fund as of the earlier of the close of the New York Stock Exchange or 4:00 p.m., (ET), in accordance with the current Services Agreement between the Predecessor Trust’s Administrator and the Predecessor Trust.

The value of over-the-counter Commodity Interests will be determined based on the value of the commodity or Futures Contract underlying such Commodity Interest, except that a fair value may be determined if the Prior Sponsor believes that the Predecessor Fund is subject to significant credit risk relating to the counterparty to such Commodity Interest. For purposes of financial statements and reports, the Prior Sponsor will recalculate the NAV of the Predecessor Fund where necessary to reflect the “fair value” of a Futures Contract when the Futures Contract of the Predecessor Fund closes at its price fluctuation limit for the day. Treasury Securities held by the Predecessor Fund are valued by the Predecessor Trust’s Administrator using values received from recognized third-party vendors (such as Reuters) and dealer quotes. The NAV includes any unrealized profit or loss on open Commodity Interests and any other credit or debit accruing to the Predecessor Fund but unpaid or not received by the Predecessor Fund.

In addition, in order to provide updated information relating to the Predecessor Fund for use by investors and market professionals, ICE Data Indices, LLC calculates and disseminates throughout the trading day an updated indicative fund value for the Predecessor Fund. The indicative fund value is calculated by using the prior day’s closing NAV per share of the Predecessor Fund as a base and updating that value throughout the trading day to reflect changes in the value of the Predecessor Fund’s Cryptocurrency Interests during the trading day. Changes in the value of short-term Treasury Securities and cash equivalents will not be included in the calculation of indicative value throughout the day. For this and other reasons, the indicative fund value disseminated during NYSE Arca trading hours should not be viewed as an actual real time update of the NAV for the Predecessor Fund. The NAV is calculated only once at the end of each trading day.

The indicative fund value is disseminated on a per share basis every 15 seconds during regular NYSE Arca trading hours of 9:30 a.m., (ET), to 4:00 p.m., (ET). The CME is generally open for trading only during specified hours which vary by exchange and may be adjusted by the exchange. However, the futures markets on these exchanges do not currently operate twenty-four hours per day. In addition, there may be some trading hours which may be limited to electronic trading only. This means that there is a gap in time at the beginning and the end of each day during which the Predecessor Fund’s shares are traded on the NYSE Arca. As a result, during those gaps there will be no update to the indicative fund values. The most current trading hours for each exchange may be found on the website of that exchange as listed above.

ICE Data Indices, LLC disseminates the intraday indicative value (also referred to in this report as “approximate net asset value”) of the Predecessor Fund’s shares through the facilities of Consolidated Tape Association’s Consolidated Quotation High Speed Lines (also known as the “CTA/QC High Speed Lines”). ICE Data Indices, LLC will make the Benchmark information available through online information services, such as Yahoo Finance, Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of the Predecessor Fund’s shares on the NYSE Arca. Investors and market professionals are able throughout the trading day to compare the market price of the Predecessor Fund and the indicative fund value. If the market price of the Predecessor Fund shares diverges significantly from the indicative fund value, market professionals may have an incentive to execute arbitrage trades. For example, if the Predecessor Fund appears to be trading at a discount compared to the indicative fund value, a market professional could buy Predecessor Fund shares on the NYSE Arca, aggregate them into Redemption Baskets, and receive the NAV of such shares by redeeming them to the Predecessor Trust, provided that there is not a minimum number of shares outstanding for the Predecessor Fund. Such arbitrage trades can tighten the tracking between the market price of the Predecessor Fund and the indicative fund value.

Critical Accounting Policies

The Predecessor Trust’s critical accounting policies for the Predecessor Fund is as follows:

1. Preparation of the financial statements and related disclosures in conformity with U.S. generally accepted accounting principles (“GAAP”) requires the application of appropriate accounting rules and guidance, as well as the use of estimates, and requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue and expense and related disclosure of contingent assets and liabilities during the reporting period of the combined financial statements and accompanying notes. The Predecessor Trust’s application of these policies involves judgments and actual results may differ from the estimates used.

2. The Prior Sponsor has determined that the valuation of commodity or cryptocurrency interests that are not traded on a U.S. or internationally recognized futures exchange (such as swaps and other over the counter contracts) involves a critical accounting policy. The values which are used by the Predecessor Fund for futures contracts will be provided by the broker who will use market prices when available, while over the counter contracts will be valued based on the present value of estimated future cash flows that would be received from or paid to a third party in settlement of these derivative contracts prior to their delivery date. Values will be determined on a daily basis.

3. Cryptocurrency futures contracts held by the Predecessor Fund are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized appreciation or depreciation on commodity or cryptocurrency futures contracts are reflected in the statement of operations as the difference between the original contract amount and the fair market value as of the last business day of the year or as of the last date of the financial statements. Changes in the appreciation or depreciation between periods are reflected in the statement of operations. Interest on cash equivalents and deposits are recognized on an accrual basis. The Predecessor Fund earns interest on funds held at the custodian or other financial institutions at prevailing market rates for such investments.

4. Cash and cash equivalents are cash held at financial institutions in demand-deposit accounts or highly liquid investments with original maturity dates of three months or less at inception. The Predecessor Fund reports cash equivalents in the statements of assets and liabilities at market value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturities. The Predecessor Fund has a substantial portion of assets on deposit with banks. Assets deposited with financial institutions may, at times, exceed federally insured limits.

5. The use of fair value to measure financial instruments, with related unrealized gains or losses recognized in earnings in each period is fundamental to the Predecessor Trust’s financial statements. In accordance with GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Predecessor Trust uses various valuation approaches. In accordance with GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Predecessor Trust. Unobservable inputs reflect the Predecessor Trust’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels: a) Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Predecessor Trust has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 securities and financial instruments. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities and financial instruments does not entail a significant degree of judgment, b) Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly, and c) Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement. See the notes within the financial statements for further information.

The Predecessor Fund and the Predecessor Trust record their derivative activities at fair value. Gains and losses from derivative contracts are included in the statement of operations. Derivative contracts include futures contracts related to commodity or cryptocurrency prices. Futures, which are listed on a national securities exchange, such as the CME, or reported on another national market, are generally categorized in Level 1 of the fair value hierarchy. OTC derivatives contracts (such as forward and swap contracts) which may be valued using models, depending on whether significant inputs are observable or unobservable, are categorized in Levels 2 or 3 of the fair value hierarchy.

6. The Predecessor Fund recognizes brokerage commissions on a full trade basis.

7. Margin is the minimum amount of funds that must be deposited by a commodity or cryptocurrency interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. A margin deposit acts to assure the trader’s performance of the futures contracts purchased or sold. Futures contracts are customarily bought and sold on initial margin that represents a small percentage of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than customary in other forms of investment or speculation. As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin. In addition, the amount of margin required in connection with a particular futures contract may be modified from time to time by the exchange during the term of the contract. Brokerage firms, such as the Predecessor Fund’s clearing brokers, carrying accounts for traders in commodity or cryptocurrency interest contracts generally require higher amounts of margin as a matter of policy to further protect themselves. Over the counter trading generally involves the extension of credit between counterparties, so the counterparties may agree to require the posting of collateral by one or both parties to address credit exposure.

When a trader purchases an option, there is no margin requirement; however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out of the money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

Ongoing or “maintenance” margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open futures contract changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to the Predecessor Fund’s trading, the Predecessor Fund (and not its shareholders personally) are subject to margin calls.

Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated, and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

8. Due from/to broker for investments in financial instruments are securities transactions pending settlement. The Predecessor Trust is subject to credit risk to the extent any broker with whom it conducts business is unable to fulfill contractual obligations on its behalf. The management of the Predecessor Trust monitors the financial condition of such brokers and does not anticipate any losses from these counterparties.

9. The Prior Sponsor is responsible for investing the assets of the Predecessor Fund in accordance with the objectives and policies of the Predecessor Fund.

The Predecessor Fund is contractually obligated to pay a monthly management fee to the Prior Sponsor, based on average daily net assets, at a rate equal to 0.94% per annum. From the Management Fee, the Prior Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Predecessor Fund, generally as determined by the Prior Sponsor, including but not limited to, fees and expenses of the Predecessor Trust’s Administrator, Custodian, Distributor, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. These fees and expenses are not included in the breakeven table because they are paid for by the Prior Sponsor through the proceeds from the Management Fee. The Predecessor Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Prior Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Predecessor Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

10. For U.S. federal income tax purposes, the Predecessor Fund will be treated as a partnerships. Therefore, the Predecessor Fund does not record a provision for income taxes because the partners report their share of the Predecessor Fund’s income or loss on their income tax returns. The financial statements reflect the Predecessor Fund’s transactions without adjustment, if any, required for income tax purposes.

Credit Risk

When any of the Predecessor Fund enters into Cryptocurrency Interests, it will be exposed to the credit risk that the counterparty will not be able to meet its obligations. For purposes of credit risk, the counterparty for the Futures Contracts traded on the CME is the clearinghouse associated with those exchanges. In general, clearinghouses are backed by their members who may be required to share in the financial burden resulting from the nonperformance of one of their members, which should significantly reduce credit risk. Some foreign exchanges are not backed by their clearinghouse members but may be backed by a consortium of banks or other financial institutions. Unlike in the case of exchange traded futures contracts, the counterparty to an over-the-counter Commodity Interest contract is generally a single bank or other financial institution. As a result, there will be greater counterparty credit risk in over-the-counter transactions. There can be no assurance that any counterparty, clearinghouse, or their financial backers will satisfy their obligations to any of the Predecessor Fund.

The Prior Sponsor will attempt to manage the credit risk of the Predecessor Fund by following certain trading limitations and policies. In particular, the Predecessor Fund intends to post margin and collateral and/or hold liquid assets that will be equal to approximately the face amount of the Interests it holds. The Prior Sponsor will implement procedures that will include, but will not be limited to, executing, and clearing trades and entering into over-the-counter transactions only with parties it deems creditworthy and/or requiring the posting of collateral by such parties for the benefit of the Predecessor Fund to limit its credit exposure.

The CEA requires all FCMs, such as the Predecessor Fund’s clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by FCMs and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

On November 14, 2013, the CFTC published final regulations that require enhanced customer protections, risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures and auditing and examination programs for FCMs. The rules are intended to afford greater assurances to market participants that customer segregated funds and secured amounts are protected, customers are provided with appropriate notice of the risks of futures trading and of the FCMs with which they may choose to do business, FCMs are monitoring and managing risks in a robust manner, the capital and liquidity of FCMs are strengthened to safeguard the continued operations and the auditing and examination programs of the CFTC and the SROs are monitoring the activities of FCMs in a thorough manner. StoneX and Phillip Capital serve as the Predecessor Fund’s clearing brokers to execute futures contracts and provide other brokerage-related services.

The Predecessor Fund will generally retain cash positions of approximately 70% of total net assets; this balance represents the total net assets less the initial margin requirements held by the FCM. These cash assets are either: 1) deposited by the Prior Sponsor in demand deposit accounts of financial institutions which are deemed by the Prior Sponsor to be of investment level quality, 2) held in a money-market fund which is deemed to be a cash equivalent under the most recent SEC definition, or 3) held in a cash equivalent with a maturity of 90 days or less that is deemed by the Prior Sponsor to be of investment level quality.

Liquidity and Capital Resources

The Predecessor Fund does not anticipate making use of borrowings or other lines of credit to meet their obligations. The Predecessor Fund meets its liquidity needs in the normal course of business from the proceeds of the sale of their investments from the cash and cash equivalents that they intend to hold, and/or from the fee waivers provided by the Prior Sponsor. The Predecessor Fund’s liquidity needs include redeeming their shares, providing margin deposits for existing Futures Contracts or the purchase of additional Futures Contracts, posting collateral for over-the-counter Commodity Interests, and paying expenses.

The Predecessor Fund generates cash primarily from (i) the sale of Creation Baskets and (ii) interest earned on cash and cash equivalents. Generally, all of the net assets of the Predecessor Fund are allocated to trading in Cryptocurrency Interests. Most of the assets of the Predecessor Fund are held in cash and/or cash equivalents. The percentage that such assets bear to the total net assets will vary from period to period as the market values of the Cryptocurrency Interests change. Interest earned on interest-bearing assets of the Predecessor Fund are paid to the Predecessor Fund. During times of extreme market volatility and economic uncertainty, the Predecessor Fund may experience a significant change in interest rates, and as such the Predecessor Fund may experience a change in the breakeven point.

The investments of the Predecessor Fund in Cryptocurrency Interests are subject to periods of illiquidity because of market conditions, regulatory considerations, and other reasons. For example, U.S. futures exchanges limit the fluctuations in the prices of certain Futures Contracts during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of such a Futures Contract has increased or decreased by an amount equal to the daily limit, positions in the contracts can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Such market conditions could prevent the Predecessor Fund from promptly liquidating a position in Futures Contracts.

War and other geopolitical events in eastern Europe, including but not limited to Russia and Ukraine, may cause volatility in commodity prices including energy and grain prices, due to the region’s importance to these markets, potential impacts to global transportation and shipping, and other supply chain disruptions. These events are unpredictable and may lead to extended periods of price volatility.

More generally, a climate of uncertainty and panic, including the contagion of the COVID-19 virus and other infectious viruses or diseases, may adversely affect global, regional, and local economies and reduce the availability of potential investment opportunities, and increases the difficulty of performing due diligence and modeling market conditions, potentially reducing the accuracy of financial projections. Under these circumstances, the Predecessor Fund may have difficulty achieving their investment objectives which may adversely impact performance. Further, such events can be highly disruptive to economies and markets, significantly disrupt the operations of individual companies (including, but not limited to, the Prior Sponsor and third-party service providers), sectors, industries, markets, securities and commodity exchanges, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Predecessor Fund’s investments. These factors could cause substantial market volatility, exchange trading suspensions and closures that could impact the ability of the Predecessor Fund to complete redemptions and otherwise affect the Predecessor Fund’s performance and the Predecessor Fund’s trading in the secondary market. A widespread crisis may also affect the global economy in ways that cannot necessarily be foreseen at the current time. How long such events will last and whether they will continue or recur cannot be predicted. Impacts from these events could have significant impact on the Predecessor Fund’s performance, resulting in losses to your investment. The global economic shocks being experienced as of the date hereof may cause the underlying assumptions and expectations of the Predecessor Fund to become outdated quickly or inaccurate, resulting in significant losses.

Market Risk

Trading in Cryptocurrency Interests such as Futures Contracts will involve the Predecessor Fund entering into contractual commitments to purchase or sell specific amounts of commodities or cryptocurrencies at a specified date in the future. The gross or face amount of the contracts is expected to significantly exceed the future cash requirements of the Predecessor Fund as the Predecessor Fund intends to close out any open positions prior to the contractual expiration date. As a result, the Predecessor Fund’s market risk is the risk of loss arising from the decline in value of the contracts, not from the need to make delivery under the contracts. The Predecessor Fund may consider the “fair value” of derivative instruments to be the unrealized gain or loss on the contracts. The market risk associated with the commitment by the Predecessor Fund to purchase a specific commodity or cryptocurrency will be limited to the aggregate face amount of the contacts held.

The exposure of the Predecessor Fund to market risk will depend on a number of factors including the markets for the specific commodity or cryptocurrency, the volatility of interest rates and foreign exchange rates, the liquidity of the Cryptocurrency Specific Interests markets and the relationships among the contracts held by the Predecessor Fund.

Regulatory Considerations

The regulation of futures markets, futures contracts, and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency including, for example, the retroactive implementation of speculative position limits, increased margin requirements, the establishment of daily price limits and the suspension of trading on an exchange or trading facility.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only SRO for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of CPOs and FCMs and their respective associated persons.The Prior Sponsor and the Predecessor Fund’s clearing broker are members of the NFA. As such, they will be subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members. Neither the Predecessor Trust nor the Predecessor Fund is required to become a member of the NFA. The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. There is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Predecessor Fund, or the ability of the Predecessor Fund to continue to implement its investment strategy. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Predecessor Fund is impossible to predict but could be substantial and adverse.

The CFTC possesses exclusive jurisdiction to regulate the activities of commodity pool operators and commodity trading advisors with respect to “commodity interests,” such as futures, swaps, and options, and has adopted regulations with respect to the activities of those persons and/or entities. Under the Commodity Exchange Act (“CEA”), a registered commodity pool operator, such as the Prior Sponsor, is required to make annual filings with the CFTC and the NFA describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators. Pursuant to this authority, the CFTC requires commodity pool operators to keep accurate, current, and orderly records for each pool that they operate. The CFTC may suspend the registration of a commodity pool operator (1) if the CFTC finds that the operator’s trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances. Suspension, restriction, or termination of the Prior Sponsor’s registration as a commodity pool operator would prevent it, until that registration was to be reinstated, from managing the Predecessor Fund, and might result in the termination of the Predecessor Fund if a successor sponsor is not elected pursuant to the Predecessor Trust Agreement. Neither the Predecessor Trust nor the Predecessor Fund is required to be registered with the CFTC in any capacity.

The Predecessor Fund’s investors are afforded prescribed rights for reparations under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or an FCM, introducing broker, commodity trading advisor, CPO, and their respective associated persons.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

Trading venues in the United States are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market (i.e., a futures exchange) or a swap execution facility. Clearing organizations are also subject to the CEA and the rules and regulations adopted thereunder as administered by the CFTC. The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves as SROs exercise regulatory and supervisory authority over their member firms.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted in response to the economic crisis of 2008 and 2009 and it significantly altered the regulatory regime to which the securities and commodities markets are subject. To date, the CFTC has issued proposed or final versions of almost all of the rules it is required to promulgate under the Dodd-Frank Act, and it continues to issue proposed versions of additional rules that it has authority to promulgate. Provisions of the new law include the requirement that position limits be established on a wide range of commodity interests, including agricultural, energy, and metal-based commodity futures contracts, options on such futures contracts and uncleared swaps that are economically equivalent to such futures contracts and options (“Reference Contracts”); new registration and recordkeeping requirements for swap market participants; capital and margin requirements for “swap dealers” and “major swap participants,” as determined by the new law and applicable regulations; reporting of all swap transactions to swap data repositories; and the mandatory use of clearinghouse mechanisms for sufficiently standardized swap transactions that were historically entered into in the over the counter market, but are now designated as subject to the clearing requirement; and margin requirements for over the counter swaps that are not subject to the clearing requirements.

In addition, considerable regulatory attention has recently been focused on non-traditional publicly distributed investment pools such as the Predecessor Fund. Furthermore, various national governments have expressed concern regarding the disruptive effects of speculative trading in certain commodity markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Predecessor Fund is impossible to predict but could be substantial and adverse.

The Dodd-Frank Act was intended to reduce systemic risks that may have contributed to the 2008/2009 financial crisis. Since the first draft of what became the Dodd-Frank Act, supporters and opponents have debated the scope of the legislation. As the Administrations of the U.S. change, the interpretation and implementation will change along with them. Nevertheless, regulatory reform of any kind may have a significant impact on U.S. regulated entities.

Position Limits, Aggregation Limits, Accountability Levels, Price Fluctuation Limits

The CFTC and US futures exchanges impose limits on the maximum net long or net short speculative positions that any person may hold or control in any particular futures or options contracts traded on US futures exchanges. For example, the CFTC currently imposes speculative position limits on a number of commodities (e.g., corn, oats, wheat, soybeans, and cotton) and US futures exchanges currently impose speculative position limits on many other commodities. The Predecessor Fund could be required to liquidate positions it holds in order to comply with position limits or may not be able to fully implement trading instructions generated by its trading models, in order to comply with position limits. Any such liquidation or limited implementation could result in substantial costs to the Predecessor Fund. Limits are generally applied on an aggregate basis to positions held in accounts that are subject to 10% or greater common ownership or control. In December 2016, the CFTC adopted rule amendments that provide exemptions from the general requirement to aggregate all positions that are held pursuant to 10% or greater common ownership or control.

The Dodd-Frank Act significantly expanded the CFTC’s authority to impose position limits with respect to futures contracts and options on futures contracts, swaps that are economically equivalent to futures or options on futures, and swaps that are traded on a regulated exchange and certain swaps that perform a significant price discovery function.

In October 2020, the CFTC adopted new speculative position limits with respect to futures and options on futures on many physical commodities, including energy, metals and agricultural commodities (the “core referenced futures contracts”), and on economically equivalent swaps. The CFTC’s new position limits rules include an exemption from limits for bona fide hedging transactions or positions. A bona fide hedging transaction or position may exceed the applicable federal position limits if the transaction or position: (1) represents a substitute for transactions or positions made or to be made at a later time in a physical marketing channel; (2) is economically appropriate to the reduction of price risks in the conduct and management of a commercial enterprise; and (3) arises from the potential change in value of (A) assets which a person owns, produces, manufactures, processes or merchandises, or anticipates owning, producing, manufacturing, processing or merchandising; (B) liabilities which a person owes or anticipates incurring; or (C) services that a person provides or purchases, or anticipates providing or purchasing. The CFTC’s new position rules set forth a list of enumerated bona fide hedges for which a market participant is not required to request prior approval from the CFTC in order to hold a bona fide hedge position above the federal position limit. However, a market participant holding an enumerated bona fide hedge position still would need to request an exemption from the relevant exchange for exchange-set limits. For non-enumerated bona fide hedge positions, a market participant may request CFTC approval which must be granted prior to exceeding the applicable federal position limit, except where there is a demonstrated sudden or unforeseen increase in bona fide hedging needs (in which case the application must be submitted within five business days after the market participant exceeds the applicable limit). The compliance dates for the CFTC’s new federal speculative position limits are January 1, 2022 for the core referenced futures contracts and January 1, 2023 for economically equivalent swaps.

Position Aggregation. In general, a market participant is required by CFTC or exchange rules, as applicable, to aggregate all positions in accounts as to which the market participant has 10% or greater ownership or control. CFTC and exchange rules, as applicable, provide exemptions from this requirement. For example, a market participant is not required to aggregate positions in multiple accounts that it owns or controls if that market participant is able to satisfy the requirements of an exemption from aggregation of those accounts, including, where available, the independent account controller exemption. Failure to comply with the independent account controller exemption or another exemption from the aggregation requirement could obligate the Prior Sponsor to aggregate positions in multiple accounts under its control, which could include the Predecessor Fund and other commodity pools or accounts under the Prior Sponsor’s control. In such a scenario, the Predecessor Fund may not be able to obtain exposure to one or more contracts necessary to pursue its investment objective, or it may be required to liquidate existing contract positions in order to comply with a limit. Such an outcome could adversely affect a Fund’s ability to pursue its investment objective or achieve favorable performance. The CFTC amended its position aggregation rules in December 2016. The CFTC staff subsequently issued time-limited no-action relief from compliance with certain requirements under the amended aggregation rules, including the general requirement to aggregate positions in the same commodity futures contracts traded pursuant to substantially identical trading strategies. This no-action relief expires on August 12, 2025.

Accountability Levels. Exchanges may establish accountability levels applicable to a futures contract instead of position limits, provided that the futures contract is not subject to federal position limits. An exchange may order a person who holds or controls a position in excess of a position accountability level not to further increase its position, to comply with any prospective limit that exceeds the size of the position owned or controlled, or to reduce any open position that exceeds the position accountability level if the exchange determines that such action is necessary to maintain an orderly market. Position accountability levels could adversely affect the Predecessor Fund’s ability to establish and maintain positions in commodity futures contracts to which such levels apply if the Predecessor Fund were to trade in such contracts. Such an outcome could adversely affect the Predecessor Fund’s ability to pursue its investment objective.

Daily Limits. U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” or “daily limits,” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once a limit price has been reached in a particular contract, it is usually the case that no trades may be made at a different price than specified in the limit. The duration of limit prices generally varies. Limit prices may have the effect of precluding the Predecessor Fund from trading in a particular contract or requiring the Predecessor Fund to liquidate contracts at disadvantageous times or prices. Either of those outcomes could adversely affect the Predecessor Fund’s ability to pursue its investment objective.

Potential Effects of Positions Limits, Aggregation Limits, Accountability Levels, and Price Fluctuation Limits. The Predecessor Fund is currently subject to position limits and may be subject to new and more restrictive position limits in the future. If the Predecessor Fund reached a position limit or accountability level or became subject to a daily limit, its ability to issue new creation units or reinvest income in additional commodity futures contracts may be limited to the extent these restrictions limit its ability to establish new futures positions, add to existing positions, or otherwise transact in futures. Limiting the size of the Predecessor Fund, or restricting the Predecessor Fund’s futures trading, under these requirements could adversely affect the Predecessor Fund’s ability to pursue its investment objective.

Off Balance Sheet Financing

As of September 30, 2023, neither the Predecessor Trust nor the Predecessor Fund has any loan guarantees, credit support or other off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions relating to certain risks service providers undertake in performing services which are in the best interests of the Predecessor Fund. While the exposure of the Predecessor Fund under these indemnification provisions cannot be estimated, they are not expected to have a material impact on the financial positions of the Predecessor Fund.

Redemption Basket Obligation

Other than as necessary to meet the investment objective of the Predecessor Fund and pay the contractual obligations described below, the Predecessor Fund will require liquidity to redeem Redemption Baskets. The Predecessor Fund intends to satisfy this obligation through the transfer of cash of the Predecessor Fund (generated, if necessary, through the sale of short-term Treasury Securities or other cash equivalents) in an amount proportionate to the number of units being redeemed.

Contractual Obligations

The primary contractual obligations of the Predecessor Fund will be with the Prior Sponsor and certain other service providers. The Prior Sponsor, in return for its services, is entitled to a management fee calculated based on average daily net assets, at a rate equal to 0.94% per annum.

The Management Fee for the Predecessor Fund is paid in consideration of the Prior Sponsor’s services related to the management of the Predecessor Fund’s business and affairs, including the provision of commodity futures trading advisory services. The Predecessor Fund pays all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, and other transaction related fees and expenses charged in connection with trading activities for the Fund’s investments in CFTC regulated investments. The Predecessor Fund bears other transaction costs related to the FCM capital requirements on a monthly basis. The Prior Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Predecessor Fund, generally as determined by the Prior Sponsor, including but not limited to, fees and expenses of the Predecessor Trust’s Administrator, Custodian, Distributor, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. The Predecessor Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Prior Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Predecessor Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

Tidal, the Administrator, Hashdex and the Prior Sponsor (collectively, the “Parties”) entered into the Support Agreement that sets forth certain terms and conditions applicable to the launch, marketing, promotion, development, and ongoing operation of the Predecessor Fund, as well the respective rights in profits and obligations for expenses.

The primary responsibilities and rights of each party with respect to the Predecessor Fund are described below:

●	The Support Agreement provides that Hashdex will provide to the other Parties research and analysis regarding bitcoin and bitcoin markets for use in the operation and marketing of the Predecessor Fund.
●	The Prior Sponsor, Tidal, and Hashdex were responsible for paying for all listing, legal, and regulatory costs and expenses incurred in connection with the regulatory process related to the launch of the Predecessor Fund, including drafting the Predecessor Fund’s registration statement, exchange listing fees, and other regulatory or service provider fees, as determined in the Support Agreement (“Start-Up Costs”). The Predecessor Fund will not be responsible for the Start-Up Costs. Each Party is responsible for its own internal expenses.
●	The Prior Sponsor will receive a sponsor fee, administrative fee and trading fee, which are paid out of the proceeds from the Management Fee of the Predecessor Fund (if sufficient) and/or from Tidal and Hashdex (if insufficient). After an additional deduction of operational costs from the Management Fee, the resulting profits or losses will be shared equally among Tidal, on the one hand, and Hashdex on the other.

Any general expenses of the Predecessor Trust will be allocated per the Support Agreement as described in the Predecessor Fund’s prospectus, in its sole and absolute discretion. The Predecessor Trust is also responsible for extraordinary expenses, including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto. The Predecessor Trust and/or the Prior Sponsor may be required to indemnify the Predecessor Trust’s Trustee, Distributor or Administrator under certain circumstances.

The parties cannot anticipate the amount of payments that will be required under these arrangements for future periods as the NAV and trading levels to meet investment objectives for the Predecessor Fund will not be known until a future date. These agreements are effective for a specific term agreed upon by the parties with an option to renew, or, in some cases, are in effect for the duration of the Predecessor Fund’s existence. The parties may terminate these agreements earlier for certain reasons listed in the agreements.

Benchmark Performance

Investing in Cryptocurrency Interests subjects the Predecessor Fund to the risks of the underlying commodity or cryptocurrency market, and this could result in substantial fluctuations in the price of the Predecessor Fund’s shares. Unlike mutual funds, the Predecessor Fund currently is not expected to distribute dividends to shareholders. Although this could change if interest rates continue to rise, and the assets of the Predecessor Fund increase. Investors may choose to use the Predecessor Fund as a means of investing indirectly in the underlying cryptocurrency, and there are risks involved in such investments. Investors may choose to use the Predecessor Fund as a vehicle to hedge against the risk of loss, and there are risks involved in hedging activities.

During the period from January 1, 2023 through September 30, 2023 the average daily change in the NAV of the Predecessor Fund was within plus/minus 10 percent of the average daily change in the Benchmark of the Predecessor Fund, as stated in the Predecessor Fund prospectus.

Frequency Distribution of Premiums and Discounts: NAV versus the 4pm Bid/Ask Midpoint on the NYSE Arca.

Predecessor Fund	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Total
Days at premium	27	2	11	6	46
Days at NAV	5	32	32	37	106
Days at discount	31	28	19	20	98

The performance data above for the Predecessor Fund represents past performance. Past performance is not a guarantee of future results. Investment return and value of the Predecessor Fund’s shares will fluctuate so that an investor’s shares, when sold, may be worth more or less than their original cost. Performance may be lower or higher than performance data quoted.

Description

The above frequency distribution chart presents information about the difference between the daily market price for shares of the Predecessor Fund and the Predecessor Fund’s reported Net Asset Value per share. The amount that the Predecessor Fund’s market price is above the reported NAV is called the premium. The amount that the Predecessor Fund’s market price is below the reported NAV is called the discount. The market price is determined using the midpoint between the highest bid and the lowest offer on the listing exchange, as of the time that the Predecessor Fund’s NAV is calculated (usually 4:00 p.m., (ET)). Each value in the tables represents the number of trading days in which the Predecessor Fund traded within the premium/discount range indicated. The premium or discount is expressed in basis points.

*A unit that is equal to 1/100th of 1% and is used to denote the change in a financial instrument.

NEITHER THE PAST PERFORMANCE OF THE PREDECESSOR FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE PREDECESSOR FUND’S FUTURE PERFORMANCE.

Quantitative and Qualitative Disclosures About Market Risk for the period January 1, 2023 to September 30, 2023

Market Risk

The discussion and analysis which follows may contain trend analysis and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which reflect our current views with respect to future events and financial results. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “outlook” and “estimate,” as well as similar words and phrases, signify forward-looking statements. The Trust’s forward-looking statements are not guarantees of future results and conditions, and important factors, risks and uncertainties may cause our actual results to differ materially from those expressed in our forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the Federal securities laws, the Sponsor undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Report, as a result of new information, future events or changed circumstances or for any other reason after the date of this Report.

Trading in Cryptocurrency Interests such as Futures Contracts will involve the Predecessor Fund entering into contractual commitments to purchase or sell specific amounts of commodities or cryptocurrencies at a specified date in the future. The gross or face amount of the contracts is expected to significantly exceed the future cash requirements of the Predecessor Fund as the Predecessor Fund intends to close out any open positions prior to the contractual expiration date. As a result, the Predecessor Fund’s market risk is the risk of loss arising from the decline in value of the contracts, not from the need to make delivery under the contracts. The Predecessor Fund considers the “fair value” of derivative instruments to be the unrealized gain or loss on the contracts. The market risk associated with the commitment by the Predecessor Fund to purchase a cryptocurrency will be limited to the aggregate face amount of the contacts held.

The exposure of the Predecessor Fund to market risk will depend primarily on the market price of the specific commodities or cryptocurrency held by the Fund. The market price of the commodities or cryptocurrency depends in part on the volatility of interest rates and foreign exchange rates and the liquidity of the commodity or cryptocurrency specific markets.

The table below presents a quantitative analysis of hypothetical impact of price decreases and increases in the cryptocurrency futures contracts held by the Predecessor Fund on the actual holdings and NAV per share as of September 30, 2023. For purposes of this analysis, all futures contracts held by the Predecessor Fund are assumed to change by the same percentage. In addition, the cash held by the Predecessor Fund and any management fees paid to the Prior Sponsor are assumed to remain constant and not impact the NAV per share. There may be very slight and immaterial differences, due to rounding, in the table presented below.

	September 30, 2023 as Reported			10% Decrease	15% Decrease	20% Decrease	10% Increase	15% Increase	20% Increase
Holdings as of September 30, 2023	Number of Contracts Held	Closing Price	Notional Amount	Notional Amount	Notional Amount	Notional Amount	Notional Amount	Notional Amount	Notional Amount
CME Bitcoin Futures OCT23	6	$271.0000	$813,000	$731,700	$691,050	$650,400	$894,300	$934,950	$975,600
CME Bitcoin Futures NOV23	6	$272.7500	$818,250	$736,425	$695,513	$654,600	$900,075	$940,988	$981,900
Total CME Bitcoin Futures			$1,631,250	$1,468,125	$1,386,563	$1,305,000	$1,794,375	$1,875,938	$1,957,500
Shares outstanding			50,004	50,004	50,004	50,004	50,004	50,004	50,004
Net Asset Value per Share attributable directly to CME Bitcoin Futures			$32.62	$29.36	$27.73	$26.10	$35.88	$37.52	$39.15
Total Net Asset Value per Share as reported			$33.49
Change in the Net Asset Value per Share				$(3.26)	$(4.89)	$(6.52)	$3.26	$4.89	$6.52
Percent Change in the Net Asset Value per Share				-9.74%	-14.61%	-19.48%	9.74%	14.61%	19.48%

Margin is the minimum amount of funds that must be deposited by a commodity or cryptocurrency interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. A margin deposit acts to assure the trader’s performance of the futures contracts purchased or sold. Futures contracts are customarily bought and sold on initial margin that represents a small percentage of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than customary in other forms of investment or speculation. As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin. In addition, the amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms, such as the Predecessor Fund’s clearing brokers, carrying accounts for traders in commodity or cryptocurrency interest contracts generally require higher amounts of margin as a matter of policy to further protect themselves. An FCM may impose a financial ceiling on initial margin that could change and become more or less restrictive on the Predecessor Fund’s activities depending upon a variety of conditions beyond the Prior Sponsor’s control. Over the counter trading generally involves the extension of credit between counterparties, so the counterparties may agree to require the posting of collateral by one or both parties to address credit exposure.

When a trader purchases an option, there is no margin requirement; however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

Ongoing or “maintenance” margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open futures contract changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to the Predecessor Fund’s trading, the Predecessor Fund (and not its shareholders personally) are subject to margin calls.

Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated, and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

The Dodd-Frank Act requires the CFTC, the SEC and the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Farm Credit System and the Federal Housing Finance Agency (collectively, the “Prudential Regulators”) to establish “both initial and variation margin requirements on all swaps that are not cleared by a registered clearing organization” (i.e., uncleared or over the counter swaps). The proposed rules would require swap dealers and major swap participants to collect both variation and initial margin from counterparties known as “financial end-users” such as the Predecessor Fund and in certain circumstances require these swap dealers or major swap participants to post variation margin or initial margin to the Predecessor Fund. The CFTC and the Prudential Regulators finalized these rules in 2016 and compliance became necessary in September 2016.

An “exchange for related position” (“EFRP”) can be used by the Predecessor Fund as a technique to facilitate the exchanging of a futures hedge position against a creation or redemption order, and thus the Predecessor Fund may use an EFRP transaction in connection with the creation and redemption of shares. The market specialist/market maker that is the ultimate purchaser or seller of shares in connection with the creation or redemption basket, respectively, agrees to sell or purchase a corresponding offsetting futures position which is then settled on the same business day as a cleared futures transaction by the FCMs. The Predecessor Fund will become subject to the credit risk of the market specialist/market maker until the EFRP is settled within the business day, which is typically 7 hours or less. The Predecessor Fund reports all activity related to EFRP transactions under the procedures and guidelines of the CFTC and the exchanges on which the futures are traded.

The Predecessor Fund will generally retain cash positions of approximately 70% of total net assets. These cash assets are either: 1) deposited by the Prior Sponsor in demand deposit accounts of financial institutions which are deemed by the Prior Sponsor to be of investment level quality, 2) held in a money-market fund which is deemed to be a cash equivalent under the most recent SEC definition, or 3) held in a cash equivalent with a maturity of 90 days or less that is deemed by the Prior Sponsor to be of investment level quality.

The Sponsor

The Sponsor of the Trust is Tidal Investments LLC, a Delaware limited liability company. The principal office of the Sponsor is Milwaukee, Wisconsin and the Trust is located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204. The Sponsor registered as a CPO with the CFTC and became a member of the NFA on March 8, 2022. The Sponsor has sponsored the Trust since 2023. Sponsoring the Fund will be the Sponsor’s first experience in operating an exchange traded product that invests in crypto-currency futures. The Sponsor’s responsibilities are discussed in the following paragraph.

Under the Trust Agreement, the Sponsor is solely responsible for management and conducts or directs the conduct of the business of the Trust, the Fund, and any series of the Trust that may from time to time be established and designated by the Sponsor. The Sponsor is required to oversee the purchase and sale of Shares by Authorized Purchasers and to manage the Fund’s investments, including to evaluate the credit risk of FCMs and swap counterparties and to review daily positions and margin/collateral requirements. The Sponsor has the power to enter into agreements as may be necessary or appropriate for the offer and sale of the Fund’s Shares and the conduct of the Trust’s activities. Accordingly, the Sponsor is responsible for selecting the Trustee, Administrator, Marketing Agent, the independent registered public accounting firm of the Trust, and any legal counsel employed by the Trust. The Sponsor is also responsible for preparing and filing periodic reports on behalf of the Trust with the SEC and will provide any required certification for such reports. The Sponsor may determine to engage marketing agents who will assist the Sponsor in marketing the Shares. See “Plan of Distribution” for more information. The Sponsor has discretion to appoint one or more of its affiliates as additional Sponsors. No person other than the Sponsor and its principals was involved in the organization of the Trust or the Fund. The Sponsor maintains a public website on behalf of the Fund, http://hashdex-etfs.com/, which contains information about the Trust, the Fund, and the Shares, and oversees certain services for the benefit of Shareholders.

The Fund pays the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.94% per annum of the daily NAV of the Fund. The Management Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs, including the provision of commodity futures trading advisory services. The Fund is newly organized and as of the date of this prospectus has not paid any management fees to the Sponsor. The Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Sub-Administrator, Custodian, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. None of the costs and expenses related to the initial registration, offer and sale of Shares, which are estimated to be approximately $160,000, will be or are chargeable to the Fund, and the Sponsor did not and may not recover any of these costs and expenses from the Fund.

Shareholders have no right to elect the Sponsor on an annual or any other continuing basis or to remove the Sponsor. If the Sponsor voluntarily withdraws, the holders of a majority of the Trust’s outstanding Shares (excluding for purposes of such determination Shares owned by the withdrawing Sponsor and its affiliates) may elect its successor. Prior to withdrawing, the Sponsor must give ninety days’ written notice to the Shareholders and the Trustee.

The Sponsor is majority owned and controlled by Mr. Guillermo Trias, Mr. Michael Venuto, and a non-officer member who have provided working capital to the Sponsor. Messrs. Messrs. Trias and Venuto each currently own, directly or indirectly, 15% of the Sponsor while FTV-Toroso, Inc., a non-officer member holds approximately 37.15% (but only 24.9% of Tidal’s voting units). FTV-Toroso, Inc. is controlled by FTV VI, L.P. and Michael Vostrizansky is the voting member of FTV VI, L.P. The Administrator is a wholly-owned subsidiary and affiliate of the Sponsor.

The Sponsor has an information security program and policy in place. The program takes reasonable care to look beyond the security and controls developed and implemented for the Trust and the Fund directly to the platforms and controls in place for the key service providers. Such review of cybersecurity and information technology plans of key service providers are part of the Sponsor’s disaster recovery and business continuity planning. The Sponsor provides regular training to all employees of the Sponsor regarding cybersecurity topics, in addition to real-time dissemination of information regarding cybersecurity matters as needed. The information security plan is reviewed and updated as needed, but at a minimum on an annual basis.

Management of the Sponsor

Since the Merger of the Fund in 2023, the Sponsor has sponsored the Fund of the Trust and advises two investment company complexes comprising a total of 78 exchange-traded funds, as of the date of this prospectus, registered and regulated under the Investment Company Act of 1940. Sponsoring the Fund will be the Sponsor’s first experience in operating an exchange traded product that invests in crypto-currency futures. In general, under the Sponsor’s Amended and Restated Limited Liability Company Operating Agreement, as amended from time to time, the Sponsor is managed by a board of managers, who have delegated day-to-day operational matters to the officers of the Sponsor. The Chief Executive Officer of the Sponsor is responsible for the overall strategic direction of the Sponsor and has general control of its business. The Chief Investment Officer and President of the Sponsor is primarily responsible for new investment product development with respect to the Fund. The Chief Operating Officer has primary responsibility for trade operations, trade execution, and portfolio activities with respect to the Fund. The Chief Financial Officer acts as the Sponsor’s principal financial and accounting officer.

Furthermore, certain fundamental actions regarding the Sponsor, such as the removal of officers, the addition or substitution of members, or the incurrence of liabilities other than those incurred in the ordinary course of business and de minimis liabilities, may not be taken without the affirmative vote of a majority of the members. The Sponsor has a board of managers, however, and the Trust has no board of directors or officers. The five managers of the Sponsor are: Guillermo Trias, Michael Venuto, Dan Carlson, Michael Vostrizansky, and Doug Rescho.

The Executive Officers of the Sponsor, all of whom are a member’s of the Sponsor, are the following:

Guillermo Trias, born in 1976, is Co-Founder & CEO of the Sponsor, a Tidal Financial Group company, an ETF investment platform facilitating the creation, operation and growth of ETFs. Prior to Tidal, Guillermo led the strategy, sales and business development efforts at Global X Funds helping the company reach approx. $4 billion dollars in AUM before its successful sale in 2018 to an international Asset Manager. Previously, he was the founder and managing partner of two venture capital firms (MC Capital Advisors and GT Capital Advisors) dedicated to the incubation and growth of start-ups in the US and LATAM. Prior to that, he was founder and CEO of a pioneer food distributor in the US (sold to a larger distributor in 2008). Guillermo began his career in M&A investment banking with Bankers Trust & Deutsche Bank in Europe. He has a degree in Business Administration from CUNEF (top finance college in Spain) and holds an MBA from the Kellogg School of Management (Northwestern University) in Chicago, where he studied with a scholarship from Bankia (formerly Caja Madrid).

Mr. Michael Venuto, born in 1977, is a co-founder and has been the Chief Investment Officer of the Sponsor since 2012. Mr. Venuto is an ETF industry veteran with over a decade of experience in the design and implementation of ETF-based investment strategies. Previously, he was Head of Investments at Global X Funds where he provided portfolio optimization services to institutional clients. Before that, he was Senior Vice President at Horizon Kinetics where his responsibilities included new business development, investment strategy and client and strategic initiatives.

Mr. Dan Carlson, born in 1955, is a co-founder and currently serves as the CFO of the Sponsor, a Tidal Financial Group company. Prior to 2023, Dan was also Tidal’s CCO. Previously, Dan served as the Chief Marketing Officer at Avatar Associates in New York City, where he led the firm’s business development efforts. Avatar grew assets in managed portfolios of ETFs which represented over 80% of the Firm’s AUM. Prior to that, Dan headed the marketing and product development efforts at Delaware Investments in Philadelphia. He started his career in Chicago, first with BMO Harris and then as a partner at Buck Consultants, serving large pension and retirement programs. Dan has served on a national industry board and currently heads a non-profit educational foundation. Dan is also a member of the Board of Directors of Tidal ETF Services LLC. Dan holds a BS degree in Accounting from the University of Illinois, Champaign-Urbana.

Mr. Eric Falkeis, born in 1973, is the Chief Growth Officer and Co-Founder of the Administrator, a Tidal Financial Group company, and is the Chairman and an Interested Trustee of the Tidal ETF Trust I and Tidal Trust II. Before joining Tidal, Eric was the President and Chief Operating Officer of Direxion Investments, a Top 15 ETF Adviser with over 80 ETFs and $14 billion. Eric was instrumental in product development, national accounts, trading, operations and sales and marketing for their ETFs during the 5 years he worked there. Prior to Direxion, Eric was Director of ETF operations for U.S. Bancorp Fund Services, LLC (“US Bancorp”), where he built out the ETF Services Business and supporting technology. He was also a Trustee and President of US Bancorp’s ETF Trust and managed the ETF servicing teams that supported that trust. During the 16 years at US Bancorp, Eric built out the Fund Administration business to over 200 employees and was also the Chief Financial Officer and Chief Technology Officer. With over 25 years of experience in the investment industry and 15 years in the ETF industry, Eric is a well-recognized expert in the industry. He has received various accolades in the industry including Innovator of the Year. Eric holds a BS degree in Accounting from Marquette University and is a Certified Public Accountant.

Mr. Gavin Filmore, born in 1984, Chief Operating Officer since July 2022, joined the Sponsor, a Tidal Financial Group company, in September 2021 as the Head of Product Development. He has over 15 years of experience in financial markets, with a wide range of experience including structuring, sales, and operations specifically focused on exotic cross-asset products. Most recently, he served as the head of Exchange Traded Products structuring at Barclays Capital, where he led the iPath ETN business, looking after all facets of the business including product development, regulatory affairs, capital market support, sales, and marketing. Gavin holds the Series 24, 63, 3, 7, 99, and SIE licenses.

Mr. William Woolverton, born in 1951, is Chief Compliance Officer of the Sponsor, a Tidal Financial Group company, and of Tidal ETF Trust and Tidal Trust II. He served as General Counsel of Putnam Investments, Gottex Funds Management, and the US division of DMS Governance. He has also practiced law in the Financial Services Groups of Dechert, LLP and Rogers & Wells (Clifford Chance). Bill formerly served as Chairman of the Independent Trustees of the Thomas White Mutual Funds. He is currently an Operating Partner of Altamont Capital Partners, a private equity fund manager. He is a magna cum laude and Phi Beta Kappa graduate of Amherst College, and he attended King’s College, Cambridge University as a Keasbey Fellow, where he was awarded an M.A. He earned his law degree at Columbia University School of Law. Earlier in his career Mr. Woolverton was a staff member of the Committee on the Judiciary of the United States Senate.

The Trustee

The sole Trustee of the Trust is Wilmington Trust, a national banking association. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Trust and the Fund are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Sponsor or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Sponsor. If no successor trustee has been appointed by the Sponsor within such sixty-day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor. The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from the fraud, or the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust and the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Because the Trustee has delegated substantially all of its authority over the operation of the Trust to the Sponsor, the Trustee itself is not registered in any capacity with the CFTC.

Operation of the Fund

The investment objective of the Fund is for changes in the Shares’ NAV to reflect the daily changes of the price of the Benchmark, less expenses from the Fund’s operations. Under normal market conditions, the Fund expects that the Fund’s assets will be used to invest in Bitcoin Futures Contracts and cash and cash equivalents, such as short-term Treasury bills, money market funds, and demand deposit accounts. The term “normal market conditions” includes, but is not limited to, the absence of: trading halts in the applicable financial markets generally; operational issues (e.g., systems failure) causing dissemination of inaccurate market information; or force majeure type events such as natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance. NYSE Arca rule under which the Shares will be listed and traded prevents the Fund from utilizing leverage.

The Fund invests in Benchmark Component Futures Contracts to the fullest extent possible without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments in Benchmark Component Futures Contracts. After fulfilling such margin and collateral requirements, the Fund invests the remainder of its proceeds from the sale of baskets in cash and cash equivalents, including money-market funds, and/or merely holds such assets in cash in interest-bearing accounts. The Fund seeks to earn interest and other income from the cash equivalents that it purchases, and on the cash, it holds at financial institutions.

The Fund seeks to achieve its investment objective primarily by investing in Benchmark Component Futures Contracts such that the changes in its NAV are expected to closely track the changes in the Benchmark, less expenses from the Fund’s operations. The Benchmark is the average of the closing settlement prices for the first to expire and second to expire Bitcoin futures contracts listed on the CME. The Benchmark will roll prior the expiration of the spot month CME Bitcoin Futures. The Benchmark is not designed to track the spot price of bitcoin. The Sponsor endeavors to place the Fund’s trades in Benchmark Component Futures Contracts and otherwise manage the Fund’s investments so that the Fund’s average daily tracking error against the Benchmark is less than 10 percent over any period of 30 trading days.

The Fund’s total portfolio composition is disclosed each business day that NYSE Arca is open for trading on the Fund’s website at http://hashdex-etfs.com/. The website disclosure of portfolio holdings is made daily and includes, as applicable, the security name, market price, CUSIP, and total weight of each futures contract month reflected as a percentage, and value of each cash and cash equivalents held in the Fund. The Fund’s website also includes the NAV, the 4:00 p.m. (ET) Bid/Ask Midpoint as reported by NYSE Arca, the last trade price as reported by NYSE Arca, the Median bid-ask spread for the past 30 days, the Shares outstanding, the Shares available for issuance. Historical premium/discount information will be updated quarterly and daily as needed. The prospectus, Monthly Statements of Account, Quarterly Performance of the Midpoint versus the NAV (as required by the CFTC), and the Roll Dates, as well as Forms 10-Q, Forms 10-K, and other SEC filings for the Fund, are also posted on the website. The Fund’s website is publicly accessible at no charge.

The Fund’s investment objective is to provide investors with a way to gain price exposure to the bitcoin market. The Sponsor developed the Benchmark as a representation of the bitcoin market. Under normal market conditions, the Fund will invest in the Benchmark Component Futures Contracts. The Sponsor believes that by investing in Benchmark Component Futures Contracts, the Fund’s NAV will closely track the Benchmark. The Sponsor also believes that because of market arbitrage opportunities, the market price at which investors will purchase and sell Shares through their broker-dealer will closely track the Fund’s NAV. The Sponsor believes that the net effect of these relationships is that the Fund’s market price on NYSE Arca at which investors purchase and sell Shares will closely track the bitcoin market, as measured by the Benchmark.

An investment in the Shares can potentially provide a means for diversifying an investor’s portfolio or hedging exposure to changes in bitcoin prices. An investment in the Shares allows both retail and institutional investors to easily gain this exposure to the bitcoin market in a transparent, cost-effective manner.

The Sponsor employs a “neutral” investment strategy intended to track changes in the Benchmark regardless of whether the Benchmark goes up or goes down. The Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in the bitcoin market. Such investors may include those seeking to hedge the risk of losses in their bitcoin related transactions as well as investors seeking exposure to the bitcoin market. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the bitcoin market and/or the risks involved in hedging may exist. In addition, the Fund does not expect there to be any meaningful correlation between the performance of the Fund’s investments in cash and cash equivalents and the changes in the price of bitcoin or Benchmark Component Futures Contracts. While the level of interest earned on, or the market price of, these investments may in some respects correlate to changes in the price of bitcoin, this correlation is not anticipated as part of the Fund’s efforts to meet its objective. This and certain risk factors discussed in this prospectus may cause a lack of correlation between changes in the Fund’s NAV and changes in the price of bitcoin.

The Shares issued by the Fund may be purchased only by Authorized Purchasers and only in blocks of 10,000 Shares called Creation Baskets. The amount of the purchase payment for a Creation Basket is equal to the total NAV of Shares in the Creation Basket. Similarly, only Authorized Purchasers may redeem Shares and only in blocks of 10,000 Shares called Redemption Baskets. The initial Shares will be offered and sold, in creation basket aggregation at an offering price of $ per Share, which is the same per Share price used in the Merger closing. Thereafter, Shares will be sold at the next determined NAV per Share. The amount of the redemption proceeds for a Redemption Basket is equal to the total NAV of Shares in the Redemption Basket. The purchase price for Creation Baskets and the redemption price for Redemption Baskets are the actual NAV calculated at the end of the business day when a request for a purchase or redemption is received by the Fund. NYSE Arca publishes an approximate NAV intra-day based on the prior day’s NAV and the current price of the Benchmark Component Futures Contracts, but the price of Creation Baskets and Redemption Baskets is determined based on the actual NAV calculated at the end of each trading day.

While the Fund issues Shares only in Creation Baskets, Shares may also be purchased and sold in much smaller increments on NYSE Arca. These transactions, however, are effected at the bid and ask prices established by the specialist firm(s). Like any listed security, Shares can be purchased and sold at any time a secondary market is open.

The Fund’s Investment Strategy

In managing the Fund’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders. Instead, each time one or more baskets are purchased or redeemed, the Sponsor purchases or sells Benchmark Component Futures Contracts with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

As an example, assume that a Creation Basket is sold by the Fund, and that the Fund’s closing NAV per Share is $25.00. In that case, the Fund would receive $250,000 in proceeds from the sale of the Creation Basket ($25.00 NAV per Share multiplied by 10,000 Shares and ignoring the Creation Basket fee of $300). If one were to assume further that the Sponsor wants to invest the entire proceeds from the Creation Basket in the Benchmark Component Futures Contracts and that the market value of each such Benchmark Component Futures Contracts is $188,175 (or otherwise not a round number), the Fund would be unable to buy an exact number of Bitcoin Futures Contracts with an aggregate market value equal to $250,000. In this case, the Fund would be able to purchase 1 BTC Contract with an aggregate market value of approximately $188,175 and 16 MBT Contracts (each of which represent 0.10 bitcoin) at $3,763 per contract with an aggregate market value of approximately $60,208, bringing the aggregate value of proceeds to $248,383. Assuming a margin requirement equal to 32% of the notional amount based on the previous settlement price of the BTC Contracts and MBT Contracts, the Fund would be required to deposit approximately $79,483 in cash with the FCM through which the Bitcoin Futures Contracts were purchased. The remainder of the proceeds from the sale of the Creation Basket, approximately $170,517, composed of the approximately $168,900 not deposited with the FCM and the remaining $1,617 that was unable to be invested in Bitcoin Futures Contracts, would remain invested in cash and/or cash equivalents, as determined by the Sponsor from time to time based on factors such as potential calls for margin or anticipated redemptions.

The Benchmark Component Futures Contracts are cash-settled, and the Fund will not be required to take delivery of bitcoin. Positions may also be closed out to meet orders for Redemption Baskets, in which case the proceeds from closing the positions will not be reinvested.

Futures Contracts

Futures contracts are agreements between two parties that are executed on a designated contract market (“DCM”), i.e., a commodity futures exchange, and that are cleared and margined through a derivatives clearing organization (“DCO”), i.e., a clearing house. Bitcoin Futures Contacts are financially settled, which means that one party agrees to buy a commodity such as bitcoin from the other party at a later date at a price and quantity agreed upon when the contract is made, but instead of taking physical delivery of the commodity at such later date, settlement occurs in a dollar amount that is equivalent to the amount of bitcoin agreed to in the contract. In market terminology, a party who purchases a futures contract is long in the market and a party who sells a futures contract is short in the market. The contractual obligations of a buyer or seller may generally be satisfied by financial settlement or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

If the price of the cryptocurrency increases after the original futures contract is entered into, the buyer of the futures contract will generally be able to sell a futures contract to close out its original long position at a price higher than that at which the original contract was purchased, generally resulting in a profit to the buyer. Conversely, the seller of a futures contract will generally profit if the price of the underlying bitcoin cryptocurrency decreases, as it will generally be able to buy a futures contract to close out its original short position at a price lower than that at which the original contract was sold. Because the Fund seeks to track the Benchmark directly, the Fund intends to hold only long positions in bitcoin futures contracts and intends to roll its CME Bitcoin Futures Contracts prior to expiration via sales of existing long positions and the acquisition of new long positions as replacements for contracts sold. Futures contracts are typically traded on futures exchanges (i.e. DCMs) such as the CME, which provide centralized market facilities in which multiple persons may trade contracts. Members of a particular futures exchange and the trades executed on such exchange are subject to the rules of that exchange. Futures exchanges and their related clearing organizations (i.e. DCOs) are given reasonable latitude in promulgating rules and regulations to control and regulate their members.

Trades on a futures exchange are generally cleared by the DCO, which provides services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange. The clearing organization effectively becomes the other party to the trade, and each clearing member party to the trade looks only to the clearing organization for performance.

Bitcoin Futures Contracts

CME began offering trading in BTC Contracts in 2017 (and in MBT Contracts in 2021). The CME needed a transparent and readily available way to determine the price of bitcoin for its futures contract customers. However, there are numerous exchanges on which one can buy and sell bitcoin, and the prices of bitcoin can differ greatly from exchange to exchange. CME wanted to use pricing information from what it considered to be reputable bitcoin exchanges to calculate a once-a-day reference rate of the U.S. dollar price of bitcoin.

The CME developed the CME CF Bitcoin Reference Rate (the “BRR”) to serve these purposes. Each of the BTC and MBT contract’s final daily cash settlement is based on the BRR. It serves as a once-a-day reference rate of the U.S. dollar price of bitcoin and is used as the rate on which bitcoin futures contracts are cash-settled in U.S. dollars at the close of CME daily trading. The BRR is calculated by collecting purchase and sale transactions from specified constituent bitcoin exchanges, which currently include Bitstamp, Coinbase, Gemini, itBit, Kraken and LMAX Digital, during a calculation window between 3:00 p.m. and 4:00 p.m. London time. It is published at 4:00 p.m. London time each day.

The CME selects constituent exchanges for the BRR on the basis of the following criteria, which each exchange must demonstrate that it continues to fulfill on an ongoing basis:

●	The exchange has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.

●	The exchange does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.

●	The exchange complies with applicable law and regulation, including, but not limited to capital markets regulations, money transmission regulations, client money custody regulations, know-your-client (KYC) regulations and anti-money-laundering (AML) regulations.

●	The exchange cooperates with inquiries and investigations of regulators and the administrator upon request and has to execute data sharing agreements with the CME.

Should the average daily contribution of a constituent exchange fall below 3%, then the continued inclusion of the venue as a constituent exchange is assessed.

Qualifying transactions from the constituent exchanges that take place during the one-hour calculation window are added to a list, with the trade price and size for each transaction recorded. The one-hour calculation is partitioned into twelve intervals of five minutes each, and for each partition, the volume-weighted median trade price is calculated from the trade prices and sizes of relevant transactions. (A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.) The BRR is the equally-weighted average of the volume-weighted medians of all twelve partitions.

Impact of Position Limits, Accountability Levels, and Price Fluctuation Limits.

Position Limits, Accountability Levels, and Dynamic Price Fluctuation Limits may potentially cause a tracking error between the price of the Shares and the Benchmark. This may in turn prevent you from being able to effectively use the Fund as a way to hedge against bitcoin related losses or as a way to indirectly invest in bitcoin.

The Fund does not intend to limit the size of the offering and will attempt to expose substantially all of its proceeds to Benchmark Component Futures Contracts and cash and cash equivalents. If the Fund encounters position limits, accountability levels, or price fluctuation limits for Bitcoin Futures Contracts, it could force the Fund to limit the number of Creation Baskets that it sells.

Price Volatility

Despite dynamic price limits, the price volatility of futures contracts generally has been historically greater than that for traditional securities such as stocks and bonds. Price volatility often is greater day to day as opposed to intra-day. Economic factors that may cause volatility in Bitcoin Futures Contracts include but are not limited to cost of electricity, regulation, market disruptions, cyber-attacks, political events and existing and future technologic developments. There are also various other factors now known and unknown, any and all of which can have an impact on the supply, demand, and price fluctuations in the bitcoin markets. See “Risks Associated with Investing in Bitcoin.” Because the Fund invests a significant portion of its assets in futures contracts, the assets of the Fund, and therefore the price of the Fund’s Shares, may be subject to greater volatility than traditional securities.

Term Structure of Futures Contracts and the Impact on Total Return

Over time, the price of bitcoin fluctuates based on a number of market factors, including demand for bitcoin. The value of Bitcoin Futures Contracts likewise fluctuates in reaction to a number of market factors. Because the Fund seeks to maintain its holdings in Bitcoin Futures Contracts, the Fund must periodically “roll” futures contract positions, closing out soon to expire contracts that will no longer be part of the Benchmark and entering into subsequent to expire contracts. One factor determining the total return from investing in futures contracts is the price relationship between soon to expire contracts and later to expire contracts.

If the futures market is in a state of backwardation (i.e., when the price of bitcoin in the future is expected to be less than the current price), the Fund will buy later to expire contracts for a lower price than the sooner to expire contracts that it sells. Hypothetically, and assuming no changes to either prevailing bitcoin prices or the price relationship between soon to expire contracts and later to expire contracts, the value of a contract will rise as it approaches expiration. Over time, if backwardation remained constant, the differences would continue to increase. If the futures market is in contango, the Fund will buy later to expire contracts for a higher price than the sooner to expire contracts that it sells. Hypothetically, and assuming no other changes to either prevailing bitcoin prices or the price relationship between the spot price, soon to expire contracts and later to expire contracts, the value of a contract will fall as it approaches expiration. Over time, if contango remained constant, the difference would continue to increase. All other things being equal, a situation involving prolonged periods of contango may adversely impact the returns of the Fund; conversely a situation involving prolonged periods of backwardation may positively impact the returns of the Fund. By way of example, during the period from 6/30/2020 to 6/30/2023, the market for Bitcoin Component Futures Contracts were in contango approximately 87% of the time, which resulted in an average annual negative roll yield of approximately 7%.

Margin Requirements and Marking to Market Futures Positions

“Initial margin” is an amount of funds that must be deposited by a bitcoin interest trader with the trader’s broker to initiate an open position in futures contracts. A margin deposit is like a cash performance bond. It helps assure the trader’s performance of the futures contracts that he or she purchases or sells. Futures contracts are customarily bought and sold on initial margin that represents a small percentage of the aggregate purchase or sales price of the contract. The amount of margin required in connection with a particular futures contract is set by the exchange on which the contract is traded. Brokerage firms, such as the Fund’s clearing broker, carrying accounts for traders in bitcoin interest contracts may require higher amounts of margin as a matter of policy to further protect themselves.

Futures contracts are marked to market at the end of each trading day and the margin required with respect to such contracts is adjusted accordingly. This process of marking to market is designed to prevent losses from accumulating in any futures account. Therefore, if the Fund’s futures positions have declined in value, the Fund may be required to post “variation margin” to cover this decline. Alternatively, if the Fund’s futures positions have increased in value, this increase will be credited to the Fund’s account.

The Fund’s Investments in Cash and Cash Equivalents

The Fund seeks to have the aggregate “notional” amount of the Benchmark Component Futures Contracts it holds approximate at all times the Fund’s total NAV. At any given time, however, most of the Fund’s investments are in cash and cash equivalents that support the Fund’s positions in Benchmark Component Futures Contracts. For example, the purchase of a BTC Contract with a stated or notional amount of $188,175 would not require the Fund to pay $188,175 upon entering into the contract; rather, only a margin deposit, approximately 32% of the notional amount based on the previous settlement price, would be required. To secure its BTC Contract obligations, the Fund would deposit the required margin with the FCM and would separately hold its remaining assets through its Custodian or other financial institution in cash and cash equivalents, specifically in demand deposits, in short-term Treasury Securities held by the FCM, or in money-market funds. Such remaining assets may be used to meet future margin payments that the Fund is required to make on its BTC Contracts and/or MBT Contracts.

The Fund earns interest and other income from the cash equivalents that it purchases, and on the cash, it holds through the Custodian or other financial institutions. The earned interest and other income increase the Fund’s NAV. The Fund applies the earned interest and other income to the acquisition of additional investments or uses it to pay its expenses. When the Fund reinvests the earned interest and other income, it makes investments that are consistent with its investment objectives.

Any cash equivalent invested in by the Fund will have a remaining maturity of less than 90 days at the time of investment or will be subject to a demand feature that enables that Fund to sell the security within that time period at approximately the security’s face value (plus accrued interest). Any cash equivalents invested in by the Fund will be or will be deemed by the Sponsor to be of investment grade credit quality.

Other Trading Policies of the Fund

Exchange for Related Position

An “exchange for related position” (“EFRP”) can be used by the Fund as a technique to facilitate the exchanging of a futures hedge position against a creation or redemption order, and thus the Fund may use an EFRP transaction in connection with the creation and redemption of Shares. The market specialist/market maker that is the ultimate purchaser or seller of Shares in connection with the creation or redemption basket, respectively, agrees to sell or purchase a corresponding offsetting Shares or futures position which is then settled on the same business day as a cleared futures transaction by the FCMs. The Fund will become subject to the credit risk of the market specialist/market maker until the EFRP is settled within the business day, which is typically 7 hours or less. The Fund reports all activity related to EFRP transactions under the procedures and guidelines of the CFTC and the exchanges on which the futures are traded. EFRPs are subject to specific rules of the CME and CFTC guidance.

Liquidity

The Fund invests only in Bitcoin Futures Contracts that, in the opinion of the Sponsor, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests or other bitcoin interests based on the spot price of bitcoin.

Spot Commodities

While most futures contracts can be physically settled, the Bitcoin Futures Contracts are cash settled.

Borrowings

The Fund does not intend to nor foresee the need to borrow money or establish credit lines. The Fund maintains cash and cash equivalents, either held by the Fund or posted as margin or collateral, with a value that at all times approximates the aggregate market value of its obligations under Benchmark Component Futures Contracts. The Fund meets its liquidity needs in the normal course of business from the proceeds of the sale of its investments or from the cash and cash equivalents that it intends to hold at all times.

Benchmark Performance

The chart below shows the percent change in the NAV per share for the Fund, the market price of the Fund shares, represented by the closing price of the Fund on NYSE Arca, and the Benchmark for five specific periods. The Benchmark does not reflect any impact of expenses, which would generally reduce the Fund’s NAV, or interest income, which would generally increase the NAV. The actual results for the NAV include the impacts of both expenses and interest income.

Hashdex Bitcoin Futures ETF Performance as of October 31, 2023

	Three Month	Year to Date	3 Year Annualized	5 Year Annualized	Inception Annualized
NAV	16.03%	99.25%	—	—	60.69%
Price	15.73%	99.37%	—	—	60.67%
Benchmark (HDEFI)	16.37%	99.38%	—	—	56.64%

The Bitcoin Industry

Bitcoin

Bitcoin is a digital asset that serves as the unit of account on an open-source, decentralized, peer-to-peer computer network. It may be used to pay for goods and services, stored for future use, or converted to government-backed currency. As of the date of this prospectus, the adoption of bitcoin for these purposes has been limited. The value of bitcoin is not backed by any government, corporation, or other identified body.

The value of bitcoin depends on its supply (which is limited), and demand for bitcoin in the markets for exchange that have been organized to facilitate the trading of bitcoin. By design, the supply of bitcoin is intentionally limited to 21 million bitcoins. As of the date of this prospectus, there are approximately 19 million bitcoins in circulation.

Bitcoin is maintained on the decentralized, open source, peer-to-peer computer network (the “Bitcoin Network”). No single entity owns or operates the Bitcoin Network. The Bitcoin Network is accessed through software and governs bitcoin’s creation and movement. The source code for the Bitcoin Network, often referred to as the Bitcoin Protocol, is open-source, and anyone can contribute to its development.

The Bitcoin Network

The infrastructure of the Bitcoin Network is collectively maintained by various participants in the Bitcoin Network, which include miners, developers, and users. Miners validate transactions and provide security to the network, and are currently compensated for that service in bitcoin. Developers maintain and contribute updates to the Bitcoin Network’s source code, often referred to as the Bitcoin Protocol. Users access the Bitcoin Network using open-source software. Anyone can be a user, developer, or miner.

Bitcoin is “stored” on a digital transaction ledger commonly known as a “blockchain.” A blockchain is a distributed database that is continuously updated and reconciled among certain users and is protected by cryptography. The Bitcoin Blockchain contains a complete record and history for each bitcoin transaction.

New bitcoins are created through a process called “mining.” Miners use specialized computer software and hardware to solve a highly complex mathematical problem presented by the Bitcoin Protocol. The first miner to successfully solve the problem is permitted to add a block of transactions to the Bitcoin Blockchain. The new block is then confirmed through acceptance by a majority of users who maintain versions of the blockchain on their individual computers. Miners that successfully add a block to the Bitcoin Blockchain are automatically rewarded with a fixed amount of bitcoin for their effort plus any transaction fees paid by transferors whose transactions are recorded in the block. This reward system is the means by which new bitcoin enter circulation and is the mechanism by which versions of the blockchain held by users on a decentralized network are kept in consensus.

The Bitcoin Protocol

The Bitcoin Protocol is an open source project with no official company or group in control, and anyone can review the underlying code. There are, however, a number of individual developers that regularly contribute to a specific distribution of bitcoin software known as the “Bitcoin Core.” Developers of the Bitcoin Core loosely oversee the development of the source code. There are many other compatible versions of the bitcoin software, but Bitcoin Core is the most widely adopted and currently provides the de facto standard for the Bitcoin Protocol. The core developers are able to access, and can alter, the Bitcoin Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin Network’s source code.

However, because bitcoin has no central authority, the release of updates to the Bitcoin Network’s source code by the core developers does not guarantee that the updates will be automatically adopted by the other purchasers. Users and miners must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those bitcoin users and miners who choose to download it. As a practical matter, a modification to the source code becomes part of the Bitcoin Network only if it is accepted by purchasers that collectively have a majority of the processing power on the Bitcoin Network. If a modification is accepted by only a percentage of users and miners, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.”

The Fund’s Service Providers

Contractual Arrangements with the Sponsor and Third-Party Service Providers

Sponsor

The Sponsor is responsible for investing the assets of the Fund in accordance with the objectives and policies of the Fund. In addition, the Sponsor arranges for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the Fund. For these third-party services, the Fund pays the fees set forth in the table below entitled “Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers.” For the Sponsor’s services, the Fund is contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to 0.94% per annum.

Administrator

The Fund employs Tidal ETF Services LLC as Fund’s administrator (the “Administrator”). In turn, the Administrator has engaged U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Global Fund Services”) to act as sub-administrator. The Administrator is a wholly-owned subsidiary of Sponsor. The Administrator is located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204. The Administrator also assists the Fund and the Sponsor with certain functions and duties relating to marketing, which include the following: marketing and sales strategy, and marketing related services.

Custodian, Registrar, Transfer Agent, Fund Sub-Administrator

In its capacity as the Fund’s custodian, the Custodian, currently U.S. Bank, N.A., holds the Fund’s securities, cash and/or cash equivalents pursuant to a custodial agreement. U.S. Bank Global Fund Services (“Global Fund Services”), an entity affiliated with U.S. Bank, N.A., is the registrar and transfer agent for the Fund’s Shares. In addition, Global Fund Services also serves as sub-administrator for the Fund, performing certain sub-administrative, and accounting services, and support in preparing certain SEC and CFTC reports on behalf of the Fund. The Custodian is located at 1555 North Rivercenter Drive, Suite 302, Milwaukee, Wisconsin 53212. U.S. Bank N.A. is a nationally chartered bank, regulated by the Office of the Comptroller of the Currency, Department of the Treasury, and is subject to regulation by the Board of Governors of the Federal Reserve System. The principal address for Global Fund Services is 615 East Michigan Street, Milwaukee, WI, 53202.

Marketing Agent

The Fund employs Foreside Fund Services, LLC, a wholly-owned subsidiary of Foreside Financial Group, LLC (d/b/a ACA Group) as the Marketing Agent for the Fund. The Marketing Agent Agreement among the Marketing Agent, the Sponsor, and the Trust calls for the Marketing Agent to work with the Custodian in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets and the review and approval of all Fund sales literature and advertising material. The Marketing Agent’s principal business address is Three Canal Plaza, Suite 100, Portland, Maine 04101. The Marketing Agent is a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”) and a member of FINRA.

Support Agent

Tidal ETF Services LLC (“Tidal”) assists the Fund and the Sponsor with certain functions and duties relating to administration and marketing, which include the following: marketing and sales strategy and marketing related services.

Digital Asset Adviser

Hashdex Asset Management Ltd. (“Hashdex” or the “Digital Asset Adviser”) is a Cayman Islands investment manager (and an Exempt Reporting Advisor under SEC rules) that specializes in, among other things, the management, research, investment analysis and other investment support services of funds and ETFs with investment strategies involving bitcoin and other crypto assets. As Digital Asset Adviser, Hashdex is responsible for providing the Sponsor and Tidal with research and analysis regarding bitcoin and bitcoin markets for use in the operation and marketing of the Fund. Hashdex has no role in maintaining, calculating or publishing the Benchmark. Hashdex also has no responsibility for the investment or management of the Fund’s portfolio or for the overall performance or operation of the Fund.

Support Agreement

The Sponsor, Tidal, Digital Asset Adviser and Prior Sponsor (collectively, the “Parties”) have entered into an agreement, as amended (the “Support Agreement”) that sets forth the terms and conditions applicable to the launch, marketing, promotion, development, and ongoing operation of the Fund, as well the respective rights in profits and obligations for expenses. Specifically, Hashdex and the Sponsor have experience in the digital asset and exchange-traded fund industry, and seek to offer a bitcoin futures based fund as part of their long-term business goals. Additionally, the Parties agreed that, in furtherance of their long-term business goals, the Fund will be the successor and surviving entity from the merger (the “Merger”) into the Fund of the “Predecessor Fund that is a series of the Predecessor Trust sponsored by the Prior Sponsor. The Merger is contingent on the contemporaneous commencement of trading of the Shares on NYSE Arca pursuant to offering made under this prospectus. The Parties do not believe that the Merger will have any impact on a shareholder’s investment in the Fund. The Merger is not expected to materially modify the rights of Fund shareholders. The Fund and the Predecessor Fund have filed current reports on Form 8-K including a press release notifying shareholders that the Merger has been consummated.

The primary responsibilities and rights of each Party under the Support Agreement, with respect to the Fund after the Merger, are described below:

●	The Sponsor will serve as the sponsor of the Fund as a series of the Trust, as described in this prospectus.

●	Tidal will provide fund administration and related services for the Fund.

●	Hashdex will provide to the Sponsor research and analysis regarding bitcoin and bitcoin markets for use in the operation and marketing of the Fund.

●	The Prior Sponsor will be entitled to receive a monthly amount equal to 7% of the Management Fee paid to the Sponsor by the Fund; provided, however, that such fee will never be less than 0.04% of monthly average net assets of the Fund. After an additional deduction of operational costs from the Management Fee, the resulting profits and losses will be shared equally among the Sponsor and Hashdex. From the Management Fee, the Sponsor will pay all of the routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the sub-administrator, including but not limited to, fees and expenses of the sub-administrator, Custodian, Distributor, Transfer Agent, licensors, accounting and audit fees expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. For the nine months ended September 30, 2023, such expenses equaled $222,641.

Merger

The Sponsor and Prior Sponsor entered into a Support Agreement where in furtherance of their long-term business goals, the Fund will be the successor and surviving entity from the Merger into the Fund of the Predecessor Fund that is a series of the Trust sponsored by the Prior Sponsor. The Predecessor Fund’s Declaration of Trust permits the Prior Sponsor, without a shareholder vote, to transfer the assets of the Predecessor Fund to the Fund.

The Prior Sponsor and Sponsor entered into an agreement and plan of partnership merger and liquidation (the “Plan of Reorganization”) dated October 30, 2023. Pursuant to the Plan of Reorganization, the Fund delivered its Shares to the Predecessor Fund and assumed the liabilities of the Predecessor Fund on January 3, 2024 (the “Closing Date”). On the Closing Date, the Predecessor Fund delivered its assets to the Custodian and the Fund’s FCMs, in exchange for the Shares. The Fund distributed to the Predecessor Fund’s record holders, determined as of the Closing Date, it’s Shares in an amount equal to one for one exchange of the Predecessor Fund’s shares. Pursuant to the terms of the Plan of Reorganization, the Predecessor Fund liquidated in accordance with the laws of Delaware and applicable federal securities laws and regulations. The Predecessor Fund and the Fund will be required to make representations and warranties that are customary in matters such as the Plan of Reorganization. With respect to the Plan of Reorganization, the obligations of the Predecessor Fund and the Fund are subject to the following conditions, among others:

●	Each Predecessor Fund shareholder will receive Shares having an aggregate net asset value equal to the aggregate net asset value of such Predecessor Fund Shareholder’s Shares, determined as of the close of business on the Closing Date.
●	Shares will be issued in the manner described in the Information Statement and Prospectus on Form S-4, as amended or supplemented.
●	The value of the Predecessor Fund’s assets to be acquired, and the amount of the Predecessor Fund’s known liabilities to be assumed, by the Fund shall be computed as of the scheduled close of trading on the floor of NYSE Arca (usually 4:00 p.m., Eastern time) on the Closing Date using the valuation procedures set forth in the Fund’s Trust Agreement, and the then-current prospectus or statement of additional information of the Fund.
●	The Custodian and each FCM shall each deliver at the Closing Date a certificate of an authorized officer stating that the Predecessor Fund’s assets, have been delivered in proper form to the Fund on the Closing Date. The Predecessor Fund’s portfolio securities and instruments deposited with a securities depository (as defined in the Exchange Act) or with a permitted counterparty or futures commission merchant (as defined in the CEA) shall be delivered to the Custodian and each FCM, as of the Closing Date by book entry, in accordance with the customary practices of the Custodian and FCM, as applicable.
●	The Predecessor Fund and Fund have each delivered an officer’s certificate certifying that all agreements and commitments set forth in the Plan of Reorganization have been satisfied.
●	The Predecessor Fund and the Fund shall each have received a legal opinion that the consummation of the transactions contemplated by the Plan of Reorganization will not result in the recognition of gain or loss for federal income tax purposes for the Predecessor Fund or its shareholders or the Fund.
●	The Plan of Reorganization may be terminated and the Merger may be abandoned at any time prior to Closing by mutual agreement of the Sponsor and the Prior Sponsor. The Plan of Reorganization may be amended or modified in a writing signed by the parties to the Plan of Reorganization.

The Merger did not materially modify the rights of Fund shareholders. Prior to the Merger, the Fund had no operations, received $100 in cash from the Sponsor for four Shares to complete the pre-operational formation of the Fund and had no liabilities. The Fund and the Predecessor Fund have filed current reports on Form 8-K including a press release notifying shareholders that the Merger has been consummated.

The Fund has the same investment objective and investment strategies, and substantially similar risks and investment restrictions as the Predecessor Fund.

The Merger constituted a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The Merger was conditioned upon the receipt by the Sponsor of an opinion to such effect from tax counsel to the Trust. The Predecessor Fund and the shareholders generally did not recognize any gain or loss for federal income tax purposes on the transfer of assets, the assumption of liabilities, and the receipt of Fund shares in the Merger.

The Predecessor Fund did not pay for the costs of the Merger. The Sponsor paid the costs associated with the Merger, including the expenses associated with preparing and filing this prospectus and the cost of copying, printing and mailing this prospectus.

Clearing Brokers

StoneX Financial Inc. – FCM (f/k/a INTL FCStone Financial Inc. - FCM Division) (“StoneX”), and Phillip Capital Inc. (“Phillip Capital”) serve as the Fund’s clearing brokers (the “Clearing Brokers”) to execute and clear the Fund’s futures transactions and provide other brokerage-related services. The Clearing Brokers are each registered as an FCM with the CFTC, are members of the National Futures Association (“NFA”) and are clearing members of all major U.S. futures exchanges. The Clearing Brokers are registered as broker-dealers (“BDs”) with the U.S. Securities and Exchange Commission (“SEC”) and are each a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Except as indicated below, there have been no material civil, administrative, or criminal proceedings pending, on appeal, or concluded against the Clearing Brokers or their principals in the past five (5) years.

Litigation disclosure for StoneX

Listed below are material administrative, civil, enforcement, or criminal complaints or actions filed against StoneX Financial Inc. – FCM Division (f/k/a INTL FCStone Financial Inc. - FCM Division) where such complaints or actions have not concluded and any material enforcement actions or complaints filed against the StoneX Financial Inc. - FCM Division in the past three years.

●	On March 16, 2023, the Clearing House Risk Committee at CME Group found that StoneX Financial, Inc. violated Customer Gross Margining Technical Overview Requirements and CME Rule 980.G. Pursuant to an offer of settlement in which StoneX Financial, Inc. neither admitted nor denied the rule violations upon which the penalty is based, the Clearing House Risk Committee imposed a $100,000.00 fine which was effective on March 16, 2023.
●	On January 20, 2023, the Clearing House Risk Committee at CME Group found that StoneX Financial Inc. violated CME Rules 930.A and 930.F. Pursuant to an offer of settlement in which StoneX Financial, Inc. neither admitted nor denied the rule violations upon which the penalty is based, the Clearing House Risk Committee imposed a $50,000 fine which was effective on January 20, 2023.

●	On December 15, 2022, the Market Regulation Department of CME Group Inc. (“CME”) notified StoneX Financial Inc. (“SFI”) that it was conducting a formal investigation into block trades placed in September 2022 that could potentially be in violation of CME Rule 526 and Market Regulation Advisory Notice RA2004-5R. On July 6, 2023, CME notified SFI that it has referred the case to Market Regulation’s Enforcement Division. Settlement negotiations are ongoing.
●	On July 20, 2022, a subcommittee on the ICE Future US’s Business Conduct Committee determined that in numerous instances between May 2020 and May 2021 StoneX Financial Inc. and StoneX Markets LLC may have violated Exchange Rule 4.04 by engaging in improper pre-hedging and adopting a risk policy that may have motivated employees to engage in improper pre-hedging for certain contracts. In addition, the Committee found that StoneX Financial Inc. and StoneX Markets LLC may have violated Exchange Rules 4.01(a), 4.07(c), and 21.04. In accordance with the settlement offer, in which StoneX Financial Inc. and StoneX Markets LLC neither admitted nor denied the alleged rule violations, StoneX Financial Inc. and StoneX Markets LLC agreed to pay a collective monetary penalty of $425,000 and disgorge $225,606.80 in profits.
●	On March 23, 2021, a subcommittee of the ICE Futures US’s Business Conduct Committee determined that in numerous instances between February 2019 and May 2020, StoneX Financial Inc. (“StoneX”), formerly INTL FCStone Financial Inc., may have violated Exchange Rule 6.15(a) by failing to submit to the Exchange daily large trader reports on reportable customer positions and Exchange Rule 4.01(a) by failing to have proper processes for reporting large trader positions. The ICE Futures US Business Conduct Committee imposed a $75,000 fine on StoneX Financial Inc. which was effective on March 23, 2021.
●	After a historic move in the natural gas market in November of 2018, INTL FCStone Financial Inc. – FCM Division (“IFF”) experienced a number of customer deficits. IFF soon thereafter initiated NFA arbitrations, seeking to collect these debits, and has also been countersued and sued in a number of these arbitrations. These accounts were managed by Optionsellers.com, (“Optionsellers”) who is a Commodity Trading Advisor (“CTA”) authorized by investors to act as attorney-in-fact with exclusive trading authority over these investors’ trading accounts. These accounts cleared through IFF. After this significant and historic natural gas market movement, the accounts declined below required maintenance margin levels. IFF’s role in managing the accounts was limited. As a clearing firm, IFF did not provide any investment advice, trading advice, or recommendations to customers of Optionsellers who chose to clear with IFF. Instead, it simply executed and cleared trades placed by Optionsellers on behalf of Optionsellers’ customers. Optionsellers is a CFTC registered CTA operating under a CFTC Rule 4.7 exemption from registration. Optionsellers engaged in a strategy that primarily involved selling options on futures products. The arbitrations between IFF, Optionsellers, and the Optionsellers customers are currently ongoing.

Further, StoneX Financial Inc. is subject to litigation and regulatory enforcement in the normal course of business. Except as discussed above, the current or pending civil litigation or administrative proceedings in which StoneX Financial Inc. is involved are not expected to have a material effect upon its condition, financial or otherwise. StoneX Financial Inc. vigorously defends, as a matter of policy, civil litigation, reparation, arbitration proceedings, and enforcement actions brought against it.

Litigation disclosure for Phillip Capital

Phillip Capital Inc. (“Phillip Capital”) is a registered futures commission merchant and is a member of the NFA. Its main office is located at 141 West Jackson Blvd., Suite 1531A, Chicago, Illinois 60604. In the normal course of its business, Phillip Capital is involved in various legal actions incidental to its commodities business. None of these actions are expected either individually or in aggregate to have a material adverse impact on Phillip Capital. Except for the below, neither Phillip Capital nor any of its principals have been the subject of any material administrative, civil or criminal actions within the past five years.

On September 12, 2019, the U.S. Commodity Futures Trading Commission issued an order settling charges against Phillip Capital Inc. (PCI) for allowing cyber criminals to breach PCI email systems, access customer information, and successfully withdrawing $1 million in PCI customer funds. The order found that PCI failed to disclose the cyber breach to its customers in a timely manner and that PCI failed to supervise its employees with respect to cybersecurity policy and procedures, a written information systems security program, and customer disbursements. The order imposed monetary sanctions totaling $1.5 million, which includes a civil monetary penalty of $500,000, and $1 million in restitution. PCI was credited the $1 million restitution based on its prompt reimbursement of the customer funds when the fraud was discovered. The order also required PCI to, among other things, provide reports to the Commission on its remediation efforts.

On June 11, 2021, pursuant to an offer of settlement in which Phillip Capital Inc. neither admitted nor denied the rule violation upon which the penalty is based, the Clearing House Risk Committee found that Phillip Capital Inc. violated CME Rule 980.A – Required Records and Reports. In accordance with the settlement offer, the Committee imposed a $50,000 fine for non-current books and records due to an issue with the firm’s middleware provider. In a related matter, the CME Group had previously fined Phillip Capital Inc. on March 19, 2021, for its violation of Rule 811 and 561. During the month of February 2021, Phillip Capital Inc. inaccurately reported its open interest and large trader positions in several instances of CME, CBT, NYMEX, and COMEX contracts due to the aforementioned middleware issue. A fine in the amount of $5,000 was assessed against Phillip Capital Inc.

Commodity Trading Advisor

Currently, the Sponsor does not employ commodity trading advisors. If, in the future, the Sponsor does employ commodity trading advisors, it will choose each advisor based on arm’s length negotiations and will consider the advisor’s experience, fees, and reputation.

Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers

Service Provider	Compensation Paid by the Fund
Tidal Investments LLC, Sponsor	0.94% of average net assets annually

Phillip Capital Inc., Futures Commission Merchant and Clearing Broker	The Fund pays $5.00-$10.00 per Futures Contract half-turn exclusive of pass through fees for the exchange, NFA, execution fees, and platform and exchange data fees.

StoneX Financial Inc., Futures Commission Merchant and Clearing Broker	The Fund pays $10.00-$25.00 per Futures Contract half-turn exclusive of pass through fees for the exchange and NFA. Additionally, if the monthly commissions paid do not equal or exceed 20% return on the Maintenance Margin Requirement at 9.6% of Exchange Maintenance Margin, the Fund will pay a true up to meet that return at the end of each month.

Wilmington Trust, Trustee	$3,300 annually for the Trust

Other Non-Contractual Payments by the Fund

The Fund pays the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.94% per annum of the daily NAV of the Fund. The Management Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs, including the provision of commodity futures trading advisory services. Purchases of creation units with cash may cause the Fund to incur certain costs including brokerage commissions and redemptions of creation units with cash may result in the recognition of gains or losses that the Fund might not have incurred if it had made redemptions in-kind. The Fund pays all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, and other transaction related fees and expenses charged in connection with trading activities for the Fund’s investments in CFTC regulated investments. The Fund bears other transaction costs related to the FCM capital requirements on a monthly basis. The Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Sub-Administrator, Custodian, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. Global Fund Services has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. Global Fund Services keeps a record of all Shareholders and holders of the Shares in certificated form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through purchasers and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Sub-Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) purchasers in DTC such as banks, brokers, dealers and trust companies, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC purchaser, and (3) those who hold interests in the Shares through DTC purchasers or Indirect purchasers, in each case who satisfy the requirements for transfers of Shares. DTC purchasers acting on behalf of investors holding Shares through such purchasers’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same Day Funds Settlement System. Shares are credited to DTC purchasers’ securities accounts following confirmation of receipt of payment.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC purchasers and facilitates the clearance and settlement of transactions between DTC purchasers through electronic book-entry changes in accounts of DTC purchasers.

Transfer of Shares

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC purchasers may transfer their Shares through DTC by instructing the DTC purchaser holding their Shares (or by instructing the Indirect purchaser or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the Purchasers and/or accountholders of DTC. Because DTC can only act on behalf of DTC Purchasers, who in turn act on behalf of Indirect Purchasers, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC purchasers in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC purchaser or purchasers has or have given such direction.

Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, the Fund and each other series that may be established under the Trust in the future will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series. If any creditor or Shareholder of any particular series (such as the Fund) asserts against the series a valid claim with respect to its indebtedness or Shares, the creditor or Shareholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally. The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of Shares in a series. This limitation on liability is referred to as the Inter-Series Limitation on Liability. The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, the Fund or the Sponsor on behalf of the Trust or the Fund, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over the Fund. Consistent with Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of the Fund and the Trust to the Sponsor. The Trustee does not provide custodial services with respect to the assets of the Fund.

Plan of Distribution

Buying and Selling Shares

Most investors buy and sell Shares of the Fund in secondary market transactions through brokers. Shares trade on NYSE Arca under the ticker symbol “DEFI.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges and, as discussed below under “U.S. Federal Income Tax Considerations,” any provisions authorizing the broker to borrow Shares held on your behalf.

Marketing Agent and Authorized Purchasers

The offering of the Fund’s Shares is a best efforts offering. The Fund continuously offers Creation Baskets consisting of 10,000 Shares at their NAV through the Marketing Agent to Authorized Purchasers. The initial Shares will be offered and sold, in creation basket aggregation at an offering price of $ per Share, which is the same per Share price used in the Merger closing. Thereafter, Shares will be sold at the next determined NAV per Share. The Merger closed on January 3, 2024. The share price used for the delivery of shares of the Predecessor Fund was the net asset value per share of the Predecessor Fund determined after the close of business of NYSE Arca on January 2, 2024. Consequently, the Merger resulted in a one for one exchange of shares between the Predecessor Fund and the Fund. Prior to the Merger, the Fund had no operations, received $100 in cash from the Sponsor for four Shares to complete the pre-operational formation of the Fund and had no liabilities. All Authorized Purchasers pay a $300 fee for each Creation Basket order.

The following entities have entered into Authorized Purchaser Agreements with respect to the Fund: J.P. Morgan Securities LLC; Goldman Sachs & Co.; ABN AMRO Bank; BNP Paribas; Bank of New York Mellon; Cantor Fitzgerald; Credit Suisse; Citadel Securities LLC; Jeffries Group LLC; Mirae Asset Financial Group; Royal Bank of Canada; UBS Group AG; Societe Generale Group; Wells Fargo Bank, N.A. and Virtu Americas LLC.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Purchasers, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed purchasers in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act. For example, an Authorized Purchaser, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Fund, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Purchasers may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Purchasers. A determination of whether a particular market purchaser is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Purchasers nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(a)(3) of the 1933 Act.

Investors are cautioned that they might not be able to buy or sell Shares of the Fund through their current brokerages. Moreover, even if an investor were able to purchase Shares through their current brokerage, that brokerage might decide to stop trading in bitcoin-linked securities and the investor would potentially face restrictions on when and or how they could trade their existing bitcoin position.

The Sponsor expects that any broker-dealers selling Shares will be members of FINRA. Investors intending to create or redeem baskets through Authorized Purchasers in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Purchasers may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets.

Calculating NAV

The Fund’s NAV per Share is calculated by:

●	taking the current market value of its total assets, and
●	subtracting any liabilities and dividing the balance by the number of Shares.

Global Fund Services, in its capacity as the Sub-Administrator calculates the NAV of the Fund once each trading day. It calculates the NAV as of the earlier of the close of trading on NYSE Arca or 4:00 p.m. (ET). The NAV for a particular trading day is released after 4:15 p.m. (ET).

In determining the value of Bitcoin Futures Contracts, the Sub-Administrator uses the settlement price for the Benchmark Component Futures Contracts, as reported on the CME. CME Group staff determines the daily settlements for the Benchmark Component Futures Contracts based on trading activity on CME Globex exchange between 14:59:00 and 15:00:00 Central Time (CT), the settlement period, except that the “fair value” of Bitcoin Futures Contracts (as described in more detail below) may be used when Bitcoin Futures Contracts close at their price fluctuation limit for the day. The Sub-Administrator determines the value of all other Fund investments as of the earlier of the close of NYSE Arca or 4:00 p.m. (ET), in accordance with the current Services Agreement between the Administrator, Sub-Administrator and the Trust. NAV includes any unrealized profit or loss on open bitcoin interests and any other credit or debit accruing to the Fund but unpaid or not received by the Fund.

The fair value of Bitcoin Futures Contracts is determined by the Sponsor in good faith and in a manner that assesses the Bitcoin Futures Contracts' value based on a consideration of all available facts and all available information on the valuation date. When a Bitcoin Futures Contract has closed at its daily price fluctuation limit, that limit price published by the CME will be used by the Sponsor as the fair value of the Bitcoin Futures Contracts held by the Fund for NAV calculation purposes. The Fund will use the published settlement price to price its Shares on that day. If the CME halted trading in Bitcoin Futures Contracts for other reasons, including if trading were halted for an entire trading day or several trading days, the Fund would fair value it's Bitcoin Futures Contracts by using the most recent settlement price published by the CME.

In addition, in order to provide updated information relating to the Fund for use by investors and market professionals, ICE Data Indices, LLC calculates and disseminates throughout the trading day an updated “indicative fund value.” The indicative fund value is calculated by using the prior day’s closing NAV per Share of the Fund as a base and updating that value throughout the trading day to reflect changes in the value of the Fund’s bitcoin interests during the trading day. Changes in the value of cash equivalents are not included in the calculation of indicative value. For this and other reasons, the indicative fund value disseminated during NYSE Arca trading hours should not be viewed as an actual real time update of the NAV. NAV is calculated only once at the end of each trading day.

The indicative fund value is disseminated on a per Share basis every 15 seconds during regular NYSE Arca trading hours of 9:30 a.m. (ET) to 4:00 p.m. (ET). The trading hours for the CME can be found at: https://www.cmegroup.com/education/bitcoin/cme-bitcoin-futures-frequently-asked-questions.html.

ICE Data Indices, LLC disseminates the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value is available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of Fund Shares on NYSE Arca. Investors and market professionals are able throughout the trading day to compare the market price of the Fund and the indicative fund value. If the market price of Fund Shares diverges significantly from the indicative fund value, market professionals may have an incentive to execute arbitrage trades. For example, if the Fund appears to be trading at a discount compared to the indicative fund value, a market professional could buy Fund Shares on NYSE Arca, aggregate them into Redemption Baskets, and receive the NAV of such Shares by redeeming them to the Trust provided that there is not a minimum number of Shares outstanding for the Fund. Such arbitrage trades can tighten the tracking between the market price of the Fund and the indicative fund value.

Creation and Redemption of Shares

The Fund creates and redeems Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. To the extent creations and redemptions involve the exchange of cash and cash equivalents, the Fund may incur certain costs including brokerage costs or recognize gains or losses that it might not have incurred if the transaction were made in-kind. Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be (1) either registered broker-dealers or other securities market purchasers, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC purchasers. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor. The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the cash and cash equivalents required for such creations and redemptions. The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by the Sponsor, without the consent of any Shareholder, and the related procedures may generally be amended by the Sponsor without the consent of the Authorized Purchaser. Authorized Purchasers pay a transaction fee of $300 to the Custodian for each creation order they place and a fee of $300 per order for redemptions, which is a nominal fee. Authorized Purchasers who make deposits with the Fund in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Trust or the Sponsor to effect any sale or resale of Shares.

Certain Authorized Purchasers are expected to be capable of participating directly in the physical bitcoin and the bitcoin interest markets. Some Authorized Purchasers or their affiliates may from time to time buy or sell bitcoin or bitcoin interests and may profit in these instances.

Each Authorized Purchaser will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA or be exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations. Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers it deems appropriate in light of its own regulatory regime.

Under the Authorized Purchaser Agreement, the Sponsor has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Purchaser Agreement for more detail, each of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Purchaser may place an order with Global Fund Services in its capacity as the transfer agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when any of NYSE Arca or the CME is closed for regular trading. Purchase orders must be placed by 3:00 p.m. (ET) or the close of regular trading on NYSE Arca, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Purchaser agrees to deposit cash and/or cash equivalents with the Fund, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Purchaser must also have wired to the Sponsor the non-refundable transaction fee due for the purchase order. Authorized Purchasers may not withdraw a purchase order without the prior consent of the Sponsor in its discretion.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of cash and/or cash equivalents that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the purchase order date. The Sponsor determines, directly in its sole discretion or in consultation with the Custodian and the Sub-Administrator, the requirements for cash and/or cash equivalents, including the remaining maturities of the cash equivalents, which may be included in deposits to create baskets. If cash equivalents are to be included in a Creation Basket Deposit for orders placed on a given business day, the Sub-Administrator will publish an estimate of the Creation Basket Deposit requirements at the beginning of such day.

Delivery of Required Deposits

An Authorized Purchaser who places a purchase order is responsible for transferring to the Fund’s account with the Custodian the required amount of cash and cash equivalents by the end of the next business day following the purchase order date or by the end of such later business day, not to exceed three business days after the purchase order date, as agreed to between the Authorized Purchaser and the Custodian when the purchase order is placed (the “Purchase Settlement Date”). Upon receipt of the deposit amount, the Custodian directs DTC to credit the number of baskets ordered to the Authorized Purchaser’s DTC account on the Purchase Settlement Date.

Because orders to purchase baskets must be placed by 3:00 p.m., (ET), but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., (ET), on the date the purchase order is received, Authorized Purchasers will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. The Fund’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Marketing Agent or transfer agent may reject a purchase order or a Creation Basket Deposit if:

●	it determines that, due to position limits or otherwise, investment alternatives that will enable the Fund to meet its investment objective are not available or practicable at that time;

●	it determines that the purchase order or the Creation Basket Deposit is not in proper form;

●	it believes that acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Fund or its Shareholders;

●	the acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful;

●	circumstances outside the control of the Sponsor, Marketing Agent or transfer agent make it, for all practical purposes, not feasible to process creations of baskets;

●	there is a possibility that any or all of the Benchmark Component Futures Contracts of the Fund on the CME from which the NAV of the Fund is calculated will be priced at a dynamic price limit restriction; or

●	if, in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its Shareholders.

None of the Sponsor, Marketing Agent or transfer agent will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Purchaser can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Purchaser may place an order with the transfer agent to redeem one or more baskets. Redemption orders must be placed by 3:00 p.m. (ET) or the close of regular trading on the NYSE Arca, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent. The redemption procedures allow Authorized Purchasers to redeem baskets and do not entitle an individual Shareholder to redeem any Shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Purchaser. By placing a redemption order, an Authorized Purchaser agrees to deliver the baskets to be redeemed through DTC’s book-entry system to the Fund by the end of the next business day following the effective date of the redemption order or by the end of such later business day. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to the Sponsor’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Purchaser may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

Determination of Redemption Distribution

The redemption distribution from the Fund consists of a transfer to the redeeming Authorized Purchaser of an amount of cash and/or cash equivalents that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of Shares to be redeemed under the redemption order is in proportion to the total number of Shares outstanding on the date the order is received. The Sponsor, directly or in consultation with the Custodian and the Sub-Administrator, determines the requirements for cash and/or cash equivalents, including the remaining maturities of the cash equivalents and cash, which may be included in distributions to redeem baskets. If cash equivalents are to be included in a redemption distribution for orders placed on a given business day, the Custodian and Sub-Administrator will publish an estimate of the redemption distribution composition as of the beginning of such day.

Delivery of Redemption Distribution

The redemption distribution due from a Fund will be delivered to the Authorized Purchaser on the Redemption Settlement Date if the Fund’s DTC account has been credited with the baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the baskets to be redeemed by the end of such date, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day after the Redemption Settlement Date to the extent of remaining whole baskets received. Pursuant to information from the Sponsor, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to the Fund’s DTC account by noon (ET) on the Redemption Settlement Date if the Authorized Purchaser has collateralized its obligation to deliver the baskets through DTC’s book-entry system on such terms as the Sponsor may from time to time determine.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which NYSE Arca or CME is closed other than customary weekend or holiday closings, or trading on NYSE Arca or CME is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of cash equivalents is not reasonably practicable, (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders, (4) if there is a possibility that any or all of the Benchmark Component Futures Contracts of the Fund on the CME from which the NAV of the Fund is calculated will be priced at a daily price limit restriction, or (5) if, in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Fund’s assets at an appropriate value to fund a redemption. If the Sponsor has difficulty liquidating the Fund’s positions, e.g., because of a market disruption event in the futures markets, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the Marketing Agent or the transfer agent will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. The Sponsor will reject a redemption order if the order is not in proper form as described in the Authorized Purchaser Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares below 50,000 Shares (i.e., five baskets of 10,000 Shares each) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding Shares of the Fund and can deliver them.

Creation and Redemption Transaction Fees

To compensate for expenses in connection with the creation and redemption of baskets, an Authorized Purchaser is required to pay a transaction fee of $300 per order to the Custodian. The transaction fees may be reduced, increased or otherwise changed by the Sponsor.

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the Sponsor and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Fund will create and redeem Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of cash and cash equivalents equal to the total NAV of the number of Shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be registered broker-dealers or other securities market purchasers, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create. Authorized Purchasers that do offer to the public Shares from the baskets they create will do so at per Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on NYSE Arca, the NAV of the Shares at the time the Authorized Purchaser purchased the Creation Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the bitcoin interest markets. The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on NYSE Arca at the time of sale. Shares initially comprising the same basket but offered by Authorized Purchasers to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Purchaser on behalf of multiple clients. Shares are expected to trade in the secondary market on NYSE Arca. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of the bitcoin interest markets. While the Shares trade on NYSE Arca until 4:00 p.m. (ET), liquidity in the markets for bitcoin interests may be reduced after the close of the CME. As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

Use of Proceeds

The Sponsor causes the Fund to transfer the proceeds of the sale of Creation Baskets to the Custodian or another financial institution for use in trading activities and/or investment in Benchmark Component Futures Contracts and cash and cash equivalents. Under normal market conditions, the Sponsor invests the Fund’s assets in Benchmark Component Futures Contracts and cash and cash equivalents. When the Fund purchases Benchmark Component Futures Contracts, the Fund is required to deposit with the FCM on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the Benchmark Component Futures Contracts at maturity. This deposit is known as initial margin. The Sponsor invests the Fund’s assets that remain after margin and collateral is posted in cash and cash equivalents. Subject to these margin and collateral requirements, the Sponsor has sole authority to determine the percentage of assets that will be:

●	held as margin or collateral with FCMs or other custodian;

●	used for other investments; and

●	held in bank accounts to pay current obligations and as reserves.

In general, the Fund expects that it will be required to post approximately 32% of the previous day settlement price of a Benchmark Component Futures Contracts as initial margin. Ongoing margin and collateral payments will generally be required for exchange-traded bitcoin interests based on changes in the value of the bitcoin interests. In light of the differing requirements for initial payments under exchange-traded bitcoin interests and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of the Fund’s assets will be posted as margin or collateral at any given time. Cash and cash equivalents held by the Fund constitute reserves that are available to meet ongoing margin and collateral requirements. All interest or other income is used for the Fund’s benefit.

An FCM, counterparty, government agency or exchange could increase margin or collateral requirements applicable to the Fund to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held.

The approximate 8-10% of the Fund’s assets held by the FCM are held in segregation pursuant to the CEA and CFTC regulations.

The Trust Agreement

The following paragraphs are a summary of certain provisions of the Trust Agreement. The following discussion is qualified in its entirety by reference to the Trust Agreement.

Authority of the Sponsor

The Sponsor is generally authorized to perform all acts deemed necessary to carry out the purposes of the Trust and to conduct the business of the Trust. The Trust and the Fund will continue to exist until terminated in accordance with the Trust Agreement.

The Sponsor’s Obligations

In addition to the duties imposed by the Delaware Trust Statute, under the Trust Agreement the Sponsor has obligations as a Sponsor of the Trust, which include, among others, responsibility for certain organizational and operational requirements of the Trust, as well as fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in the Sponsor’s immediate possession or control.

To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Fund, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Fund, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of the Sponsor. The provisions of the Trust Agreement, to the extent they restrict or eliminate the duties and liabilities of the Sponsor otherwise existing at law or in equity, replace such other duties and liabilities of the Sponsor.

Liability and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the Trust, the Fund, or to any Shareholder for any loss suffered by the Trust or the Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to the Trust Agreement shall be made solely from the assets of the Fund without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegate selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any administrator or other delegate or any other person selected by the Sponsor to provide services to the Trust.

The Trust Agreement also provides that the Sponsor shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses (excluding any taxes on the compensation received for services as Sponsor or on indemnity payments received), and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series. The Sponsor’s rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the above, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

The Trust Agreement provides that the Sponsor and the Trust shall indemnify the Trustee and its successors, assigns, legal representatives, officers, directors, Shareholders, employees, agents and servants (the “Trustee Indemnified Parties”) against any liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes on the compensation received for services as Trustee or on indemnity payments received), claims, actions, suits, costs, expenses or disbursements which may be imposed on a Trustee Indemnified Party relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party, or the action or inaction of the Trustee under the Trust Agreement or any other agreement, except for expenses resulting from the gross negligence or willful misconduct of a Trustee Indemnified Party. Further, certain officers of the Sponsor are insured against liability for certain errors or omissions which an officer may incur or that may arise out of his or her capacity as such.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such Shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

Withdrawal of the Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior written notice to the holders of the Trust’s outstanding Shares and the Trustee. If the withdrawing Sponsor is the last remaining Sponsor, Shareholders holding a majority (over 50%) of the outstanding Shares of the Fund, voting together as a single class (not including Shares acquired by the Sponsor through its initial capital contribution) may vote to elect a successor Sponsor. The successor Sponsor will continue the business of the Trust. Shareholders have no right to remove the Sponsor.

In the event of withdrawal, the Sponsor is entitled to a redemption of the Shares it acquired through its initial capital contribution to any of the series of the Trust at their NAV per Share. If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

Meetings

Meetings of the Trust’s Shareholders may be called by the Sponsor and will be called by it upon the written request of Shareholders holding at least 25% of the outstanding Shares of the Trust or the Fund, as applicable (not including Shares acquired by the Sponsor through its initial capital contribution). The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Shareholders of the Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Where the meeting is called upon the written request of the Shareholders of the Fund, or any other Fund, as applicable, such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by the Sponsor.

Voting Rights

Shareholders have no voting rights with respect to the Trust or the Fund except as expressly provided in the Trust Agreement. The Trust Agreement provides that Shareholders representing at least a majority (over 50%) of the outstanding Shares of the Fund together as a single class (excluding Shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to (i) continue the Trust by electing a successor Sponsor as described above, and (ii) approve amendments to the Trust Agreement that impair the right to surrender Redemption Baskets for redemption. (Trustee consent to any amendment to the Trust Agreement is required if the Trustee reasonably believes that such amendment adversely affects any of its rights, duties or liabilities.) In addition, Shareholders holding Shares representing seventy-five percent (75%) of the outstanding Shares of the Fund, voting together as a single class (excluding Shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to dissolve the Trust upon not less than ninety (90) days’ notice to the Sponsor.

Limited Liability of Shareholders

Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware, and no Shareholder shall be liable for claims against, or debts of the Trust or the Fund in excess of his Share of the Fund’s assets. The Trust or the Fund shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption unless, under Delaware law, such Shareholder is liable to repay such amount.

The Trust or the Fund shall indemnify to the full extent permitted by law and the Trust Agreement each Shareholder (excluding the Sponsor to the extent of its ownership of any Shares acquired through its initial capital contribution) against any claims of liability asserted against such Shareholder solely because of its ownership of Shares (other than for taxes on income from Shares for which such Shareholder is liable).

The Trust Agreement provides that every written note, bond, contract, instrument, certificate or undertaking made or issued by or on behalf of the Fund shall give notice to the effect that the obligations of such instrument are not binding upon the Shareholders individually but are binding only upon the assets and property of the Fund.

The Sponsor Has Conflicts of Interest

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor may use this notice of conflicts as a defense against any claim or other proceeding made.

The Sponsor’s principals, managers, officers and employees, do not devote their time exclusively to the Fund. Notwithstanding obligations and expectations related to the management of the Sponsor, the Sponsor’s principals, officers and employees may be directors, officers or employees of other entities, and may manage assets of other entities, including the other funds of the Trust, through the Sponsor or otherwise. As a result, the principals could have a conflict between responsibilities to the Fund on the one hand and to those other entities on the other.

The Sponsor and its principals, officers and employees may trade securities, futures and related contracts for their own accounts, creating the potential for preferential treatment of their own accounts. Shareholders will not be permitted to inspect the trading records of such persons, or any written policies of the Sponsor related to such trading. A conflict of interest may exist if their trades are in the same markets and at approximately the same times as the trades for the Fund. A potential conflict also may occur when the Sponsor’s principals trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Fund.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests, including the authority of the Sponsor to allocate expenses to and between the funds of the Trust. Shareholders have very limited voting rights with respect to the Fund, which will limit the ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policies, or dissolution of the Fund or the Trust.

The Sponsor serves as the Sponsor to the Fund and serves as the sponsor or investment adviser to investment companies and commodity pools other than the Fund. The Sponsor may have a conflict to the extent that its trading decisions for the Fund may be influenced by the effect they would have on the other investment companies or pools it manages. In addition, the Sponsor may be required to indemnify the officers and directors of the other investment companies or pools, if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Fund losses and/or termination of the Fund.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Fund, it shall have no duty to offer such opportunity to the Fund. The Sponsor will not be liable to the Fund or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Fund and is not required to share income or profits derived from such business ventures with the Fund.

The Sponsor might have a potential future conflict of interest if the Sponsor, a new sponsor, or sub-adviser were to register as a broker-dealer or become affiliated with a broker-dealer. In such case, the Sponsor, new sponsor, or sub-adviser, as the case may be, would develop and implement appropriate procedures designed to prevent the use and dissemination of material non-public information regarding the Fund’s holdings.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any shareholder of a Trust series, or any other person, on the other hand, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Trust Agreement or any other agreement contemplated therein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

Ownership or Beneficial Interest in the Fund

As of the date of this prospectus, the Sponsor owns four (4) Shares of the Fund. As of the date of this Prospectus, none of the principals of the Sponsor have an ownership interest in the Fund.

Interests of Named Experts and Counsel

No expert hired by the Fund to give advice on the preparation of this offering document has been hired on a contingent fee basis, nor do any of them have any present or future expectation of interest in the Sponsor, Marketing Agent, Authorized Purchasers, Custodian/Administrator or other service providers to the Fund.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met. Those conditions require that no indemnification of the Sponsor or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification.

Books and Records

The Trust keeps its books of record and account at its office located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204, or at the offices of the Sub-Administrator, Global Fund Services, doing business as U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services, located at 777 E. Wisconsin Ave, Milwaukee, Wisconsin 53202, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books of account of the Fund are open to inspection by any Shareholder (or any duly constituted designee of a Shareholder) at all times during the usual business hours of the Fund upon reasonable advance notice to the extent such access is required under CFTC rules and regulations. In addition, the Trust keeps a copy of the Trust Agreement on file in its office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Shareholders

The Trust will furnish annual reports (as of the end of each fiscal year) for the Fund to DTC purchasers for distribution to Shareholders, as required to be provided to Shareholders by the CFTC and the NFA. These annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor. The Trust will also post monthly reports to the Fund’s website (http://hashdex-etfs.com/). These monthly reports will contain certain unaudited financial information regarding the Fund, including the Fund’s NAV. The Sponsor will furnish to the Shareholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate. In addition, under SEC rules the Trust will be required to file quarterly and annual reports for the Fund with the SEC, which need not be sent to Shareholders but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Fund’s website: http://hashdex-etfs.com/.

The accountants’ report on its audit of the Fund’s financial statements will be furnished by the Trust to Shareholders upon request. The Trust will file such tax returns, and prepare, disseminate and file such tax reports for the Fund as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation and will make such tax elections for the Fund as it deems advisable.

The Fund or its appointed agent will provide tax information in accordance with the Code and applicable U.S. Treasury Regulations. Persons treated as intermediaries for purposes of these regulations may obtain tax information regarding the Fund by contacting the Fund at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204 or from the Fund’s website, http://hashdex-etfs.com/.

Fiscal Year

The fiscal year of the Fund is the calendar year.

Governing Law

The rights of the Sponsor, the Trust, the Fund, DTC (as registered owner of the Fund’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware, except with respect to causes of action for violations of U.S. federal or state securities laws. The Trust Agreement and the effect of every provision thereof shall control over any contrary or limiting statutory or common law of the State of Delaware, other than the Delaware Trust Statute.

Legal Matters

Litigation and Claims

Except as described above, within the past 10 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or the Fund, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

K&L Gates LLP (“KLG”) has been retained to advise the Trust and the Sponsor with respect to the Shares being offered hereby and has passed upon the validity of the Shares being issued hereunder. KLG has also provided the Sponsor with its opinion with respect to U.S. federal income tax matters addressed below in “U.S. Federal Income Tax Considerations.”

Experts

The financial statements of Hashdex Bitcoin Futures ETF, a series of Teucrium Commodity Trust, included in this prospectus and elsewhere in the registration statement have been included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of the Fund are included in this prospectus and elsewhere in the registration statement in reliance upon the report of Tait, Weller, & Baker, LLP “Tait Weller,” independent registered public accountants, upon the authority of said firm as experts in accounting and auditing. Tait Weller is not opining on the internal control over financial reporting.

Privacy Policy

The following discussion is qualified in its entirety by reference to the privacy policy. A copy of the privacy policy is available at https://www.tidalfinancialgroup.com/privacy-policy/.

The Sponsor, the Trust, and the Fund have adopted a privacy policy relating to the collection, maintenance, and use of nonpublic personal information about the Fund’s current and former investors, as required under federal law. Federal law gives investors the right to limit some but not all sharing of their nonpublic personal information. Federal law also requires the Sponsor to tell investors how it collects, Shares, and protects such nonpublic personal information.

Collection of Nonpublic Personal Information

The Sponsor may collect or have access to nonpublic personal information about current and former Fund investors for certain purposes relating to the operation of the Fund. This information may include information received from investors, such as their name, social security number, telephone number, and address, and information about investors’ holdings and transactions in Shares of the Fund.

Use and Disclosure of Nonpublic Personal Information

The Sponsor does not sell nonpublic personal information to any third parties. The Sponsor primarily uses investors’ nonpublic personal information to complete financial transactions that may be requested. The Sponsor may disclose investors’ nonpublic personal information to third parties under specific circumstances described in the privacy policy. These circumstances include, among others, information needed to complete financial transactions, information released at the direction of an investor, and certain information requested by courts, regulators, law enforcement, or tax authorities. Investors may not opt out of these disclosures.

Investors’ nonpublic personal information, particularly information about investors’ holdings and transactions in Shares of the Fund, may be shared between and amongst the Sponsor and the Fund. An investor cannot opt-out of the sharing of nonpublic personal information between and amongst the Sponsor and the Fund. However, the Sponsor and the Fund will not use this information for any cross-marketing purposes. In other words, all investors will be treated as having “opted out” of receiving marketing solicitations from the Fund.

Protection of Nonpublic Personal Information

As described in the privacy policy, the Sponsor takes safeguards to protect investors’ nonpublic personal information, which include, among others, restricting access to such information, requiring third parties to follow appropriate standards of security and confidentiality, and maintaining physical, technical, administrative, and procedural safeguards.

The Sponsor’s Website is hosted in the United States and any data provided to the Sponsor is stored in the United States. If you choose to provide Personal Data from regions outside of the United States, then by your submission of such data, you acknowledge and agree that: (a) you are transferring your personal information outside of those regions to the United States voluntarily and with consent; (b) the laws and regulations of the United States shall govern your use of the provision of your information, which laws and regulations may differ from those of your country of residence; and (c) you permit your personal information to be used for the purposes herein and in the Privacy Policy above.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of Shares of the Fund and the U.S. federal income tax treatment of the Fund. Except where noted otherwise, it deals only with the U.S. federal income tax consequences relating to Shares held as capital assets by U.S. Shareholders (as defined below) who are not subject to special tax treatment. For example, in general it does not address the tax consequences, such as, but not limited to consequences to dealers in securities or currencies or commodities, traders in securities or dealers or traders in commodities that elect to use a mark to market method of accounting, financial institutions, regulated investment companies (except as discussed below), tax-exempt entities (except as discussed below), insurance companies, persons holding Shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for U.S. federal income tax purposes, persons with “applicable financial statements” within the meaning of section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or holders of Shares whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based on the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

The Sponsor has received the opinion of KLG, counsel to the Trust, regarding the material U.S. federal income tax consequences to the Fund and to U.S. Shareholders and Non-U.S. Shareholders (as defined below) as described in the following paragraphs. In rendering its opinion, KLG has relied on the facts and assumptions described in this prospectus as well as certain factual representations made by the Trust, the Fund, and the Sponsor. This opinion is not binding on the Internal Revenue Service (the “IRS”) and will not be a guarantee of the results. No ruling has been requested from the IRS with respect to any matter affecting the Fund or prospective investors, and the IRS may disagree with the tax positions taken by the Trust. If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts. No statutory, administrative or judicial authority directly addresses the treatment of the Shares or instruments similar to the Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares and could adversely affect the value of the Shares.

As used herein, the term “U.S. Shareholder” means a Shareholder that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust that (a) is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code, or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Shareholder” is a holder that is not a U.S. Shareholder. If a partnership or other entity or arrangement treated as a partnership holds our Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Shares, the discussion below may not be applicable to you and you should consult your own tax advisor regarding the tax consequences of acquiring, owning and disposing of Shares.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Classification of the Trust and the Fund

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust and the Fund’s status as a series of the Trust, due to the nature of its activities the Fund will not be classified as a trust for U.S. federal income tax purposes, but rather it is more likely than not that it will be classified as a partnership for such purposes. The trading of Shares on NYSE Arca will cause the Fund to be classified as a “publicly traded partnership” for U.S. federal income tax purposes. Under section 7704 of the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity not registered under the Investment Company Act of 1940 as amended, (such as the Fund) and not meeting certain other conditions, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence (the “qualifying income exception”). For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends. In the case of a partnership of which a principal activity is the buying and selling of commodities other than as inventory or of futures, forwards and options with respect to commodities, “qualifying income” also includes income and gains from commodities and from such futures, forwards, options, and, provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities.

There is very limited authority on the U.S. federal income tax treatment of bitcoin and no direct authority on bitcoin derivatives, such as Bitcoin Futures Contracts. KLG is of the opinion that Bitcoin Futures Contracts more likely than not will be considered futures with respect to commodities for purposes of the qualifying income exception under section 7704 of the Code. Based on the opinion of KLG and a CFTC determination that treats bitcoin as a commodity under the CEA, the Fund intends to take the position that Bitcoin Futures Contracts consist of futures on commodities for purposes of the qualifying income exception under section 7704 of the Code. Shareholders should be aware that the Fund’s position is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Fund’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which would result in the material adverse consequences to Shareholders and the Fund discussed below.

The Trust and the Sponsor have represented the following to KLG:

●	assuming Bitcoin Futures Contracts consist of futures on commodities for purposes of the qualifying income exception under section 7704(d) of the Code, at least 90% of the Fund’s gross income for each taxable year will constitute “qualifying income” within the meaning of Code section 7704 (as described above);

●	the Fund is organized and will be operated in accordance with its governing documents and applicable law; and

●	the Fund has not elected, and will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, KLG is of the opinion that the Fund more likely than not will be treated as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes. The Fund’s taxation as a partnership rather than a corporation will require the Sponsor to conduct the Fund’s business activities in such a manner that it satisfies the requirements of the qualifying income exception on a continuing basis. No assurances can be given that the Fund’s operations for any given year will produce income that satisfies these requirements. KLG will not review the Fund’s ongoing compliance with these requirements and will have no obligation to advise the Trust, the Fund or the Fund’s Shareholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If the Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case, as a condition of relief, the Fund could be required to pay the government amounts determined by the IRS), the Fund would be taxable as a corporation for U.S. federal income tax purposes and would pay U.S. federal income tax on its income at regular corporate tax rates. In that event, Shareholders would not report their share of the Fund’s income or loss on their tax returns. Distributions by the Fund (if any) would be treated as dividend income to the Shareholders to the extent of the Fund’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of the Shareholder’s basis in the Shares (and will reduce the basis), and, to the extent it exceeds a Shareholder’s basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets. Accordingly, if the Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Fund and on the value of the Shares.

The remainder of this summary assumes that the Fund is classified for U.S. federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of the Fund’s Income. No U.S. federal income tax is paid by the Fund on its income. Instead, the Fund files annual partnership returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deductions and credits reflected on such partnership returns. If the Fund recognizes income, including interest on cash equivalents and net capital gains from cash settlement of Benchmark Component Futures Contracts for a taxable year, Shareholders must report their share of these items even though the Fund makes no distributions of cash or property during the taxable year. Consequently, a Shareholder may be taxable on income or gain recognized by the Fund but receive no cash distribution with which to pay the resulting tax liability or may receive a distribution that is insufficient to pay such liability. Because the Sponsor currently does not intend to make distributions, it is likely that a U.S. Shareholder that realizes net income or gain with respect to Shares for a taxable year will be required to pay any resulting tax from sources other than Fund distributions. Additionally, individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities. Shareholders subject to this provision may be required to pay this 3.8% tax on interest income and capital gains allocated to them by the Fund.

Monthly Conventions for Allocations of the Fund’s Profit and Loss and Capital Account Restatements. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by considering all facts and circumstances relating to the economic arrangements among the partners. Subject to the possible exception for certain conventions to be used by the Fund as discussed below, allocations pursuant to the Trust Agreement should be considered as having substantial economic effect or being in accordance with Shareholders’ interests in the Fund.

In situations where a partner’s interest in a partnership is redeemed or sold during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. The Fund intends to allocate tax items using an interim closing of the book’s method under which income, gains, losses and deductions will be determined on a monthly basis, taking into account the Fund’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during a taxable year will then be allocated among the holders of Shares in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the preceding month (the “monthly allocation convention”).

Under the monthly allocation convention, an investor who disposes of a Share during the current month will be treated as disposing of the Share as of the end of the last day of the calendar month. For example, an investor who buys a Share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because it is deemed to hold the Share through the last day of May) but none of those attributable to April. The tax items attributable to that Share for April will be allocated to the person who held the Share as of the close of trading on the last trading day of March. Under the monthly allocation convention, an investor who purchases and sells a Share during the same month, and therefore does not hold (and is not deemed to hold) the Share at the close of the last trading day of either that month or the previous month, will receive no allocations with respect to that Share for any period. Accordingly, investors may receive no allocations with respect to Shares that they actually held or may receive allocations with respect to Shares attributable to periods that they did not actually hold the Shares.

By investing in Shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Shareholders by the Fund or the Trust.

For any month in which a Creation Basket is issued or a Redemption Basket is redeemed, the Fund will credit or debit the “book” capital accounts of existing Shareholders with the amount of any unrealized gain or loss, respectively, on Fund assets. For this purpose, the Fund will use a convention whereby unrealized gain or loss will be computed based on the lowest NAV of the Fund’s assets during the month in which Shares are issued or redeemed, which may be different than the value of the assets on the date of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for differences between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or outstanding Shares are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among Shareholders any unrealized appreciation or depreciation in the Fund’s assets existing at the time of a contribution or redemption for book and tax purposes.

The conventions used by the Fund, as noted above, in making tax allocations may cause a Shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by the Fund during the period it held its Shares. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the Shares are sold, but could be permanent. As one example, a Shareholder could be allocated income accruing after it sold its Shares, resulting in an increase in the basis of the Shares (see “Tax Basis of Shares,” below). In connection with the disposition of the Shares, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses,” below).

Section 754 election. The Fund intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of Shares occurs, the Fund adjusts the purchaser’s proportionate share of the tax basis of the Fund’s assets to fair market value, as reflected in the price paid for the Shares, as if the purchaser had directly acquired an interest in the Fund’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax basis of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for Shares and the tax basis of the Fund’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of Shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost-effective manner, the Fund will use certain simplifying conventions and assumptions. In particular, the Fund will obtain information regarding secondary market transactions in its Shares and use this information to adjust the Shareholders’ indirect basis in the Fund’s assets. It is possible the IRS could successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Shareholders.

Section 1256 Contracts. Under the Code, special rules apply to instruments constituting “section 1256 contracts.” A section 1256 contract is defined as including, in relevant part: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury (a “qualified board or exchange”), and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; and (2) a non-equity option traded on or subject to the rules of a qualified board or exchange. Section 1256 contracts held at the end of each taxable year are treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., are “marked to market”). In addition, any gain or loss realized from a disposition, termination or marking to market of a section 1256 contract is treated as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period (“60-40 treatment”).

The Sponsor expects that many of the Fund’s Bitcoin Futures Contracts will qualify as “section 1256 contracts” under the Code. Some other bitcoin interests that are cleared through a qualified board or exchange will also constitute section 1256 contracts. Any gain or loss recognized as a result of the disposition, termination or marking to market of the Fund’s section 1256 contracts will be subject to 60-40 treatment and allocated to Shareholders in accordance with the monthly allocation convention. Commodity swaps will most likely not qualify as section 1256 contracts. If a commodity swap is not taxable as a section 1256 contract, any gain or loss on the swap will be recognized at the time of disposition or termination as long-term or short-term capital gain or loss depending on the holding period of the swap in the Fund’s hands.

Foreign exchange gains and losses realized by the Fund in connection with certain transactions involving foreign currency-denominated debt securities, certain futures contracts, forward contracts, options and similar investments denominated in a foreign currency, and payables or receivables denominated in a foreign currency are subject to section 988 of the Code, which generally causes such gain and loss to be treated as ordinary income or loss. To the extent the Fund hold foreign investments, it may be subject to withholding and other taxes imposed by foreign countries. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. Because the amount of the Fund’s investments in various countries will change from time to time, it is not possible to determine the effective rate of such taxes in advance.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Shareholders by the Fund, including but not limited to those described below.

A Shareholder’s deduction of its allocable share of any loss of the Fund is limited to the lesser of (1) the tax basis in its Shares or (2) in the case of a Shareholder that is an individual or a closely held corporation, the amount which the Shareholder is considered to have “at risk” with respect to the Fund’s activities. In general, the amount at risk initially will be a Shareholder’s invested capital. Losses in excess of the amount at risk must be deferred until years in which the Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Individuals and other non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used in future years, subject to these same limitations. In addition, an individual taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

The deduction for expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), is suspended for taxable years beginning after December 31, 2017 and before January 1, 2026. During these taxable years, non-corporate taxpayers will not be able to deduct miscellaneous itemized deductions. Provided the suspension is not extended, for taxable years ending on or after January 1, 2026, miscellaneous itemized deductions are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe management fees the Fund pays to the Sponsor and other expenses of the Fund will constitute investment-related expenses subject to this miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business and will report these expenses consistent with that interpretation. For taxable years beginning on or after January 1, 2026, the Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

●	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

●	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

Non-corporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Shareholder will generally include any interest expense accrued by the Fund and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

If the Fund incurs indebtedness that is treated as allocable to a trade or business, the Fund’s ability to deduct interest on such indebtedness allocable is limited to an amount equal to the sum of (1) the Fund’s business interest income during the year and (2) 30% of the Fund’s adjusted taxable income for such taxable year. If the Fund is not entitled to fully deduct its business interest in any taxable year, such excess business interest expense will be allocated to each Shareholder as excess business interest and can be carried forward by the Shareholder to successive taxable years and used to offset any excess taxable income allocated by the Fund to such Shareholder. Any excess business interest expense allocated to a Shareholder will reduce such Shareholder’s basis in its Shares in the year of the allocation even if the expense does not give rise to a deduction to the Shareholder in that year. Immediately prior to a Shareholder’s disposition of its Shares, the Shareholder’s basis will be increased by the amount by which such basis reduction exceeds the excess interest expense that has been deducted by such Shareholder.

To the extent that the Fund allocates losses or expenses to you that must be deferred or are disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your Shares. As one example, you could be allocated and required to pay tax on your share of interest income accrued by the Fund for a particular taxable year, and in the same year be allocated a share of a capital loss that you cannot deduct currently because you have insufficient capital gains against which to offset the loss. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your Shares. Shareholders are urged to consult their own tax advisor regarding the effect of limitations under the Code on their ability to deduct their allocable share of the Fund’s losses and expenses.

Tax Basis of Shares

A Shareholder’s tax basis in its Shares is important in determining (1) the amount of taxable gain or loss it will realize on the sale or other disposition of its Shares, (2) the amount of non-taxable distributions that it may receive from the Fund, and (3) its ability to utilize its distributive share of any losses of the Fund on its U.S. federal income tax return. A Shareholder’s initial tax basis of its Shares will equal its cost for the Shares plus its share of the Fund’s liabilities (if any) at the time of purchase. In general, a Shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Fund as to which the Shareholder or certain affiliates of the Shareholder is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Fund that are not partner nonrecourse liabilities as to any Shareholder.

A Shareholder’s tax basis in its Shares generally will be (1) increased by (a) its allocable share of the Fund’s taxable income and gain and (b) any additional contributions by the Shareholder to the Fund and (2) decreased (but not below zero) by (a) its allocable share of the Fund’s tax deductions and losses and (b) any distributions by the Fund to the Shareholder. For this purpose, an increase in a Shareholder’s share of the Fund’s liabilities will be treated as a contribution of cash by the Shareholder to the Fund and a decrease in that share will be treated as a distribution of cash by the Fund to the Shareholder. Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns. As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

Treatment of Fund Distributions.

If the Fund makes non-liquidating distributions to Shareholders, such distributions generally will not be taxable to the Shareholders for U.S. federal income tax purposes except to the extent that the amount of money distributed exceeds the Shareholder’s adjusted basis of its interest in the Fund immediately before the distribution. Any money distributed that is in excess of a Shareholder’s tax basis generally will be treated as gain from the sale or exchange of Shares. For purposes of determining the gain recognized on a distribution from a partnership, a marketable security distributed to a partner is generally treated as money. This treatment, however, does not apply to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code.

Tax Consequences of Disposition of Shares

If a Shareholder sells its Shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Shares sold. A Shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of the Fund’s liabilities.

Gain or loss recognized by a Shareholder on the sale or exchange of Shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that allows Shareholders to identify and use the actual holding periods for the Shares sold for purposes of determining whether the gain or loss recognized on a sale of Shares will give rise to long-term or short-term capital gain or loss. It is expected that most Shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for Shares sold. If a Shareholder who has differing holding periods for its Shares fails to make the election or is not able to identify the holding periods of the Shares sold, the Shareholder will have a split holding period in the Shares sold. Under such circumstances, a Shareholder will be required to determine its holding period in the Shares sold by first determining the portion of its entire interest in the Fund that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The Shareholder would then treat each Share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Fund.

Under Section 751 of the Code, a portion of a Shareholder’s gain or loss from the sale of Shares (regardless of the holding period for such Shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Fund. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Fund. However, the short-term capital gain on section 1256 contracts resulting from 60-40 treatment, described above, should not be subject to this rule.

If some or all of a Shareholder’s Shares are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the Shareholder may be considered as having made a taxable disposition of the loaned Shares, in which case:

●	the Shareholder may recognize taxable gain or loss to the same extent as if it had sold the Shares for cash;

●	any of the income, gain, loss or deduction allocable to those Shares during the period of the loan is not reportable by the Shareholder for U.S. federal income tax purposes; and

●	any distributions the Shareholder receives with respect to the Shares under the loan agreement will be fully taxable to the Shareholder, most likely as ordinary income for U.S. federal income tax purposes.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their Shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their Shares.

Other U.S. Federal Income Tax Matters

Information Reporting. The Fund provides tax information to the Shareholders and to the IRS, as required. Shareholders of the Fund are treated as partners for U.S. federal income tax purposes. Accordingly, the Fund will furnish Shareholders each year, with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Shareholders in completing their U.S. federal income tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for U.S. federal income tax purposes. On the basis of this ruling, except as otherwise provided herein, we will treat as a Shareholder any person whose Shares are held on their behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the Shares.

Persons who hold an interest in the Fund as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of Shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Shares they acquire, hold or transfer for their own account. A penalty of $250 per failure (as adjusted for inflation), up to a maximum of $3,000,000 per calendar year (as adjusted for inflation), is imposed by the Code for failure to report such information correctly to the Fund. If the failure to furnish such information correctly is determined to be willful, the per failure penalty increases to $500 (as adjusted for inflation) or, if greater, 10% of the aggregate amount of items required to be reported, and the $3,000,000 maximum does not apply. The nominee is required to supply the beneficial owner of the Shares with the U.S. federal income tax information furnished by the Fund.

Partnership Audit Procedures. The IRS may audit the U.S. federal income tax returns filed by the Fund. Partnerships are generally treated as separate entities for purposes of U.S. federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners.

Tax deficiencies (including interest and penalties) that arise from an adjustment to partnership items generally are assessed and collected from the partnership (rather than from the partners), and generally are calculated using maximum applicable tax rates (although such partnership level tax may be reduced or eliminated under limited circumstances). A narrow category of partnerships (generally, partnerships having no more than 100 partners that consist exclusively of individuals, C corporations, S corporations and estates) are permitted to elect out of the partnership-level audit rules. As an alternative to partnership-level tax liability, a partnership may elect to furnish adjusted Schedule K-1s to the IRS and to each person who was a partner in the audit year, stating such partner’s share of any partnership adjustments, and each such partner would then take the adjustments into account on its tax returns in the year in which it receives its adjusted Schedule K-1 (rather than by amending their tax returns for the audited year). If the Fund were subject to a partnership level tax, the economic return of all Shareholders (including Shareholders that did not own Shares in the Fund during the taxable year to which the audit relates) may be affected.

The Trust Agreement provides that if the Fund becomes subject to any tax as a result of any adjustment to taxable income, gain, loss, deduction or credit for any taxable year of the Fund (pursuant to a tax audit or otherwise), such Shareholder (and each former Shareholder) is obligated to indemnify the Fund and the Sponsor against any such taxes (including any interest and penalties) to the extent such tax (or portion thereof) is properly attributable to such Shareholder (or former Shareholder). In addition, the Sponsor, on behalf of the Fund, will be authorized to take any action permitted under applicable law to avoid the assessment of any such taxes against the Fund (including an election to issue adjusted Schedule K-1s to the Shareholders (and/or former Shareholders) that take such adjustments to taxable income, gain, loss, deduction or credit into account, resulting in each such Shareholder taking those adjustments into account on its tax returns.

Reportable Transaction Rules. In certain circumstances the Code and Treasury Regulations require that the IRS be notified of transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Trust or Shareholders if a Shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its Shares and possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant monetary penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisor concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively, “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If the Fund were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Shareholder, then in computing its UBTI, the Shareholder must include its share of (1) the Fund’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Fund’s allowable deductions directly connected with that gross income. An exempt organization that has more than one unrelated trade or business generally must compute its UBTI separately for each such trade or business.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. The Fund currently does not anticipate that it will borrow money to acquire investments; however, the Fund cannot be certain that it will not borrow for such purpose in the future, which could result in an exempt organization Shareholder having UBTI. In addition, an exempt organization Shareholder that incurs acquisition indebtedness to purchase its Shares in the Fund may have UBTI.

The U.S. federal income tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization. The Fund may report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the IRS. An exempt organization Shareholder will be required to make payments of estimated U.S. federal income tax with respect to its UBTI.

Regulated Investment Companies. Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in qualified publicly traded partnerships. The determination of whether a publicly traded partnership such as the Fund is a qualified publicly traded partnership is made on an annual basis. While the tax treatment of bitcoin derivatives is not entirely clear, it is possible that the Fund may be a qualified publicly traded partnership. However, such qualification is not assured, and prospective RIC investors should consult a tax advisor regarding the treatment of an investment in the Fund under current tax rules and in light of their particular circumstances.

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed or determinable, annual or periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest;” as discussed below) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is currently subject to a withholding tax at a rate of 37% for individual Shareholders and a rate of 21% for corporate Shareholders. The tax withholding on ECI, which is the highest tax rate under Code section 1 for non-corporate Non-U.S. Shareholders and Code section 11(b) for corporate Non-U.S. Shareholders, may increase in future tax years if tax rates increase from their current levels.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer in such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. As noted above, there is limited authority on the U.S. federal income tax treatment of bitcoin and no direct authority on bitcoin derivatives. However, based on the CFTC treatment of bitcoin as a commodity and on the assumption that the Fund will invest in Bitcoin Futures Contracts through the CME, the Fund intends to take the position that investing in Bitcoin Futures Contracts falls within the commodities trading safe harbor. Thus, the Fund anticipates that the activities directly conducted by the Fund should not result in the Fund being engaged in a trade or business within the United States for purposes of this rule. However, there can be no assurance that the IRS would not successfully assert, or that a court would not decide, that the Fund’s activities constitute a U.S. trade or business.

In the event that the Fund’s activities were considered to constitute a U.S. trade or business, the Fund would be required to withhold at the highest rate specified in Code section 1 (currently 37%) on allocations of our income to non-corporate Non-U.S. Shareholders and the highest rate specified in Code section 11(b) (currently 21%) on allocations of our income to corporate Non-U.S. Shareholders, when such income is distributed. Non-U.S. Shareholders would also be subject to a 10% withholding tax on the consideration payable upon a sale or exchange of such Non-U.S. Shareholder’s Shares, although the IRS has announced proposed amendments applicable to this withholding for transfers of interests in publicly traded partnerships occurring on or after January 1, 2023. In the case of a transfer made through a broker, the obligation to withhold will generally be imposed on the transferor’s broker. A Non-U.S. Shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such Shareholder’s actual U.S. federal income tax liability. Any amount withheld by the Fund will be treated as a distribution to the Non-U.S. Shareholder to the extent possible. In some cases, the Fund may not be able to match the economic cost of satisfying its withholding obligations to a particular Non-U.S. Shareholder, which may result in said cost being borne by the Fund, generally, and accordingly, by all Shareholders.

If the Fund is not treated as engaged in a U.S. trade or business, a Non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from the Fund or its allocable share of Fund income. Amounts withheld on behalf of a Non-U.S. Shareholder will be treated as being distributed to such Shareholder. If the Fund is not able to match the economic cost of satisfying its withholding obligation to a particular Non-U.S. Shareholder, said cost may have to be borne by the Fund and accordingly by all Shareholders.

To the extent any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the Non-U.S. Shareholder nor a subsequent distribution of such interest income to the Non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, portfolio interest is interest paid on debt obligations issued in registered form, unless the recipient owns 10% or more of the voting power of the issuer. A Non-U.S. Shareholder’s allocable share of interest on U.S. bank deposits, certificates of deposit and discount obligations with maturities from original issue of 183 days or less should also not be subject to withholding. Generally, other interest from U.S. sources paid to the Fund and allocable to Non-U.S. Shareholders will be subject to withholding.

In order for the Fund to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as portfolio interest, it will be necessary for all Non-U.S. Shareholders to provide the Fund with a timely and properly completed and executed Form W-8BEN (or other applicable form).

Gain from Sale of Shares. Gain from the sale or exchange of Shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual may be subject to a 30% withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Shareholders. In addition to the taxes noted above, any Non-U.S. Shareholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the Non-U.S. Shareholder is a “qualified resident.”

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act or “FATCA,” generally imposes a 30% U.S. withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the United States Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners). The types of income subject to the withholding tax include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. Proposed Treasury Regulations, however, generally eliminate withholding under FATCA on gross proceeds. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% U.S. withholding tax on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which it holds Shares, a Non-U.S. Shareholder could be subject to this 30% U.S. withholding tax with respect to distributions on its Shares. Under certain circumstances, a Non-U.S. Shareholder may be eligible for a refund or credit of such taxes.

Prospective Non-U.S. Shareholders should consult their own tax advisor regarding these and other tax issues unique to Non-U.S. Shareholders.

Backup Withholding

The Fund may be required to withhold U.S. federal income tax (“backup withholding”) from payments to: (1) any Shareholder who fails to furnish the Fund with his, her or its correct taxpayer identification number or a certificate that the Shareholder is exempt from backup withholding, and (2) any Shareholder with respect to whom the IRS notifies the Fund that the Shareholder is subject to backup withholding. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular U.S. federal income tax liability if appropriate information is provided to the IRS. The backup withholding rate is the fourth lowest rate applicable to individuals under Code section 1(c) (currently 24%) and may increase in future tax years.

Other Tax Considerations

In addition to U.S. federal income taxes, a Shareholder may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, gift, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the Shareholder resides. Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Fund. It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. KLG has not provided an opinion concerning any aspects of state, local or foreign tax and its opinion on U.S. federal tax issues is limited to those issues discussed under the heading “U.S. Federal Income Tax Considerations.”

Investment by ERISA Accounts and IRAs

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of (i) an employee benefit plan as defined in ERISA; (ii) a plan as defined in Section 4975 of the Code; or (iii) entity whose underlying assets include “plan assets” by reason of an employee benefits plan or other plan’s investment in the entity (“plan asset entity”) who has investment discretion should take into account before deciding to invest the plan’s assets in the Fund. Employee benefit plans under ERISA, plans under the Code and plan asset entities are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is general in nature and is not intended to be complete, but only to address certain matters under ERISA and the Code. The summary does not include state, local, or non-U.S. law. Accordingly, investors are urged to consult with their own professional advisors to understand the issues affecting the Fund and the investor. The Sponsor is not undertaking to provide investment advice, or to give advice in a fiduciary capacity, in connection with a plan’s investment in the Fund.

Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in the Fund, must be satisfied that (i) the investment is prudent for the plan, (ii) the investments of the plan are diversified so as to minimize the risk of large losses, (iii) an investment in the Fund complies with the terms of the plan, and (iv) the acquisition and holding of Shares does not result in a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (see “Prohibited Transactions” below).

The Fund and Plan Assets

If the underlying assets of an entity, such as statutory trust, are considered to be assets of a plan for purposes of ERISA or Section 4975 of the Code, the operations of that entity would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code. A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of an entity will result in the underlying assets of the entity being deemed plan assets for purposes of ERISA and Section 4975 of the Code. The regulation includes an exception that provides that assets of an entity will not be plan assets of a plan that purchases an equity interest in the entity, if the equity interest purchased is a “publicly offered security.”

The publicly offered security exception applies if the equity interest is a security that is:

(1)	freely transferable (see discussion below);

(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

The Sponsor believes that the conditions described above should be satisfied with respect to the Shares. The Sponsor believes that the Shares therefore should constitute publicly offered securities, and the underlying assets of the Fund should not be considered to constitute plan assets of any plan that purchases Shares.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan. In general, Shares may not be purchased with the assets of a plan if the Sponsor, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

●	exercise any discretionary authority or discretionary control with respect to management of the plan;

●	exercise any authority or control with respect to management or disposition of the assets of the plan;

●	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

●	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

●	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (i) the investment in Shares is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (ii) the investment in Shares constitutes an arrangement under which the Fund is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the Shares, (iii) the investing plan, by itself, has the authority or influence to cause the Fund to engage in such transactions, or (iv) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause the Fund to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from the Fund and its custodial arrangement. If a separate qualifying custodial arrangement is not maintained, an investment in the Shares will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the Sponsor makes no representation regarding whether an investment in Shares is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate U.S. federal income taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Employee benefit plans may be governmental plans (as defined in Section 3(32) of ERISA) or church plans (as defined in Section 3(33) of ERISA). Certain governmental plans and church plans are not subject to ERISA or the prohibited transaction provisions described above. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in the Fund (and any continued investment in the Fund), or the operation and administration of the fund, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in the Fund is not to be construed as a representation by the Trust, the Fund, the Sponsor, any trading advisor, any clearing broker, Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any particular plan. The person with investment discretion should consult legal counsel and financial advisors as to the propriety of an investment in the Fund in light of the circumstances of the particular plan, and compliance with ERISA, Section 4975 of the Code and similar law, as applicable.

GENERAL POOL DISCLOSURE

PERFORMANCE OF THE OTHER COMMODITY POOLS OPERATED BY THE COMMODITY POOL OPERATOR

All summary performance information is as of June 30, 2023. Performance information is set forth, in accordance with CFTC regulations, on a monthly basis for each other commodity pool’s past five calendar years and for the year to date. No performance information is presented with respect to the Hashdex Bitcoin Futures ETF, which has not commenced investment operations prior to the date of this Prospectus, and which will not begin trading until after the initial creation units of the Fund are purchased by the initial Authorized Participant (all as described in the “Plan of Distribution” Section of this Prospectus). The performance of the Hashdex Bitcoin Futures ETF will be materially different from the funds and the past performance summaries of the other funds below are generally not representative of how the funds might perform in the future. Tidal Investments LLC serves as the commodity pool operator for the Amplify Inflation Fighter ETF which commenced operations on February 2, 2022, the CNIC ICE US Carbon Neutral Power Futures Index which commenced operations on May 9, 2023, the Ionic Inflation Protection ETF which commenced operations on June 29, 2022 and the Return Stacked™ Bonds & Managed Futures ETF which commenced operations on February 8, 2023.

The monthly rate of return for each fund presented below is calculated by dividing the ending NAV for a given month by the ending NAV for the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

*A drawdown is a loss experienced by the fund over a specified period. Drawdowns are measured on the basis of monthly returns only and do not reflect intra-month figures. The worst monthly percentage drawdown reflects the largest single month loss sustained over the most recent five calendar years and the current year-to-date.

**The worst peak-to-valley drawdown is the largest percentage decline in the NAV per unit over the most recent five calendar years and the current year to date. This need not be a continuous decline but can be a series of positive and negative returns. Worst peak-to-valley drawdown represents the greatest percentage decline from any month end NAV per unit that occurs without such month end NAV per unit being equaled or exceeded as of a subsequent month end. For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak to valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the drawdown would have ended as of the end of February at the $2 level.

Amplify Inflation Fighter ETF (TICKER: IWIN)

The Amplify Inflation Fighter ETF commenced trading and investment operations on February 2, 2022. The Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(a)(2) of the 1933 Act; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until June 30, 2023): 925,000

Aggregate gross sale price for units issued: $23,953,132.50

Pool NAV as of June 30, 2023: $8,901,525

NAV per Share as of June 30, 2023: $23.86

Worst monthly percentage drawdown*: -14.83% / June 2022

Worst peak to valley drawdown**: -28.50% / March 2022 – September 2022

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rates of Return*
Month	2022	2023
January	%	11.69%
February	4.54%	(6.95)%
March	2.58%	1.93%
April	(5.66)%	(0.20)%
May	(3.30)%	(1.26)%
June	(14.83)%	7.31%
July	8.41%	%
August	(3.65)%	%
September	(9.71)%	%
October	5.73%	%
November	5.31%	%
December	(4.05)%	%
Annual Rate of Return	(16.36)%	16.00%

CNIC ICE US Carbon Neutral Power Futures Index ETF (TICKER: AMPD)

The CNIC ICE US Carbon Neutral Power Futures Index ETF commenced trading and investment operations on May 9, 2023. The Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(a)(2) of the 1933 Act; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until June 30, 2023): 200,000

Aggregate gross sale price for units issued: $4,792,890.00

Pool NAV as of June 30, 2023: $4,724,778.05

NAV per Share as of June 30, 2023: $23.62

Worst monthly percentage drawdown*: -8.02% / May 2023

Worst peak to valley drawdown**: N/A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rates of Return*
Month	2023
January	%
February	%
March	%
April	%
May	(8.02)%
June	4.79%
July	%
August	%
September	%
October	%
November	%
December	%
Annual Rate of Return	(5.50)%

Ionic Inflation Protection ETF (TICKER: CPII)

The Ionic Inflation Protection ETF commenced trading and investment operations on June 29, 2022. The Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(a)(2) of the 1933 Act; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until June 30, 2023): 475,000

Aggregate gross sale price for units issued: $9,491,175.00

Pool NAV as of June 30, 2023: $9,740,859.49

NAV per Share as of June 30, 2023: $19.48

Worst monthly percentage drawdown*: -2.40% / January 2023

Worst peak to valley drawdown**: -5.0% / July 2022 – January 2023

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rates of Return*
Month	2022	2023
January	%	(2.40)%
February	%	2.71%
March	%	(0.07)%
April	%	(0.41)%
May	%	(0.34)%
June	0.10%	0.78%
July	1.01%	%
August	1.26%	%
September	(1.83)%	%
October	3.08%	%
November	(2.33)%	%
December	0.06%	%
Annual Rate of Return	1.10%	0.09%

Return Stacked™ Bonds & Managed Futures ETF (TICKER: RSBT)

The Return Stacked™ Bonds & Managed Futures ETF commenced trading and investment operations on February 8, 2023. The Fund is listed on CBOE and is neither: (i) a privately offered pool pursuant to Section 4(a)(2) of the 1933 Act; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until June 30, 2023): 1,075,000

Aggregate gross sale price for units issued: $20,422,317.50

Pool NAV as of June 30, 2023: $18,957,950.11

NAV per Share as of June 30, 2023: $18.50

Worst monthly percentage drawdown*: -1.34% / May 2023

Worst peak to valley drawdown**: -8.9% / February 2023 – May 2023

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rates of Return*
Month	2023
January	%
February	(1.08)%
March	8.26%
April	0.39%
May	(1.34)%
June	2.68%
July	%
August	%
September	%
October	%
November	%
December	%
Annual Rate of Return	%

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

The Trust is a reporting company and files annual, quarterly and current reports and other information with the SEC. The rules of the SEC allow the Trust to “incorporate by reference” information that the Trust files with them, which means that the Trust can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any document incorporated by reference in the prospectus (excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in that document) at no cost, upon written or oral request at the following address or telephone number:

Hashdex Bitcoin Futures ETF

Attention: Tidal Investments LLC

234 West Florida Street, Suite 203

Milwaukee, WI 53204

(844)-986-7700

The Trust’s Internet website is http://hashdex-etfs.com The Trust makes its electronic filings with the SEC, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on the Trust’s website free of charge as soon as practicable after we file or furnish them with the SEC. The information contained on the Trust’s website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust, the Fund or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of the Fund a registration statement with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, the Fund or the Shares, please refer to the registration statement, which you may inspect online at www.sec.gov. Information about the Trust, the Fund and the Shares can also be obtained from the Fund’s website, which is http://hashdex-etfs.com/. The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated prospectus annually for the Fund pursuant to the 1933 Act. The reports and other information can be inspected online at www.sec.gov, which is the Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

INDEX TO FINANCIAL STATEMENTS

Financial Statements
Reports of Independent Registered Public Accounting Firm - Hashdex Bitcoin Futures ETF, a series of the Tidal Commodities Trust I	F-1
Statements of Assets and Liabilities at October 24, 2023	F-2
Combined Statements of Assets and Liabilities	F-3
Combined Statements of Operations	F-4
Combined Statements of Changes in Net Assets	F-5
Combined Statements of Cash Flows	F-6
Notes to Financial Statements	F-7
Financial Statements (audited) as of December 31, 2022 - Hashdex Bitcoin Futures ETF, a series of the Teucrium Commodity Trust (“Predecessor Fund”)
Report of Independent Registered Public Accounting Firm	F-10
Statement of Assets and Liabilities at December 31, 2022	F-12
Schedule of Investments at December 31, 2022	F-13
Statement of Operations from the commencement of operations (September 15, 2022) through December 31, 2022	F-14
Statement of Changes in Net Assets from the commencement of operations (September 15, 2022) through December 31, 2022	F-15
Statement of Cash Flows from the commencement of operations (September 15, 2022) through December 31, 2022	F-16
Notes to Financial Statements	F-17
Financial Statements as of September 30, 2023 (unaudited) and December 31, 2022 of the Predecessor Fund
Statements of Assets and Liabilities at September 30, 2023 (Unaudited) and December 31, 2022	F-23
Schedule of Investments at September 30, 2023 (Unaudited) and December 31, 2022	F-24
Statements of Operations (Unaudited) for the three and nine months ended September 30, 2023 and from September 15, 2022 (commencement of operations) to September 30, 2022	F-26
Statements of Changes in Net Assets (Unaudited) for the nine months ended September 30, 2023 and from September 15, 2022 (commencement of operations) to September 30, 2022	F-27
Statements of Cash Flows (Unaudited) for the nine months ended September 30, 2023 and from September 15, 2022 (commencement of operations) to September 30, 2022	F-28
Notes to Financial Statements	F-29

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and the Board of Trustees

Of Hashdex Bitcoin Futures ETF, a Series of Tidal Commodities Trust I

Opinion on the Financial Statement and Combined Financial Statements

We have audited the accompanying statement of assets and liabilities of Hashdex Bitcoin Futures ETF, a series of Tidal Commodities Trust I, (the “Fund”) as of October 24, 2023, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Fund as of October 24, 2023, in conformity with accounting principles generally accepted in the United States of America.

We have audited the combined statements of assets and liabilities of Tidal Commodities Trust I (the “Trust”) as of October 24, 2023, the related combined statements of operations, changes in net assets, and cash flows for the period from February 10, 2023 (inception) to October 24, 2023, and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements reflect the combined financial position of the Trust as of October 24, 2023, and the combined results of the operations, changes in net assets and cash flows for the period from February 10, 2023 to October 24, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statements are the responsibility of the Fund’s/Trust’s management. Our responsibility is to express an opinion on the Fund’s/Trust’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Fund/Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We have served as the auditor of the Fund/Trust since 2023.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Fund/Trust is not required to have, nor were we engaged to perform, an audit of the internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s/Trust’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 30, 2023

HASHDEX BITCOIN FUTURES ETF, A SERIES OF THE TIDAL COMMODITIES TRUST I

STATEMENT OF ASSETS AND LIABILITIES

Hashdex Bitcoin Futures ETF
STATEMENT OF ASSETS AND LIABILITIES	October 24, 2023

ASSETS
Cash	$100
TOTAL ASSETS	100

NET ASSETS	$100

NET ASSETS CONSIST OF
Fund capital	$100

TOTAL NET ASSETS	$100

Fund shares issued and outstanding
(par value $0.00 per share; unlimited number of shares authorized)	4

Net asset value per share	$25.00

See accompanying Notes to Financial Statement.

Tidal Commodities Trust I

Combined Statements of Assets and Liabilities

October 24, 2023

	Hashdex Bitcoin	Combined*
	Futures ETF	Total

Assets:
Cash	$100	$100
Total assets	$100	$100

Capital:
Capital	$100	$100
Total capital	$100	$100

*	The Combined Statements of Assets and Liabilities consist entirely of the Hashdex Bitcoin Futures ETF since it is the only series of the Trust presently.

The accompanying notes are an integral part of these financial statements.

Tidal Commodities Trust I*

Combined Statements of Operations

From February 10, 2023 (Inception) to October 24, 2023

	Hashdex Bitcoin Futures ETF	Combined Total

Total income	$—	$—

Total expenses	—	—

Net income	$—	$—

*	The Combined Statement of Operations of the Tidal Trust is being provided solely to meet Securities and Exchange Commission regulatory requirements. The Tidal Trust does not have income or expenses separate from those of its series. An investor in the series of the Trust has an entitlement to the assets of that series only and not to the assets of any other series or the Trust as a whole.

The accompanying notes are an integral part of these financial statements.

Tidal Commodities Trust I*

Combined Statements of Changes in Net Assets

From February 10, 2023 (Inception) to October 24, 2023

	Hashdex Bitcoin	Combined
	Futures ETF	Total

Operations
Net income	$—	$—

Capital transactions
Issuance of 4 shares	100	100
Total capital transactions	100	100
Net change in net assets	100	100

Net assets, beginning of period	—	—

Net assets, end of period	$100	$100

*	The Combined Statement of Changes in Net Assets of the Tidal Trust is being provided solely to meet Securities and Exchange Commission regulatory requirements. The Tidal Trust does not have capital separate from that of its series. An investor in a series of the Tidal Trust has an entitlement to the assets of that series only and not to the assets of any other series or the Tidal Trust as a whole.

The accompanying notes are an integral part of these financial statements.

Tidal Commodities Trust I*

Combined Statements of Cash Flows

From February 10, 2023 (Inception) to October 24, 2023

	Hashdex Bitcoin	Combined
	Futures ETF	Total
Cash flows from operating activities:
Net income	$—	$—

Cash flows from financing activities:
Issuance of 4 shares	100	100
Net cash provided by financing activities	100	100

Net change in cash	100	100
Cash, beginning of period	—	—
Cash, end of period	$100	$100

*	The Combined Statement of Cash Flows of the Tidal Trust is being provided solely to meet Securities and Exchange Commission regulatory requirements. The Tidal Trust does not have cash separate from that of its series. An investor in a series of the Tidal Trust has an entitlement to the assets of that series only and not to the assets of any other series or the Tidal Trust as a whole.

The accompanying notes are an integral part of these financial statements.

HASHDEX BITCOIN FUTURES ETF - A SERIES OF THE TIDAL COMMODITIES TRUST I

Tidal Commodities Trust I

NOTES TO FINANCIAL STATEMENTS	October 24, 2023

Note 1 – Organization and Significant Accounting Policies

These footnotes represent the footnotes to Hashdex Bitcoin Futures ETF’s Statement of Assets and Liabilities and the Combined Financial Statements of Tidal Commodities Trust I.

Hashdex Bitcoin Futures ETF (the “Fund”) is a series of Tidal Commodities Trust I (“Trust”), a Delaware statutory trust organized on February 10, 2023. The Fund operates pursuant to the First Amended and Restated Declaration of Trust and Trust Agreement (“Trust Agreement”), dated March 10, 2023. The Trust is registered with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (together with the rules and regulations adopted thereunder, as amended, the “1933 Act”), as a exchange-traded fund.

The Fund’s investment objective is for changes in the shares’ net asset value (“NAV”) to reflect the daily changes of the price of the Hashdex U.S. Bitcoin Futures Fund Benchmark (the “Benchmark”), less expenses from the Fund’s operations. The Benchmark currently is the average of the closing settlement prices for the first to expire and second to expire bitcoin futures contracts (“Bitcoin Futures Contracts”) listed on the Chicago Mercantile Exchange (“CME”). The Bitcoin Futures Contracts that at any given time make up the Benchmark are referred to hereinafter as the “Benchmark Component Futures Contracts.” Under normal market conditions, the Fund invests in Benchmark Component Futures Contracts and cash and cash equivalents. Because the Fund’s investment objective is to track the price of the Benchmark by investing in Benchmark Futures Contracts rather than bitcoin, changes in the price of the Shares will vary from changes in the spot price of bitcoin. These futures contracts are the Benchmark Component Futures Contracts. The CME currently offers two Bitcoin Futures Contracts, one contract representing 5 bitcoin (“BTC Contracts”) and another contract representing 0.10 bitcoin (“MBT Contracts”). The Fund will invest in BTC Contracts and MBT Contracts to the extent necessary to achieve maximum exposure to the bitcoin futures market.

As of October 24, 2023, the Trust has had no operations other than the sale and issuance of four shares of the Fund to Toroso Investments, LLC (the “Sponsor” and/or “Toroso”) in the amount of $100. The Fund currently offers one class of shares that has no front-end sales load, no deferred sales charge, and no redemption fee. The Fund may issue an unlimited number of shares (“Shares”) of beneficial interest, with a $0.00 par value. All shares of the Fund have equal rights and privileges.

The Fund continuously offers and redeems shares in blocks of at least 10,000 shares (each such block, a “Creation Unit”) at an initial price per Share of $25. Only Authorized Participants may purchase and redeem shares from the Fund and then only in Creation Units. An Authorized Participant is an entity that has entered into an Authorized Participant Agreement with the Trust and the Sponsor. Shares are offered on a continuous basis to Authorized Participants in Creation Units at NAV. Authorized Participants may then offer to the public, from time to time, shares from any Creation Unit they create at a per-share market price. The form of Authorized Participant Agreement sets forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Authorized Participants will not receive from the Fund, the Sponsor, or any of their affiliates, any fee or other compensation in connection with their sale of shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase shares through their commission or fee-based brokerage accounts.

Significant accounting policies of the Fund are as follows:

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates.

Indemnifications

In the normal course of business, the Fund enters into contracts that contain a variety of representations which provide general indemnifications. The Fund’s maximum exposure under these arrangements cannot be known; however, the Fund expects any risk of loss to be remote.

Cash

Cash includes non-interest bearing non-restricted cash with one institution.

Income Taxes

For U.S. federal income tax purposes, the Fund will be classified as a publicly traded partnership. A publicly traded partnership is generally taxable as a corporation for U.S. federal income tax purposes unless 90% or more of the publicly traded partnership’s gross income for each taxable year of its existence consists of qualifying income as defined in section 7704(d) of the Internal Revenue Code of 1986, as amended (the “Code”). Qualifying income is defined as generally including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends. In the case of a partnership of which a principal activity is the buying and selling of commodities, other than as inventory, or of futures, forwards, and options with respect to commodities, qualifying income also includes income and gains from commodities and from futures, forwards, options with respect to commodities and, provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities. There is very limited authority on the U.S. federal income tax treatment of bitcoin and no direct authority on bitcoin derivatives, such as Bitcoin Futures Contracts. Based on an opinion received by Toroso from their independent legal counsel and a Commodity Futures Trading Commission determination that treats bitcoin as a commodity under the Commodity Exchange Act, the Fund intends to take the position that Bitcoin Futures Contracts consist of futures on commodities for purposes of the qualifying income exception under section 7704 of the Code. Accordingly, the Fund expects that at least 90% of the Fund’s gross income for each taxable year will consist of qualifying income and that the Fund will be taxed as a partnership for U.S. federal income tax purposes. Therefore, the Fund does not record a provision for income taxes because the shareholders report their share of the Fund’s income or loss on their income tax returns.

The Fund is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The Fund will file income tax returns in the U.S. federal jurisdiction and may file income tax returns in various U.S. states and foreign jurisdictions.

The Fund may be subject to potential examination by U.S. federal, U.S. state, or foreign jurisdictional authorities in the area of income taxes. These potential examinations may include among other things questioning the tax classification of the Fund, the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with U.S. federal, U.S. state and foreign tax laws.

Creation and Redemptions

Authorized Purchasers may purchase Creation Baskets consisting of 10,000 shares from the Fund. The amount of the proceeds required to purchase a Creation Basket will be equal to the NAV of the shares in the Creation Basket determined as of 4:00 p.m. (ET) on the day the order to create the basket is received in good order.

Authorized Purchasers may redeem shares from the Fund only in blocks of 10,000 shares called “Redemption Baskets.” The amount of the redemption proceeds for a Redemption Basket will be equal to the NAV of the shares in the Redemption Basket determined as of 4:00 p.m. (ET) on the day the order to redeem the basket is received in good order.

The Fund will receive the proceeds from shares sold or will pay for redeemed shares within three business days after the trade date of the purchase or redemption, respectively. The amounts due from Authorized Purchasers will be reflected in the Fund’s statements of assets and liabilities as capital shares receivable. Amounts payable to Authorized Purchasers upon redemption will be reflected in the Fund’s statements of assets and liabilities as payable for shares redeemed.

As outlined in the most recent Form S-1 filing, 10,000 shares represent five Redemption Baskets for the Fund and a minimum level of shares. If the Fund experienced redemptions that caused the number of Shares outstanding to decrease to the minimum level of Shares required to be outstanding, until the minimum number of Shares is again exceeded through the purchase of a new Creation Basket, there can be no more redemptions by an Authorized Purchaser.

Calculation of Net Asset Value

The Fund’s NAV is calculated by:

●	Taking the current market value of its total assets and
●	Subtracting any liabilities.

The administrator, Global Fund Services, will calculate the NAV of the Fund once each trading day. It will calculate the NAV as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. (ET). The NAV for a particular trading day will be released after 4:15 p.m. (ET).

In determining the value of Bitcoin Futures Contracts, the Administrator uses the settlement price for the Benchmark Component Futures Contracts, as reported on the CME. CME Group staff determines the daily settlements for the Benchmark Component Futures Contracts based on trading activity on CME Globex exchange between 14:59:00 and 15:00:00 Central Time (CT), the settlement period, except that the “fair value” of Bitcoin Futures Contracts (as described in more detail below) may be used when Bitcoin Futures Contracts close at their price fluctuation limit for the day. The Administrator determines the value of all investments as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. (ET), in accordance with the current Services Agreement between the Administrator and the Trust. NAV includes any unrealized profit or loss on open bitcoin interests and any other credit or debit accruing to the Fund but unpaid or not received by the Fund.

Fair Value - Definition and Hierarchy

In accordance with GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Fund uses various valuation approaches. In accordance with GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Fund. Unobservable inputs reflect the Fund’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 financial instruments. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these financial instruments does not entail a significant degree of judgment.

Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary from financial instrument to financial instrument and is affected by a wide variety of factors including, the type of financial instrument, whether the financial instrument is new and not yet established in the marketplace, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the financial instruments existed. Accordingly, the degree of judgment exercised by the Fund in determining fair value is greatest for financial instruments categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy, within which the fair value measurement in its entirety falls, is determined based on the lowest level input that is significant to the fair value measurement.

Basis of Presentation

The preparation of these financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of net assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date. Actual results could differ from those estimates.

Organizational and Offering Costs

All organizational and initial offering costs for the Trust and the Fund were borne directly by the Sponsor. The Trust and the Fund do not have an obligation to reimburse the Adviser for organization and offering costs paid on their behalf.

Note 2 – Sponsor Fee Allocation of Expenses and Related Party Transactions

The Fund pays Toroso a Management Fee, monthly in arrears, in an amount equal to 0.94% per annum of the daily NAV of the Fund. The Management Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs, including the provision of commodity futures trading advisory services. Purchases of creation units with cash may cause the Fund to incur certain costs including brokerage commissions and redemptions of creation units with cash may result in the recognition of gains or losses that the Fund might not have incurred if it had made redemptions in-kind. The Fund pays all of its respective brokerage commissions, including applicable exchange fees, National Futures Association fees and give-up fees, and other transaction related fees and expenses charged in connection with trading activities for the Fund’s investments in Commodity Futures Trading Commission regulated investments. The Fund bears other transaction costs related to the futures commission merchants capital requirements on a monthly basis. The Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Sub-Administrator, Custodian, Distributor, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

Tidal ETF Services LLC (“Tidal,” or the “Administrator”) serves as the Fund’s administrator. In addition, as marketing agent, Tidal assists the Fund and Toroso with certain functions and duties relating to marketing, which include the following: marketing and sales strategy, and marketing-related services.

Hashdex Asset Management Ltd. (“Hashdex” or the “Digital Asset Adviser”) is a Cayman Islands investment manager (and an Exempt Reporting Advisor under SEC rules) that specializes in, among other things, the management, research, investment analysis and other investment support services of funds and ETFs with investment strategies involving bitcoin and other crypto assets. As Digital Asset Adviser, Hashdex is responsible for providing Toroso and Tidal with research and analysis regarding bitcoin and bitcoin markets for use in the operation and marketing of the Fund. Hashdex has no role in maintaining, calculating or publishing the Benchmark. Hashdex also has no responsibility for the investment or management of the Fund’s portfolio or for the overall performance or operation of the Fund.

U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Fund Services”), an indirect subsidiary of U.S. Bancorp, intends to serve as the Fund’s fund accountant, sub-administrator and transfer agent pursuant to certain fund accounting servicing, fund sub-administration servicing and transfer agent servicing agreements. U.S. Bank National Association, a subsidiary of U.S. Bancorp and parent company of Fund Services, intends to serve as the Fund’s custodian pursuant to a custody agreement. Foreside Fund Service, LLC intends to serve as the Fund’s distributor pursuant to a distribution agreement.

Note 3 – Transactions with Affiliates

Certain officers of the Trust are affiliated with the Sponsor. None of the affiliated Trust’s officers receive compensation from the Fund. The Administrator is a wholly-owned subsidiary of the Sponsor.

Note 4 – Subsequent Events

In preparing these financial statements, Management has evaluated subsequent events through the date of issuance of the financial statements included herein. There have been no subsequent events that occurred during such period that would require disclosure or would be required to be recognized in the financial statement.

grant thornton llp 757 Third Ave., 9th Floor New York, NY 10017 D +1 212 599 0100 F +1 212 370 4520	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor and Shareholders of

Hashdex Bitcoin Futures ETF

Opinion on the financial statements
We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Hashdex Bitcoin Futures ETF, a series of Teucrium Commodity Trust (the “Fund”) as of December 31, 2022, the related statements of operations, changes in net assets, and cash flows for the period from commencement of operations (September 15, 2022) through December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of December 31, 2022, and the results of its operations and its cash flows from commencement of operations (September 15, 2022) through December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion
These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion

GT.COM	Grant Thornton LLP is the U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.

Critical audit matters

Critical audit matters are matters arising from the current audit period of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosure that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ GRANT THORNTON LLP

We have served as auditor of one or more of the series of Teucrium Commodity Trust since 2014.

New York, New York March 1, 2023

Hashdex Bitcoin Futures ETF -
A Series of The Teucrium Commodity Trust

STATEMENT OF ASSETS AND LIABILITIES

December 31, 2022

Assets
Cash and cash equivalents	$701,969
Interest receivable	2,961
Equity in trading accounts:
Cryptocurrency futures contracts	29,152
Due from broker	337,049
Total equity in trading accounts	366,201
Total assets	$1,071,131

Liabilities
Management fee payable to Sponsor	$868

Net assets	$1,070,263

Shares outstanding	50,004

Shares available	*

Net asset value per share	$21.40

Market value per share	$21.39

* On September 14, 2022, the Hashdex Bitcoin Futures ETF registered an indeterminate number of shares of the Fund pursuant to Rule 456(d) under the Securities Act of 1933.

The accompanying notes are an integral part of these financial statements.

Hashdex Bitcoin Futures ETF -
A Series of The Teucrium Commodity Trust

SCHEDULE OF INVESTMENTS

December 31, 2022

				Percentage of
Description: Assets	Yield	Cost	Fair Value	Net Assets	Shares

Cash equivalents
Money market funds
First American Government Obligations Fund - Class X	4.105%	$701,969	$701,969	65.59%	701,969

	Number of Contracts	Fair Value	Percentage of Net Assets	Notional Amount (Long Exposure)
Cryptocurrency futures contracts
United States CME Bitcoin futures contracts
CME Bitcoin futures JAN23	6	$24,979	2.33%	$496,050
CME Bitcoin futures FEB23	7	4,173	0.39	575,575
Total cryptocurrency futures contracts		$29,152	2.72%	$1,071,625

The accompanying notes are an integral part of these financial statements.

Hashdex Bitcoin Futures ETF -
A Series of The Teucrium Commodity Trust

STATEMENT OF OPERATIONS

From the commencement
of operations (September 15, 2022)
through December 31, 2022
Income
Realized and unrealized gain (loss) on trading of cryptocurrency futures contracts:
Realized loss on cryptocurrency futures contracts	$(423,794)
Net change in unrealized appreciation on cryptocurrency futures contracts	29,152
Interest income	12,854
Total Loss	$(381,788)

Expenses
Management fees	4,249
Professional fees	54,416
Distribution and marketing fees	1,076
Custodian fees and expenses	213
Business permits and licenses fees	10,842
General and administrative expenses	8,744
Total expenses	$79,540

Expenses waived by the Sponsor	(75,291)

Total expenses, net	$4,249

Net Loss	$(386,037)

Net loss per share	$(3.60)
Net loss per weighted average share	$(5.82)
Weighted average shares outstanding	66,359

The accompanying notes are an integral part of these financial statements.

Hashdex Bitcoin Futures ETF -
A Series of The Teucrium Commodity Trust

STATEMENT OF CHANGES IN NET ASSETS

From the commencement
of operations (September 15, 2022)
Operations	through December 31, 2022
Net Loss	$(386,037)
Capital transactions
Issuance of Shares	2,461,340
Redemption of Shares	(1,005,040)
Total capital transactions	1,456,300
Net change in net assets	1,070,263

Net assets, beginning of period	$—

Net assets, end of period	$1,070,263

Net asset value per share at beginning of period	$25.00

Net asset value per share at end of period	$21.40

Creation of Shares	100,004
Redemption of Shares	50,000

The accompanying notes are an integral part of these financial statements.

Hashdex Bitcoin Futures ETF -
A Series of The Teucrium Commodity Trust

STATEMENT OF CASH FLOWS

From the commencement
of operations (September 15, 2022)
through December 31, 2022
Cash flows from operating activities:
Net Loss	$(386,037)
Adjustments to reconcile net loss to net cash used in operating activities:
Net change in unrealized depreciation on cryptocurrency futures contracts	(29,152)
Changes in operating assets and liabilities:
Due from broker	(337,049)
Interest receivable	(2,961)
Management fee payable to Sponsor	868
Net cash used in operating activities	(754,331)

Cash flows from financing activities:
Proceeds from sale of Shares	2,461,340
Redemption of Shares	(1,005,040)
Net cash provided by financing activities	1,456,300

Net change in cash and cash equivalents	701,969
Cash and cash equivalents, beginning of period	—
Cash and cash equivalents, end of period	$701,969

The accompanying notes are an integral part of these financial statements.

Hashdex Bitcoin Futures ETF -
A Series of The Teucrium Commodity Trust

NOTES TO FINANCIAL STATEMENTS

December 31, 2022

Note 1 – Organization and Operation

Hashdex Bitcoin Futures ETF (the “Fund”) is a series of Teucrium Commodity Trust (“Trust”), a Delaware statutory trust organized on September 11, 2009. The Fund operates pursuant to the Fifth Amended and Restated Declaration of Trust and Trust Agreement (“Trust Agreement”), dated April 26, 2019. The Trust Agreement may be found on the SEC’s EDGAR filing database at https://www.sec.gov/Archives/edgar/data/1471824/000165495419004865/ex31.htm. The Fund was formed and is managed and controlled by the Sponsor, a limited liability company formed in Delaware on July 28, 2009. The Sponsor is registered as a commodity pool operator (“CPO”) and a commodity trading adviser (“CTA”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”). The Fund intends to be treated as a partnership for U.S. federal income tax purposes.

On September 14, 2022, the Fund’s initial registration of an indeterminate number of shares on Form S-1 was declared effective by the SEC. On September 15, 2022, the Fund listed it’s shares on the NYSE Arca under the ticker symbol “DEFI”. On the business day prior to that, the Fund issued 50,000 shares in exchange for $1,250,000 at the Fund’s initial NAV of $25 per share.

The Fund’s investment objective is for changes in the Shares’ NAV to reflect the daily changes of the price of a specified benchmark (the “Benchmark”), less expenses from the Fund’s operations. The Benchmark currently is the average of the closing settlement prices for the first to expire and second to expire bitcoin futures contracts (“Bitcoin Futures Contracts”) listed on the CME. These futures contracts are the Benchmark Component Futures Contracts. The CME currently offers two Bitcoin Futures Contracts, one contract representing 5 bitcoin (“BTC Contracts”) and another contract representing 0.10 bitcoin (“MBT Contracts”). The Fund will invest in BTC Contracts and MBT Contracts to the extent necessary to achieve maximum exposure to the bitcoin futures market.

DEFI Benchmark

CME Bitcoin Futures Contracts	Weighting
First to expire	50%
Second to expire	50%

Subject to the terms of the Trust Agreement, Teucrium Trading, LLC, in its capacity as the Sponsor (“Sponsor”), may terminate a Fund at any time, regardless of whether the Fund has incurred losses, including, for instance, if it determines that the Fund’s aggregate net assets in relation to its operating expenses make the continued operation of the Fund unreasonable or imprudent. However, no level of losses will require the Sponsor to terminate a Fund.

Note 2 – Principal Contracts and Agreements

The Sponsor employs U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Global Fund Services”), for Transfer Agency, Fund Accounting and Fund Administration services. The principal address for Global Fund Services is 615 E. Michigan Street, Milwaukee, WI 53202.

For custody services, the Funds will pay to U.S. Bank N.A. 0.0075% of average gross assets up to $1 billion, and .0050% of average gross assets over $1 billion, annually, plus certain per-transaction charges. For Transfer Agency, Fund Accounting and Fund Administration services, which are based on the total assets for all the Funds in the Trust, the Funds will pay to Global Fund Services 0.05% of average gross assets on the first $500 million, 0.04% on the next $500 million, 0.03% on the next $2 billion and 0.02% on the balance over $3 billion annually. A combined minimum annual fee of up to $47,000 for custody, transfer agency, accounting and administrative services is assessed per Fund. These services are recorded as custodian fees and expenses on the statements of operations. A summary of these expenses is included below.

The Sponsor employs Foreside Fund Services, LLC (“Foreside” or the “Distributor”) as the Distributor for the Funds. The Distribution Services Agreement among the Distributor and the Sponsor calls for the Distributor to work with the Custodian in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets and the review and approval of all Fund sales literature and advertising materials. For its services as the Distributor, Foreside receives a fee of 0.01% of each Fund’s average daily net assets and an aggregate annual fee of $100,000 for all Funds, along with certain expense reimbursements. These services are recorded as distribution and marketing fees on the statements of operations. A summary of these expenses is included below. Pursuant to a Consulting Services Agreement, Foreside Consulting Services, LLC, performs certain consulting support services for the Trust’s Sponsor.

StoneX Financial Inc. (“StoneX”) and Phillip Capital Inc. (“Phillip Capital”) serve as the Fund’s clearing brokers to execute futures contracts and provide other brokerage-related services. StoneX and Phillip Capital are each registered as futures commission merchants (“FCM”) with the U.S. CFTC and are members of the NFA. The clearing brokers are registered as broker-dealers with the SEC and are each a member of FINRA. StoneX and Phillip Capital are each clearing members of ICE Futures U.S., Inc., Chicago Board of Trade, Chicago Mercantile Exchange, New York Mercantile Exchange, and all other major United States commodity exchanges. StoneX is paid 10.00 - $25.00 per half-turn exclusive of pass through fees for the exchange, and the NFA. Phillip Capital is paid $35.00 - $45.00 per half-turn exclusive of pass through fees for the exchange, the NFA, execution fees and platform and exchange data fees. Additionally, if the monthly commissions paid do not equal or exceed 20% return on the StoneX Capital Requirement at 9.6% of the Exchange Maintenance Margin, the Fund will pay a true up to meet that return at the end of each month. A summary of these expenses is included below.

The sole Trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. For its services, the Trustee receives an annual fee of $3,300 from the Trust. These services are recorded in business permits and licenses fees on the statements of operations. A summary of these expenses is included below.

Period Ended December 31, 2022
Amount Recognized for Custody Services	$213
Amount of Custody Services Waived	$213

Amount Recognized for Distribution Services	$95
Amount of Distribution Services Waived	$95

Amount Recognized for Wilmington Trust	$550
Amount of Wilmington Trust Waived	$550

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as detailed in the Financial Accounting Standards Board’s Accounting Standards Codification.

Revenue Recognition

Investment transactions are accounted for on a trade-date basis. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized appreciation or depreciation on investments are reflected in the statements of operations as the difference between the original amount and the fair market value as of the last business day of the year or as of the last date of the financial statements. Changes in the appreciation or depreciation between periods are reflected in the statements of operations.

Brokerage Commissions

The Sponsor recognizes the expense for brokerage commissions for futures contract trades on a per-trade basis. The below table shows the amounts included on the statements of operations as total brokerage commissions paid inclusive of unrealized loss from the commencement of operations (September 15, 2022) through December 31, 2022.

DEFI
Period Ended December 31, 2022	$2,217

Income Taxes

For federal income tax purposes, the Fund will be treated as a publicly traded partnership. A publicly traded partnership is generally treated as a corporation for federal income tax purposes unless 90% or more of the publicly traded partnership’s gross income for each taxable year of its existence consists of qualifying income as defined in section 7704(d) of the Internal Revenue Code of 1986, as amended. Qualifying income is defined as generally including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends. In the case of a partnership of which a principal activity is the buying and selling of commodities, other than as inventory, or of futures, forwards and options with respect to commodities, qualifying income also includes income and gains from commodities and from futures, forwards, options with respect to commodities and, provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities. The Fund expects that at least 90% of the Fund’s gross income for each taxable year will consist of qualifying income and that the Fund will be taxed as a partnership for federal income tax purposes. The Fund does not record a provision for income taxes because the shareholders report their share of the Fund’s income or loss on their income tax returns. The financial statements reflect the Fund’s transactions without adjustment, if any, required for income tax purposes.

There is very limited authority on the U.S. federal income tax treatment of bitcoin and no direct authority on bitcoin derivatives, such as Bitcoin Futures Contracts. Bitcoin Futures Contracts more likely than not will be considered futures with respect to commodities for purposes of the qualifying income exception under section 7704 of the Code. Based on a CFTC determination that treats bitcoin as a commodity under the CEA, the Fund intends to take the position that Bitcoin Futures Contracts consist of futures on commodities for purposes of the qualifying income exception under section 7704 of the Code. Shareholders should be aware that the Fund’s position is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Fund’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which would result in the material adverse consequences to Shareholders and the Fund.

The Fund recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and from the commencement of operations (September 15, 2022) through December 31, 2022.

The Fund may be subject to potential examination by U.S. federal, U.S. state, or foreign jurisdictional authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with U.S. federal, U.S. state and foreign tax laws.

Creations and Redemptions

Authorized Purchasers may purchase Creation Baskets consisting of 10,000 shares from the Fund. The amount of the proceeds required to purchase a Creation Basket will be equal to the NAV of the shares in the Creation Basket determined as of 4:00 p.m. (ET) on the day the order to create the basket is received in good order.

Authorized Purchasers may redeem shares from the Fund only in blocks of 10,000 shares called “Redemption Baskets.” The amount of the redemption proceeds for a Redemption Basket will be equal to the NAV of the shares in the Redemption Basket determined as of 4:00 p.m. (ET) on the day the order to redeem the basket is received in good order.

The Fund will receive the proceeds from shares sold or will pay for redeemed shares within three business days after the trade date of the purchase or redemption, respectively. The amounts due from Authorized Purchasers will be reflected in the Fund’s statements of assets and liabilities as capital shares receivable. Amounts payable to Authorized Purchasers upon redemption will be reflected in the Fund’s statements of assets and liabilities as payable for shares redeemed.

As outlined in the most recent Form S-1 filing, 50,000 shares represent five Redemption Baskets for the Fund and a minimum level of shares. If the Fund experienced redemptions that caused the number of Shares outstanding to decrease to the minimum level of Shares required to be outstanding, until the minimum number of Shares is again exceeded through the purchase of a new Creation Basket, there can be no more redemptions by an Authorized Purchaser.

Allocation of Shareholder Income and Losses

Profit or loss is allocated among the shareholders of the Fund in proportion to the number of shares each shareholder holds as of the close of each month.

Cash Equivalents

Cash equivalents are highly liquid investments with maturity dates of 90 days or less when acquired. The Fund reported its cash equivalents in the statements of assets and liabilities at market value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturities. The Fund has these balances of its assets on deposit with banks. Assets deposited with a financial institution may, at times, exceed federally insured limits. DEFI had a balance of $701,969 in money market funds at December 31, 2022; these balances are included in cash equivalents on the statements of assets and liabilities.

Due from/to Broker

The amount recorded by the Fund for the amount due from and to the clearing broker includes, but is not limited to, cash held by the broker, amounts payable to the clearing broker related to open transactions, payables for cryptocurrency futures accounts liquidating to an equity balance on the clearing broker’s records and amounts of brokerage commissions paid and recognized as unrealized losses.

Margin is the minimum amount of funds that must be deposited by a cryptocurrency interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. A margin deposit acts to assure the trader’s performance of the futures contracts purchased or sold. Futures contracts are customarily bought and sold on initial margin that represents a very small percentage of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than customary in other forms of investment or speculation. As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin. In addition, the amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms, such as the Fund’s clearing brokers, carrying accounts for traders in commodity interest contracts generally require higher amounts of margin as a matter of policy to further protect themselves. Over the counter trading generally involves the extension of credit between counterparties, so the counterparties may agree to require the posting of collateral by one or both parties to address credit exposure.

When a trader purchases an option, there is no margin requirement; however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

Ongoing or “maintenance” margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open futures contract changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to the Fund’s trading, the Fund (and not its shareholders personally) is subject to margin calls. Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

Calculation of Net Asset Value

The Fund’s NAV is calculated by:

●	Taking the current market value of its total assets and
●	Subtracting any liabilities.

The administrator, Global Fund Services, will calculate the NAV of the Fund once each trading day. It will calculate the NAV as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. (ET). The NAV for a particular trading day will be released after 4:15 p.m. (ET).

In determining the value of Bitcoin Futures Contracts, the Administrator uses the settlement price for the Benchmark Component Futures Contracts, as reported on the CME. CME Group staff determines the daily settlements for the Benchmark Component Futures Contracts based on trading activity on CME Globex exchange between 14:59:00 and 15:00:00 Central Time (CT), the settlement period, except that the “fair value” of Bitcoin Futures Contracts (as described in more detail below) may be used when Bitcoin Futures Contracts close at their price fluctuation limit for the day. The Administrator determines the value of all investments as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. (ET), in accordance with the current Services Agreement between the Administrator and the Trust. NAV includes any unrealized profit or loss on open bitcoin interests and any other credit or debit accruing to the Fund but unpaid or not received by the Fund.

Sponsor Fee Allocation of Expenses and Related Party Transactions

The Sponsor is responsible for investing the assets of the Fund in accordance with the objectives and policies of the Fund. DEFI is contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to 0.94% per annum. From the Management Fee, the Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent, licensors, accounting and audit fees expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. These fees and expenses are not included in the breakeven table and are not part of the audited financial statements because they are paid for by the Sponsor through the proceeds from the Management Fee. The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative, and other ordinary expenses are not deemed extraordinary expenses.

The Sponsor has the ability to elect to pay certain expenses on behalf of the Funds or waive the management fee. This election is subject to change by the Sponsor, at its discretion. Expenses paid by the Sponsor and Management fees waived by the Sponsor are, if applicable, presented as waived expenses in the statements of operations for each Fund. The Sponsor has determined that there will be no recovery sought for the amounts below in any future period:

DEFI
Period Ended December 31, 2022	$75,291

Expenses

Expenses are recorded using the accrual method of accounting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2022-03, related to fair value measurement (Topic 820) of equity securities subject to contractual sale restrictions. Under the clarified guidance, contractual restrictions on the sale of an equity security are not considered part of the unit of account of the equity security and, therefore, are not considered in measuring fair value, however they do require disclosures. The amendment was early adopted for the quarter ended September 30, 2022; the early adoption did not have a material impact on the financial statements and disclosures of the Trust or the Fund.

Fair Value - Definition and Hierarchy

In accordance with GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Fund uses various valuation approaches. In accordance with GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Fund. Unobservable inputs reflect the Fund’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 financial instruments. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these financial instruments does not entail a significant degree of judgment.

Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary from financial instrument to financial instrument and is affected by a wide variety of factors including, the type of financial instrument, whether the financial instrument is new and not yet established in the marketplace, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the financial instruments existed. Accordingly, the degree of judgment exercised by the Fund in determining fair value is greatest for financial instruments categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy, within which the fair value measurement in its entirety falls, is determined based on the lowest level input that is significant to the fair value measurement.

On December 31, 2022, the reported value at the close of the market for each cryptocurrency contract fairly reflected the value of the futures and no alternative valuations were required.

Net Income (Loss) per Share

Net income (loss) per share is the difference between the NAV per unit at the beginning of each period and at the end of each period. The weighted average number of units outstanding was computed for purposes of disclosing net income (loss) per weighted average unit. The weighted average units are equal to the number of units outstanding at the end of the period, adjusted proportionately for units created or redeemed based on the amount of time the units were outstanding during such period.

Note 4 – Fair Value Measurements

The Fund’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy as described in the Fund’s significant accounting policies in Note 3. The following table presents information about the Fund’s assets and liabilities measured at fair value as of December 31, 2022:

December 31, 2022

Assets:	Level 1	Level 2	Level 3	Balance as of December 31, 2022
Cash Equivalents	$701,969	$—	$—	$701,969
Bitcoin futures contracts	29,152	—	—	29,152
Total	$731,121	$—	$—	$731,121

From the commencement of operations (September 15, 2022) through December 31, 2022, the Fund did not have any significant transfers between any of the levels of the fair value hierarchy.

See the Fair Value - Definition and Hierarchy section in Note 3 above for an explanation of the transfers into and out of each level of the fair value hierarchy.

Note 5 – Derivative Instruments and Hedging Activities

In the normal course of business, the Fund utilizes derivative contracts in connection with its proprietary trading activities. Investments in derivative contracts are subject to additional risks that can result in a loss of all or part of an investment. The Fund’s derivative activities and exposure to derivative contracts are classified by the following primary underlying risks: interest rate, credit, commodity price, and equity price risks. In addition to its primary underlying risks, the Fund is also subject to additional counterparty risk due to inability of its counterparties to meet the terms of their contracts. For the period from commencement of operations (September 15, 2022) through December 31, 2022, the Fund invested only in cryptocurrency futures contracts.

Futures Contracts

The Fund is subject to cryptocurrency price risk in the normal course of pursuing its investment objectives. A futures contract represents a commitment for the future purchase or sale of an asset at a specified price on a specified date.

The purchase and sale of futures contracts requires margin deposits with a Futures Commission Merchant (“FCM”). Subsequent payments (variation margin) are made or received by the Fund each day, depending on the daily fluctuations in the value of the contract, and are recorded as unrealized gains or losses by the Fund. Futures contracts may reduce the Fund’s exposure to counterparty risk since futures contracts are exchange-traded; and the exchange’s clearinghouse, as the counterparty to all exchange-traded futures, guarantees the futures against default.

The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other equity deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to the Fund’s pro rata share of segregated customer funds available. It is possible that the recovery amount could be less than the total of cash and other equity deposited.

The following table discloses information about offsetting assets and liabilities presented in the statements of assets and liabilities to enable users of these financial statements to evaluate the effect or potential effect of netting arrangements for recognized assets and liabilities. These recognized assets and liabilities are presented as defined in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”) No. 2011-11 “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities” and subsequently clarified in FASB ASU 2013-01 “Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities.”

The following table also identifies the fair value amounts of derivative instruments included in the statements of assets and liabilities as derivative contracts, categorized by primary underlying risk, and held by the FCMs, StoneX as of December 31, 2022.

Offsetting of Financial Assets and Derivative Assets as of December 31, 2022

	(i)	(ii)	(iii) = (i-ii)	(iv)		(v) = (iii)-(iv)
				Gross Amount Not Offset in the Statement of Assets and Liabilities
Description	Gross Amount of Recognized Assets	Gross Amount Offset in the Statement of Assets and Liabilities	Net Amount Presented in the Statement of Assets and Liabilities	Futures Contracts Available for Offset	Collateral, Due to Broker	Net Amount
Cryptocurrency Price
Bitcoin futures contracts	$29,152	$—	$29,152	$—	$—	$29,152

The following tables identify the net gain and loss amounts included in the statements of operations as realized and unrealized gains and losses on trading of cryptocurrency futures contracts categorized by primary underlying risk:

From the commencement of operations (September 15, 2022) through December 31, 2022

	Realized Loss on Commodity Futures Contracts	Net Change in Unrealized Appreciation on Commodity Futures Contracts
Cryptocurrency Price
Bitcoin futures contracts	$(423,794)	$29,152

Volume of Derivative Activities

The average notional market value categorized by primary underlying risk for all futures contracts held was $1.4 million from the commencement of operations (September 15, 2022) through December 31, 2022.

Note 6 – Financial Highlights

The following table presents per unit performance data and other supplemental financial data from the commencement of operations (September 15, 2022) through December 31, 2022. This information has been derived from information presented in the financial statements and is presented with total expenses gross of expenses waived by the Sponsor and with total expenses net of expenses waived by the Sponsor, as appropriate.

From the commencement
of operations (September 15, 2022)
through December 31, 2022
Per Share Operation Performance
Net asset value at beginning of period	$25.00
Income (loss) from investment operations:
Investment income	0.19
Net realized and unrealized loss on cryptocurrency futures contracts	(3.73)
Total expenses, net	(0.06)
Net decrease in net asset value	(3.60)
Net asset value at end of period	$21.40
Total Return	(14.39)%
Ratios to Average Net Assets (Annualized)
Total expenses	17.60%
Total expenses, net	0.94%
Net investment income	1.90%

The financial highlights per share data are calculated consistent with the methodology used to calculate asset-based fees and expenses.

Note 7 – Organizational and Offering Costs

Expenses incurred in organizing of the Trust and the initial offering of the Shares of the Fund, including applicable SEC registration fees, were borne directly by the Sponsor. The Fund will not be obligated to reimburse the Sponsor.

Note 8 – Subsequent Events

Management has evaluated the financial statements for the period ended December 31, 2022 for subsequent events through the date of this filing and noted no material events requiring either recognition through the date of the filing or disclosure herein for the Fund other than those noted below:

The total net assets of the Fund increased by $431,977, or 40%, for the period December 31, 2022 to February 28, 2023. This was driven by a 40% increase in the NAV/share.

Hashdex Bitcoin Futures ETF -
A Series of The Teucrium Commodity Trust

STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets
Cash and cash equivalents	$1,181,822	$701,969
Interest receivable	6,173	2,961
Equity in trading accounts:
Cryptocurrency futures contracts	19,483	29,152
Due from broker	465,918	337,049
Total equity in trading accounts	485,401	366,201
Total assets	1,673,396	1,071,131

Liabilities
Management fee payable to Sponsor	1,266	868

Net assets	$1,672,130	$1,070,263

Shares outstanding	50,004	50,004

Shares authorized	*	*

Net asset value per share	$33.44	$21.40

Market value per share	$33.49	$21.39

* On September 14, 2022, the Hashdex Bitcoin Futures ETF registered an indeterminate number of shares of the Fund pursuant to Rule 456(d) under the Securities Act of 1933.

The accompanying notes are an integral part of these financial statements.

Hashdex Bitcoin Futures ETF -
A Series of The Teucrium Commodity Trust

SCHEDULE OF INVESTMENTS
September 30, 2023

(Unaudited)

				Percentage of
Description: Assets	Yield	Cost	Fair Value	Net Assets	Shares

Cash equivalents
Money market funds
U.S. Bank Deposit Account	5.270%	$1,181,822	$1,181,822	70.68%	1,181,822

	Number of		Percentage of	Notional Amount
	Contracts	Fair Value	Net Assets	(Long Exposure)
Cryptocurrency futures contracts
United States CME Bitcoin futures contracts
CME Bitcoin futures OCT23	6	$2,464	0.15%	$813,000
CME Bitcoin futures NOV23	6	17,019	1.02	818,250
Total cryptocurrency futures contracts		$19,483	1.17%	$1,631,250

The accompanying notes are an integral part of these financial statements.

Hashdex Bitcoin Futures ETF -
A Series of The Teucrium Commodity Trust

SCHEDULE OF INVESTMENTS
December 31, 2022

				Percentage of
Description: Assets	Yield	Cost	Fair Value	Net Assets	Shares

Cash equivalents
Money market funds
First American Government Obligations Fund - Class X	4.105%	$701,969	$701,969	65.59%	701,969

	Number of		Percentage of	Notional Amount
	Contracts	Fair Value	Net Assets	(Long Exposure)
Cryptocurrency futures contracts
United States CME Bitcoin futures contracts
CME Bitcoin futures JAN23	6	$24,979	2.33%	$496,050
CME Bitcoin futures FEB23	7	4,173	0.39	575,575
Total cryptocurrency futures contracts		$29,152	2.72%	$1,071,625

Hashdex Bitcoin Futures ETF -
A Series of The Teucrium Commodity Trust

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30, 2023	From the commencement of operations (September 15, 2022) through September 30, 2022	Nine months ended September 30, 2023	From the commencement of operations (September 15, 2022) through September 30, 2022
Income
Realized and unrealized gain (loss) on trading of cryptocurrency futures contracts:
Realized (loss) gain on cryptocurrency futures contracts	$(176,608)	$(5,942)	$524,179	$(5,942)
Net change in unrealized depreciation on cryptocurrency futures contracts	(107,189)	(14,372)	(9,669)	(14,372)
Interest income	21,202	1,073	56,099	1,073
Total (Loss) Income	(262,595)	(19,241)	570,609	(19,241)

Expenses
Management fees	4,204	377	12,491	377
Professional fees	87,536	—	196,640	—
Distribution and marketing fees	1,845	—	6,586	—
Custodian fees and expenses	610	—	1,727	—
Business permits and licenses fees	1,026	550	17,187	550
General and administrative expenses	6	—	502	—
Total expenses	95,227	927	235,133	927

Expenses waived by the Sponsor	(91,023)	(550)	(222,642)	(550)

Total expenses, net	4,204	377	12,491	377

Net (loss) income	$(266,799)	$(19,618)	$558,118	$(19,618)

Net (loss) gain per share	$(5.34)	$(0.39)	$12.04	$(0.39)
Net (loss) gain per weighted average share	$(5.34)	$(0.49)	$10.57	$(0.49)
Weighted average shares outstanding	50,004	40,003	52,825	40,003

The accompanying notes are an integral part of these financial statements.

Hashdex Bitcoin Futures ETF -
A Series of The Teucrium Commodity Trust

STATEMENTS OF CHANGES IN NET ASSETS
(Unaudited)

	Nine months ended September 30, 2023	From the commencement of operations (September 15, 2022) through September 30, 2022
Operations
Net income (loss)	$558,118	$(19,618)
Capital transactions
Issuance of Shares	367,689	1,250,100
Redemption of Shares	(323,940)	—
Total capital transactions	43,749	1,250,100
Net change in net assets	601,867	1,230,482

Net assets, beginning of period	$1,070,263	$—

Net assets, end of period	$1,672,130	$1,230,482

Net asset value per share at beginning of period	$21.40	$25.00

Net asset value per share at end of period	$33.44	$24.61

Creation of Shares	10,000	50,004
Redemption of Shares	10,000	—

The accompanying notes are an integral part of these financial statements.

Hashdex Bitcoin Futures ETF -
A Series of The Teucrium Commodity Trust

STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30, 2023	From the commencement of operations (September 15, 2022) through September 30, 2022
Cash flows from operating activities:
Net income (loss)	$558,118	$(19,618)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Net change in unrealized appreciation on cryptocurrency futures contracts	9,669	14,372
Changes in operating assets and liabilities:
Due from broker	(128,869)	(349,160)
Interest receivable	(3,212)	(1,073)
Management fee payable to Sponsor	398	377
Net cash provided by (used in) operating activities	436,104	(355,102)

Cash flows from financing activities:
Proceeds from sale of Shares	367,689	1,250,100
Redemption of Shares	(323,940)	—
Net cash provided by financing activities	43,749	1,250,100

Net change in cash and cash equivalents	479,853	894,998
Cash and cash equivalents beginning of period	701,969	—
Cash and cash equivalents end of period	$1,181,822	$894,998

The accompanying notes are an integral part of these financial statements.

Hashdex Bitcoin Futures ETF -
A Series of The Teucrium Commodity Trust

NOTES TO FINANCIAL STATEMENTS
September 30, 2023
(Unaudited)

Note 1 – Organization and Operation

Hashdex Bitcoin Futures ETF (the “Fund”) is a series of Teucrium Commodity Trust (“Trust”), a Delaware statutory trust organized on September 11, 2009. The Fund operates pursuant to the Fifth Amended and Restated Declaration of Trust and Trust Agreement (“Trust Agreement”), dated April 26, 2019. The Trust Agreement may be found on the SEC’s EDGAR filing database at https://www.sec.gov/Archives/edgar/data/1471824/000165495419004865/ex31.htm. The Fund was formed and is managed and controlled by the Sponsor, a limited liability company formed in Delaware on July 28, 2009. The Sponsor is registered as a commodity pool operator (“CPO”) and a commodity trading adviser (“CTA”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”). The Fund intends to be treated as a partnership for U.S. federal income tax purposes.

On September 14, 2022, the Fund’s initial registration of an indeterminate number of shares on Form S-1 was declared effective by the SEC. On September 16, 2022, the Fund listed it’s shares on the NYSE Arca under the ticker symbol “DEFI”. On the business day prior to that, the Fund issued 50,000 shares in exchange for $1,250,000 at the Fund’s initial NAV of $25 per share.

The Fund’s investment objective is for changes in the Shares’ NAV to reflect the daily changes of the price of a specified benchmark (the “Benchmark”), less expenses from the Fund’s operations. The Benchmark currently is the average of the closing settlement prices for the first to expire and second to expire bitcoin futures contracts (“Bitcoin Futures Contracts”) listed on the CME. These futures contracts are the Benchmark Component Futures Contracts. The CME currently offers two Bitcoin Futures Contracts, one contract representing 5 bitcoin (“BTC Contracts”) and another contract representing 0.10 bitcoin (“MBT Contracts”). The Fund will invest in BTC Contracts and MBT Contracts to the extent necessary to achieve maximum exposure to the bitcoin futures market.

DEFI Benchmark

CME Bitcoin Futures Contracts	Weighting
First to expire	50%
Second to expire	50%

The accompanying unaudited financial statements have been prepared in accordance with Rule 10-01 of Regulation S-X promulgated by the SEC and, therefore, do not include all information and footnote disclosures required under accounting principles generally accepted in the United States of America (“GAAP”). The financial information included herein is unaudited; however, such financial information reflects all adjustments which are, in the opinion of management, necessary for the fair presentation of the Fund’s financial statements for the interim period. It is suggested that these interim financial statements be read in conjunction with the financial statements and related notes included in the Trust’s Annual Report on Form 10-K, as well as the most recent Form S-1 filing, as applicable. The operating results for the three and nine months ended September 30, 2023 are not necessarily indicative of the results to be expected from the full year ended December 31, 2023.

Subject to the terms of the Trust Agreement, Teucrium Trading, LLC, in its capacity as the Sponsor (“Sponsor”), may terminate a Fund at any time, regardless of whether the Fund has incurred losses, including, for instance, if it determines that the Fund’s aggregate net assets in relation to its operating expenses make the continued operation of the Fund unreasonable or imprudent. However, no level of losses will require the Sponsor to terminate a Fund.

Note 2 – Principal Contracts and Agreements

The Sponsor employs U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Global Fund Services”), for Transfer Agency, Fund Accounting and Fund Administration services. The principal address for Global Fund Services is 615 E. Michigan Street, Milwaukee, WI 53202.

For custody services, the Funds will pay to U.S. Bank N.A. 0.0075% of average gross assets up to $1 billion, and .0050% of average gross assets over $1 billion, annually, plus certain per-transaction charges. For Transfer Agency, Fund Accounting and Fund Administration services, which are based on the total assets for all the Funds in the Trust, the Funds will pay to Global Fund Services 0.05% of average gross assets on the first $500 million, 0.04% on the next $500 million, 0.03% on the next $2 billion and 0.02% on the balance over $3 billion annually. A combined minimum annual fee of up to $47,000 for custody, transfer agency, accounting and administrative services is assessed per Fund. These services are recorded as custodian fees and expenses on the statements of operations. A summary of these expenses is included below.

The Sponsor employs Foreside Fund Services, LLC (“Foreside” or the “Distributor”) as the Distributor for the Funds. The Distribution Services Agreement among the Distributor and the Sponsor calls for the Distributor to work with the Custodian in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets and the review and approval of all Fund sales literature and advertising materials. For its services as the Distributor, Foreside receives a fee of 0.01% of each Fund’s average daily net assets and an aggregate annual fee of $100,000 for all Funds, along with certain expense reimbursements. These services are recorded as distribution and marketing fees on the statements of operations. A summary of these expenses is included below. Pursuant to a Consulting Services Agreement, Foreside Consulting Services, LLC, performs certain consulting support services for the Trust’s Sponsor.

StoneX Financial Inc. (“StoneX”) and Phillip Capital Inc. (“Phillip Capital”) serve as the Fund’s clearing brokers to execute futures contracts and provide other brokerage-related services. StoneX and Phillip Capital are each registered as futures commission merchants (“FCM”) with the U.S. CFTC and are members of the NFA. The clearing brokers are registered as broker-dealers with the SEC and are each a member of FINRA. StoneX and Phillip Capital are each clearing members of ICE Futures U.S., Inc., Chicago Board of Trade, Chicago Mercantile Exchange, New York Mercantile Exchange, and all other major United States commodity exchanges. StoneX is paid 10.00 - $25.00 per half-turn exclusive of pass through fees for the exchange, and the NFA. Additionally, if the monthly commissions paid by each Fund does not equal or exceed 16.5% return on the StoneX Capital Requirement at 9.6% of the Exchange Maintenance Margin, each Fund will pay a true up to meet that return at the end of each month. Phillip Capital is paid $35.00 - $45.00 per half-turn exclusive of pass through fees for the exchange, the NFA, execution fees and platform and exchange data fees. A summary of these expenses is included below.

The sole Trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. For its services, the Trustee receives an annual fee of $3,300 from the Trust. These services are recorded in business permits and licenses fees on the statements of operations. A summary of these expenses is included below.

	Three months ended September 30, 2023	Three months ended September 30, 2022 (1)	Nine months ended September 30, 2023	Nine months ended September 30, 2022 (1)
Amount Recognized for Custody Services	$610	$—	$1,727	$—
Amount of Custody Services Waived	$610	$—	$1,727	$—

Amount Recognized for Distribution Services	$216	$—	$500	$—
Amount of Distribution Services Waived	$216	$—	$500	$—

Amount Recognized for Wilmington Trust	$26	$550	$26	$550
Amount of Wilmington Trust Waived	$26	$550	$26	$550

(1) The Fund commenced operations on September 15, 2022.

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as detailed in the Financial Accounting Standards Board’s Accounting Standards Codification.

Revenue Recognition

Investment transactions are accounted for on a trade-date basis. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized appreciation or depreciation on investments are reflected in the statements of operations as the difference between the original amount and the fair market value as of the last business day of the year or as of the last date of the financial statements. Changes in the appreciation or depreciation between periods are reflected in the statements of operations.

Brokerage Commissions

The Sponsor recognizes the expense for brokerage commissions for futures contract trades on a per-trade basis. The below table shows the amounts included on the statements of operations as total brokerage commissions paid inclusive of unrealized loss for the quarter ended September 30, 2023.

DEFI
Three months ended September 30, 2023	$593
Three months ended September 30, 2022 (1)	$949
Nine months ended September 30, 2023	$1,970
Nine months ended September 30, 2022 (1)	$949

(1) The Fund commenced operations on September 15, 2022.

For federal income tax purposes, the Fund will be treated as a publicly traded partnership. A publicly traded partnership is generally treated as a corporation for federal income tax purposes unless 90% or more of the publicly traded partnership’s gross income for each taxable year of its existence consists of qualifying income as defined in section 7704(d) of the Internal Revenue Code of 1986, as amended. Qualifying income is defined as generally including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends. In the case of a partnership of which a principal activity is the buying and selling of commodities, other than as inventory, or of futures, forwards and options with respect to commodities, qualifying income also includes income and gains from commodities and from futures, forwards, options with respect to commodities and, provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities. The Fund expects that at least 90% of the Fund’s gross income for each taxable year will consist of qualifying income and that the Fund will be taxed as a partnership for federal income tax purposes. The Fund does not record a provision for income taxes because the shareholders report their share of the Fund’s income or loss on their income tax returns. The financial statements reflect the Fund’s transactions without adjustment, if any, required for income tax purposes.

There is very limited authority on the U.S. federal income tax treatment of bitcoin and no direct authority on bitcoin derivatives, such as Bitcoin Futures Contracts. Bitcoin Futures Contracts more likely than not will be considered futures with respect to commodities for purposes of the qualifying income exception under section 7704 of the Code. Based on a CFTC determination that treats bitcoin as a commodity under the CEA, the Fund intends to take the position that Bitcoin Futures Contracts consist of futures on commodities for purposes of the qualifying income exception under section 7704 of the Code. Shareholders should be aware that the Fund’s position is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Fund’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which would result in the material adverse consequences to Shareholders and the Fund.

The Fund is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The Fund files an income tax return in the U.S. federal jurisdiction and may file income tax returns in various U.S. states and foreign jurisdictions. For the tax year December 31, 2022, the Fund remains subject to income tax examinations by major taxing authorities. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in the Fund recording a tax liability that reduces net assets. This policy has been applied to all existing tax positions upon the Fund’s initial adoption. Based on its analysis, the Fund has determined that it has not incurred any liability for unrecognized tax benefits as of September 30, 2023 and for the year ended December 31, 2022. However, the Fund’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, ongoing analysis of and changes to tax laws, regulations, and interpretations thereof.

The Fund recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of a September 30, 2023.

The Fund may be subject to potential examination by U.S. federal, U.S. state, or foreign jurisdictional authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with U.S. federal, U.S. state and foreign tax laws.

Creations and Redemptions

Authorized Purchasers may purchase Creation Baskets consisting of 10,000 shares from the Fund. The amount of the proceeds required to purchase a Creation Basket will be equal to the NAV of the shares in the Creation Basket determined as of 4:00 p.m. (ET) on the day the order to create the basket is received in good order.

Authorized Purchasers may redeem shares from the Fund only in blocks of 10,000 shares called “Redemption Baskets.” The amount of the redemption proceeds for a Redemption Basket will be equal to the NAV of the shares in the Redemption Basket determined as of 4:00 p.m. (ET) on the day the order to redeem the basket is received in good order.

The Fund will receive the proceeds from shares sold or will pay for redeemed shares within three business days after the trade date of the purchase or redemption, respectively. The amounts due from Authorized Purchasers will be reflected in the Fund’s statements of assets and liabilities as capital shares receivable. Amounts payable to Authorized Purchasers upon redemption will be reflected in the Fund’s statements of assets and liabilities as payable for shares redeemed.

As outlined in the most recent Form S-1 filing, 50,000 shares represent five Redemption Baskets for the Fund and a minimum level of shares. If the Fund experienced redemptions that caused the number of Shares outstanding to decrease to the minimum level of Shares required to be outstanding, until the minimum number of Shares is again exceeded through the purchase of a new Creation Basket, there can be no more redemptions by an Authorized Purchaser.

Allocation of Shareholder Income and Losses

Profit or loss is allocated among the shareholders of the Fund in proportion to the number of shares each shareholder holds as of the close of each month.

Cash Equivalents

Cash equivalents are highly liquid investments with maturity dates of 90 days or less when acquired. The Fund reported its cash equivalents in the statements of assets and liabilities at market value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturities. The Fund has these balances of its assets on deposit with banks. Assets deposited with a financial institution may, at times, exceed federally insured limits. DEFI had a balance of $1,181,822 and $701,969 in money market funds at September 30, 2023 and December 31, 2022 respectively; these balances are included in cash equivalents on the statements of assets and liabilities.

Due from/to Broker

The amount recorded by the Fund for the amount due from and to the clearing broker includes, but is not limited to, cash held by the broker, amounts payable to the clearing broker related to open transactions, payables for cryptocurrency futures accounts liquidating to an equity balance on the clearing broker’s records and amounts of brokerage commissions paid and recognized as unrealized losses.

Margin is the minimum amount of funds that must be deposited by a cryptocurrency interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. A margin deposit acts to assure the trader’s performance of the futures contracts purchased or sold. Futures contracts are customarily bought and sold on initial margin that represents a small percentage of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than customary in other forms of investment or speculation. As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin. In addition, the amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms, such as the Fund’s clearing brokers, carrying accounts for traders in commodity interest contracts generally require higher amounts of margin as a matter of policy to further protect themselves. Over the counter trading generally involves the extension of credit between counterparties, so the counterparties may agree to require the posting of collateral by one or both parties to address credit exposure.

When a trader purchases an option, there is no margin requirement; however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

Ongoing or “maintenance” margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open futures contract changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to the Fund’s trading, the Fund (and not its shareholders personally) is subject to margin calls. Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

Calculation of Net Asset Value

The Fund’s NAV is calculated by:

●	Taking the current market value of its total assets and

●	Subtracting any liabilities.

The administrator, Global Fund Services, will calculate the NAV of the Fund once each trading day. It will calculate the NAV as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. (ET). The NAV for a particular trading day will be released after 4:15 p.m. (ET).

In determining the value of Bitcoin Futures Contracts, the Administrator uses the settlement price for the Benchmark Component Futures Contracts, as reported on the CME. CME Group staff determines the daily settlements for the Benchmark Component Futures Contracts based on trading activity on CME Globex exchange between 14:59:00 and 15:00:00 Central Time (CT), the settlement period, except that the “fair value” of Bitcoin Futures Contracts (as described in more detail below) may be used when Bitcoin Futures Contracts close at their price fluctuation limit for the day. The Administrator determines the value of all investments as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. (ET), in accordance with the current Services Agreement between the Administrator and the Trust. NAV includes any unrealized profit or loss on open bitcoin interests and any other credit or debit accruing to the Fund but unpaid or not received by the Fund.

Sponsor Fee Allocation of Expenses and Related Party Transactions

The Sponsor is responsible for investing the assets of the Fund in accordance with the objectives and policies of the Fund. DEFI is contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to 0.94% per annum. From the Management Fee, the Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent, licensors, accounting and audit fees expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. These fees and expenses are not included in the breakeven table because they are paid for by the Sponsor through the proceeds from the Management Fee. The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative, and other ordinary expenses are not deemed extraordinary expenses.

The Sponsor has the ability to elect to pay certain expenses on behalf of the Funds or waive the management fee. This election is subject to change by the Sponsor, at its discretion. Expenses paid by the Sponsor and Management fees waived by the Sponsor are, if applicable, presented as waived expenses in the statements of operations for each Fund. The Sponsor has determined that there will be no recovery sought for the amounts below in any future period:

DEFI
Three months ended September 30, 2023	$91,023
Three months ended September 30, 2022 (1)	$550
Nine months ended September 30, 2023	$222,642
Nine months ended September 30, 2022 (1)	$550

(1) The Fund commenced operations on September 15, 2022.

Expenses

Expenses are recorded using the accrual method of accounting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) issued ASU 2023-01, related to Leases – (Topic 842). The response to concerns about applying Topic 842 to related party arrangements between entities under common control. The update was adopted early for the quarter ended March 31, 2023; the adoption did not have a material impact on the financial statements and disclosures of the Trust or the Fund.

Fair Value – Definition and Hierarchy

In accordance with GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Fund uses various valuation approaches. In accordance with GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Fund. Unobservable inputs reflect the Fund’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 financial instruments of the Underlying Funds and securities of the Fund, together the “financial instruments”. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these financial instruments does not entail a significant degree of judgment.

Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary from financial instrument to financial instrument and is affected by a wide variety of factors including, the type of financial instrument, whether the financial instrument is new and not yet established in the marketplace, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the financial instruments existed. Accordingly, the degree of judgment exercised by the Fund in determining fair value is greatest for financial instruments categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy, within which the fair value measurement in its entirety falls, is determined based on the lowest level input that is significant to the fair value measurement.

On September 30, 2023 and December 31, 2022, the reported value at the close of the market for each cryptocurrency contract fairly reflected the value of the futures and no alternative valuations were required.

Net Income (Loss) per Share

Net income (loss) per share is the difference between the NAV per unit at the beginning of each period and at the end of each period. The weighted average number of units outstanding was computed for purposes of disclosing net income (loss) per weighted average unit. The weighted average units are equal to the number of units outstanding at the end of the period, adjusted proportionately for units created or redeemed based on the amount of time the units were outstanding during such period

Note 4 – Fair Value Measurements

The Fund’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy as described in the Fund’s significant accounting policies in Note 3. The following table presents information about the Fund’s assets and liabilities measured at fair value as of September 30, 2023 and December 31, 2022:

September 30, 2023

				Balance as of
Assets:	Level 1	Level 2	Level 3	September 30, 2023
Cash Equivalents	$1,181,822	$—	$—	$1,181,822
Cryptocurrency Futures Contracts
Bitcoin futures contracts	19,483	—	—	19,483
Total	$1,201,305	$—	$—	$1,201,305

December 31, 2022

				Balance as of
Assets:	Level 1	Level 2	Level 3	December 31, 2022
Cash Equivalents	$701,969	$—	$—	$701,969
Bitcoin futures contracts	29,152	—	—	29,152
Total	$731,121	$—	$—	$731,121

For the three and nine months ended September 30, 2023 and year ended December 31, 2022, the Fund did not have any significant transfers between any of the levels of the fair value hierarchy.

See the Fair Value - Definition and Hierarchy section in Note 3 above for an explanation of the transfers into and out of each level of the fair value hierarchy.

Note 5 – Derivative Instruments and Hedging Activities

In the normal course of business, the Fund utilizes derivative contracts in connection with its proprietary trading activities. Investments in derivative contracts are subject to additional risks that can result in a loss of all or part of an investment. The Fund’s derivative activities and exposure to derivative contracts are classified by the following primary underlying risks: interest rate, credit, commodity price, and equity price risks. In addition to its primary underlying risks, the Fund is also subject to additional counterparty risk due to inability of its counterparties to meet the terms of their contracts. For the quarter ended September 30, 2023, the Fund invested only in cryptocurrency futures contracts.

Futures Contracts

The Fund is subject to cryptocurrency price risk in the normal course of pursuing its investment objectives. A futures contract represents a commitment for the future purchase or sale of an asset at a specified price on a specified date.

The purchase and sale of futures contracts requires margin deposits with a Futures Commission Merchant (“FCM”). Subsequent payments (variation margin) are made or received by the Fund each day, depending on the daily fluctuations in the value of the contract, and are recorded as unrealized gains or losses by the Fund. Futures contracts may reduce the Fund’s exposure to counterparty risk since futures contracts are exchange-traded; and the exchange’s clearinghouse, as the counterparty to all exchange-traded futures, guarantees the futures against default.

The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other equity deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to the Fund’s pro rata share of segregated customer funds available. It is possible that the recovery amount could be less than the total of cash and other equity deposited.

The following table discloses information about offsetting assets and liabilities presented in the statements of assets and liabilities to enable users of these financial statements to evaluate the effect or potential effect of netting arrangements for recognized assets and liabilities. These recognized assets and liabilities are presented as defined in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”) No. 2011-11 “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities” and subsequently clarified in FASB ASU 2013-01 “Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities.”

The following table also identifies the fair value amounts of derivative instruments included in the statements of assets and liabilities as derivative contracts, categorized by primary underlying risk, and held by the FCMs, StoneX as of September 30, 2023.

*The amount of collateral presented in Collateral, Due from Broker, is limited to the liability for the futures contracts and accordingly does not include the excess collateral pledged.

Offsetting of Financial Assets and Derivative Assets as of September 30, 2023

	(i)	(ii)	(iii) = (i)-(ii)	(iv)		(v)=(iii)-(iv)
				Gross Amount Not Offset in the Statement of Assets and Liabilities
Description	Gross Amount of Recognized Assets	Gross Amount Offset in the Statement of Assets and Liabilities	Net Amount Presented in the Statement of Assets and Liabilities	Futures Contracts Available for Offset	Collateral, Due to Broker	Net Amount
Cryptocurrency Price
Bitcoin futures contracts	$19,483	$—	$19,483	$—	$—	$19,483

Offsetting of Financial Assets and Derivative Assets as of December 31, 2022

	(i)	(ii)	(iii) = (i)-(ii)	(iv)		(v)=(iii)-(iv)
				Gross Amount Not Offset in the Statement of Assets and Liabilities
Description	Gross Amount of Recognized Assets	Gross Amount Offset in the Statement of Assets and Liabilities	Net Amount Presented in the Statement of Assets and Liabilities	Futures Contracts Available for Offset	Collateral, Due from Broker*	Net Amount
Cryptocurrency Price
Bitcoin futures contracts	$29,152	$—	$29,152	$—	$—	$29,152

The following tables identify the net gain and loss amounts included in the statements of operations as realized and unrealized gains and losses on trading of cryptocurrency futures contracts categorized by primary underlying risk:

Three months ended September 30, 2023

	Realized Loss on Cryptocurrency Futures Contracts	Net Change in Unrealized Depreciation on Cryptocurrency Futures Contracts
Cryptocurrency Price
Bitcoin futures Contracts	$(176,608)	$(107,189)

Nine months ended September 30, 2023

	Realized Loss on Cryptocurrency Futures Contracts	Net Change in Unrealized Depreciation on Cryptocurrency Futures Contracts
Cryptocurrency Price
Bitcoin futures Contracts	$524,179	$(9,669)

From the commencement of operations (September 15, 2022) through September 30, 2022

	Realized Loss on Cryptocurrency Futures Contracts	Net Change in Unrealized Depreciation on Cryptocurrency Futures Contracts
Cryptocurrency Price
Bitcoin futures Contracts	$(5,942)	$(14,372)

Volume of Derivative Activities

The average notional market value categorized by primary underlying risk for all futures contracts held was $1.7 million and $1.8 million, respectively, for the three and nine months ended September 30, 2023 and $1.2 million from the commencement of operations (September 15, 2022) through September 30, 2022.

Note 6 – Financial Highlights

The following table presents per unit performance data and other supplemental financial data for the three and nine months ended September 30, 2023 and from the commencement of operations (September 15, 2022) through September 30, 2022. This information has been derived from information presented in the financial statements and is presented with total expenses gross of expenses waived by the Sponsor and with total expenses net of expenses waived by the Sponsor, as appropriate.

	Three months ended September 30, 2023	Nine months ended September 30, 2023	From the commencement of operations (September 15, 2022) through September 30, 2022
Per Share Operation Performance
Net asset value at beginning of period	$38.78	$21.40	$25.00
Income (loss) from investment operations:
Investment income	0.42	1.06	0.03
Net realized and unrealized (loss) gain on cryptocurrency futures contracts	(5.68)	11.21	(0.41)
Total expenses, net	(0.08)	(0.23)	(0.01)
Net (decrease) increase in net asset value	(5.34)	12.04	(0.39)
Net asset value at end of period	$33.44	$33.44	$24.61
Total Return	-13.76%	56.23%	-1.57%
Ratios to Average Net Assets (Annualized)
Total expenses	21.29%	17.69%	2.31%
Total expenses, net	0.94%	0.94%	0.94%
Net investment income	3.80%	3.28%	1.74%

The financial highlights per share data are calculated consistent with the methodology used to calculate asset-based fees and expenses.

Note 7 – Organizational and Offering Costs

Expenses incurred in organizing of the Trust and the initial offering of the Shares of the Fund, including applicable SEC registration fees, were borne directly by the Sponsor. The Fund will not be obligated to reimburse the Sponsor.

Note 8 – Subsequent Events

Management has evaluated the financial statements for the quarter-ended September 30, 2023 for subsequent events through the date of this filing and noted no material events requiring either recognition through the date of the filing or disclosure herein for the Fund other than those noted below:

The total net assets of the Fund increased by $539,481, or 32%, for the period September 30, 2023 to November 7, 2023. This was driven by a 32% increase in the NAV/share.

Teucrium Commodity Trust (“Target Trust’), on behalf of its series, Hashdex Bitcoin Futures ETF (“Target Fund”), and Tidal Commodities Trust I (“Acquiring Trust”), on behalf of its series, Hashdex Bitcoin Futures ETF (“Acquiring Fund”), entered into an Agreement and Plan of Partnership Merger and Liquidation dated as of October 30, 2023 (the “Plan of Merger”). The Merger is scheduled to close on or about January 3, 2024 (the “Closing Date”).

Pursuant to the Plan of Merger, each Acquired Fund shareholder will receive one share of the Acquiring Fund for every one share of the Acquired Fund held on the Closing Date based on the net asset value per share of the Acquiring Fund being equal to the net asset value per share of the Acquired Fund determined immediately prior to the Merger closing. Further, the Acquiring Fund will acquire all the assets of the Acquired Fund and assume all the liabilities of the Acquired Fund. Upon the Merger closing, the Plan of Merger will cause all of the Acquired Fund’s shares to be cancelled and the Acquired Fund to be liquidated.

The Merger will not materially modify the rights of Acquired Fund shareholders with respect to their investment. The Acquiring Fund has the same investment objective, investment strategies and investment restrictions, and substantially identical investment risks, as the Acquired Fund. Following the Merger, the Acquiring Fund will be sponsored by Toroso Investments LLC (“Toroso”) and the Acquiring Fund will be managed by portfolio managers employed by Toroso. Toroso is not affiliated with the current sponsor of the Target Trust, Teucrium Trading LLC (“Teucrium”). The Acquiring Fund will pay the same management fee rate to Toroso, under the same terms, as currently paid by the Acquired Fund to Teucrium. The management fee for the Acquiring Fund is 0.94% per annum of the fund’s average daily net assets. The Acquired Fund and Acquiring Fund have many of the same service providers.

In connection with the Merger, the Acquiring Trust filed a Registration Statement on Form S-4 and Pre-Effective Amendment No. 1 to a Registration Statement on Form S-1 with the U.S. Securities and Exchange Commission, on October 31, 2023 and November 2, 2023, respectively.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the commodities markets and indexes that track such movements, the Fund’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “What Are the Risk Factors Involved with an Investment in the Fund?” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of its Shares.

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms have the meanings set forth after such term:

Administrator: Tidal ETF Services LLC.

Authorized Purchaser: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to the Fund.

Benchmark: The Hashdex U.S. Bitcoin Futures Fund Benchmark, which is the mean average of the closing settlement prices for the first to expire and second to expire CME Bitcoin Futures Contracts.

Benchmark Component Futures Contracts: The Bitcoin Futures Contracts that at any given time make up the Benchmark.

Business Day: Any day other than a day when any of NYSE Arca or CME is closed for regular trading.

CFTC: Commodity Futures Trading Commission, an independent federal agency with the mandate to regulate commodity futures and options in the United States.

Code: Internal Revenue Code of 1986, as amended.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any swap or commodity for future delivery or commodity option on or subject to the rules of any contract market.

Creation Basket: A block of 10,000 Shares used by the Fund to issue Shares.

Custodian: means U.S. Bank, N.A

DTC: The Depository Trust Company. DTC will act as the securities depository for the Shares.

DTC Purchaser: An entity that has an account with DTC.

Exchange Act: The Securities Exchange Act of 1934.

Exchange for Related Position: A privately negotiated and simultaneous exchange of a futures contract position is exchanged for cash or physical, swap, over the counter instrument or other financial instrument such as the creation or redemption of shares in a fund.

FINRA: Financial Industry Regulatory Authority.

Futures Contract: An exchange-traded contract traded with standard terms that calls for the delivery of a specified quantity of a cryptocurrency at a specified price, on a specified date and at a specified location. Typically, a futures contract is traded out or rolled on an exchange before delivery or receipt of the underlying cryptocurrency is required.

Indirect Purchasers: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC purchaser, either directly or indirectly.

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

Margin: The amount of equity required for an investment in futures contracts.

Marketing Agent: means Foreside Fund Services, LLC, a wholly-owned subsidiary of Foreside Financial Group, LLC (d/b/a ACA Group)

NAV: Net Asset Value of the Fund.

NFA: National Futures Association.

NSCC: National Securities Clearing Corporation.

1933 Act: The Securities Act of 1933.

Redemption Basket: A block of 10,000 Shares used by the Fund to redeem Shares.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the over the counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issued securities trade in these secondary markets.

Shareholders: Holders of Shares.

A-1

Shares: Common units representing fractional undivided beneficial interests in the Fund.

Sponsor: Tidal Investments LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of the Fund.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a cryptocurrency, usually with a two-day settlement.

Bitcoin Futures Contracts: Futures contracts for bitcoin.

Swap Agreement: An over the counter derivative that generally involves an exchange of a stream of payments between the contracting parties based on a notional amount and a specified index.

Tracking Error: Possibility that the daily NAV of the Fund will not track the Benchmark.

Trust Agreement: The First Amended and Restated Declaration of Trust and Trust Agreement of the Trust effective as of March 10, 2023.

Valuation Day: Any day as of which the Fund calculates its NAV.

You: The owner of Shares.

A-2

STATEMENT OF ADDITIONAL INFORMATION

Hashdex Bitcoin Futures ETF

This statement of additional information is the second part of a two-part document. The first part is the Fund’s disclosure document. The disclosure document and this statement of additional information are bound together, and both parts contain important information. This statement of additional information should be read in conjunction with the disclosure document. To obtain a copy of the disclosure document without charge, call the Fund at (844)-986-7700. Before you decide whether to invest, you should read the entire prospectus carefully and consider the risk factors beginning on page 9.

This statement of additional information and accompanying disclosure document are both dated December 20, 2023.

Hashdex Bitcoin Futures ETF

STATEMENT OF ADDITIONAL INFORMATION

1

Cryptocurrency Derivatives Market Purchasers

Two broad classes of persons who trade cryptocurrency futures are hedgers and speculators. Hedgers include financial institutions and entities that manage or deal in cryptocurrency instruments or crypto related stock portfolios, and commercial market purchasers, such as crypto mining companies or Decentralized Finance (DeFi) purchasers, that mine, lend, accept, or otherwise conduct business using cryptocurrencies. Hedging is a protective procedure designed to effectively lock in prices that would otherwise change due to an adverse movement in the price of the underlying commodity or cryptocurrency, such as the adverse price movement between the time a producer enters into a contract to sell a product for cryptocurrency at a certain price and the time it acquires the cryptocurrency against the delivery of the product to the customer. For example, if a manufacturer contracts to physically sell its product at a future date for a fixed amount of cryptocurrency, it may simultaneously sell a futures or forward contract for the necessary equivalent quantity of the cryptocurrency. At the time the producer delivers the physical product to the customer, the producer/hedger will accept customer payment in cryptocurrency, the value of which will offset the producer’s short cryptocurrency futures contract thereby locking in the original financial value of the amount of cryptocurrency the producer had accepted when it agreed to sell its product in return for a fixed amount of cryptocurrency.

Futures markets enable the hedger to shift the risk of price fluctuations. The usual objective of the hedger is to protect the profit it expects to earn from its ordinary business activities rather than to profit from trading. Unlike the hedger, the speculator generally expects neither to make nor take delivery of cryptocurrencies in return for a product or services. Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the cryptocurrency markets. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators attempt to close out their positions prior to the expiration of a futures contract. A speculator who takes a long position generally will make a profit if the price of the underlying cryptocurrency or futures contract goes up in value and incur a loss if the price of the cryptocurrency or futures contract goes down, while a speculator who takes a short position generally will make a profit if the price of the cryptocurrency or futures contract goes down and incur a loss if the price of the cryptocurrency or futures contract goes up.

Regulation

The regulation of futures markets, futures contracts, and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency including, for example, the retroactive implementation of speculative position limits, increased margin requirements, the establishment of daily price limits and the suspension of trading on an exchange or trading facility.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only SRO for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of CPOs and FCMs and their respective associated persons. The Sponsor and the Fund’s clearing broker are members of the NFA. As such, they will be subject to NFA standards relating to fair trade practices, financial condition and consumer protection. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members. Neither the Trust nor the Fund is required to become a member of the NFA. The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. There is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Fund, or the ability of the Fund to continue to implement its investment strategy. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict but could be substantial and adverse.

The CFTC possesses exclusive jurisdiction to regulate the activities of commodity pool operators and commodity trading advisors with respect to “commodity interests,” such as futures, swaps, and options, and has adopted regulations with respect to the activities of those persons and/or entities. Under the Commodity Exchange Act (“CEA”), a registered commodity pool operator, such as the Sponsor, is required to make annual filings with the CFTC and the NFA describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators. Pursuant to this authority, the CFTC requires commodity pool operators to keep accurate, current and orderly records for each pool that they operate. The CFTC may suspend the registration of a commodity pool operator (1) if the CFTC finds that the operator’s trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until that registration were to be reinstated, from managing the Fund, and might result in the termination of the Fund if a successor sponsor is not elected pursuant to the Trust Agreement. Neither the Trust nor the Fund is required to be registered with the CFTC in any capacity.

The Fund’s investors are afforded prescribed rights for reparations under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or an FCM, introducing broker, commodity trading advisor, CPO, and their respective associated persons.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

Trading venues in the United States are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market (i.e. a futures exchange) or a swap execution facility. Clearing organizations are also subject to the CEA and the rules and regulations adopted thereunder as administered by the CFTC. The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves as SROs exercise regulatory and supervisory authority over their member firms.

2

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted in response to the economic crisis of 2008 and 2009 and it significantly altered the regulatory regime to which the securities and commodities markets are subject. To date, the CFTC has issued proposed or final versions of almost all of the rules it is required to promulgate under the Dodd-Frank Act, and it continues to issue proposed versions of additional rules that it has authority to promulgate. Provisions of the new law include the requirement that position limits be established on a wide range of commodity interests, including agricultural, energy, and metal-based commodity futures contracts, options on such futures contracts and uncleared swaps that are economically equivalent to such futures contracts and options (“Reference Contracts”); new registration and recordkeeping requirements for swap market purchasers; capital and margin requirements for “swap dealers” and “major swap,” as determined by the new law and applicable regulations; reporting of all swap transactions to swap data repositories; and the mandatory use of clearinghouse mechanisms for sufficiently standardized swap transactions that were historically entered into in the OTC market, but are now designated as subject to the clearing requirement; and margin requirements for OTC swaps that are not subject to the clearing requirements.

In addition, considerable regulatory attention has recently been focused on non-traditional publicly distributed investment pools such as the Fund. Furthermore, various national governments have expressed concern regarding the disruptive effects of speculative trading in certain commodity markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Funds is impossible to predict but could be substantial and adverse.

The Dodd-Frank Act was intended to reduce systemic risks that may have contributed to the 2008/2009 financial crisis. Since the first draft of what became the Dodd-Frank Act, supporters and opponents have debated the scope of the legislation. As the Administrations of the U.S. change, the interpretation and implementation will change along with them. Nevertheless, regulatory reform of any kind may have a significant impact on U.S. regulated entities.

Position Limits, Aggregation Limits, Price Fluctuation Limits

The CFTC and US futures exchanges impose limits on the maximum net long or net short speculative positions that any person may hold or control in any particular futures or options contracts traded on US futures exchanges. For example, the CFTC currently imposes speculative position limits on cryptocurrencies and a number of commodities (e.g., corn, oats, wheat, soybeans and cotton) and US futures exchanges currently impose speculative position limits on many other commodities. The Fund could be required to liquidate positions it holds in order to comply with position limits or may not be able to fully implement trading instructions generated by its trading models, in order to comply with position limits. Any such liquidation or limited implementation could result in substantial costs to the Fund.

The Dodd-Frank Act significantly expanded the CFTC’s authority to impose position limits with respect to futures contracts and options on futures contracts, swaps that are economically equivalent to futures or options on futures, and swaps that are traded on a regulated exchange and certain swaps that perform a significant price discovery function. Aggregate position limits for BTC and MBT count toward open positions across the bitcoin product suite (Bitcoin futures contracts (BTC), and options on Bitcoin futures contracts and Micro Bitcoin futures contracts (MBT)) will count toward an aggregate position limit which is established in terms of the larger BTC contract limits. For example, a long position of 1,000 BTC and a long position of 1,000 MBT, would be, in this case, 1,020 contracts (1,000 BTC + 1,000 MBT/50) that go toward the position limit test. The aggregate position limits currently in place under the current position limits and the Aggregation Requirements are as follows for each of the cryptocurrency derivatives traded by the Fund:

Cryptocurrency	Spot Month Position Limit	All Month and Single Month (excluding spot month) Aggregate Accountability Level
Bitcoin Futures Contract	4,000 contracts	5,000 contracts
Micro Bitcoin Futures Contract	200,000 contracts	250,000 contracts

The CFTC has attempted to exercise authority to enact additional and more restricted speculative position limits with respect to futures and options on futures on so-called “exempt commodities” (which includes most energy and metals contracts) and with respect to agricultural commodities, but those proposed limits were vacated by a United States District Court. The CFTC has once again attempted to enact additional and more restrictive limits. For a discussion generally regarding the risks that position limits may pose for the Fund, see the risk factor in “WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUND” regarding position limits, accountability levels and dynamic price fluctuation limits.

With the exception of the nine legacy agricultural contracts, the CFTC’s position limits would apply only in the spot month. These limits would generally be set at 25 percent of the deliverable supply but may be higher or lower for certain contracts. With respect to the non-legacy contracts, the rule would require the relevant exchange on which the contracts are traded to adopt either position limits or position accountability levels.

The proposed rules also would expand the current list of enumerated bona fide hedges to include, for example, hedges of anticipated merchandizing. To provide market purchasers with greater flexibility on managing their business risks, the proposal also provides guidance on whether and when market purchasers are permitted to measure risk on a gross basis rather than a net basis. However, firms will be required to measure risk on a consistent basis. Enumerated hedges are self-effectuating. That is, no prior approval would be required from the CFTC, although a market purchaser would be required to obtain approval from the relevant exchange. Self-effectuating hedge exemptions also would be available for other transactions such as spreads and pass-through swaps as approved by exchanges. With respect to non-enumerated hedge exemptions, a market purchaser would be required to file a request to exceed the position limit with the relevant exchange. If the exchange grants the request for a non-enumerated hedge exemption, the exchange will forward its decision to the CFTC for review. The exemption will be deemed granted provided the CFTC does not intervene during a 10-day review period. The market purchaser would not be permitted to exceed the applicable position limit until the 10-day review period lapses. Importantly, the CFTC may act solely through its commissioners and not through staff. In terms of process changes, the CFTC is proposing to eliminate Form 204 cash positions report and the cash information reported under Form 304. Comments on the proposed rule must be submitted no later than 90 days after approval of the proposal by the CFTC (i.e., April 29, 2020). The CFTC does not intend to extend the comment period.

It is unknown at this time the effect that such passage, adoption or modification will have, positively or negatively, on our industry or on the Fund. The size or duration of positions available to the Fund may be severely limited. Pursuant to the CFTC’s and the exchanges’ aggregation requirements, all accounts owned or managed by the Sponsor are likely to be combined for speculative position limits purposes. The Fund could be required to liquidate positions it holds in order to comply with such limits or may not be able to fully implement trading instructions generated by its trading models, in order to comply with such limits. Any such liquidation or limited implementation could result in substantial costs to the Fund.

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These new regulations and the resulting increased costs and regulatory oversight requirements may result in market purchasers being required or deciding to limit their trading activities, which could lead to decreased market liquidity and increased market volatility. In addition, transaction costs incurred by market purchasers are likely to be higher due to the increased costs of compliance with the new regulations. These consequences could adversely affect the Fund’s returns.

FCMs

The CEA requires all FCMs, such as the Fund’s clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by FCMs and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

On November 14, 2013, the CFTC published final regulations that require enhanced customer protections, risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures and auditing and examination programs for FCMs. The rules are intended to afford greater assurances to market purchasers that customer segregated funds and secured amounts are protected, customers are provided with appropriate notice of the risks of futures trading and of the FCMs with which they may choose to do business, FCMs are monitoring and managing risks in a robust manner, the capital and liquidity of FCMs are strengthened to safeguard the continued operations and the auditing and examination programs of the CFTC and the SROs are monitoring the activities of FCMs in a thorough manner.

Potential Advantages of Investment

Interest Income and Expense

Unlike some alternative investment funds, the Fund does not borrow money in order to obtain leverage, so the Fund does not incur any interest expense. Rather, the Fund’s margin deposits, and cash reserves are maintained in cash and cash equivalents and interest is generally earned on available assets, which include unrealized profits credited to the Fund’s accounts

Fund Performance

The following graph sets forth the historical performance of the Fund from commencement of operations on September 15, 2022 until November 30, 2023.

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PART II

Information Not Required in the Prospectus

Item 13.

Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

Amount
SEC registration fee (actual)	(1)
NYSE Arca Listing Fee (actual)	$2,500
FINRA filing fees (actual)	$1,000
Blue Sky expenses	N/A
Auditor’s fees and expenses	$25,000
Legal fees and expenses	$245,000
Printing expenses	N/A
Miscellaneous expenses	N/A
Total	(2)

(1)	Applicable SEC registration fees have been deferred in accordance with Rules 456(d) and 457(u) of the Securities Act and will be paid on an annual net basis no later than 90 days after the end of each fiscal year and are therefore not estimable at this time.

(2)	Because an indeterminable amount of securities is covered by this registration statement, the total expenses in connection with the issuance and distribution of the securities are, therefore, not currently determinable.

Item 14.

Indemnification of Directors and Officers.

The Trust’s Declaration of Trust and Trust Agreement (the “Trust Agreement”) provides that the Sponsor shall be indemnified by the Trust (or, by a series of the Trust separately to the extent the matter in question relates to a single series or disproportionately affects a series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the applicable trust estate or trust estates. All rights to indemnification permitted by the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the foregoing, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Sponsor shall be paid by the Trust or the applicable series of the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or a series of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust or the applicable series of the Trust in cases in which it is not entitled to indemnification under the Trust Agreement.

For purposes of the indemnification provisions of the Trust Agreement, the term “Sponsor” includes, in addition to the Sponsor, any other covered person performing services on behalf of the Trust and acting within the scope of the Sponsor’s authority as set forth in the Trust Agreement.

In the event the Trust or a series of the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust or the applicable series of the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The payment of any amount pursuant to the Trust Agreement shall take into account the allocation of liabilities and other amounts, as appropriate, among the series of the Trust.

Item 15.

Recent Sales of Unregistered Securities.

Not applicable.

Item 16.

Exhibits and Financial Statement Schedules.

(a) Exhibits

3.1	First Amended and Restated Declaration of Trust and Trust Agreement[1]
5.1	Opinion of K&L Gates, LLP relating to the legality of the Shares[3]
8.1	Opinion of K&L Gates, LLP with respect to federal income tax consequences[3]
10.1	Form of Authorized Purchaser Agreement (included as Exhibit B to the Declaration of Trust and Trust Agreement) [1]
10.2	Form of Marketing Agent Services Agreement[2]
10.3	Form of Custody Agreement[2]
10.4	Form of Fund Accounting Servicing Agreement[2]
10.5	Form of Transfer Agent Servicing Agreement[2]
10.6	Form of Fund Administration Servicing Agreement[2]
23.1	Consent of K&L Gates, LLP (included in Exhibit 5.1)[3]
23.2	Consent of Tait, Weller, & Baker, LLP, Independent Registered Public Accounting Firm*
23.3	Consent of Grant Thornton LLP*
24.1	Power of Attorney (included on signature page to this Registration Statement as filed herein)*
107	Filing Fee Table[1]

1 Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (333-273364), filed on July 21, 2023 and incorporated by reference herein.

2 Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4 (333-275227), filed on October 31, 2023 and incorporated by reference herein.

3 Previously filed an exhibit to the Registrant’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (333-273364), filed on November 2, 2023 and incorporated by reference herein.

* Filed herewith

Item 17.

Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, is contained in a form of prospectus filed pursuant to § 230.424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, on December 20, 2023.

Tidal Commodities Trust I

By: Tidal Investments LLC, Sponsor

By:	Guillermo Trias

	/s/ Guillermo Trias	Date: December 20, 2023

Principal Executive Officer of Sponsor

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument. The undersigned members and officers of Tidal Investments LLC, the sponsor of Tidal Commodities Trust I, hereby constitute and appoint Guillermo Trias and Daniel Carlson, each of them with full power to act with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-1 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

Guillermo Trias

/s/ Guillermo Trias	Chief Executive Officer/President of the Sponsor	December 20, 2023

Daniel Carlson

/s/ Daniel Carlson	Chief Financial Officer/Principal Financial Officer	December 20, 2023

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